PARTICIPATION AGREEMENT


                  Dated as of December 18, 1996


                              among

                     PANDA-BRANDYWINE, L.P.,
                           as Lessee,



                  PANDA BRANDYWINE CORPORATION,
                       as General Partner,



              GENERAL ELECTRIC CAPITAL CORPORATION,
                      as Owner Participant,



                      FLEET NATIONAL BANK,
              as Owner Trustee and Security Agent,

           FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                      as Indenture Trustee,

                         CREDIT SUISSE,
                    as Administrative Agent,

                               and

         THE OTHER ENTITIES LISTED ON SCHEDULE I HERETO,
                      as Loan Participants



                 (Leveraged Lease Financing of a
    230 MW Natural Gas-Fired Qualifying Cogeneration Facility
                located in Brandywine, Maryland)






                       TABLE OF CONTENTS

                                                             Page


Section 1.   DEFINITIONS                                        3
             1.1  Defined Terms                                 3
             1.2  Other Definitional Provisions                 3

Section 2.   CERTAIN ACTIONS                                    4
             2.1  Participation in Purchase Price               4
             2.2  Actions by the Owner Participant on the
                  Lease Closing Date                            4
             2.3  Application of the Purchase Price;
                  Termination of Construction Loan              4
             2.4  Lease of Facility                             5
             2.5  Time and Place of Closing                     5
             2.6  Concurrent Transactions                       5

Section 3.   REPRESENTATIONS AND WARRANTIES OF THE
                 PARTNERSHIP AND GENERAL PARTNER                5
             3.1  Financial Statements                          5
             3.2  Partnership Existence and Business;
                  Partners                                      6
             3.3  Compliance With Law                           6
             3.4  Power and Authorization; Enforceable
                  Obligations                                   6
             3.5  Governmental Actions and Other Consents
                  and Approvals                                 8
             3.6  No Legal Bar                                  9
             3.7  No Proceeding or Litigation                  10
             3.8  No Default or Event of Loss                  10
             3.9  Ownership of Property; Liens                 10
             3.10  Taxes                                       10
             3.11  Federal Regulations                         11
             3.12  ERISA                                       11
             3.13  Investment Company Act; etc.                11
             3.14  Collateral Security Documents; Lease
                   Documents                                   11
             3.15  Full Disclosure                             12
             3.16  Property Rights, Utilities, etc             12
             3.17  Compliance with Building Codes, Zoning
                   Laws, etc.                                  13
             3.18  Principal Place of Business, etc.           13
             3.19  Description of Property                     13
             3.20  Public Utility Status                       13
             3.21  Material Agreement and Licenses             14
             3.22  Sufficiency of Project Documents            15
             3.23  Representations and Warranties              15
             3.24  Location of Site                            15
             3.25  Environmental Matters                       15
             3.26  Fuel Supply                                 19
             3.27  Qualifying Facility                         19

Section 4.   OTHER PARTIES' REPRESENTATIONS, WARRANTIES
                  AND COVENANTS                                19
             4.1   Representations and Warranties of Loan
                   Participants and Owner Participant          19
                   (a)  Loan Participants                      19
                   (b)  Owner Participant                      20
             4.2   Representations, Warranties and Covenants
                   of Owner Participant                        20
                   (a)  Representations, Warranties and
                        Covenants                              20
                   (b)  Lessor's Liens                         22
                   (c)  Reimbursement                          23
                   (d)  Assignment of Interests of Owner
                        Participant                            23
                   (e)  Actions with Respect to Lessor's
                        Estate, Etc.                           25
             4.3   Representations, Covenants and Warranties
                   of the Owner Trustee                        25
                   (a)                                         25
                   (b)  Lessor's Liens                         27
                   (c)  Indemnity for Lessor's Liens           27
                   (d)  Securities Act                         27
                   (e)  Public Utility Status                  27
                   (f)  Defaults                               28
             4.4   Representations, Warranties and Covenants
                   of the Indenture Trustee                    28
             4.5   ERISA Representations of the Loan Participants;
                   Agreement of Loan Participants              29
             4.6   Indenture Trustee's Notice of Default       29
             4.7   [Intentionally Left Blank]                  30
             4.8   Covenant of Quiet Enjoyment                 30
             4.9   Survival of Representations, Warranties
                   and Covenants                               30
             4.10  Indebtedness of Owner Trustee               30
             4.11  Compliance with Trust Agreement             30

Section 5.   CONDITIONS PRECEDENT                              31
             5.1  Conditions Precedent to Obligations of
                  Owner Participant and the Loan Participants  31
                  (a)  Substantial Completion                  31
                  (b)  Closing Notice; Certificate of
                       Lessor's Cost                           31
                  (c)  Lease Documents and Amended and
                       Restated Agreements                     31
                  (d)  Legal Opinions                          32
                  (e)  Title                                   33
                  (f)  Requirements under the Power Purchase
                       Agreement                               34
                  (g)  Operating Budget                        34
                  (h)  Title Insurance; Survey                 34
                  (i)  Authorizing Actions                     34
                  (j)  Filings and Recordings                  35
                  (k)  Insurance Coverage                      35
                  (l)  Governmental Actions and Other
                       Consents and Approvals                  36
                  (m)  Qualifying Facility                     36
                  (n)  No Change in Law                        36
                  (o)  No Material Adverse Change, etc.        36
                  (p)  Representations and Warranties          36
                  (q)  No Default or Event of Default; Event
                       of Loss; Event of Regulation            37
                  (r)  No Force Majeure, Cancellation,
                       Suspension, Termination, etc.           37
                  (s)  Tax Opinion                             37
                  (t)  Lien Searches                           37
                  (u)  Appraisal                               38
                  (v)  Project Costs                           38
                  (w)  Experts' Report                         38
                  (x)  Reserve Account                         38
                  (y)  Working Capital                         38
                  (z)  Transfer and Recordation Taxes          38
                  (aa) Payment of Project Costs                38
                  (bb) Distilled Water Facility Business Plan  38
                  (cc) Fuel Management Plan                    38
                  (dd) Loan Certificates                       39
             5.2  Conditions Precedent to the Obligations
                  of the Partnership                           39
                  (a)  Lease Documents                         39
                  (b)  No Change in Law                        39

Section 6.   AFFIRMATIVE COVENANTS OF THE PARTNERSHIP          39
             6.1   [Intentionally Left Blank]                  39
             6.2   Conduct of Business, Maintenance of
                   Existence, etc.                             39
             6.3   Payment of Obligations                      40
             6.4   Performance Under Other Agreements          40
             6.5   General Partner                             40
             6.6   Insurance Coverage                          40
             6.7   Inspection of Property; Books and
                   Records; Independent Engineer; Discussions  45
             6.8   Compliance With Laws                        45
             6.9   Financial Statements                        45
             6.10  Certificates; Other Information             47
             6.11  Taxes                                       49
             6.12  Maintenance of Property                     49
             6.13  Notices                                     50
             6.14  Assignments of Additional Project
                   Documents; Maintenance of Liens of the
                   Collateral Security Documents; Future
                   Mortgages                                   52
             6.15  Annual Opinion of Counsel                   53
             6.16  Employee Plans                              53
             6.17  Management Letters                          53
             6.18  [Intentionally Left Blank.]                 54
             6.19  [Intentionally Left Blank.]                 54
             6.20  [Intentionally Left Blank.]                 54
             6.21  Easements                                   54
             6.22  [Intentionally Left Blank.]                 54
             6.23  Further Assurances                          54
             6.24  Storage of Materials                        54
             6.25  Hazardous Substances                        55
             6.26  [Intentionally Left Blank.]                 55
             6.27  Distilled Water Facility Business Plan      55
             6.28  Fuel Management Plan                        55
             6.29  [Intentionally Left Blank.]
             6.30  Qualifying Facility Status Certificates     56
             6.31  Final Completion                            56
             6.32  Additional Oil Requirement                  56
             6.33  LNG Reserve                                 57
             6.34  [Intentionally Left Blank                   57
             6.35  Fuel Oil Arrangements                       57
             6.36  Operation and Maintenance Agreement         57
             6.37  Noise Study                                 58
             6.38  Operating Permits                           58
             6.39  Reaffirmations of Consents to Assignment    58

Section 7.   NEGATIVE COVENANTS OF THE PARTNERSHIP             58
             7.1  Merger, Sale of Assets, Purchases, etc       59
             7.2  Indebtedness                                 59
             7.3  Distributions, etc                           59
             7.4  Liens                                        60
             7.5  Nature of Business                           60
             7.6  Amendment of Contracts, etc                  60
             7.7  Investments                                  61
             7.8  Qualifying Facility                          61
             7.9  Leases                                       61
             7.10  Change of Office                            62
             7.11  Change of Name                              62
             7.12  Compliance With ERISA                       62
             7.13  Transactions With Affiliates and Others     62
             7.14  Acceptance of Facility                      62
             7.15  [Intentionally Left Blank.]
             7.16  Approval of Additional Project Documents    63
             7.17  Alteration of the Site or Project           63
             7.18  [Intentionally Left Blank.]                 63
             7.19  Capital Expenditures                        63
             7.20  Hazardous Substances and Compliance with
                   Environmental Law                           63
             7.21  Sale of Electricity                         64
             7.22  O&M Letter of Credit                        64
             7.23  Intentionally Left Blank                    64
             7.24  Washington Gas Balancing                    64
             7.25  Capacity Releases                           64

Section 8.   INDEMNITIES                                       65
             8.1  General Indemnity                            65
             8.2  General Tax Indemnity                        67
             8.3  Contests                                     70
             8.4  Payments                                     72
             8.5  Reports                                      72

Section 9.   SUCCESSOR OWNER TRUSTEE                           73
             9.1  Appointment of Successor Owner Trustee       73
             (a)  Resignation and Removal                      73
             (b)  Condition to Appointment                     73

Section 10.  LIABILITIES AND INTERESTS OF THE OWNER
                      PARTICIPANT AND THE LOAN PARTICIPANTS    74
             10.1  Liabilities of the Owner Participant and
                   Loan Participants                           74
             10.2  Interest of Holders of Loan Certificates    75

Section 11.  REFINANCING                                       75
             11.1  Refinancing                                 75

Section 12.  THE ADMINISTRATIVE AGENT                          76
             12.1  Appointment of Administrative Agent, Etc    76

Section 13.  MISCELLANEOUS                                     76
             13.1   Amendments and Waivers                     76
             13.2   Notices                                    76
             13.3   [Intentionally Left Blank.]                77
             13.4   Survival                                   78
             13.5   Transaction Costs                          78
             13.6   Successors and Assigns                     79
             13.7   Severability                               79
             13.8   Headings                                   79
             13.9   Counterparts                               79
             13.10  GOVERNING LAW                              79
             13.11  SUBMISSION TO JURISDICTION; WAIVERS        79
             13.12  Limitation of Liability                    80
             13.13  Certain Limitations on Reorganization.     81
             13.14  Personal Property                          82
             13.15  Special Exculpation                        82
             13.16  No Proceedings                             82
             13.17  Certain Rights of Power Purchaser          83
             13.18  Rights of Owner Participant                83
             13.19  Adjustments                                83


ANNEX A        Definitions

SCHEDULES

Schedule I     Loan Participants and Commitments
Schedule II    The Administrative Agent

Schedule 1     Intentionally Left Blank
Schedule 2     Governmental Actions
Schedule 3     Recordings and Filings
Schedule 4     Operating Projections
Schedule 5     Environmental Matters
Schedule 6     Basic Rent Factors and Stipulated Loss Value
Schedule 7     Fuel Management Plan
Schedule 8     Distilled Water Facility Business Plan
Schedule 9     Refinancing/Leverage Option Adjustment
Schedule 10    Assumptions
Schedule 11    Description of the Site

EXHIBITS

Exhibit A      Form of Assignment
Exhibit B      Form of Consent
Exhibit C      Form of Lease Closing Notice
Exhibit D      Form of Certificate of Lessor's Cost
Exhibit E      Form of Final Completion Certificate
Exhibit F      Form of Bill of Sale and Severance Agreement
Exhibit G      Form of Present Assignment
Exhibit H      Form of Reimbursement Agreement
Exhibit I      Form of Trust Indenture and Security Agreement
Exhibit J      Form of Facility Lease
Exhibit K      Form of Tax Indemnity Agreement
Exhibit L      Form of Steam Lease
Exhibit M      Form of Amended and Restated General Partner
               Pledge Agreement
Exhibit N      Form of Amended and Restated Limited Partner
               Pledge Agreement
Exhibit O      Form of Amended and Restated Security
               Agreement
Exhibit P      Form of Amended and Restated Steam Lessee
               Security Agreement
Exhibit Q      Form of Amended and Restated Stock Pledge
               Agreement
Exhibit R      Form of Amended and Restated Ascending
               Letter of Credit Pledge Agreement
Exhibit S      Form of Amended and Restated Security
               Deposit Agreement
Exhibit T      Form of Amended and Restated Deed of Trust and
               Security Agreement
Exhibit U      Intentionally Left Blank
Exhibit V-1    Form of Opinion of Chadbourne & Parke
Exhibit V-2    Form of Opinion of Gibbs & Haller
Exhibit V-3    Form of Opinion of Venable Baetjer, Howard &
               Civiletti
Exhibit V-4    Form of Opinion of Shipman & Goodwin
Exhibit V-5    Form of Opinion of Ray, Quinney & Nebeker
Exhibit V-6A   Form of Opinion of Internal Counsel to Owner
               Participant
Exhibit V-6B   Form of Opinion of Simpson Thacher & Bartlett
Exhibit V-7    Form of Opinion of Piper & Marbury
Exhibit W      Intentionally Left Blank
Exhibit X      Intentionally Left Blank
Exhibit Y      Form of Amended and Restated Site Lease
Exhibit Z      Form of Amended and Restated Site Sublease
Exhibit AA     Form of Amended and Restated Trust Agreement
Exhibit BB     Form of Reaffirmation






                    PARTICIPATION AGREEMENT


          PARTICIPATION AGREEMENT (this "Agreement") dated as of
December 18, 1996, among PANDA-BRANDYWINE, L.P., a limited partnership organized under the laws of Delaware (the "Lessee" or the "Partnership"); PANDA BRANDYWINE CORPORATION, a Delaware corporation, and the sole general partner of the Partnership (the
"General Partner"); GENERAL ELECTRIC CAPITAL CORPORATION, a New
York corporation in its individual capacity ("GE Capital") and as Owner Participant (the "Owner Participant"); FLEET NATIONAL BANK
(formerly known as Shawmut Bank Connecticut, National Association), a national banking association, not in its individual capacity but solely as owner trustee (in such capacity, the "Owner Trustee") under the Trust Agreement (as defined below) and as security agent
(the "Security Agent") under the Security Deposit Agreement (as defined below); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as indenture trustee (in such capacity, the "Indenture Trustee") under the Indenture (as defined below); CREDIT SUISSE, a bank organized and existing under the laws of Switzerland, acting by and through its New York branch ("Credit Suisse"), as administrative agent for the Loan
Participants (in such capacity, the "Administrative Agent"); and the ENTITIES LISTED ON SCHEDULE I HERETO as "Loan Participants".


                     W I T N E S S E T H :


          WHEREAS, the Partnership, the General Partner and GE Capital entered into the Construction Loan Agreement and Lease Commitment dated as of March 30, 1995 (the "Construction Loan Agreement") pursuant to which GE Capital (i) provided construction financing for the Project (as defined below) and
(ii) issued the Letters of Credit as collateral security for certain obligations of the Partnership under the Power Purchase Agreement (as defined below);

          WHEREAS, the Partnership and the Security Agent, for the benefit of GE Capital and the Owner Trustee, entered into the Deed of Trust and Security Agreement, the Security Agreement and the other Collateral Security Documents to which the Partnership is a party to secure the payment and performance by the Partnership of all of its obligations to GE Capital and the Owner Trustee;

          WHEREAS, the Owner Trustee and the Partnership entered into the Site Lease pursuant to which the Owner Trustee leased the Site from the Partnership;

          WHEREAS, the Owner Trustee and the Partnership entered into the Site Sublease pursuant to which the Owner Trustee subleased the Site back to the Partnership;

          WHEREAS, Panda Energy Corporation, a Delaware corporation and the sole limited partner of the Partnership (the "Limited Partner") entered into the Limited Partner Pledge Agreement providing for the collateral assignment by the Limited Partner to the Security Agent of its interest in the Partnership to secure its and the Partnership's obligations to GE Capital and the Owner Trustee;

          WHEREAS, the General Partner entered into the General Partner Pledge Agreement providing for the collateral assignment by the General Partner to the Security Agent of its interest in the Partnership to secure its and the Partnership's obligations to GE Capital and the Owner Trustee;

          WHEREAS, Panda Interholding Corporation, a Delaware corporation ("Holdings"), entered into the Stock Pledge
Agreement, as amended, providing for the collateral assignment by Holdings to the Security Agent of the capital stock of the General Partner and the Limited Partner to secure the obligations of the Partnership to GE Capital and the Owner Trustee;

          WHEREAS, the Partnership, the General Partner, GE Capital, the Owner Participant, the Owner Trustee and the Security Agent entered into the Security Deposit Agreement to, among other things, establish accounts for the receipt of Project Revenues and to provide for the payment of the obligations of the Partnership to GE Capital and the Owner Trustee;

          WHEREAS, the construction of the Facility has been substantially completed and the Date of Substantial Completion has occurred;

          WHEREAS, the Partnership has requested that the Owner
Participant cause the Owner Trustee to purchase the Facility from the Partnership and lease the same to the Partnership as provided in the Construction Loan Agreement;

          WHEREAS, the Partnership and the Owner Trustee are entering into the Facility Lease and the other Lease Documents pursuant to which, among other things, the Owner Trustee will lease the Facility to the Partnership;

          WHEREAS, the Partnership and GE Capital are entering into the Reimbursement Agreement to provide for the continued issuance by GE Capital to the Power Purchaser of the PEPCO
Letters of Credit;

          WHEREAS, the Owner Participant has elected to fund the Facility Lease with non-recourse indebtedness as a leveraged lease pursuant to Section 5.8 of the Construction Loan Agreement and, in connection therewith, on the Lease Closing Date (i) each Loan Participant will participate in the debt financing of a portion of the Owner Trustee's payment of the Purchase Price for the Facility, as hereafter described and (ii) the Owner Participant will participate in the Owner Trustee's payment of the Purchase Price by making an equity investment in the Owner Trustee, as hereafter described, (iii) the Partnership has directed that the Purchase Price for the Facility be paid to GE Capital as repayment for the loans made by it under the Construction Loan Agreement and (iv) Owner Trustee has subjected the Project Documents, the Site, the Facility, and all the Trust Estate to the mortgage, security interest and assignment created by the Indenture; and

          WHEREAS, in order to set forth the rights and obligations of the Owner Participant, the Owner Trustee, the Partnership, the Loan Participants, the Administrative Agent, the Indenture Trustee and the other parties hereto in connection with the foregoing transactions and to describe and provide for the transactions contemplated hereby, (i) the parties hereto are entering into this Participation Agreement, (ii) the Owner Trustee and the Indenture Trustee are entering into the Indenture, (iii) certain of the Lessee Security Documents are being amended and restated pursuant to the Amended and Restated Agreements and (iv) the Construction Loan Agreement is being terminated.

          NOW, THEREFORE, it is agreed:


          Section 1.  DEFINITIONS

          1.1 Defined Terms. Capitalized terms used in this Agreement shall, unless otherwise defined herein, have the respective meanings assigned thereto in Annex A.

          1.2  Other Definitional Provisions.

          (a) All terms defined in this Agreement shall have the defined meanings when used herein or in any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Annex A, and accounting terms partly defined in Annex A, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

          (d) Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such agreement, instrument or document is in effect.


          Section 2.  CERTAIN ACTIONS

          2.1 Participation in Purchase Price. Subject to the terms and conditions of this Agreement, on the Lease Closing Date, (i) each Loan Participant agrees severally and not jointly to participate in the debt financing of a portion of the Owner Trustee's payment of the Purchase Price by making a loan to the Owner Trustee, repayable in an amount equal to that percentage of the Purchase Price set forth opposite such Loan Participant's name on Schedule I hereto (each such amount a "Commitment"); provided, however, that GFC's obligation to make a loan to the Owner Trustee shall be at GFC's option and, in the event GFC elects not to make funds available to the Owner Trustee, Credit Suisse shall make such funds available, (ii) the Owner Participant agrees to participate in the Owner Trustee's payment of the Purchase Price by making an investment in the beneficial ownership of the Lessor's Estate in an amount equal to that percentage of the Purchase Price set forth opposite the Owner Participant's name on Schedule I hereto, (iii) pursuant to the Bill of Sale, the Partnership shall sell the Facility to the Owner Trustee and (iv) pursuant to the Indenture, the Owner Trustee shall create a security interest in and assign to Indenture Trustee, for the benefit of the Loan Participants, all of the properties held in trust by the Owner Trustee under the Trust Agreement as security for its obligations to the Loan Participants.

          2.2 Actions by the Owner Participant on the Lease Closing Date. Subject to the terms and conditions of this Agreement, on the Lease Closing Date, the Owner Participant shall
(a) cause the Owner Trustee to pay the Purchase Price to the Partnership in the manner set forth in subsection 2.3 below, (b) cause the Owner Trustee to execute and deliver the Facility Lease, the Indenture, the Amended and Restated Agreements, the Loan Certificates and the other Lease Documents to which it is or is to be a party and (c) enter into, and cause the Owner Trustee to enter into, the Financing Documents to which it is a party.

          2.3 Application of the Purchase Price; Termination of Construction Loan. The Partnership hereby directs that the Purchase Price payable to it pursuant to the Bill of Sale be paid directly to GE Capital at its address set forth in the Construction Loan Agreement to discharge the principal amount of and accrued interest on the loans made to the Partnership thereunder and any other payments due to GE Capital under the Construction Loan Agreement. Upon such payment, and the execution and delivery by the Partnership of the Reimbursement Agreement simultaneously therewith, the Construction Loan Agreement shall terminate and duly executed instruments of discharge shall be delivered to the Administrative Agent on the Lease Closing Date.

          2.4 Lease of Facility. On the Lease Closing Date, the Owner Trustee and the Partnership will enter into the Facility Lease pursuant to which the Owner Trustee will lease to the Partnership and the Partnership will lease from the Owner Trustee, subject to all of the terms and conditions hereof and of the Facility Lease, the Facility for the Basic Term, and subject to the exercise by the Partnership of its renewal option as provided in Sections 12 and 13 of the Facility Lease, for one or more renewal terms.

          2.5 Time and Place of Closing. The transactions contemplated to occur on the Lease Closing Date shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or at such other place as the parties hereto may agree. The Lease Closing Date specified in the Lease Closing Notice may be adjourned from time to time as the parties hereto may agree.

          2.6 Concurrent Transactions. All of the transactions which are to occur on the Lease Closing Date in accordance with the terms of the Transaction Documents shall be deemed to occur simultaneously and no such transaction shall be deemed to have been completed until all such transactions have been completed.


          Section 3.  REPRESENTATIONS AND WARRANTIES OF THE
                      PARTNERSHIP AND GENERAL PARTNER

          Each of the Partnership and the General Partner represents and warrants to the Owner Participant, each Loan Participant, the Owner Trustee, the Administrative Agent, the Indenture Trustee and the Security Agent that, as of the Lease Closing Date:

          3.1 Financial Statements. Since the respective dates of the balance sheets of the Partnership, the General Partner and PEII delivered on September 30, 1996 (copies of which have been furnished to each Loan Participant), no material adverse change has occurred in (i) the financial condition of the Partnership, the General Partner or PEII, (ii) the properties, business, prospects, operations or financial condition of the Partnership, the General Partner, PEII or the Project, or (iii) the Partnership's ability to perform its obligations under this Agreement, the Reimbursement Agreement, the Facility Lease and the other Transaction Documents to which it is a party or will become a party. Such balance sheets are complete and correct in all material respects.

          3.2  Partnership Existence and Business; Partners.

          (a) The Partnership is a limited partnership duly organized and validly existing under the laws of the State of Delaware and is duly qualified to do business in the States of Delaware and Maryland, the only jurisdictions in which the conduct of its business or the ownership or lease of its assets requires such qualification. The Certificate of Limited Partnership of the Partnership has been duly filed in the office of the Secretary of State of Delaware and no other filing, recording, publishing or other act is necessary or appropriate in connection with the existence or the business of the Partnership except those which have been duly made or performed. Prior to the date hereof, the Partnership has engaged in no business other than the development of the Project, and the negotiation, execution, delivery and performance of the Development Loan Agreement, the Construction
Loan Agreement, the documents related thereto and the Transaction Documents to which it is a party or will become a party, and the Partnership has no obligations or liabilities other than those directly related to the conduct of such business. The
Partnership is and will be engaged solely in the business of, leasing and operating the Project and activities reasonably incidental thereto.

          (b) Each of the General Partner and the Limited Partner is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, the General Partner is duly qualified to do business and is in good standing in the State of Maryland and each of the General Partner and the Limited Partner is qualified to do business in each other jurisdiction in which the nature of its business requires it to be so qualified. The General Partner is the sole general partner of the Partnership, and is engaged solely in the business of being the general partner of the Partnership. The Limited Partner is the sole limited partner of the Partnership, and is engaged solely in the business of being the limited partner of the Partnership.

          (c) The only partners of the Partnership are the General Partner, as the sole general partner, and the Limited
Partner as the sole limited partner.

          (d) None of the Partnership, the General Partner nor the Limited Partner has any Subsidiaries.

          3.3 Compliance With Law. Each of the Partnership and the General Partner is in compliance with all Applicable Laws except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

          3.4  Power and Authorization; Enforceable Obligations.

         (a) The Partnership has full power and authority and the legal right to hold under lease and operate the Project, to conduct its business as now conducted and as proposed to be conducted by it, to execute, deliver and perform this Agreement, the Reimbursement Agreement, the Facility Lease, the Collateral Security Documents, the other Financing Documents and the Project Documents to which it is or is to become a party, to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder and to grant the liens and security interests provided for in the Collateral Security Documents to which it is a party and to borrow under the Reimbursement Agreement. The Partnership has taken all necessary partnership and legal action to authorize the borrowings under the Reimbursement Agreement and to take the other actions contemplated by the terms of this Agreement, the Reimbursement Agreement, the Facility Lease, and the other Transaction Documents to which it is a party, to grant the liens and security interests provided for in the Collateral Security Documents to which it is a party and to authorize the execution, delivery and performance of this Agreement, the Reimbursement Agreement, the Facility Lease, the other Financing Documents and the Project Documents to which it is a party or is to become a party. No consent or authorization of, filing with, or other act by or in respect of any other Person is required in connection with the borrowings under the Reimbursement Agreement or with the execution, delivery or performance by the Partnership or the validity or enforceability as to the Partnership of this Agreement, the Reimbursement Agreement, the Facility Lease, the other Financing Documents or the Project Documents except the Governmental Actions and other consents and approvals referred to in Section 3.5. Each of this Agreement and the other Transaction Documents to which the Partnership is a party has been duly executed and delivered by the Partnership and constitutes, and each of the other Transaction Documents to which the Partnership is to become a party will, upon execution and delivery thereof by the Partnership and the other parties thereto (if any), constitute, a legal, valid and binding obligation of the Partnership enforceable against the Partnership in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity. None of the Project Documents to which the Partnership is a party has been amended or modified except for amendments or modifications, including all change orders under the Construction Contract, that have been delivered to the Owner Participant and the Administrative Agent, and all such Project Documents are in full force and effect.

          (b) Each of the General Partner and the Limited Partner has full power and authority and the legal right to own its properties and to conduct its business as now conducted and proposed to be conducted by it, to execute, deliver and perform the Transaction Documents to which it is or is to become a party, to take all action as may be necessary to complete the transactions contemplated thereunder, and, in the case of the General Partner, to act as the general partner of the Partnership. Each of the General Partner and the Limited Partner has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which it is or is to become a party. No consent or authorization of, filing with, or other act by or in respect of any other Person (including any stockholder of the General Partner or the Limited Partner) is required in connection with the execution, delivery or performance by the General Partner or the Limited Partner, or the validity or enforceability as to the General Partner or the Limited Partner, of the Transaction Documents to which it is a party or is to become a party except the Governmental Actions and other consents and approvals referred to in Section 3.5. Each of the Transaction Documents to which the General Partner or the Limited Partner is a party has been duly executed and delivered by the General Partner or the Limited Partner, as the case may be, and constitutes, and each of the other Transaction Documents to which the General Partner or the Limited Partner is to become a party will upon execution and delivery thereof by the General Partner or the Limited Partner, as the case may be, and the other parties thereto (if any), constitute, a legal, valid and binding obligation of the General Partner or the Limited Partner, as the case may be, enforceable against the General Partner or the Limited Partner, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

          (c)  The Partnership Agreement has been duly
authorized, executed and delivered by each of the Partners and constitutes a legal, valid and binding obligation of each of the Partners enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

          3.5 Governmental Actions and Other Consents and Approvals. No Governmental Actions or other consents or approvals are required in connection with (a) the participation by the Partnership or the Partners in the transactions contemplated by this Agreement and the other Transaction Documents, (b) the construction, use, ownership, lease or operation of the Project in accordance with the applicable provisions of the Transaction Documents and in compliance with all applicable Environmental Laws, (c) the validity and enforceability of this Agreement, the Reimbursement Agreement, the Facility Lease, the Power Purchase Agreement, the Gas Contracts and the other Transaction Documents, (d) the use of the Fuel for operation of the Facility, (e) the grant by the Partnership, the Partners and Holdings or the Owner Trustee of the Liens created pursuant to the Collateral Security Documents and the validity and enforceability thereof and the perfection of and the exercise by the Security Agent or the Indenture Trustee of their respective rights and remedies thereunder or (f) the participation by GE Capital, the Owner Participant, the Loan Participants, the Administrative Agent, the Indenture Trustee, the Security Agent or the Owner Trustee in the transactions contemplated by this Agreement, the Reimbursement Agreement, the Lease Documents and the other Transaction Documents (other than any Governmental Actions under any law, rule or regulation of (or administered by) any federal or state regulatory body primarily responsible for regulating the activities of such party) to which either is a party, except in each case for those Governmental Actions and other consents and approvals which are set forth in
Schedule 2. Each of the Governmental Actions and other consents and approvals listed in Part A of Schedule 2 has, as of the Lease Closing Date, been duly obtained or made, is in full force and effect, is final and is not subject to appeal or judicial, governmental or other review. The Partnership reasonably believes that each of the Governmental Actions and other consents and approvals listed in Part B of Schedule 2 will be duly obtained or made on or prior to the date required therefor in
Schedule 2, will be in full force and effect, will be final and will not then be subject to appeal or judicial, governmental or other review. The Partnership has no reason to believe that any of the Governmental Actions and other consents and approvals listed in Part B of Schedule 2 cannot or will not be obtained or made in the normal course of business as and when required hereunder. There is no (i) action, suit, investigation or proceeding pending, or to the best knowledge of the Partnership or the General Partner, threatened, against the Partnership, any Participant or the Project, (ii) condition that could reasonably be expected to result in an action, suit, investigation or proceeding referred to in clause (i) above, nor (iii) any other action, suit, investigation or proceeding not involving the Partnership, any Participant or the Project, that, in the case of clause (i) or (ii), could result in (or, in the case of clause
(iii), could reasonably be expected to result in) the modification, rescission, termination, or suspension of any Governmental Action referred to in Schedule 2 obtained prior to the date this representation is made or deemed made.

          3.6 No Legal Bar. The execution, delivery and performance of this Agreement, the Reimbursement Agreement, the Facility Lease and the other Transaction Documents (i) will not violate any Applicable Law applicable to, or any Contractual Obligation of, the Partnership, the General Partner or the Limited Partner or any Affiliate of any thereof, (ii) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Partnership or the General Partner pursuant to any Applicable Law or Contractual Obligation, except for Permitted Liens, (iii) will not violate any provision of the Certificate of Limited Partnership of the Partnership or the Partnership Agreement of the Partnership or the Certificate of Incorporation or Bylaws of the General Partner or the Limited Partner, or any other organizational documents of the Partnership, the General Partner or the Limited Partner.

          3.7 No Proceeding or Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Partnership, threatened against or affecting the Partnership or the General Partner or against or affecting any of their respective properties, rights, revenues or assets, or the Project, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          3.8 No Default or Event of Loss. Neither the Partnership nor the General Partner is in default in any material respect under or with respect to any Contractual Obligation, including without limitation, any Transaction Document; and no notice of default has been given to the Partnership or the General Partner under any of the Project Documents. To the best knowledge of the Partnership and the General Partner, no other party to a Project Document is in default thereunder. No Event of Loss has occurred and no Event of Regulation has occurred.

          3.9 Ownership of Property; Liens. The Partnership has good, marketable and indefeasible title to the Site and all other Collateral purported to be owned by it, in each case free and clear of all Liens except Permitted Liens. No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral which has been executed by, or with the permission of, the Partnership or the General Partner is on file in any recording office, except as such has been filed in favor of GE Capital, the Owner Trustee, the Indenture Trustee or the Security Agent (and the Memorandum of Agreement, as amended, filed in favor of the Power Purchaser in the Registry of Deeds).

          3.10  Taxes.

         (a) Each of the Partnership and the General Partner has filed or caused to be filed all tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns (and such amounts thereon adequately reflect the respective tax liability of the Partnership and the General Partner) or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except taxes, fees and other charges arising after the date hereof which are subject to a Contest.

          (b) Except for (i) transfer taxes and registration, recordation and other fees and taxes payable in connection with the recordation of the Deed of Trust and Security Agreement on the Initial Loan Closing Date and the filing of financing statements required to perfect the Security Agent's and the Indenture Trustee's rights under the Collateral Security Documents, all of which taxes and fees will have been paid in full by the Partnership on or before the Lease Closing Date, and
(ii) income, capital, receipts or franchise taxes imposed with respect to the Owner Participant or any Loan Participant (or the Owner Trustee or the Security Agent) by the federal government or the jurisdiction in which the Owner Participant or such Loan Participant (or the Owner Trustee or the Security Agent) is organized or in which an office of the Owner Participant, such Loan Participant (or the Owner Trustee or the Security Agent) is located or any political subdivision or taxing authority thereof or therein, neither the execution and delivery of this Agreement, the Facility Lease, the Reimbursement Agreement or any other Financing Document, nor the consummation of any of the transactions contemplated hereby or thereby, will result in any tax, levy, impost, duty, charge or withholding imposed by the United States or any agency or taxing authority thereof, or by the State of Delaware or any political subdivision or taxing authority thereof or therein, on or with respect to such execution, delivery or consummation, or upon or with respect to the Owner Participant, any Loan Participant, the Owner Trustee, the Indenture Trustee or the Security Agent.

          3.11 Federal Regulations. Neither the Partnership nor the General Partner is engaged or will engage in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G, U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

          3.12 ERISA. The Partnership is not in violation of applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to any Plan. Neither the Partnership nor the General Partner maintains, or is required under ERISA to maintain, any Plan.

          3.13 Investment Company Act; etc. None of the Partnership, the General Partner, the Limited Partner, Panda or Holdings is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) subject to regulation under the Holding Company Act as a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" of a "holding company", or (iii) subject to any other Law which purports to restrict or regulate its ability to borrow money.

          3.14 Collateral Security Documents; Lease Documents. The Collateral Security Documents are effective to create, in favor of the Security Agent, for the benefit of the Owner Trustee (and, by collateral assignment, the Indenture Trustee) and GE Capital, and in favor of the Indenture Trustee, for the benefit of the Loan Participants, legal, valid and enforceable liens on and security interests in all right, title, estate and interest of the Partnership, the Partners, Holdings, the Steam Host, or the Owner Trustee, as the case may be, in and to the Collateral and the liens and security interests created by each of the Collateral Security Documents constitute perfected first liens on and prior perfected security interests in all right, title, estate and interest of the Partnership, the Partners, Holdings, the Steam Host, or the Owner Trustee (except to the extent discussed in the opinions of counsel delivered in connection herewith), as the case may be, in and to the Collateral described therein prior and superior to all other Liens, existing or future, except Permitted Liens. The recordings and filings shown on Part A of Schedule 3 are all the recordings, filings and other action necessary and appropriate to establish, protect and perfect (except to the extent discussed in the opinions of counsel delivered in connection herewith) the Security Agent's Lien on and security interest in and to the Collateral for the benefit of the Owner Trustee (and, by collateral assignment, the Indenture Trustee) and GE Capital and the Indenture Trustee's Lien on and security interest in and to the Collateral for the benefit of the Loan Participants.

          3.15 Full Disclosure. No representation, warranty or other statement made by the Partnership or the General Partner in any Project Document or in any certificate, written statement or other document furnished to the Owner Participant or any Loan Participant or the Independent Engineer by or on behalf of the Partnership, or the General Partner, contains, at the time made, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, and at the time so made, not misleading, unless such misstatement or omission has been corrected or disclosed to the Owner Participant and the Administrative Agent prior to the Lease Closing Date. There is neither any fact known to the Partnership or the General Partner which it has not disclosed to the Owner Participant and the Loan Participants in writing prior to the Lease Closing Date nor any Contractual Obligation which materially adversely affects, or which could reasonably be expected in the future to affect, materially and adversely, the Project or the properties, business, prospects, operations or financial condition of the Partnership or the General Partner or the ability of the Partnership or the General Partner to perform its obligations under any Transaction Document to which it is or is to become a party. The Operating Projections were prepared by the Partnership in good faith based on reasonable assumptions consistently applied.

          3.16 Property Rights, Utilities, etc. All utility services, means of transportation, facilities and other materials that can reasonably be expected to be necessary for the construction and operation of the Facility (including, without limitation, gas, electrical, water and sewage services and facilities) are available to the Facility and, to the extent appropriate, arrangements have been made on commercially reasonable terms for such services, means of transportation, facilities and other materials.

          3.17 Compliance with Building Codes, Zoning Laws, etc. The Project is in all material respects in compliance with all applicable zoning, environmental protection, use and building codes, laws, regulations and ordinances. The Partnership has no knowledge of any material violations of any laws, ordinances, codes, requirements or orders of any Governmental Authority affecting the Project.

          3.18 Principal Place of Business, etc. The principal place of business and chief executive office of each of the Partnership and the General Partner and the office where each of the Partnership and the General Partner keeps its records concerning the Project and all contracts relating thereto is located at 4100 Spring Valley, Suite 1001, Dallas, Texas 75244; provided that certain records concerning the Project and certain contracts relating thereto are kept at the Partnership's office at the Site.

          3.19 Description of Property. The descriptions set forth in the Deed of Trust and Security Agreement of the Site, the Easements and the Facility are true and accurate in all material respects, and are adequate for the purpose of establishing, preserving, protecting and perfecting the interests and rights, and the first priority of the Liens (subject only to Permitted Liens), intended to be created and provided in such property by the Deed of Trust and Security Agreement.

          3.20  Public Utility Status.

          (a) As long as the Facility is a Qualifying Facility, neither the Partnership nor the General Partner nor the Limited Partner will, solely by reason of (i) the ownership, leasing, operation or maintenance of the Project by the Partnership (including operation or maintenance by an agent of the Partnership) or (ii) any other transaction contemplated by this Agreement or any other of the Transaction Documents, be: (i) subject to regulation under Part
II or III of the Federal Power Act, except for Sections 202(c),
210, 211, 212, 213, 214 and 305(c) of the Federal Power Act (16
U.S.C. Ss. 824a(c), 824i, 824j, 824k, 824l, 824m and 825d(c),
respectively) and the enforcement provisions of Part III of the Federal Power Act relating thereto; (ii) an "electric utility company" for purposes of the Holding Company Act; (iii) subject to state law or regulation respecting the rates of electric utilities or state law or regulation respecting the financial and organizational regulation of electric utilities (except for state law or regulation implementing Subpart C of 18 C.F.R. Part 292);
or (iv) subject to regulation as a "steam heating company" under
Article 78, Public Service Commission Law, of the Annotated Code of Maryland.

          (b) As long as the Facility is a Qualifying Facility, none of the Owner Trustee, the Owner Participant, the Indenture Trustee, Administrative Agent, the Security Agent, any Loan Participant or any Affiliate of any thereof will be a Public Utility solely by reason of (i) the ownership, leasing, operation or maintenance of the Project by the Partnership (including operation or maintenance by an agent of the Partnership), (ii) the securing of the Lessee Obligations, Special Lessee Obligations or the Owner Trustee Obligations by Liens on the Collateral, (iii) the Owner Trustee's ownership of the Facility or (iv) any other transaction contemplated by this Agreement, the Facility Lease, or any other Transaction Document (other than any transaction described in Section 3.20(c) hereof).

          (c) None of the Owner Trustee, the Security Agent, Administrative Agent, any Loan Participant, the Owner Participant, the Indenture Trustee or any Affiliate of any thereof will, solely by reason of any such party's ownership or operation of the Project upon the exercise of remedies under the Collateral Security Documents or by reason of any transaction contemplated by this Agreement or the other Transaction Documents, be: (i) subject to regulation under Part II or III of the Federal Power Act, except for Sections 202(c), 210, 211, 212, 213, 214 and 305(c) of the Federal Power Act (16 U.S.C. Ss. 824a(c), 824i, 824j, 824k, 824l, 824m and 825d(c), respectively)
and the enforcement provisions of Part III of the Federal Power Act relating thereto; (ii) an "electric utility company" for purposes of the Holding Company Act; (iii) subject to state law or regulation respecting the rates of electric utilities or state law or regulation respecting the financial and organizational regulation of electric utilities (except for state law or regulation implementing Subpart C of 18 C.F.R. Part 292); or (iv) subject to regulation as a "steam heating company" under Article 78, Public Service Commission Law, of the Annotated Code of Maryland; provided, that (x) (as a result of any transaction other than the transactions contemplated by the Transaction Documents) none of the Owner Trustee, the Security Agent, Administrative Agent, any Loan Participant, the Indenture Trustee or the Owner Participant or any such Affiliate owning or operating the Project is for purposes of the PURPA Regulations an "electric utility" or an "electric utility holding company" or a wholly or partially-owned direct or indirect subsidiary of an "electric utility" or "electric utility holding company" and (y) the Facility is operated in compliance with the requirements set forth in the PURPA Regulations for the Facility to be a Qualifying Facility.

          3.21 Material Agreement and Licenses. No licenses, trademarks, patents or agreements with respect to the usage of technology (other than any thereof which have been obtained and are in full force and effect and have been assigned to the Security Agent) are necessary for the construction, ownership, operation and maintenance of the Project.

          3.22 Sufficiency of Project Documents. The services to be performed, the materials to be supplied and the leasehold and other property interests, license agreement(s), easement(s) and other rights granted pursuant to the Project Documents and the Easement Agreements:

          (a) comprise substantially all of the services, materials and property interests required for the acquisition, development, construction, installation, completion, operation and maintenance of the Project in accordance with all Applicable Laws and the Project
Documents; and

          (b) provide adequate ingress and egress from the Site for any reasonable purpose in connection with the construction, operation and maintenance of the Facility
(including, without limitation, access for transportation of Fuel and water to, and electricity, water and steam from, the Site).

There are no services, materials or rights required for the construction, operation or maintenance of the Facility in accordance with the Project Documents, other than (x) those granted by or to be provided by or on behalf of the Partnership pursuant to the Project Documents or (y) those that can reasonably be expected to be commercially available at the Site when required.

          3.23  Representations and Warranties.  The
representations and warranties of the Reporting Participants contained in the Transaction Documents other than this Agreement are true and correct, and the Partnership and the General Partner hereby confirm each such representation and warranty with the same effect as if set forth in full herein.

          3.24  Location of Site.  Except as disclosed in
Schedule 8, the Site and the Easements do not lie within an area of "special flood hazard" as that term is defined in 44 Code of Federal Regulations Section 59.1.

          3.25 Environmental Matters. (a) Except as disclosed in Schedule 5 or in the Environmental Audit on or prior to the execution and delivery of this Agreement:

          (i) no Environmental Proceeding, notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and to the actual or constructive knowledge of the Partnership, no investigation or review is pending or threatened by any Governmental Authority or other Person:

                    (A) with respect to any violation or alleged violation of any Environmental Law in connection with the property, operations or conduct of business of the Partnership or of the Project; or

                    (B)  with respect to any failure to have any
          Governmental Action relating to Hazardous Substances or any Environmental Law required in connection with the property, operations or conduct of the business of the Partnership or of the Project in violation of any Environmental Law; or

                    (C)  with respect to the presence, use,
          handling generation, treatment, storage, recycling, transportation, emission, spill, leak, seepage, discharge, release, threatened release or disposal of any Hazardous Substance generated by the operations or business of the Partnership or the Project or located on, under or at any property of the Partnership or the Project.

          (ii) neither the Partnership nor the businesses conducted by the Partnership has committed any material violation of any applicable Environmental Law or engaged in any conduct which would give rise to any material liability to the Project, any Participant, the Owner Trustee, the Owner Participant, the Indenture Trustee, the Administrative Agent or any Loan Participant under any applicable Environmental Law and there are no circumstances which could reasonably be expected to prevent or interfere with material compliance by the Partnership or the Project with any applicable Environmental Law in the future;

          (iii) no Person has committed any violation of any applicable Environmental Law or engaged in any conduct which would give rise to any material liability to the Partnership, any Participant, the Owner Trustee, the Administrative Agent, the Owner Participant, the Indenture Trustee or any Loan Participant or the Project under any applicable Environmental Law while owning, operating, leasing or occupying the Project;

          (iv) neither the Partnership nor the businesses conducted by the Partnership, nor any other Person, has placed, held, located, released or disposed of any Hazardous Substance on, under or at any property now or previously owned, operated, leased, occupied or otherwise used by the Partnership (including the Project) in such quantities or conditions so as to require any material investigation, study, sampling, testing, removal, response, remediation or other action of any kind which has not yet been taken, or result in any material liability to the Partnership, any Participant, the Owner Participant, the Indenture Trustee, the Administrative Agent, the Owner Trustee, any Loan Participant or the Project under any applicable Environmental Law and none of such properties has been used by the Partnership, or any other Person, as a site for the material dumping or other disposal of any kind of any Hazardous Substance or in material violation of any applicable Law or Environmental Law, including, without limitation, any such law relating to use of a property as a storage site (whether permanent or temporary) for any Hazardous Substance;

          (v) no Hazardous Substance is or has been present at any property now or previously owned, operated, leased, occupied or otherwise used by the Partnership (including the Project) in such quantities or conditions so as to require any material investigation, study, sampling, testing, removal, response, remediation or other material action of any kind which has not yet been taken or result in any material liability to the Partnership, any Participant, the Owner Participant, the Indenture Trustee, the Administrative Agent, the Owner Trustee, any Loan Participant or the Project under any applicable Environmental Law;

          (vi) there are no underground storage tanks, active or abandoned or removed, which have been used to store or have contained any Hazardous Substance at any property now or previously owned, operated, leased or occupied by the Partnership (including the Project);

          (vii) no Hazardous Substance has been released at, on or under any property now or previously owned, operated, leased, occupied or otherwise used by the Partnership (including the Project) in such quantities or conditions so as to require any material investigation, study, sampling, testing, removal, response, remediation or other material action of any kind which has not yet been taken or result in any material liability to the Partnership, any Participant, the Owner Participant, the Indenture Trustee, the Administrative Agent, the Owner Trustee, any Loan Participant or the Project under any applicable Environmental Law; and

          (viii) no Hazardous Substance is present in a reportable or threshold planning quantity, where such a quantity has been established by Applicable Law as a quantity sufficient to require any reporting or notification to any Governmental Authority, investigation, study, sampling, testing, removal, response, remediation or other action of any kind at, or result in any material liability to the Partnership, any Participant, the Owner Participant, the Indenture Trustee, the Administrative Agent, the Owner Trustee, any Loan Participant or the Project under any applicable Environmental Law, on or under any property now or previously owned, operated, leased, occupied or otherwise used by the Partnership (including the Project).

          (b) Neither the Partnership nor any business conducted by it has generated, transported, disposed or arranged for the transportation or disposal (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") National Priorities List ("NPL"), the Comprehensive Environment Response, Compensation and Liability Information System ("CERCLIS") or any similar state list or which is the subject of federal, state or local enforcement actions or other investigations or to any other location or in any manner that could result in material liability to the Partnership under any applicable Environmental Law.

          (c) No property now or previously owned, operated, leased, occupied or otherwise used by the Partnership (including the Project) is listed or, to the knowledge of the Partnership, proposed for listing on the NPL promulgated pursuant to CERCLA, or CERCLIS, or any similar state list of sites requiring investigation or cleanup, nor does the Partnership know of any facts or circumstances which would support any such listing of any such property.

          (d)  There are no environmental liens on the
Partnership's interest in any property owned or leased by the Partnership (including the Project) and the Partnership has not received any written notice of any actions taken by any Governmental Authority which could subject any of such properties to such liens.

          (e) Notwithstanding the foregoing, the disclosure, if any, in any Environmental Audit of any fact or circumstance which would render any of the foregoing representations untrue shall not otherwise relieve the Partnership of its obligations under Sections 6.24, 6.25 and 7.20.

          (f) The Partnership has not assumed, contractually or by operation of Law (other than pursuant to Subsection 16.1(c) of the Power Purchase Agreement, in connection with the transfer to PEPCO of the Transmission Facilities and the Partnership's rights in the Transmission Facilities Site pursuant to Section 7.3(a)(v) of the Power Purchase Agreement, in connection with the transfer of the Effluent Pipeline to Charles County, Maryland, and pursuant to certain of the other Project Documents), any liabilities or obligations under any Environmental Law.

          (g) There are no past or present actions, activities, events, conditions or circumstances relating to the Partnership, the Site or the Project, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Substances, that could give rise to any material liability under any Environmental Law or any contract or agreement.

          3.26 Fuel Supply. The amount and quality of natural gas which the Gas Supplier is obligated to deliver to the Facility pursuant to the Gas Supply Contract satisfy the requirements of Subsection 11.2 of the Power Purchase Agreement and are sufficient to permit the operation of the Facility in accordance with the obligations of the Partnership under the Power Purchase Agreement for a period of at least 15 years.

          3.27 Qualifying Facility. On August 4, 1995 FERC issued an order in Docket No. QF94-31-003, 72 FERC 62,087
(1995) (the "QF Certification Order") granting the Partnership's application filed on June 20, 1995 (the "QF Certification Application") for recertification of the Facility as a Qualifying Facility, and the QF Certification Order is in full force and effect and is not the subject of any pending or, to the Partnership's knowledge, threatened administrative or judicial proceedings. The Facility, when constructed, owned and operated in the manner contemplated by the Transaction Documents, the QF Certification Order and the QF Certification Application, will be a Qualifying Facility and will be eligible for the benefit of the exemptions provided by 18 C.F.R. 292.601(c), 292.602(b) and 292.602(c). The manner in which the QF Certification Order and the QF Certification Application contemplate that the Facility will be constructed, owned and operated does not differ in any material respect from the manner in which the Transaction Documents contemplate that the Facility will be constructed, owned and operated, including without limitation, the Owner Trustee's ownership of the Facility as contemplated hereby.

          The Partnership and the General Partner shall make (or be deemed to have made) the representations and warranties set forth in this Section 3 as of the Lease Closing Date and on the Date of Final Completion.


          Section 4.  OTHER PARTIES' REPRESENTATIONS, WARRANTIES
                      AND COVENANTS

          4.1  Representations and Warranties of Loan
Participants and Owner Participant. (a) Loan Participants. (i) Each of the Loan Participants (other than Credit Suisse) represents and warrants that each Loan Certificate to be acquired by it pursuant to this Agreement and the Indenture is being acquired by it for its own account or as trustee, custodian, agent or investment manager for other institutional investors in the ordinary course of its business and not with a view to any resale or distribution; provided, however, that the disposition by any Loan Participant of its Loan Certificates shall at all times be within its control. Subject to this Section 4.1(a) and
Section 2.7 of the Indenture, each Loan Participant may assign any of its Loan Certificates.

          (ii)      In addition to the assignments and
participations permitted under the foregoing provisions of this
Section 4.1(a) and Section 2.7 of the Indenture, any Loan Participant may assign and pledge all or a portion of its Loan Certificates to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Loan Participant from its obligations hereunder.

          (iii) Anything in this Section 4.1(a) to the contrary notwithstanding, no Loan Participant may assign or participate any interest in any Loan Certificate held by it to the Lessee, the Owner Participant or any of their respective Affiliates without the prior written consent of the Owner Participant and the Administrative Agent.

          (iv) Credit Suisse agrees that during the initial syndication of the Loan Certificates, if any, it intends to assign Loan Certificates to prospective Loan Participants such that each Loan Participant shall have a minimum hold of at least $10,000,000.

          (b) Owner Participant. The Owner Participant represents and warrants that its interest in the Lessor's Estate and the Trust Agreement is being acquired by it for its own account and not with a view to resale or distribution thereof; provided, however, that the disposition by the Owner Participant of its interest in the Lessor's Estate and the Trust Agreement shall, subject to the terms and provisions of Section 4.2(d) hereof, at all times be within its control and the foregoing representation shall not limit the Owner Participant's right to transfer or sell such interests pursuant to the terms of this Agreement. The Owner Participant further represents and warrants that neither it nor anyone authorized to act on its behalf has made or will make any offer, solicitation or sale of the Loan Certificates or any interest in the Lessor's Estate or the Trust Agreement in violation of the provisions of Section 5 of the Securities Act of 1933, as amended.

          4.2 Representations, Warranties and Covenants of Owner Participant. (a) Representations, Warranties and Covenants. In addition to and without limiting its other representations and warranties provided for in this Section 4, the Owner Participant represents and warrants that:

          (i) it is a corporation duly incorporated and validly existing in good standing under the laws of the State of New York and it has full corporate power, authority and legal right to carry on its present business and operations, to own or lease its properties and to enter into and to carry out the transactions contemplated by this Agreement and the other Transaction Documents to which it is or is to be a party;

          (ii) the execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is or is to be a party have been duly authorized by all necessary corporate action on its part and do not require any governmental approvals that would be required to be obtained by the Owner Participant;

          (iii)     neither the execution, delivery or
     performance by the Owner Participant of this Agreement or any other Transaction Document to which it is or is to be a party nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under any law, governmental rule or regulation applicable to the Owner Participant or the charter documents, as amended, or bylaws, as amended, of the Owner Participant or any order, writ, injunction or decree of any court or governmental authority against the Owner Participant or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its properties;

          (iv) this Agreement and the other Transaction Documents to which it is or is to be a party have been or on the Lease Closing Date will be duly executed and delivered by the Owner Participant and constitute or on the Lease Closing Date will constitute the legal, valid and binding obligations of the Owner Participant enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law);

          (v) it is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Owner Participant is a party or by which it or any of its properties may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Owner Participant or an adverse effect on the ability of the Owner Participant to perform its obligations under this Agreement and the other Transaction Documents to which it is or is to be a party;

          (vi) there are no pending or, to the knowledge of the Owner Participant, threatened actions, suits, investigations or proceedings against the Owner Participant before any court, administrative agency or tribunal which are expected to materially adversely affect the ability of the Owner Participant to perform its obligations under any of the Transaction Documents to which it is or is to be a party, and the Owner Participant knows of no pending or threatened actions or proceedings before any court, administrative agency or tribunal involving it in connection with the transactions contemplated by the Transaction Documents;

          (vii) neither the execution and delivery by it of this Agreement, the other Transaction Documents to which it is or is to be a party nor the performance of its obligations hereunder or thereunder requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency that would be required to be obtained or taken by the Owner Participant except for filings contemplated by this Agreement;

          (viii) no part of the funds to be used by it to acquire the interests to be acquired by the Owner Participant under this Agreement constitutes assets (within the meaning of ERISA and any applicable rules and regulations) of any employee benefit plan subject to Title I of ERISA or of any plan or individual retirement account subject to Section 4975 of the Code;

          (ix) it has a consolidated net worth of not less than $50,000,000; and

               (b)  Lessor's Liens.  The Owner Participant
     further represents, warrants and covenants that there are no Lessor's Liens attributable to it (or an Affiliate thereof) against, on or with respect to the Facility or the Lessor's Estate or the Trust Estate, and that there will not be any Lessor's Lien attributable to it (or an Affiliate thereof) against, on or with respect to the Facility or the Lessor's Estate or the Trust Estate attributable to it (or an Affiliate thereof) on the Lease Closing Date. The Owner Participant agrees with and for the benefit of the Lessee, the Owner Trustee, the Indenture Trustee, the Administrative Agent and the Loan Participants that Owner Participant will, at its own cost and expense, take such action as may be necessary (by bonding or otherwise, so long as neither the Lessee's operation and use of the Facility nor the validity and priority of the Lien of the Indenture is impaired) to duly discharge and satisfy in full, promptly after the same first becomes known to the Owner Participant, any Lessor's Lien against, on or with respect to the Facility or the Lessor's Estate or the Trust Estate attributable to the Owner Participant (or an Affiliate thereof); provided, however, that the Owner Participant shall not be required to discharge or satisfy such Lessor's Lien which is being contested by the Owner Participant in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Facility or the Lessor's Estate or the Trust Indenture Estate or any interest in any thereof, do not impair the Lessee's operation and use of the Facility or otherwise materially adversely affect the validity or priority of the Lien of the Indenture. The Owner Participant further agrees that it will take such action as is necessary to cause the Owner Trustee to comply with its obligations under Sections 4.3(b) and 4.3(c) of this Agreement and Section 3.11 of the Indenture.

          (c) Reimbursement. Without limiting any other rights the parties hereto may have as a result of any breach by the Owner Participant of its obligations in Section 4.2(b) hereof, the Owner Participant agrees to reimburse each other party hereto for all reasonable legal fees and expenses of counsel that may be incurred by any such party as a result of the failure of the Owner Participant to comply with its obligations in Section 4.2(b) hereof.

          (d) Assignment of Interests of Owner Participant. The Owner Participant may at any time, subject to the conditions set forth in this Section 4.2(d), assign, convey or otherwise transfer (i) to an Affiliate thereof, all of the Owner Participant Interest or (ii) to one or more institutional investors all or part of the Owner Participant Interest; provided that the Owner Participant gives the Lessee and the Indenture Trustee written notice of such assignment, conveyance or other transfer within 5 Business Days of the occurrence thereof; and provided further that the Owner Participant shall remain liable for all obligations of the Owner Participant under the Trust Agreement and the other Financing Documents to which the Owner Participant is a party to the extent (but only to the extent) relating to the period on or before the date of such transfer and provided that the transferee agrees to assume primary liability for all obligations as an Owner Participant under the Trust Agreement and the other Financing Documents to which such Owner Participant is a party relating to the period after the date of transfer; and provided further that (unless a Lease Default or Lease Event of Default shall have occurred and be continuing) the Lessee's consent shall be required to the extent any such transferee which is not a financial institution shall then be in an adversarial business relationship with the Lessee (it being understood that being a competitor of the Lessee alone shall not be deemed to constitute such an adversarial relationship). Any such transferee shall (a) be (i) a bank, savings institution, finance company, leasing company or trust company, national banking association acting for its own account or in a fiduciary capacity as Trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting for its own account having a combined capital and surplus (or, if applicable, consolidated net worth or its equivalent) of not less than $50,000,000, (ii) a subsidiary of any Person described in clause
(i) where such Person provides (A) support for the obligations assumed by such transferee subsidiary reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee or (B) an unconditional guaranty of such transferee subsidiary's obligations, or (iii) an Affiliate of the transferring Owner Participant, so long as such Affiliate has a combined capital and surplus (or, if applicable, consolidated net worth or its equivalent) of not less than $50,000,000, (b) be legally capable of binding itself to the obligations of the Owner Participant and shall expressly agree to assume all obligations of the Owner Participant under the Trust Agreement and this Agreement and (c) provide representations substantially similar to those contained
in Section 4.2(a) hereof.   In the event of any such assignment,
conveyance or transfer, the transferee shall become a party to the Trust Agreement and shall agree to be bound by all the terms of and will undertake all of the obligations of the Owner Participant contained in the Trust Agreement and the other Financing Documents. A transferee hereunder shall not be, and in acquiring the Owner Participant Interest shall not use the assets of, an employee benefit plan subject to Title I of ERISA or an individual retirement account or a plan subject to Section 4975 of the Code. The Owner Trustee and the Security Agent shall not be on notice of or otherwise bound by any such assignment, conveyance or transfer unless and until it shall have received an executed counterpart of the instrument of such assignment, conveyance or transfer. Upon any such disposition by the Owner Participant to a transferee as above provided, the transferee shall be deemed the "Owner Participant" for all purposes of the Transaction Documents, and shall be deemed to have made all the payments previously made by its transferor and to have acquired the same interest in the Lessor's Estate as theretofore held by its transferor; and each reference therein to the "Owner Participant" shall thereafter be deemed a reference to such transferee. The Lessee agrees that it will reasonably cooperate with the Owner Participant (at the expense of the Owner Participant, except in the case of a transfer while a Lease Event of Default or an Event of Regulation (other than a Special QF Loss Event) shall have occurred, which shall be at the expense of the Lessee) in effecting an assignment of the Owner Participant's interests including, without limitation, providing letters to any successor Owner Participant permitting such successor Owner Participant to rely on any opinions provided by the Lessee on the Lease Closing Date. Notwithstanding anything contained in this
Section 4.2(d) to the contrary, the Owner Participant shall remain liable for the obligations of the Owner Participant set forth in the last sentence of Section 4.2(b) if such transferee is not a Highly Qualified Transferee at the time of such transfer.

          (e)  Actions with Respect to Lessor's Estate, Etc.  The
Owner Participant agrees that it will not take any action to subject the Lessor's Estate or the trust established by the Trust
Agreement, as debtor, to the reorganization or liquidation provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statute.

          4.3 Representations, Covenants and Warranties of the Owner Trustee. (a) In addition to and without limiting its other representations and warranties provided for in this Section 4, the Owner Trustee represents and warrants, in its individual capacity with respect to items (i), (ii), (iii)(A), (iv), (v) and
(vi) below, and as the Owner Trustee with respect to items
(iii)(B) and (iv) that:

          (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America with its principal corporate trust office located at 777 Main Street, Hartford, Connecticut 06115 and its chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) located at One Federal Street, Boston, Massachusetts 02211 and has full corporate power and authority, in its individual capacity or (assuming the Trust Agreement has been duly authorized, executed and delivered by the Owner Participant) as the Owner Trustee, as the case may be, to carry on its business as now conducted, and to execute, deliver and perform the Transaction Documents to which it is or is to be a party;

          (ii) the execution, delivery and performance by the Owner Trustee, either in its individual capacity or as the Owner Trustee, as the case may be, of the Transaction Documents to which it is or is to be party have been duly authorized by all necessary corporate action on its part, and do not contravene its certificate of incorporation or by-laws; each of this Agreement and the other Transaction Documents to which it is or is to be a party has been duly authorized, executed and delivered by the Owner Trustee, either in its individual capacity or as the Owner Trustee, as the case may be, and neither the execution and delivery thereof nor the Owner Trustee's performance of or compliance with any of the terms and provisions thereof will violate any Federal, Connecticut or Massachusetts law or regulation governing its banking or trust powers;

          (iii) (A) assuming due authorization, execution and delivery by each other party thereto, each of the Transaction Documents to which it is or is to be party when duly executed and delivered will, to the extent each such document is entered into by the Owner Trustee in its individual capacity, constitute the legal, valid and binding obligation of the Owner Trustee in its individual capacity enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by the Owner Trustee in its individual capacity of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on the Owner Trustee in its individual capacity;

          (B) assuming due authorization, execution and delivery by each other party thereto, if any, each of this Agreement, the Facility Lease, the Indenture, the Loan Certificates, and each of the other Transaction Documents to which it is or is to be party when duly executed and delivered will, to the extent each such document is entered into by the Owner Trustee in its trust capacity, constitute the legal, valid and binding obligation of the Owner Trustee enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by the Owner Trustee of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on the Owner Trustee;

          (iv) there are no pending or, to its knowledge, threatened actions or proceedings against the Owner Trustee before any court or administrative agency which would materially and adversely affect the ability of the Owner Trustee, either in its individual capacity or as the Owner Trustee, as the case may be, to perform its obligations under the Transaction Documents to which it is or is to be a party;

          (v) it shall use its best efforts to give the Lessee, the Indenture Trustee, the Administrative Agent and the Owner Participant at least thirty (30) days' prior written notice in the event of any change in its chief executive office or name and, in any event, shall notify such parties of such change within thirty (30) days after such change; and

          (vi) neither the execution and delivery by it, either in its individual capacity or as the Owner Trustee, as the case may be, of any of the Transaction Documents to which it is or is to be a party, requires on the part of the Owner Trustee in its individual capacity or any of its Affiliates the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, Connecticut or Massachusetts governmental authority or agency governing its banking or trust powers.

          (b) Lessor's Liens. The Owner Trustee, in its individual capacity, further represents, warrants and covenants that there are no Lessor's Liens attributable to it in its individual capacity against, on or with respect to the Facility or the Lessor's Estate or the Trust Estate, and that there will not be any such Lessor's Liens against, on or with respect to the Facility or the Lessor's Estate or the Trust Estate on the Lease Closing Date. The Owner Trustee, in its trust capacity, and at the cost and expense of the Lessee, covenants that it will in its trust capacity promptly and timely, take such action as may be necessary to discharge duly any Lessor's Liens attributable to it in its trust capacity. The Owner Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly and timely, any Lessor's Liens against, on or with respect to the Facility or the Lessor's Estate or the Trust Estate attributable to it in its individual capacity or the consolidated group of taxpayers of which it (in such capacity) is a part which may arise at any time after the date of this Agreement.

          (c) Indemnity for Lessor's Liens. The Owner Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Indenture Trustee, the Administrative Agent, each Loan Participant, the Owner Participant and the Owner Trustee from and against any loss, cost, expense or damage which may be suffered by such party as a result of the failure of the Owner Trustee to discharge and satisfy any Lessor's Liens attributable to it in its individual capacity, as described in Section 4.3(b) hereof.

          (d) Securities Act. None of the Owner Trustee or any Person authorized by it to act on its behalf has directly or indirectly offered or sold or will directly or indirectly offer or sell any interest in the Lessor's Estate, or in any similar security relating to the Lessor's Estate, or in any security the offering of which for purposes of the Securities Act of 1933, as amended, would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person.

          (e) Public Utility Status. Fleet National Bank, in its individual capacity, is not "a person primarily engaged in the generation or sale of electric power (other than electric power solely from cogeneration facilities or small power production facilities)" within the meaning of 18 C.F.R.
 292.206.

          (f) Defaults. To the best knowledge of Owner Trustee, no Indenture Default or Indenture Event of Default has occurred and is continuing. Fleet National Bank, in its individual capacity, is not in violation of any of the terms of this Agreement, the Trust Agreement or any other Transaction Document to which it is a party.

          4.4  Representations, Warranties and Covenants of the
Indenture Trustee. (a) The Indenture Trustee in its individual capacity represents as follows:

          (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Indenture and this Agreement and the other Transaction Documents to which it is or is to be a party and to authenticate the Loan Certificates to be delivered on the Lease Closing Date;

          (ii) the Indenture and this Agreement and the other Transaction Documents to which it is or is to be a party, and the authentication of the Loan Certificates to be delivered on the Lease Closing Date have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Utah law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its articles of association or by-laws;

          (iii) each of the Indenture and this Agreement and the other Transaction Documents to which it is or is to be a party has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law); and

          (iv) neither the execution and delivery by it of this Agreement and the other Transaction Documents to which it is or is to be a party, nor the performance by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or state governmental authority or agency governing its banking and trust powers.

          (b) Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, further represents, warrants and covenants that there are no Indenture Trustee's Liens attributable to it in its individual capacity against, on or with respect to the Facility or the Lessor's Estate or the Trust Estate, and that there will not be any Indenture Trustee's Liens against, on or with respect to the Facility or the Lessor's Estate or the Trust Estate on the Lease Closing Date. The Indenture Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days, after the same shall first become known to it, any Indenture Trustee's Liens against, on or with respect to the Facility or the Lessor's Estate or the Trust Estate.

          (c) Indemnity for Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Owner Participant, the Loan Participants, the Owner Trustee and any subsequent Holders of Loan Certificate, from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Loan Participants, the Owner Trustee or any such subsequent Holder of Loan Certificates as a result of the failure of the Indenture Trustee to discharge and satisfy any Indenture Trustee's Liens attributable to it in its individual capacity, as described in
Section 4.4 hereof.

          4.5 ERISA Representations of the Loan Participants; Agreement of Loan Participants. (a) Each Loan Participant named in Schedule I hereto represents and warrants that either (i)(a) it is not an employee benefit plan subject to Title I of ERISA, or an individual retirement account plan subject to Section 4975 of the Code (hereinafter collectively referred to as an "ERISA Plan"), and (b) no part of the funds to be used by it to acquire any Loan Certificate (or any funded participation interest therein) under this Agreement constitutes assets of an ERISA Plan (within the meaning of ERISA and any applicable rules and regulations); or (ii) if it is using, directly or indirectly, the assets of any ERISA Plan to acquire any Loan Certificate (or any funded participation interest therein) that neither such acquisition nor holding shall result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

          4.6  Indenture Trustee's Notice of Default.  The
Indenture Trustee agrees to give the Owner Participant notice of any Indenture Default or Indenture Event of Default promptly upon the Indenture Trustee having knowledge thereof.

          4.7  [Intentionally Left Blank.]

          4.8  Covenant of Quiet Enjoyment.  The Owner
Participant, each Loan Participant, the Indenture Trustee, the Administrative Agent and the Owner Trustee covenants and agrees as to itself only that, so long as no Lease Event of Default has occurred and is continuing, neither the Owner Participant, such Loan Participant, the Administrative Agent, the Owner Trustee or the Indenture Trustee, as the case may be, nor any Person lawfully claiming through the Owner Participant, such Loan Participant, the Administrative Agent, the Owner Trustee or the Indenture Trustee, as the case may be, shall interfere with the Lessee's right quietly to enjoy the Facility during the Term without hindrance or disturbance by such Person.

          4.9 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Owner Participant, each Loan Participant, the Owner Trustee and the Indenture Trustee provided for in this Section 4, and their respective obligations under any and all of them, shall survive the making available by the Loan Participants of their respective Commitments, the Lease of the Facility and the expiration or other termination of this Agreement, and the other Transaction Documents.

          4.10 Indebtedness of Owner Trustee. So long as the Indenture is in effect, the Owner Trustee, not in its individual capacity, but solely as trustee under the Trust Agreement, shall not incur any indebtedness for borrowed money except as expressly contemplated herein or in any other Transaction Document (excluding the Tax Indemnity Agreement) and shall not engage in any business or other activity other than the transactions contemplated herein or in any other Transaction Document (excluding the Tax Indemnity Agreement) and all necessary or appropriate activity related thereto.

          4.11 Compliance with Trust Agreement. Each of the Owner Participant and the Owner Trustee agrees with each Loan Participant and the Indenture Trustee that so long as the Lien of the Indenture shall be in effect it will (i) comply with all of the terms of the Trust Agreement applicable to it in its respective capacity, the noncompliance with which would materially adversely affect any such party and (ii) not take any action, or cause any action to be taken, to amend, modify or supplement any provision of the Trust Agreement in a manner that would materially adversely affect any such party without the prior written consent of such party. Notwithstanding anything else to the contrary in the Trust Agreement, so long as the Facility Lease remains in effect, the Owner Participant agrees not to terminate or revoke the trust created by the Trust Agreement without the consent of the Lessee. If and so long as the Indenture shall not have been discharged the consent of the Indenture Trustee shall also be required prior to any termination or revocation of such trust and in addition, the Owner Participant will, at the Lessee's expense, promptly and duly execute and deliver to the Indenture Trustee such documents and assurances including, without limitation, conveyances, financing statements and continuation statements with respect to financing statements and take such further action as the Indenture Trustee may from time to time reasonably request and furnish in order to protect the rights and remedies created or intended to be created in favor of the Indenture Trustee under the Indenture and the other Collateral Security Documents and to create for the benefit of the Loan Participants a valid Lien with respect to, and a first and prior perfected (except to the extent discussed in the opinions of counsel delivered in connection herewith) security interest in, the Trust Estate.


          Section 5.  CONDITIONS PRECEDENT

          5.1 Conditions Precedent to Obligations of Owner Participant and the Loan Participants. The obligations of (i) the Owner Participant to (x) make the investment contemplated by
Section 2.1 and (y) cause the Owner Trustee to purchase the Facility from the Partnership and lease the same to the Partnership and (ii) the Loan Participants to make the investments contemplated by Section 2.1 hereof shall be subject to the fulfillment to the satisfaction of, or waiver by, the Owner Participant or such Loan Participant, respectively, of the following conditions precedent on or prior to the Lease Closing
Date:

          (a)  Substantial Completion.  The Date of Substantial
Completion shall have occurred, and the Partnership shall have executed and delivered the Substantial Completion Certificate.

          (b)  Closing Notice; Certificate of Lessor's Cost.  The
Owner Participant, the Administrative Agent and the Owner
Trustee shall have received the Lease Closing Notice and the Certificate of Lessor's Cost.

          (c) Lease Documents and Amended and Restated Agreements. The following documents shall have been duly authorized, executed and delivered by the respective parties thereto, and an executed counterpart of each thereof shall have been delivered to the Owner Participant and each Loan
Participant:

               (i)       Bill of Sale;

               (ii)      Present Assignment;

               (iii)     Facility Lease;

               (iv)      Steam Lease;

               (v)       Tax Indemnity Agreement (to be
          delivered only to the Owner Participant and the Lessee);

               (vi)      Participation Agreement;

               (vii)     Reimbursement Agreement;

               (viii)    [Intentionally Left Blank]

               (ix)      Amended and Restated Deed of Trust and Security
          Agreement;

               (x)       Amended and Restated Security Agreement;

               (xi)      Amended and Restated GeneralPartner Pledge Agreement;

               (xii)     Amended and Restated Limited Partner Pledge Agreement;

               (xiii)    Amended and Restated Stock Pledge Agreement;

               (xiv)     Amended and Restated Security Deposit Agreement;

               (xv) Amended and Restated Ascending Letter of Credit Pledge Agreement;

               (xvi)     Amended and Restated Steam Lessee Security Agreement;

               (xvii)    Amended and Restated Site Lease;

               (xviii)   Amended and Restated Site Sublease;

               (xix)     Amended and Restated Trust Agreement; and

               (xx)      Indenture.

          (d) Legal Opinions. The Owner Participant and each of the Loan Participants shall have received the following opinions of counsel, each dated the Lease Closing Date:

               (i)       the opinion of Chadbourne &
          Parke, counsel to the Partnership, the General Partner, the Limited Partner and Holdings, substantially in the form of Exhibit V-1;

               (ii) the opinion of Gibbs & Haller, special Maryland counsel to the Partnership and the General Partner, substantially in the form of Exhibit V-2;

               (iii) the opinion of Venable, Baetjer, Howard & Civiletti, special Maryland counsel to the Partnership and the General Partner, substantially in the form of Exhibit V-3;

               (iv) the opinion of Shipman & Goodwin, counsel to the Owner Trustee, substantially in the form of Exhibit V-4;

               (v) the opinion of Ray, Quinney & Nebeker, counsel to the Indenture Trustee, substantially in the form of Exhibit V-5;

               (vi) (A) the opinion of internal counsel to the Owner Participant, substantially in the form of Exhibit V-6A and (B) the opinion of Simpson Thacher & Bartlett, special counsel to the Owner Participant, substantially in the form of Exhibit V-6B; and

               (vii) the opinion of Piper and Marbury, special Maryland counsel to the Owner Participant, substantially in the form of
          Exhibit V-7.

Such opinions also shall cover such other matters incident to the transactions contemplated by this Agreement, the Lease Documents and the other Transaction Documents as each recipient may reasonably request, including with respect to the opinions of counsel set forth in clauses (i) and (iii), an opinion that none of the Owner Participant (nor any Affiliate of the Owner Participant), the Owner Trustee, the Administrative Agent or the Loan Participants would be or become a Public Utility as a result of the execution, delivery and performance of the Lease Documents and, with respect to the opinions of counsel set forth in clauses (iv) and (vii) opinions confirming the validity and perfection of all interests of the Owner Trustee and the Indenture Trustee and the payment of all applicable filing and recordation taxes.

          (e) Title. The Owner Trustee shall have received from the Partnership good, valid and indefeasible title in and to the Facility under the Bill of Sale and shall have been conveyed a valid leasehold interest in the Site and the Easements pursuant to the Site Lease (except for those Easements which have been transferred to PEPCO or the County
Commissioners of Charles County, Maryland), in all cases free and clear of all Liens except Permitted Liens.

          (f) Requirements under the Power Purchase Agreement. The "Actual Commercial Operation Date" shall have occurred under the Power Purchase Agreement and the operation of the Project shall comply in all other material respects with all requirements set forth in the Power Purchase Agreement.

          (g)  Operating Budget.  The Owner Participant and each
Loan Participant shall have received the Operating Budget for the Project, which shall be in form and substance reasonably satisfactory to each recipient.

          (h)  Title Insurance; Survey.  (i) The Owner
Participant shall have received a policy of title insurance issued by the Title Company, in form and substance satisfactory to the Owner Participant, with such endorsements and affirmative coverage as the Owner Participant may reasonably request and with such reinsurance (with direct access provisions) and/or coinsurance as the Owner Participant may request, insuring the Security Agent for the benefit of the Owner Trustee and GE Capital, in an amount equal to the maximum secured amount of the Deed of Trust and Security Agreement, that the Owner Trustee has a valid leasehold interest in the Site and the Easements pursuant to the Site Lease, subject only to Permitted Liens;
(ii) the Administrative Agent shall have received a policy of title insurance issued by the Lender's Title Company, in form and substance satisfactory to the Administrative Agent, with such endorsements and affirmative coverage as the Administrative Agent may reasonably request and with such reinsurance (with direct access provisions) and/or coinsurance as the Administrative Agent may request, insuring the Loan Participants, in an amount equal to the maximum secured amount of the Deed of Trust and Security Agreement, that the Owner Trustee (and, by collateral assignment, the Indenture Trustee) has a valid leasehold interest in the Site and the Easements pursuant to the Site Lease, subject only to Permitted Liens; and (iii) the Owner Participant and the Administrative Agent shall have received an as-built survey of the Site by a licensed surveyor satisfactory to the Owner Participant, Administrative Agent, the Lender's Title Company and the Title Company, certified to the Owner Participant, Administrative Agent and the Title Company, showing no state of facts which the Owner Participant or the Administrative Agent reasonably determines to have a materially adverse effect on the value of the Owner Trustee's leasehold interest in the Site and the Easements. The Owner Participant and the Administrative Agent shall have received evidence that the premium in respect of such policy has been paid.

          (i) Authorizing Actions. All partnership, corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Transaction Documents, and all documents and instruments incident thereto, shall be satisfactory in form and substance to the Owner Participant and the Loan Participants and their respective counsel; and the Owner Participant and the Loan Participants and their respective counsel shall have received such counterpart originals or certified or other copies of all such documents and instruments and of all records of partnership and corporate proceedings in connection with such transactions, and such incumbency and signature certificates of officers of the Participants, as the Owner Participant or the Loan Participants or their respective counsel may reasonably request.

          (j) Filings and Recordings. All filings, recordings and other actions that are necessary or desirable in order to establish, protect, preserve and perfect the Security Agent's, the Owner Trustee's and (to the extent discussed in the opinions of counsel delivered in connection herewith) the Indenture Trustee's right, title, estate and interest in and to the Facility and the other Collateral shall have been duly made or taken (including, without limitation, the Facility Lease, the Site Lease, the Site Sublease, or memoranda thereof) and all fees, taxes (including transfer and recordation taxes) and other charges relating to such filings and recordings and other actions shall have been paid by the Partnership. The Security Agent, for the benefit of the Owner Trustee (and, by collateral assignment, the Indenture Trustee) and GE Capital shall have a first lien on and prior perfected security interest in all right, title, estate and interest of the Partnership in and to the Collateral prior and superior to all other Liens including existing mechanics' and materialmens' liens, except
Permitted Liens.  The Owner Trustee and the Administrative
Agent shall have received authenticated copies or other evidence of all filings, recordings and other actions obtained or made in order to create and perfect such first lien on and perfected security interest in the right, title, estate and interest of the Partnership in and to the Collateral.

          (k) Insurance Coverage. The Owner Participant and the Administrative Agent shall have received (i) certified copies of all policies evidencing the insurance required to be maintained pursuant to the provisions of this Agreement, the Facility Lease, the Deed of Trust and Security
Agreement, the Security Agreement, the Power Purchase
Agreement and the other Project Documents and (ii) evidence (including certificates of insurers and independent brokers) of the payment of all premiums due thereon and that such insurance complies in all material respects with the requirements of this Agreement, the Facility Lease, the Deed of Trust and Security Agreement, the Security Agreement, the Power Purchase Agreement and the other Project Documents.

          (l) Governmental Actions and Other Consents and Approvals. All Governmental Actions and other consents and approvals referred to in Section 3.5 and listed on Part A of
Schedule 2, shall have been duly obtained or made, shall be in full force and effect and shall be final and no longer subject to appeal, and a copy of each such Governmental Action, consent and approval (except where specifically indicated on Schedule 2) shall have been delivered to the Owner Participant and the Administrative Agent.

          (m) Qualifying Facility. PURPA shall be in full force and effect on the Lease Closing Date without modification in any respect materially adverse to the Owner Participant or the Loan Participants; and the Facility, upon acquisition by the Owner Trustee and operation as contemplated by the Transaction Documents, shall be a Qualifying Facility.

          (n) No Change in Law. No change shall have occurred after the Initial Loan Funding Date in any Applicable Law or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof
(i) which, in the reasonable judgment of the Owner
Participant or the Administrative Agent, would make the Owner Participant's, the Loan Participants' or the Owner Trustee's participation in the transactions contemplated hereby illegal or subject the Owner Participant, the Loan Participants or the Owner Trustee or any of their respective Affiliates to any material incremental governmental regulation in connection with such transactions or (ii) which, in the reasonable judgment of the Owner Participant or the Administrative Agent, would require the cancellation, suspension or termination of any of the Transaction
Documents, which cancellation, suspension or termination, in the reasonable judgment of the Owner Participant or the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

          (o) No Material Adverse Change, etc. In the reasonable judgment of the Owner Participant and the Administrative Agent, (i) no material adverse change in the financial condition, business, operations or prospects of the Partnership or the General Partner or the Project (including without limitation, no material adverse change in the Operating Projections) shall have occurred since September 30, 1996 and (ii) no other event (including, without limitation, a material adverse change in the financial condition, business or operations of any Specified Participant) shall have occurred since September 30, 1996 which could reasonably be expected to have a Material Adverse Effect.

          (p)  Representations and Warranties.  The
representations and warranties made by (i) the Partnership herein or by the Partnership or any other Reporting Participant in any other Transaction Document to which it is a party, or which are contained in any certificate, document, financial or other statement furnished by the Partnership or any other Reporting Participant hereunder or
thereunder or in connection herewith or therewith and   (ii)
each Affiliate of the Partnership, and to the best knowledge of the Partnership, each other Specified Participant, in any other Transaction Document or in any other certificate, document, financial or other statement furnished by such Affiliate or Specified Participant in connection with the transactions herein contemplated, shall be true and correct in all material respects, on and as of the Lease Closing Date as if made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date. The Partnership shall deliver an Officer's Certificate as to matters set forth in clauses (i) and (ii) above.

          (q)  No Default or Event of Default; Event of Loss;
Event of Regulation.  No Lease Default or Lease Event of
Default shall be in existence. No Event of Loss shall have occurred. No Event of Regulation shall have occurred.

          (r) No Force Majeure, Cancellation, Suspension, Termination, etc. The Project Documents shall be in full force and effect. No event of force majeure or other event or condition shall exist which permits or requires any party to any of the Project Documents to cancel, suspend or terminate its performance thereunder in accordance with the terms thereof or which could excuse any such party from liability for non-performance thereunder, unless (i) the parties to such Project Document shall have effectively waived such right or requirement with respect to such cancellation, suspension, termination or release from liability or (ii) in the reasonable judgment of the Owner Participant and the Administrative Agent, such cancellation, suspension, termination or release from liability would not have a Material Adverse Effect.

          (s)  Tax Opinion.  In the case of the Owner
Participant, the Owner Participant shall have received an opinion, dated the Lease Closing Date, from Simpson Thacher
& Bartlett, special tax counsel for the Owner Participant, as to such tax matters as the Owner Participant may reasonably request.

          (t) Lien Searches. The Owner Participant and the Administrative Agent shall have received UCC and other lien searches relating to the Project and the Collateral, showing no Liens other than Permitted Liens and Liens discharged concurrently with the closing of the transactions contemplated by the Lease Documents.

          (u) Appraisal. The Owner Participant shall have received the final written appraisal of a firm chosen by the Owner Participant, which appraisal shall be in form and substance satisfactory to it.

          (v) Project Costs. Project Costs shall not have exceeded $217,172,931.

          (w) Experts' Report. The Owner Participant and the Administrative Agent (with a copy for each Loan Participant) shall have received an engineer's report from the Independent Engineer, a fuel report from the Fuel
Consultant, an environmental report and an insurance report, each satisfactory in form and substance to the Owner Participant and the Administrative Agent, in respect of the Facility.

          (x) Reserve Account. Each Reserve Account shall have been funded in the amount required pursuant to Section 7 of the Facility Lease.

          (y) Working Capital. Each of the Owner Participant and the Administrative Agent shall have received evidence satisfactory to it that the Partnership has on hand sufficient cash necessary to meet the working capital and debt service needs of the Project during the period from the Basic Term Commencement Date through the initial Basic Rent Payment Date.

          (z)  Transfer and Recordation Taxes.  Each of the Owner
Participant and the Administrative Agent shall have received evidence satisfactory to it that the Partnership has paid all applicable Maryland sales, transfer, filing and recordation taxes.

          (aa) Payment of Project Costs. All Project Costs shall have been paid in full, or escrow arrangements which are satisfactory to the Owner Participant and the Administrative Agent shall have been made for the payment thereof.

          (bb) Distilled Water Facility Business Plan. The Owner Participant and the Administrative Agent shall have received the updated Distilled Water Facility Business Plan, satisfactory in form and substance to the Owner Participant and the Administrative Agent.

          (cc) Fuel Management Plan. The Owner Participant and the Administrative Agent shall have received an updated Fuel Management Plan, which plan shall be in form and substance satisfactory to the Owner Participant, the Power Purchaser and the Administrative Agent.

          (dd)  Loan Certificates.  In the case of the Loan
Participants, concurrently with making their respective
Commitments available to the Owner Trustee, the Administrative Agent, on behalf of each Loan Participant, shall have received one or more duly issued, executed and authenticated Loan Certificates, in proper form, in the aggregate amount of such Loan Participant's Commitment.

          5.2 Conditions Precedent to the Obligations of the Partnership. The obligations of the Partnership to sell the Facility to the Owner Trustee and to lease the Facility from the Owner Trustee shall be subject to the fulfillment to the satisfaction of, or waiver by, the Partnership of the following conditions precedent on or prior to the Lease Closing Date:

          (a) Lease Documents. Each of the Lease Documents shall have been duly authorized, executed and delivered by the party or parties thereto (other than the Partnership) and shall be in full force and effect on the Lease Closing Date, and the Partnership shall have received an executed counterpart of each such Lease Document.

          (b) No Change in Law. No change shall have occurred after the date hereof in any Applicable Law or regulation or in the interpretation thereof by a Governmental Authority charged with the administration or interpretation thereof which would make the Partnership's participation in the transactions contemplated hereby illegal.


          Section 6.  AFFIRMATIVE COVENANTS OF THE PARTNERSHIP

          So long as any Loan Certificate remains outstanding and unpaid, any Letter of Credit remains outstanding, any obligations are owing to the Owner Trustee under the Facility Lease or any other amount is owing to the Owner Participant, any Loan Participant or the Owner Trustee hereunder or under the Collateral Security Documents, each of the Partnership and the General Partner hereby agrees, for the benefit of the other parties hereto, that:

          6.1  [Intentionally Left Blank.]

          6.2 Conduct of Business, Maintenance of Existence, etc. The Partnership shall at all times (i) engage solely in the business of developing, constructing, financing and leasing and operating the Project, and activities incident thereto, (ii) preserve and maintain in full force and effect its existence as a limited partnership under the laws of the State of Delaware, its qualification to do business in the States of Delaware and Maryland and in each other jurisdiction in which the conduct of its business requires such qualification and all of its rights, privileges and franchises necessary for the construction, leasing and operation of the Project, (iii) obtain and maintain in full force and effect all Governmental Actions and other consents and approvals required at any time in connection with the construction, ownership or operation of the Project, and (iv) maintain the Facility as a Qualifying Facility. Each of the Partnership and the General Partner agrees that the General Partner will (i) engage solely in the business of being the sole general partner of the Partnership, and (ii) preserve and maintain its existence as a validly existing corporation and in good standing under the laws of the State of Delaware and its qualification to do business in the States of Delaware and Maryland and in each other jurisdiction in which the conduct of its business requires such qualification.

          6.3 Payment of Obligations. The Partnership will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations under the Transaction Documents and all of its Indebtedness and other obligations of whatever nature, except in the case of such other obligations, those obligations which are subject to a Contest.

          6.4 Performance Under Other Agreements. The Partnership shall duly perform and observe all of the covenants, agreements and conditions on its part to be performed and observed hereunder and under the Facility Lease, the Reimbursement Agreement and the other Financing Documents, and shall duly perform and observe in all material respects all of the covenants, agreements and conditions on its part to be performed and observed under the Project Documents and the Easement Agreements to which it is a party. The Partnership shall diligently enforce all of its rights under each Assigned Contract.

          6.5 General Partner. The General Partner shall remain at all times the sole general partner of the Partnership.

          6.6 Insurance Coverage. Without limiting any of the other obligations or liabilities of the Partnership under this Agreement, the Partnership shall at all times carry and maintain or cause to be carried and maintained at its own expense such insurance as is customarily maintained by constructors, owners, operators, and lessees of electric generating facilities and in all events shall carry and maintain at least the minimum insurance coverage set forth in this Section relating to the operation or construction of the Facility. The Partnership shall also carry and maintain any other insurance that the Owner Participant or the Administrative Agent may reasonably require from time to time. All insurance carried pursuant to this Section shall be with such insurers, in such amounts and in such form and with deductibles as shall be reasonably satisfactory to the Owner Participant and the Administrative Agent.

          (a) From and after the Commercial Operation Date, the Partnership shall maintain or cause to be maintained all-risk property and boiler and machinery insurance, covering physical loss or damage to the Facility and the transmission lines related to the interconnection facilities, including, but not limited to, fire and extended coverage, collapse, liquid damage, earthquake, flood and comprehensive boiler and machinery (including electrical malfunction and mechanical breakdown). Such insurance shall cover each and every component of the Facility and the interconnection facilities. The all-risk property and boilers and machinery coverage shall not contain an exclusion for resultant damage caused by faulty workmanship, design or materials. Coverage shall be written on a replacement cost basis and in an amount acceptable to the Owner Participant and the Administrative Agent, but in no event less than the replacement cost of the Project; sublimits of not less than $75,000,000 are acceptable for loss or damage due to flood or earthquake. Such policy shall contain a valid agreed amount endorsement waiving any coinsurance penalty. The policy may be subject to deductibles not to exceed $100,000 per occurrence, except for deductibles of $150,000 on the 86 MW steam turbine/generator and the 125 MVA transformers and $300,000 on the 78 MW combustion turbine/generator. At the time when and to the extent that, the sum of (i) the face amount of outstanding Letters of Credit, and
(ii) the Stipulated Loss Value exceeds the limits of coverage under the property and boiler and machinery policy specified in this Section 6.6(a), the Partnership shall include as a part of this policy or procure a special policy known as a "Lender's Single Interest Excess of Loss Coverage" or "Stipulated Loss Coverage" covering all the perils provided by the property and boiler and machinery policy. Such policy shall provide limits equal to the difference between (A) the sum of the amounts specified in clauses (i) and (ii) of the immediately preceding sentence and (B) the property and boiler and machinery limits, or equal to such other amount as may be mutually agreed between the Partnership, the Owner Participant and the Administrative Agent. The insureds and loss payees under this "Lender's Single Interest Excess of Loss Coverage" or "Stipulated Loss Coverage" policy shall be the Owner Participant and the Owner Trustee. In the event that the property and the boiler machinery policies are written by separate carriers, each policy shall be endorsed to include a joint loss provision.

          (b)  As an extension of the policy referred to in
Section 6.6(a) or as a separate policy, the Partnership shall maintain or cause to be maintained business interruption insurance in an amount equal to 18 months projected net operating profits of the Partnership and contingent business interruption insurance in an amount equal to 18 months projected net operating profits of the Partnership. This extension or separate policy shall include coverage for (i) business interruption arising from loss or damage to the Project, including a service interruption endorsement with a limit of $5,000,000 and a deductible period of not more than 72 hours and (ii) contingent business interruption arising from damage to the property and equipment of customers and suppliers of the Project, which is not covered by the insurance specified in Section 6.6(a). Such customers and suppliers shall include but not be limited to the purchasers of steam and electricity and the suppliers of natural gas. This extension or separate policy shall also include coverage for expediting expenses and extra expense with a sublimit of $1,000,000. This extension or separate policy shall have a deductible not to exceed 30 days' business interruption and extra expense.

          (c) The Partnership shall maintain or cause to be maintained comprehensive (or commercial) general liability insurance written on an occurrence basis and with a combined single limit of not less than $1,000,000. Such coverage shall include premises/operations, explosion, collapse and underground hazards, broad form contractual, independent contractors, products/completed operations, broad form property damage and personal injury. Such policy shall be written on a project specific basis and shall apply solely to the construction, use, operation and maintenance of the Facility. It shall also contain a drop down provision in the event of exhaustion of underlying limits or aggregates and apply on a following form basis.

          (d) The Partnership shall maintain or cause to be maintained (i) Workers' Compensation insurance with statutory limits and (ii) employers liability insurance coverage with limits of not less than $1,000,000 including occupational disease coverage.

          (e) The Partnership shall maintain or cause to be maintained comprehensive (or business) automobile liability insurance for owned (if any), nonowned, hired and borrowed vehicles with combined single limits of not less than $1,000,000.

          (f) The Partnership shall maintain or cause to be maintained excess (or umbrella) liability insurance written on an occurrence basis and providing coverage limits in excess of the insurance required to be maintained pursuant to Sections 6.6(c),
(d)(ii) and (e). The limits of such insurance and such excess insurance (or umbrella) coverage, when combined, shall be not less than $25,000,000 on a project-specific basis or shall be not less than $50,000,000 over all with not less than $10,000,000 on a project-specific basis. Such policy shall be written on a project-specific basis naming the Partnership as the insured and each Indemnitee as additional named insureds and shall apply solely to the construction, use, operation and maintenance of the Facility.

          (g) The Partnership shall maintain such insurance as the Partnership is required to maintain pursuant to the provisions of any Project Document.

          (h) The Partnership shall cause (i) the Contractor to obtain and maintain in full force and effect such insurance as the Contractor is required to maintain pursuant to Sections 3.08 and 4.16 of the Construction Contract and (ii) the Operator to obtain and maintain such insurance as the Operator is required to maintain pursuant to Section 9.01 of the Operation and Maintenance Agreement.

          (i) The insurance carried in accordance with this subsection 6.6 shall be endorsed as follows:

          (i) the Partnership shall be the named insured and each Insurance Indemnitee shall be additional named insureds with respect to the insurance required to be maintained pursuant to Sections 6.6(a) and (b). The Partnership shall be the named insured and each Insurance Indemnitee shall be additional insureds with respect to the insurance required to be maintained pursuant to Sections 6.6(c), (d)(ii), (e) and (f). The Partnership and each Insurance Indemnitee shall be additional insureds with respect to insurance maintained pursuant to Section 6.6(h) (in respect of any liability policy);

          (ii) the interest of each Insurance Indemnitee shall not be invalidated by any action or inaction of the Partnership or any other Person and of any breach or violation by the Partnership or any other Person of any warranties, declarations or conditions in such policies;

          (iii) the insurer thereunder shall waive all rights of subrogation against each Insurance Indemnitee, any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise;

          (iv) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of any Insurance Indemnitee with respect to their respective interests as such in the Facility;

          (v) if such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any substantial change is made in the coverage which affects the interest of any Insurance Indemnitee, such cancellation or change shall not be effective as to such Insurance Indemnitee, for 60 days, except for nonpayment of premium which shall be 10 days, after receipt by such Insurance Indemnitee of written notice sent by registered mail from such insurer of such cancellation or change;

          (vi) any insurance carried in accordance with Sections 6.6(c), (d)(ii), (e), (f) and (h) (in respect of any liability policy) shall be endorsed to provide that, inasmuch as the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and

          (vii) any insurance carried in accordance with Sections 6.6(a) and (b) shall include a standard lender's loss payable endorsement naming the Administrative Agent as first loss payee and the Owner Participant as second loss payee with all loss insurance proceeds made payable to the Insurance and Condemnation Proceeds Account and disbursed in accordance with the provisions of the Security Deposit Agreement; provided, however, that upon the discharge of the Lien of the Indenture, the Owner Participant shall be named as sole loss payee. Deductibles or self insured retentions shall be subject to approval by the Owner Participant and the Administrative Agent.

          (j) The Partnership shall deliver to the Owner Participant and the Administrative Agent on or prior to the expiration date of each insurance policy required to be maintained by it pursuant to this Section 6.6, a certificate executed by the insurer or its duly authorized agent evidencing the continuance of such insurance policy (or, upon request, a certified copy of such insurance policy).

          (k) All payments received by any Insurance Indemnitee or the Partnership from any insurer with respect to loss or damage to the Facility or other Collateral shall promptly be deposited in the Insurance and Condemnation Proceeds Account for application in accordance with the provisions of Section 4.11 of the Security Deposit Agreement.

          (l) No provision of this Section 6.6 or any provision of any other Transaction Document shall impose on any Indemnitee any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Partnership, nor shall any Insurance Indemnitee be responsible for any representations or warranties made by or on behalf of the Partnership to any insurance company or underwriter.

          (m)  Concurrently with the furnishing of all
certificates referred to in paragraph (j), the Partnership shall furnish the Owner Participant and the Administrative Agent with an opinion of an independent insurance broker stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then carried and maintained is in accordance with Section 6.6. Furthermore, the Partnership shall cause each insurer or such broker to advise the Owner Participant and the Administrative Agent promptly in writing of any default in the payment of any premiums or any other act or omission on the part of the Partnership or the Contractor which might invalidate or render unenforceable, in whole or part, any insurance provided hereunder. Any Insurance Indemnitee may, at its sole option, obtain such insurance if not provided by the Partnership and in such event the Partnership shall reimburse such Insurance Indemnitee upon presentation of a certificate of insurance setting forth the cost thereof.

          6.7 Inspection of Property; Books and Records; Independent Engineer; Discussions. The Partnership shall keep proper books of records and accounts in which full, true and correct entries shall be made of all of its transactions in accordance with sound accounting practice. The Partnership agrees that the Independent Engineer (at the expense of the Partnership in the event a Lease Default or a Lease Event of Default has occurred and is continuing or if such visit is to ensure compliance with any Governmental Action or Applicable Law, based on invoices for the reasonable actual costs thereof) may, in accordance with Section 8(b) of the Facility Lease, visit the Facility and the other properties of the Partnership at any and all times during normal business hours. The Partnership shall permit a representative of each of the Owner Participant and the Loan Participants and the Independent Engineer to examine its books of records and accounts and to discuss its affairs, finances and accounts with its principal officers, engineers and independent accountants, all at such reasonable times during business hours and at such reasonable intervals as such Person may request.

          6.8 Compliance With Laws. The Partnership shall comply with all Applicable Laws including, without limitation, all applicable Environmental Laws, and shall from time to time obtain and comply with all applicable Governmental Actions as shall now or hereafter be necessary under all Applicable Laws, in connection with the construction, ownership (and, after the Lease Closing Date, leasing), operation or maintenance of the Project, except if such non-compliance would not have a Material Adverse Effect.

          6.9 Financial Statements. The Partnership shall furnish or cause to be furnished to the Owner Participant and the Administrative Agent:

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of each of the Partnership, the General Partner, Holdings and PEII, a copy of the unaudited balance sheet of the Partnership, Holdings and the General Partner and the audited balance sheet of PEII as of the end of such fiscal year and the related statements of income, retained earnings (or partners' capital) and changes in cash flows of the Partnership, the General Partner, Holdings and PEII (and audited in the case of PEII), for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (provided, that during the Lease Term, all of the financial statements required to be furnished pursuant to this Section 6.9(a) other than for Holdings shall be audited) and each of the audited financial statements delivered pursuant to this
Section 6.9(a) shall be certified without qualification or exception as to the scope of its audit by Price Waterhouse, Deloitte & Touche or other independent public accountants of national standing reasonably acceptable to the Owner
Participant and the Administrative Agent;

          (b) as soon as available, but in any event within 60 days after the end of each quarterly period of each fiscal year of each of the Partnership, the General Partner, Holdings and PEII (other than the last quarterly period of each such fiscal year), the unaudited balance sheet of each of the Partnership, the General Partner, Holdings and PEII as of the end of such quarterly period and the related unaudited statements of income and retained earnings (or partners' capital) and changes in cash flows of the Partnership, the General Partner, Holdings and PEII for such quarterly period and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the previous period, certified by the chief accounting officer or chief financial officer of the Partnership, the General Partner, Holdings and PEII (subject to normal year-end audit adjustments); and

          (c) to the extent and within 30 days after becoming publicly available, a copy of the audited, yearly balance sheet and unaudited quarterly balance sheet of each Specified Participant (or any successor) other than the Partnership and its Affiliates, in such form as the same have been made publicly available (except that such financial statements of the Contractor shall not be required after the Date of Final Completion);

          (d) as soon as practicable, but in any event within 30 days after the end of each calendar month, an operating report of the Partnership as at the end of such period and for the period of such fiscal year then ended, containing such information as shall be agreed to by the Owner
Participant, the Administrative Agent and the Partnership and setting forth in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year (and in the then current Operating Budget), certified by the chief accounting officer or chief financial officer of the Partnership and the General Partner;

          (e) as soon as available, but in any event 60 days prior to the end of each fiscal year of the Partnership during the Lease Term, an annual operating budget (the "Operating Budget") for the Project, satisfactory in form and substance to the Owner Participant and the Administrative Agent, setting forth projected operating expenses and cash flow for the Project for the upcoming fiscal year;

all such financial statements (other than those required to be furnished pursuant to subsection (c) hereof) to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except for changes approved or required by the independent public accountants certifying such statements and disclosed therein).

          6.10 Certificates; Other Information. The Partnership shall furnish or cause to be furnished to the Owner Participant and the Administrative Agent.

          (a) concurrently with the delivery of the financial statements of the Partnership referred to in Section 6.9(a), a certificate of the independent public accountants which certified such financial statements (which certificate may be limited to accounting matters and may disclaim responsibility for legal interpretations) stating that in making the examination necessary for the audit thereof no knowledge was obtained of any Reimbursement Default, Reimbursement Event of Default, Lease Default or Lease Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements of the Partnership referred to in Sections 6.9(a) and 6.9(b), a certificate of an Authorized Officer of the General Partner stating that, to the best of such officer's knowledge after due inquiry, each of the Partnership and the General Partner, during the period covered by such financial statements has observed and performed all of its covenants and other agreements hereunder, and satisfied every condition, contained in this Agreement and the other Transaction Documents to be observed, performed or satisfied by it, and that such Authorized Officer has obtained no knowledge of any Lease Default, Lease Event of Default, Reimbursement Default or Reimbursement Event of Default hereunder at any time during such period or on the date of such certificate and no knowledge of any default or event which with the giving of notice or the lapse of time or both would constitute a default under any of the other Transaction Documents at any time during such period or on the date of such certificate (or, if any such Lease Default, Lease Event of Default, Reimbursement Default or Reimbursement Event of Default or default or event shall have occurred, a statement setting forth the nature thereof and the steps being taken by the Partnership to remedy the same);

          (c) promptly after the same are sent, copies of all financial statements and reports which the Partnership sends to its Partners;

          (d)  promptly after the filing thereof, the "Annual
     Returns" (Form 5500 series) and attachments filed annually with the Internal Revenue Service with respect to each Single Employer Plan, if any, of the Partnership;

          (e) with respect to any Single Employer Plan adopted or amended by the Partnership or the General Partner or any Commonly Controlled Entity on or after the date of the first borrowing under the Construction Loan Agreement, any determination letters received from the Internal Revenue Service with respect to the qualification of such Plan, as initially adopted or amended under Section 401(a) of the Code;

          (f) promptly after delivery or receipt thereof, a copy of each material notice, demand or other communication delivered by or received by the Partnership pursuant to any Project Document;

          (g) copies of each Governmental Action or other consent or approval obtained or made by the Partnership or the General Partner, or obtained or made by any EPC
     Contractor and delivered to the Partnership pursuant to each EPC Contract;

          (h) fifteen days prior to each Basic Rent Payment Date, a certificate of an Authorized Officer of the General Partner, in form and substance satisfactory to the Owner Participant and the Administrative Agent, stating the Available Cash Flow, the Distributable Cash Flow, Cash Available for Distributions and the Operating Cash Flow Ratio for the 3-month period ending on the date 30 days prior to such Basic Rent Payment Date (each such quarterly period, a "Quarterly Measurement Period") and setting forth reasonably sufficient information to permit the Owner Participant and the Administrative Agent to confirm the accuracy of such amounts;

          (i) promptly after any material interruption in the supply of natural gas to the Facility (other than any (A) normal interruptions caused by a Gas Transporter with respect to that portion of the natural gas supply for which firm transportation capacity has not been arranged or (B) occasional interruptions caused by a supplier providing for the delivery of natural gas on an interruptible basis), a notice describing the circumstances of such interruption; provided that such notice shall be delivered with respect to any interruption (whether or not excused or whether or not material) that results in the Partnership using fuel oil to operate the Facility or that could give rise to a "Fuel Default" (as defined in the Consent of the Power Purchaser);

          (j) fifteen days prior to each Basic Rent Payment Date, a report for the 3-month period ending on the date 30 days prior to such Basic Rent Payment Date setting forth the amount of distilled water produced by the Steam Host during such period and the amount of distilled water sold by the Steam Host during such period;

          (k) promptly, notice of any failure by the Partnership to deliver Net Electrical Output (as defined in the Power Purchase Agreement) in satisfaction of the dispatch requirements of the Power Purchaser under the Power Purchase Agreement and a report describing the circumstances of such failure; and

          (l) promptly, such additional financial and other information with respect to the Partnership, the General Partner or the Project as the Owner Participant or the Administrative Agent may from time to time reasonably request.

          6.11 Taxes. The Partnership shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property, including, without limitation, any property that it leases prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the Partnership, except to the extent the payment of any such tax, assessment, charge or levy is subject to a Contest. The Partnership will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

          6.12 Maintenance of Property. (a) The Partnership, at its expense, shall keep the Facility in good working order and condition and make all repairs, replacements and renewals with respect thereto and additions and betterments thereto which are necessary for the Facility to operate in strict compliance with the terms of the Power Purchase Agreement and in material compliance with all Applicable Laws affecting the Project.

          (b) If, after any loss, destruction or damage with respect to the Project referred to in the definition of "Event of Loss", the conditions specified in clause (i) of Section 9(c) of the Facility Lease are satisfied, the Partnership at all times thereafter will proceed diligently with all work necessary to correct such loss, destruction or damage to the extent of the insurance proceeds or other funds received by it.

          6.13 Notices. The Partnership will, promptly upon obtaining knowledge of any of the following, give notice to the Owner Participant and the Administrative Agent:

          (a) of the occurrence of any Reimbursement Default, Reimbursement Event of Default, Lease Default or Lease Event of Default;

          (b) of any default or event of default under any Assigned Contract;

          (c) of any litigation, investigation or proceeding which may exist (or, to the best knowledge of the Partnership or the General Partner, which may be threatened) at any time between the Partnership and any Governmental
     Authority;

          (d) of any litigation or proceeding against the Partnership or affecting the Project of which the Partnership is aware in which the amount involved is $50,000 or more or in which injunctive or similar relief is sought;

          (e) of the following events, as soon as possible and in any event within 30 days after the Partnership knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Partnership to terminate, withdraw or partially withdraw from any Plan, or (iii) the reorganization or insolvency of any Multiemployer Plan, and, in addition to such notice, deliver to the Owner Participant and the Administrative Agent whichever of the following may be applicable: (A) a certificate of the chief financial officer of the Partnership setting forth details as to such Reportable Event and the action that the Partnership proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, or (C) any notice of the reorganization or insolvency of a Multiemployer Plan received by the Partnership;

          (f) of any change, event or condition (including any actual or prospective change of law, rule or regulation) which has or could have a Material Adverse Effect;

          (g)  of any loss or damage to the Facility or the other
     Collateral in excess of $50,000;

          (h)  [Intentionally Left Blank];

          (i) of any event or condition which would change any matter represented to in subsection 3.27;

          (j) of the proposed execution and delivery of any Additional Project Document;

          (k) of any material event constituting force majeure under any of the Project Documents or any claim by any party to any Project Document alleging that a force majeure event thereunder has occurred;

          (l) of any litigation, investigation or proceeding affecting any Affiliate of the Partnership or, to the best knowledge of the Partnership or the General Partner, any Specified Participant which, if adversely determined, would have a Material Adverse Effect;

          (m) of any material violation of any applicable Environmental Law, or any event or condition that could be reasonably expected to result in a material liability under any applicable Environmental Law or any litigation or proceeding relating to environmental matters concerning the Partnership or the Project and affecting the Partnership or any other Person on or in connection with the assets of the Partnership or any part thereof (including, but not limited to, receipt by Partnership of any notice of any Environmental Proceeding or any Reportable Spill);

          (n) of any assertion by any Governmental Authority or other Person that the Work does not comply with any Applicable Law;

          (o)  of the institution of any Adverse Proceeding;

          (p) of any material delays for any reason in the delivery of materials or equipment to be supplied under any EPC Contract;

          (q)  [Intentionally Left Blank];

          (r)  [Intentionally Left Blank];

          (s) of any requested or required change in the Plans and Specifications;

          (t) of the cancellation or expiration (without renewal or replacement) of any insurance required to be maintained under this Agreement or any other Transaction Document;

          (u) of the initiation of any condemnation proceedings against any of the Collateral;

          (v) of any Lien or claim against any Collateral other than Permitted Liens;

          (w)  [Intentionally Left Blank];

          (x) of any order, notice or declaration by a Governmental Authority that could result in the Facility ceasing to be a Qualifying Facility; and

          (y) of any order, notice or declaration by any Governmental Authority that could result in Owner
     Participant, the Owner Trustee or any of their respective
     Affiliates becoming a Public Utility.

Each notice pursuant to this subsection shall be accompanied by a statement of an Authorized Officer of the General Partner setting forth details of the occurrence referred to therein and stating what action the Partnership proposes to take with respect thereto and, with respect to a notice given pursuant to clause (j), shall be accompanied by a copy of the Additional Project Document. For all purposes of clause (e) of this subsection, the Partnership shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of such Plan.

          6.14  Assignments of Additional Project Documents;
Maintenance of Liens of the Collateral Security Documents; Future
Mortgages.  The Partnership will:

          (a) after the execution and delivery of any Additional Project Document and promptly upon the request of the Owner Participant or the Administrative Agent, execute and deliver an Assignment with respect to such Additional Project Document and cause the other party or parties to such Additional Project Document to execute and deliver a Consent to Assignment with respect to such Assignment;

          (b) promptly upon the request of the Owner Participant or the Administrative Agent, and at the Partnership's expense, execute and deliver, or cause the execution and delivery of, and thereafter register, file or record in each appropriate governmental office, any document or instrument supplemental to or confirmatory of the Collateral Security Documents or otherwise deemed by the Owner Participant or the Administrative Agent to be necessary or desirable for the creation or perfection of the liens and security interests purported to be created by the Collateral Security Documents; and

          (c) if the Partnership shall at any time acquire any real property or leasehold or other interests therein not covered by the Deed of Trust and Security Agreement, promptly upon such acquisition execute, deliver and record a supplement to the Deed of Trust and Security Agreement, satisfactory in form and substance to the Administrative Agent and the Owner Participant, subjecting such real property or leasehold or other interests to the loan and security interest created by the Deed of Trust and Security Agreement.

          6.15 Annual Opinion of Counsel. The Partnership shall furnish to the Owner Participant and the Administrative Agent within 90 days after the end of each calendar year, beginning with the calendar year ending December 31, 1997, an opinion of counsel addressed to the Owner Participant and the Administrative Agent (a) stating that such action has been taken with respect to the filing, recording, re-filing and re-recording of (i) the Collateral Security Documents and/or financing statements and continuation statements with respect thereto as is necessary to protect and preserve the rights and interests of the Partnership (or any Partner or Holdings, as the case may be) in and to the Collateral and the liens on and security interests in the rights and interests of the Partnership (or any Partner or Holdings, as the case may be) in and to the Collateral created by the Collateral Security Documents and (ii) the Lease Documents and/or financing statements and continuation statements with respect thereto as is necessary to protect and preserve the rights and interests of the Owner Trustee in and to the Facility, and in the case of clauses (i) and (ii) above, reciting the details of such action or referring to prior opinions of counsel in which such details are given and (b) stating what, if any, action of the foregoing nature may reasonably be expected to become necessary during the next succeeding twelve months in order to protect and preserve the rights and interests of (i) the Partnership (or any Partner or Holdings, as the case may be) in and to the Collateral and the liens on and security interests in the Collateral created by the Collateral Security Documents and (ii) the Owner Trustee in and to the Facility.

          6.16 Employee Plans. For each Plan adopted by the Partnership, the Partnership shall (a) use its best efforts to seek and receive determination letters from the Internal Revenue Service to the effect that such Plan is qualified within the meaning of Section 401(a) of the Code; and (b) from and after the date of adoption of any Plan, cause such Plan to be qualified within the meaning of Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code.

          6.17 Management Letters. The Partnership shall promptly deliver to the Owner Participant and the Administrative Agent a copy of each report delivered to the Partnership by its independent public accountants in connection with any annual or interim audit of its books, including, without limitation, any letters or reports addressed to the Partnership or to the General Partner or any of its officers relating to internal controls, adequacy of records or the like.

          6.18  [Intentionally Left Blank.]

          6.19  [Intentionally Left Blank.]

          6.20  [Intentionally Left Blank.]

          6.21 Easements. The Partnership agrees to submit to the Owner Participant and the Administrative Agent for approval copies of all prospective Easement Agreements, easements, licenses, restrictive covenants or other similar agreements affecting the Site and the Easements (including all reciprocal easement agreements with parties interested in the Site and the Easements or with parties interested in adjacent property) prior to their execution, together with a drawing or survey showing the location thereof.

          6.22  [Intentionally Left Blank.]

          6.23 Further Assurances. The Partnership shall cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may be necessary or the Owner Participant or the Administrative Agent from time to time may reasonably request in order to carry out more effectively the intent and purposes of this Agreement and the other Transaction Documents, and the transactions contemplated hereby and thereby. The Partnership shall cause the financing statements (and continuation statements with respect thereto) and the documents enumerated and described in Schedule 3, and all other documents necessary in that connection, to be recorded or filed at such places and times, and in such manner, and shall take, or shall cause to be taken, all such other action as may be necessary or reasonably requested by the Owner Participant in order to establish, preserve, protect and perfect the title of the Owner Trustee to the Project and the interests of the Owner Trustee in the Site and the Liens of the Security Agent, for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee, for the benefit of the Loan Participants) on the Collateral.

          6.24 Storage of Materials. The Partnership will cause all materials owned or controlled by the Partnership and supplied for, or intended to be utilized in, the construction of the Project, but not affixed to or incorporated into the Project, to be suitably stored on the Site (or stored in the proximity of construction of the Transmission Facilities or the Effluent Pipeline) after delivery to the vicinity of the Site (or such other construction site) or at such other location as may be approved by the Owner Participant and the Administrative Agent in writing, with adequate safeguards as required by the Owner Participant or the Administrative Agent, to prevent loss, theft, damage or commingling with other materials.

          6.25 Hazardous Substances. (a) The Partnership agrees to manage, handle, store, transport, label and provide information as reasonably requested by the Owner Participant or the Administrative Agent about all Hazardous Substances which may exist at the Site and which are involved in the Project, and to store, contain, label and provide information about, and provide for the removal and disposition of all Hazardous Substances which may exist at the Site and which are involved in the Project in accordance in all material respects with any Applicable Law including, but not limited to, any applicable Environmental Law.

          (b) The Partnership shall cause the transportation and/or disposal of Hazardous Substances (whether with its own employees or through the services of third-party independent contractors) to comply in all material respects with any Applicable Law including, but not limited to, any applicable Environmental Law. The Partnership shall retain only those third-party independent contractors who are properly licensed by each applicable Governmental Authority and any other applicable licensing authority to provide the services they are retained to perform.

          (c) The Partnership shall comply in all material respects with all Applicable Laws including, but not limited to, all applicable Environmental Laws in connection with the generation, management, handling, labeling, containing, treatment, storage, transportation or disposal of Hazardous Substances, including without limitation, proper and complete preparation of any required manifests, maintenance of Material Safety Data Sheets, preparation of a hazardous materials business plan if required by any Applicable Law including, but not limited to, any applicable Environmental Law and maintenance of safe working conditions. The Partnership shall establish a regular schedule for transfer of all Hazardous Substances off the Site as soon as practicable after its generation and, in any event, the Partnership shall not allow any Hazardous Substance to be maintained at the Site for a period exceeding that permitted by any Applicable Law including, but not limited to, any applicable Environmental Law. The Partnership shall monitor the disposition of all Hazardous Waste by contractors engaged in connection with the transportation and disposal thereof.

          6.26  [Intentionally Left Blank.]

          6.27 Distilled Water Facility Business Plan. The Partnership shall comply, and shall cause the Steam Host to comply, in all material respects with the Distilled Water Facility Business Plan. The Partnership will itself operate the Distilled Water Facility if the Steam Lease is terminated.

          6.28 Fuel Management Plan. The Partnership shall comply in all material respects with the Fuel Management Plan.

          6.29  [Intentionally Left Blank.]

          6.30 Qualifying Facility Status Certificates. (a) Within five days after the last day of each calendar month during the Initial QF Standards Measurement Period, the Partnership shall furnish or cause to be furnished to the Owner Participant and the Administrative Agent a Monthly QF Status Certificate covering the period beginning on the first day of the Initial QF Standards Measurement Period and ending on the last day of such calendar month.

          (b) No later than 25 days prior to the last day of the Initial QF Standards Measurement Period, the Partnership shall furnish or cause to be furnished to the Owner Participant and the Administrative Agent an Annual QF Status Certificate covering the period beginning on the first day of the Initial QF Standards Measurement Period and ending on the day that is 30 days prior to the last day of the Initial QF Standards Measurement Period.

          (c) Within five days after the last day of each calendar month of each QF Standards Measurement Period, the Partnership shall furnish or cause to be furnished to the Owner Participant and the Administrative Agent a Monthly QF Status Certificate covering the period beginning on the first day of such QF Standards Measurement Period and ending on the last day of such calendar month.

          (d) No later than 25 days prior to the last day of each QF Standards Measurement Period, the Partnership shall furnish or cause to be furnished to the Owner Participant and the Administrative Agent an Annual QF Status Certificate covering the period beginning on the first day of such QF Standards Measurement Period and ending on the day that is 30 days prior to the last day of such QF Standards Measurement Period.

          Each Monthly QF Status Certificate and Annual QF Status
Certificate furnished to the Owner Participant and the Administrative Agent pursuant to this Section 6.30 shall contain sufficient data and calculations necessary to verify the statements made in such certificate.

          6.31 Final Completion. The Partnership shall cause the Date of Final Completion to occur no later than April 30, 1997.

          6.32 Additional Oil Requirement. If the Power Purchaser shall deliver a notice of Fuel Default to the Partnership, the Partnership shall thereafter at all times maintain as much oil as practicable (but never less than 1,300,000 gallons) in storage at the Facility until the Power Purchaser agrees, in writing, that such Fuel Default and any related Fuel/Performance Failure has been cured ("Fuel Default" and "Fuel/Performance Failure" shall have the meanings given such terms in the Consent of the Power Purchaser).

          6.33 LNG Reserve. If at any time CLNG shall file with a Governmental Authority for authorization to import and/or ship LNG, the Partnership will promptly notify the Owner Participant and the Administrative Agent and take such action with respect to such filing as the Owner Participant or the Administrative Agent shall reasonably request, including, without limitation, opposing such filing and/or petitioning FERC to establish specifications in CLNG's tariff for such LNG that are satisfactory to the Owner Participant and the Administrative Agent (the "Requested Specifications"). At the time of such filing by CLNG, there shall be established a reserve account (the "LNG Account") under the Security Deposit Agreement, and all Cash Available for Distributions shall be deposited in the LNG Account until the LNG Account contains such amount as the Independent Engineer reasonably advises as being required to acquire and install monitoring and processing equipment necessary for the Facility to safely and efficiently burn gas from LNG. At such time as CLNG's request to import LNG is denied by a final non-appealable order from the appropriate Governmental Authority or FERC establishes the Requested Specifications as part of CLNG's tariff, the Owner Participant or the Administrative Agent shall instruct the Security Agent to release all funds in the LNG Account as Cash Available for Distributions. If CLNG obtains permission to import and/or ship LNG and FERC does not establish the Requested Specifications as part of CLNG's tariff, the Partnership shall acquire and install the monitoring and processing equipment recommended by the Independent Engineer and may use funds in the LNG Account to pay for the cost (or a portion thereof) of such equipment and installation.

          6.34  [Intentionally Left Blank.]

          6.35 Fuel Oil Arrangements. By October 10 of each year, the Partnership will have signed contracts satisfactory to the Owner Participant and the Administrative Agent (which may be a pre-approved standard form) providing for the firm supply and transportation of fuel oil for the Facility for the period commencing on November 1 of such year through March 30 of the following year (the "Winter Heating Period"). Such contracts shall contain a provision confirming that they are assigned to the Security Agent as Collateral. At all times during the Winter Heating Period the Partnership shall use its best efforts to maintain the oil storage tank at its maximum level, but in any event it shall maintain at least 1,300,000 gallons at all times.

          6.36 Operation and Maintenance Agreement. The Partnership shall, no later than two (2) months prior to the expiration of the terms of the Operation and Maintenance Agreement between the Partnership and Ogden Brandywine Operations, Inc. dated as of November 21, 1994 and amended as of December 7, 1994 (and each replacement or renewal operation and maintenance agreement approved pursuant to the terms of this Section) provide Owner Participant and Administrative Agent with a proposed replacement or renewal operation and maintenance agreement for the Facility, which replacement or renewal operation and maintenance agreement shall be on terms and conditions reasonably satisfactory to Owner Participant and Administrative Agent (who shall not unreasonably withhold or delay their approval or disapproval) (and to the extent required by the Power Purchase Agreement, the Power Purchaser).

          6.37 Noise Study. On or before March 30, 1997, the Partnership shall provide Owner Participant and Administrative Agent with a scope of work for a study of ambient noise levels in the vicinity of the Facility to ensure compliance with applicable noise levels and to assess the impact of maximum noise emissions (the "Noise Study"). The Partnership shall provide Owner Participant and Administrative Agent with a copy of the result of such Noise Study promptly upon the completion thereof.

          6.38  Operating Permits.

          (a) On or before September 30, 1997, the Partnership shall provide Owner Participant and Administrative Agent with a proposed application for an operating permit under Title V of the Federal Clean Air Act, as amended, 42 U.S.C. 7401 et seq. The Partnership shall file such application with the Maryland Department of the Environment on or before October 31, 1997, and shall provide Owner Participant and Administrative Agent with a copy of such application and, upon issuance, such permit.

          (b) On or before January 31, 1997, the Partnership shall provide Owner Participant and Administrative Agent with a copy of the final Permit to Operate (or an extension of that certain Temporary Permit to Operate #16-02200-05-0844) for the Facility.

          6.39 Reaffirmations of Consents to Assignment. In the event that on or before the Lease Closing Date the Partnership has not obtained from each of the parties to the Consents to Assignment a reaffirmation of each such Consent to Assignment substantially in the form of Exhibit BB to this Agreement (a "Reaffirmation"), the Partnership agrees that it shall provide reasonable assistance in obtaining such Reaffirmation(s) promptly after the Lease Closing Date.


          Section 7.  NEGATIVE COVENANTS OF THE PARTNERSHIP

          So long as any Loan Certificate remains outstanding and unpaid, the Letter(s) of Credit remain outstanding, any obligations are owing to the Owner Trustee under the Lease Documents or any other amount is owing to the Owner Participant, any Loan Participant or the Owner Trustee hereunder or under the Collateral Security Documents, each of the General Partner and the Partnership hereby agrees, for the benefit of other parties hereto that:

          7.1 Merger, Sale of Assets, Purchases, etc. The Partnership shall not merge into or consolidate with any other Person, change its form of organization or its business, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or sell, lease, transfer or otherwise dispose of any assets other than sales of electric power or steam pursuant to the Power Purchase Agreement or the Steam Sales Agreement, sales of natural gas permitted by the Fuel Management Plan, the sale of the Facility to the Owner Trustee and sales, transfers and other dispositions of assets permitted by Section 8(f) of the Facility Lease. The Partnership will not purchase or acquire any assets other than (x) the purchase of assets in connection with the completion of the Project, (y) the purchase of assets in the ordinary course of business reasonably required in connection with the operation and maintenance of the Project and
(z) Permitted Investments.  The Partnership will not create any
Subsidiaries.

          7.2 Indebtedness. The Partnership shall not create, incur, assume or suffer to exist any Indebtedness, except Indebtedness incurred in respect of the Reimbursement Agreement or otherwise under the Transaction Documents as in effect on the Lease Closing Date (or as amended in accordance with the terms hereof).

          7.3 Distributions, etc. The Partnership shall not make any distributions to the Partners or to any other Person in respect of any interests of the Partners in the Partnership, whether in cash or other property, or redeem, purchase or otherwise acquire any interests of the Partners in the Partnership, or permit any Partner to withdraw any capital from the Partnership, except after delivery to the Owner Participant and the Administrative Agent of the certificate referred to in
Section 6.10(h), on each Basic Rent Payment Date, the making of cash distributions to the Partners in accordance with the Partnership Agreement and the Security Deposit Agreement out of Cash Available for Distributions for the immediately preceding Quarterly Measurement Period to the extent there is cash available in the Partnership Security Account and if (i) all amounts then required to be deposited in the Rent Reserve Account, the Operation and Maintenance Reserve Account and the Warranty Maintenance Reserve Account (or any other account maintained under the Security Deposit Agreement other than the Interest Hedging Account) shall have been deposited therein,
(ii) all Supplemental Rent then due and owing shall have been paid, (iii) the Operating Cash Flow Ratio for the immediately preceding Quarterly Measurement Period shall be greater than 1.2 to 1.0 and (iv) at the time of such distribution, and immediately after giving effect thereto, no Lease Default, Lease Event of Default, Reimbursement Default or Reimbursement Event of Default shall have occurred and be continuing.

          7.4 Liens. The Partnership shall not create or suffer to exist any Lien on any of its properties or assets securing any Indebtedness or other obligation of the Partnership or any other Person, other than Permitted Liens. Notwithstanding the foregoing, the Partnership shall protect and defend (a) its interest in, and the Security Agent's Liens on the Collateral and
(b) the right, title and interest of the Owner Trustee in and to the Facility against any Lien for the performance of work or the supply of materials filed against the Collateral or the Facility, as the case may be.

          The Partnership will promptly pay or cause to be paid any valid, final judgment enforcing any item, cause the Lien relating thereto to be removed and otherwise cause such item to be satisfied of record. The Partnership hereby indemnifies and holds each Indemnitee harmless from and against any loss, costs, expense or damages which may be suffered by any of them as the result of the failure of the Partnership to discharge and satisfy any such Lien.

          7.5 Nature of Business. The Partnership shall not engage in any business other than the development, construction and operation of the Project (and activities incidental thereto), and the General Partner shall not engage in any business other than the business of being the managing general partner of the Partnership.

          7.6 Amendment of Contracts, etc. The Partnership will not, without the prior written consent of the Majority Loan Participants (or the Administrative Agent if in the opinion of the Administrative Agent such cancellation, suspension, termination, assignment or amendment is not material) and the Owner Participant (and, to the extent required by the Power Purchase Agreement, the Power Purchaser), agree to or permit (a) the cancellation, suspension or termination of any Project Document or Easement Agreement (except upon the expiration of the stated term thereof), (b) the assignment of the rights or obligations of any party to any Project Document or Easement Agreement except (i) as contemplated by this Agreement or the Collateral Security Documents or (ii) as permitted without the consent of the Partnership by the terms of such Project Document or Easement Agreement, or (c) any amendment, supplement or modification of, or waiver with respect to any of the provisions of, the CPCN or any Easement Agreement or Project Document to which the Partnership or the General Partner is a party or with respect to which the consent of the Partnership or the General Partner is required (other than any amendment or modification to a tariff on file with and approved by a Governmental Authority which sets forth rates, terms and conditions of utility service and which is incorporated by reference into a Project Document); provided, however, that the Partnership or the General Partner may, upon prior written notice to the Owner Participant and the Administrative Agent (but without their consent), amend, supplement, waive or otherwise modify any agreement to which it is a party (other than the Construction Contract, any other EPC Contract, the Power Purchase Agreement, any Gas Contract or any other Assigned Contract) in any manner which does not alter in any material respect the rights or obligations of the respective parties thereto. The Partnership shall not, without the prior written approval of the Owner Participant and the Administrative Agent (which approval or disapproval shall not be unreasonably delayed), exercise any election or option, or give any approval or material notice or demand with respect to any obligation of any Participant under any Project Document.

          7.7 Investments. The Partnership shall not make any investments (whether by purchase of stock, bonds, notes or other securities, loan, advance or otherwise) other than Permitted
Investments.

          7.8 Qualifying Facility. Neither the Partnership nor the General Partner nor the Limited Partner shall take or omit to take any action, or permit any Person to take or omit to take any action, which action or omission could foreseeably result in
(i) the Owner Participant, the Owner Trustee, the Indenture Trustee, the Administrative Agent or any Loan Participant or any of their respective Affiliates becoming a Public Utility,
(ii) the Project ceasing to be a Qualifying Facility or (iii) the Partnership, the General Partner or the Limited Partner becoming
(A) subject to regulation under Part II or III of the Federal Power Act to which such Person would not otherwise be subject,
(B) an "electric utility company" for purposes of the Holding Company Act, (C) subject to state law or regulation respecting the rates of electric utilities or state law or regulation respecting the financial and organizational regulation of electric utilities (except for state law or regulation implementing Subpart C of 18 C.F.R. Part 292), (D) subject to regulation as a "steam heating company" under Article 78, Public Service Commission Law, of the Annotated Code of Maryland, or (E) subject under any Law to financial, organizational or rate regulation (except for state law or regulation implementing Subpart C of 18 C.F.R. Part 292) related to electric utilities or steam utilities.

          7.9 Leases. The Partnership shall not enter into, or be or become liable under, any agreement for the lease, hire or use of any real property or of any personal property, except for
(i) the Facility Lease, the Site Lease, the Site Sublease, the Steam Lease and the Easements and (ii) other leases of personal property which are not Capital Leases, the aggregate annual rental under which shall not exceed $150,000 in any fiscal year of the Partnership.

          7.10 Change of Office. The Partnership shall not change the location of its chief executive office or principal place of business or the offices where it keeps its records concerning the Project and all contracts relating thereto from that existing on the date of this Agreement and specified in
Section 3.18, unless the Partnership shall have given the Owner Participant and the Administrative Agent at least 30 days' prior written notice thereof and all action necessary or advisable in the Owner Participant's or the Administrative Agent's opinion to protect and perfect the Liens and security interests with respect to the right, title, estate and interest of the Partnership in and to the Collateral shall have been taken, and the Owner Participant and the Administrative Agent shall have confirmed the same in writing.

          7.11 Change of Name. The Partnership shall not change its name without the prior written consent of the Owner
Participant and the Administrative Agent.

          7.12  Compliance With ERISA.  The Partnership shall not
(a) terminate any Single Employer Plan so as to result in any material liability to PBGC, (b) engage in or permit any Affiliate to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which would subject the Partnership to any material tax, penalty or other liability, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan subject to Section 412 of the Code or Part 3 of Title I(b) of ERISA, (d) allow or permit to exist any event (including a Reportable Event) or condition which represents a material risk of incurring a material liability to PBGC, or (e) permit the present value of all benefits vested under all Single Employer Plans subject to Title IV of ERISA, based on those assumptions used to fund the Plans, as of any valuation date with respect to such Plans to exceed the value of the assets of the Plans allocable to such benefits.

          7.13 Transactions With Affiliates and Others. The Partnership shall not, directly or indirectly, purchase, acquire, exchange or lease any property from, or sell, transfer or lease any property to, or borrow any money from, or enter into any management or similar fee arrangement with, any Affiliate or any officer, director or employee of the Partnership or the General Partner, except for (a) the transactions specifically contemplated by the Project Documents and the Fuel Management Plan and (b) transactions in the ordinary course of business and upon fair and reasonable terms no less favorable than the Partnership could obtain, or could become entitled to, in an arm's length transaction with a Person which is not an Affiliate.

          7.14 Acceptance of Facility. The Partnership shall not, without the prior written consent of the Owner Participant and Administrative Agent, which shall not be unreasonably withheld or delayed, issue to the Contractor the "Completion Certificate" (as defined in the Construction Contract) for the Facility. The Partnership will promptly forward to the Owner Participant and the Administrative Agent any notice it receives from the Contractor pursuant to the Construction Contract requesting that the Facility be accepted as complete.

          7.15  [Intentionally Left Blank.]

          7.16 Approval of Additional Project Documents. The Partnership shall not enter into any Additional Project Document without the prior written approval (which shall not be unreasonably withheld or delayed) of the Owner Participant and the Administrative Agent and, to the extent required under the Power Purchase Agreement, the Power Purchaser.

          7.17 Alteration of the Site or Project. Except as permitted or required by the Facility Lease, the Partnership shall not, without the prior written consent of the Owner Participant and the Administrative Agent, alter, remodel, add to, reconstruct, improve or demolish any material part of the Project or Site or any other Collateral covered by the Collateral Security Documents, except as contemplated by or in accordance with the Plans and Specifications (including any permitted amendments thereto).

          7.18  [Intentionally Left Blank.]

          7.19 Capital Expenditures. Except as permitted or required by the Facility Lease, the Partnership shall not directly or indirectly make or commit to make any expenditure in respect of the purchase or other acquisition (including installment purchases or financing leases) of fixed or capital assets (excluding normal replacements and maintenance which are properly charged to current operations), except for expenditures covered by the current Operating Budget.

          7.20 Hazardous Substances and Compliance with Environmental Law. The Partnership shall not cause or permit the location, production, handling, treatment, generation, recycling, transportation, incorporation, discharge, emission, release, storage, deposit or disposal of any Hazardous Substance in, upon, under, over or from any part of the Project, or permit or engage in any other conduct or permit the existence of any condition except in material compliance with all Applicable Laws including, without limitation, all applicable Environmental Laws. At any time after the Lease Closing Date when a material liability under applicable Environmental Laws to the Partnership or the Project could reasonably be expected to result from any activity, event or condition, the Partnership, upon request by the Owner Participant or the Administrative Agent, shall have additional Environmental Audits and other reports related to environmental issues, including, but not limited to, Governmental Actions, prepared by a consultant acceptable to the Owner Participant and the Administrative Agent relating to the Project or any issue relating to the Project in such detail as the Owner Participant or the Administrative Agent shall reasonably specify, all at the cost of the Partnership. The Partnership acknowledges and agrees that the Owner Participant and the Administrative Agent shall not have any liability or responsibility for either:

          (i) costs, liabilities, expenses, penalties, damage, loss or injury to human health, property, the environment or natural resources caused by the presence of Hazardous Substances on any part of the Site or the Project, or any violation of any applicable Environmental Law related in any way to the Partnership, the Site or the Project, or

          (ii) abatement and/or clean-up required under any applicable Environmental Law, including, without limitation, CERCLA, of any Hazardous Substances located at or in any way related to the Project, whether by virtue of the interest of the Owner Trustee in the Site, the Easements, the Facility or the other Collateral or as the result of the enforcement of its rights or remedies hereunder with respect to the Project (including, but not limited to, becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure) or for any other reason.

          7.21 Sale of Electricity. The Partnership will not sell any electricity generated by the Facility to any Person other than the Power Purchaser.

          7.22 O&M Letter of Credit. The Partnership shall not draw upon, or request the Power Purchaser to draw upon, the O&M
Letter of Credit.

          7.23  Intentionally Left Blank.

          7.24 Washington Gas Balancing. The Partnership will only exercise its rights to incur a "Daily Negative Imbalances" pursuant to Section 5.1(f) of the Washington LDC Agreement when Columbia pipeline and CLNG pipeline balancing services are not available.

          7.25 Capacity Releases. The Partnership shall not release any of its firm transportation capacity for periods greater than specified in the Fuel Management Plan without the prior written consent of the Owner Participant and the Administrative Agent (which shall not be unreasonably withheld or delayed). At the same time that the Partnership is obligated to furnish the financial statements pursuant to Section 6.9 hereof, the Partnership shall furnish an annual report on transportation management, specifically focusing on the use of the Partnership's gas transportation capacity. The Partnership shall immediately report to the Owner Participant and the Administrative Agent any adverse impact on its ability to meet Power Purchaser's dispatch orders due to any gas transportation capacity release.

          7.26 Sale of Steam. The Partnership shall not sell any thermal energy or steam generated by the Facility to any Person other than the Steam Host unless and until the Partnership provides to the Owner Participant and the Administrative Agent an opinion of counsel, in form and substance reasonably satisfactory to the Owner Participant and the Administrative Agent, stating that such sale shall not cause, or result in, the Partnership being regulated as a public service company, public utility or a steam heating company or otherwise subject the Partnership to any material adverse regulation under any Applicable Law.


          Section 8.  INDEMNITIES

          8.1 General Indemnity. The Lessee agrees, whether or not any of the transactions contemplated hereby are consummated, to indemnify on an After-Tax Basis each Indemnitee against, and to protect, save and keep harmless each Indemnitee from, any and all Expenses that may be imposed on, incurred by or asserted against such Indemnitee in any way relating to or arising out of:
(a) the Facility, the Site or any part thereof or interest therein; (b) the Facility Lease, any of the Transaction Documents or any of the transactions contemplated thereby or the exercise of remedies under any Transaction Document; and (c) the construction, financing, preparation, installation, inspection, acquisition, delivery, nondelivery, acceptance, rejection, purchase, ownership, possession, lease, rental, sublease, maintenance, repair, storage, transfer of title, redelivery, use, operation, condition, sale, return or other application or disposition of all or any part of or interest in the Facility or the Site or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any
Lien) thereon, including, without limitation, (i) claims or penalties arising from any violation of Law (including any Environmental Law) or in tort (strict or otherwise), (ii) environmental claims arising out of the management, use, control, ownership or operation of property or assets by the Lessee or any of its Affiliates, including, without limitation, all on-site and off-site activities involving Hazardous Substances, (iii) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, costs of corrective action, costs of financial assurance and natural resource damages), or death or injury to any Person, (iv) latent or other defects, whether or not discoverable and (v) any claim for patent, trademark or copyright infringement, provided, however, that the foregoing indemnity shall not extend to any Expense imposed on, incurred by or asserted against an Indemnitee to the extent the same:

          (1) is the result of the willful misconduct or gross negligence of such Indemnitee or of its agents, officers, directors or employees;

          (2) is a voluntary disposition during the Lease Term by such Indemnitee, of all or any part of such Indemnitee's or the Lessor's interest in the Facility or the Site, other than pursuant to the Transaction Documents or while a Lease Event of Default or Event of Regulation shall have occurred and be continuing;

          (3) is a Tax, whether or not the Lessee is required to indemnify for such Tax pursuant to Section 8.2 hereof or the Tax Indemnity Agreement (it being understood that Section
     8.2 hereof, the Tax Indemnity Agreement and Section 3(b)(iii) of the Facility Lease exclusively provide for the Lessee's liability with respect to Taxes); or

          (4) is attributable to the Facility with respect to any period after the surrender of possession of the Facility and the Site in accordance with the terms of the Facility Lease (other than the Expenses referred to in Section 5(d)).

          Without limitation of the foregoing, the Lessee shall pay all the reasonable costs and expenses incurred by the Lessor, the Owner Participant, the Security Agent, the Indenture Trustee and the Administrative Agent in connection with (i) the entering into or giving or withholding of any proposed amendment, modification, supplement, waiver, termination, approval or consent, (ii) any Event of Loss or Event of Regulation or (iii) the exercise of remedies under the Facility Lease and the Collateral Security Documents following a Lease Event of Default.

          If the Lessee shall obtain knowledge of any Expense indemnified against under this Section 8.1, the Lessee shall give prompt notice thereof to the appropriate Indemnitee or Indemnitees, and if any Indemnitee shall obtain any such knowledge, such Indemnitee shall give prompt notice thereof to the Lessee, but such failure to give notice shall not effect the obligations of the Lessee in respect thereof. With respect to any amount that the Lessee is requested by an Indemnitee to pay by reason of this Section 8.1 such Indemnitee shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request properly to substantiate the requested payment, but no such request shall affect the obligations of the Lessee to make such payment when due.

          In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Lessee of the commencement thereof (but the failure to do so shall not relieve the Lessee of its obligation to indemnify such Indemnitee except to the extent that the Lessee is prejudiced as a result of such failure), and the Lessee shall be entitled, at its expense, acting through counsel acceptable to such Indemnitee, to participate in, and, to the extent that the Lessee desires, to assume and control the defense thereof; provided, however, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, in the opinion of such Indemnitee, (i) such action, suit or proceeding involves the potential imposition of criminal liability on such Indemnitee, (ii) such action, suit or proceeding involves the potential imposition of civil liability on such Indemnitee which the Lessee may not be obligated to pay or, in the reasonable opinion of such Indemnitee, the Lessee shall be unable to pay or (iii) such Indemnitee determines, in its sole discretion, that it may raise a defense or defenses which are unavailable to the Lessee or different from the defenses available to the Lessee in such action, suit or proceeding. Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by the Lessee.

          Each Indemnitee shall supply the Lessee with such information and documents requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this
Section 8.1. No Indemnitee shall enter into any settlement or other compromise with respect to any Expense without the prior written consent of the Lessee (which consent shall not be unreasonably withheld or delayed) unless (i) such Indemnitee waives its right to be indemnified under this Section 8.1 with respect to such Expense or (ii) a Lease Event of Default shall have occurred and be continuing, provided the Lessee's written consent must be obtained if the Lessee shall have (A) waived all objections it may have to the application of the indemnity provisions of this Section 8.1 to such claims and (B) set aside adequate reserves (in the reasonable opinion of the Owner Participant and the Administrative Agent) for such indemnity.

          Upon payment of any Expense by the Lessee pursuant to this Section 8.1 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have to recover such Expense from third parties (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee to pursue such claims.

          Nothing in this Section 8 shall be construed as a guaranty by the Lessee of any residual value in the Facility.

          8.2 General Tax Indemnity. All payments by the Lessee in connection with the Transaction Documents shall be free of withholdings of any nature whatsoever (and at the time that the Lessee is required to make any payment upon which any withholding is required the Lessee shall pay an additional amount such that the net amount actually received by the Indemnitee entitled to receive such payment will, after such withholding, equal the full amount of the payment then due) and shall be free of expense to each Indemnitee for collection or other charges. If any such Taxes are required to be withheld or deducted, the Lessee shall
(A) pay such Taxes to the appropriate taxing authority on behalf of the Indemnitee, and (B) as promptly as possible thereafter, provide the Indemnitee (at the Lessee's expense) with an original receipt (or a copy thereof that has been stamped by the appropriate taxing authority to certify payment) showing payment thereof, together with such additional evidence as the Indemnitee may require. Notwithstanding the preceding two sentences, the Lessee will have no duty to compensate any Indemnitee for amounts that the Lessee is required to withhold under Section 1441 or 1442 of the Code, except to the extent that a withholding results from a change in Law (including, but limited to, a change to any treaty) after the Indemnitee becomes a party to the Transaction Documents. Lessee agrees to assume liability for and indemnify, protect, hold harmless and defend each Indemnitee on an After Tax Basis against any and all liabilities, losses, expenses and costs of any kind whatsoever that are in the nature of Taxes on or with respect to or by reason of (i) the Facility Lease, the Transaction Documents or any future amendment, supplement, waiver or consent requested by the Lessee with respect thereto, or the execution, delivery or performance of any thereof or the issuance, acquisition or subsequent transfer thereof; (ii) the Facility or any component thereof or interest therein, any Modification or the Site; (iii) the financing, refinancing, construction, possession, ownership, use, operation, acquisition, modification, leasing, subleasing, condition, maintenance, redelivery or disposition of the Facility or the Site; (iv) the rentals or receipts arising from the Facility or the Site; (v) any payment made pursuant to any of the Transaction Documents; or
(vi) otherwise with respect to or in connection with the transactions contemplated by the Transaction Documents; excluding, however:

          (A) Taxes imposed by the United States Federal government pursuant to Subtitle A of the Code (including any minimum Taxes and any Taxes on or measured by any items of tax preference);

          (B) Taxes (other than Taxes in the nature of sales, use or rental Taxes) imposed by any foreign, state or local taxing jurisdiction (including any minimum Taxes and any Taxes on or measured by any items of tax preference) that are based upon or measured by net income;

          (C) franchise Taxes, Taxes on doing business, Taxes on capital or net worth, Taxes on capital gains, Taxes on excess profits, Taxes on accumulated earnings and personal holding company Taxes (in each case, other than any Taxes in the nature of sales, use or rental Taxes);

     provided, however, that the provisions of the foregoing subparagraphs (A), (B) and (C) shall not be interpreted to limit the Lessee's obligations under the second to last paragraph of this Section 8.2;

          (D) Taxes imposed on or with respect to an Indemnitee resulting from (x) any voluntary transfer by the Lessor or any Indemnitee of any interest in the Facility or the Site or any part thereof or any interest arising under the Transaction Documents or (y) any involuntary transfer of any of the foregoing interests in connection with any bankruptcy or other proceeding for the relief of debtors in which the Lessor or any Indemnitee with respect thereto is the debtor or any foreclosure by a creditor of the Lessor with respect thereto (other than any transfer pursuant to clause (x) or (y) of this subparagraph (D) while a Lease Event of Default or Event of Regulation shall have occurred and be continuing);

          (E) any interest, penalties or additions to Tax resulting (in whole or in part) from the failure of any Indemnitee to file any return properly and timely unless such failure (i) shall be caused by the failure of Lessee to fulfill its obligations, if any, under Section 8.5 hereof with respect to such return or (ii) is attributable to the Indemnitee's contesting any claim at the Lessee's request pursuant to Section 8.3;

          (F)  any tax imposed on or measured by any
     compensation received by any owner trustee for services in its capacity as owner trustee;

          (G) any Taxes imposed on or with respect to an Indemnitee to the extent of the excess of such Taxes over the amount of such Taxes that would have been imposed had there not been a transfer by a predecessor in interest of such Indemnitee or any Person related thereto of any interest in the Facility or any part thereof or any interest arising under any Transaction Document or any interest in any Indemnitee or any Person related thereto other than a transfer while a Lease Event of Default, Event of Loss or Event of Regulation shall have occurred and be continuing;

          (H) any Tax that is being contested in accordance with the provisions of Section 8.3 hereof during the pendency of such contest; provided, however, that the Lessor shall receive all amounts of Rent payable to it when payable without reduction by reason of such Tax;

          (I) any Tax that is imposed with respect to any event or period after the earliest of (x) the expiration or early termination of the Lease Term with respect to the Facility, the Site and the Easements (provided, however, that the Lessee has delivered possession of the Facility and the Site to the Lessor), (y) the discharge in full of Lessee's obligations to pay Stipulated Loss Value, and all other amounts due under the Transaction Documents and (z) return of possession of the Facility and the Site to the Lessor pursuant to Section 5(a) of the Facility Lease; provided, however, that the exclusion set forth in this subparagraph shall not apply to Taxes relating to events occurring or matters arising prior to or simultaneous with the earliest of such times (including payments by the Lessee with respect to such events or matters);

          (J) any Tax which was included in the tax basis of the Facility; and

          (K) any Tax imposed on an Indemnitee as a direct result of such Indemnitee's (x) gross negligence or willful misconduct or (y) material breach of the representations made by it under the Transaction Documents or a material breach of its obligations under the Transaction Documents.

          Lessee's indemnity obligation to an Indemnitee under this Section 8.2 shall include any amount necessary to hold such Indemnitee harmless, after taking into account any Tax benefits actually realized by such Indemnitee, from the net amount of all United States Federal, state and local Taxes actually required to be paid by such Indemnitee by reason of the receipt or accrual of such indemnity; provided, however, that such Indemnitee shall provide such certifications, information and documentation as shall be reasonably requested by the Lessee to substantiate the amount of any payment pursuant to this paragraph.

          If any Indemnitee receives a payment from the Lessee which includes an amount for Taxes and the Lessee is not required to indemnify such Indemnitee under this section for such Taxes, such Indemnitee shall promptly pay to the Lessee such amount.

          8.3 Contests. If a written claim shall be made against any Indemnitee for any Tax for which Lessee is obligated to indemnify pursuant to this Section 8, such Indemnitee shall notify the Lessee promptly of such claim upon becoming aware of the same (but the failure so to notify the Lessee shall not affect the Lessee's obligations hereunder except to the extent such failure results in a material and adverse effect on such Lessee). If the Lessee shall so request within 30 days after receipt of such notice, such Indemnitee shall in good faith and with due diligence at the Lessee's expense contest the imposition of such Tax; provided, however, that such Indemnitee may in its sole discretion select the forum for such contest and determine whether any such contest shall be by (i) resisting payment of such Tax, (ii) paying such Tax under protest or (iii) paying such Tax and seeking a refund thereof; provided, further, however, that at the Indemnitee's option, such contest shall be conducted by Lessee in the name of such Indemnitee (subject to the preceding proviso). The Indemnitee shall consider in good faith any suggestions of the Lessee with respect to conducting the contest and shall afford the Lessee reasonable opportunity to be present at any administrative or judicial proceeding in the contest, provided, however, that (x) any failure by the Indemnitee to comply with the terms of this sentence shall not relieve the Lessee of its obligation to indemnify the Indemnitee hereunder unless such failure precludes the Lessee from contesting and (y) that nothing in this sentence shall be construed as limiting the Indemnitee's absolute right to control and make all decisions concerning the contest.

          In no event shall any Indemnitee be required or Lessee permitted to contest the imposition of any Tax for which the Lessee is obligated to indemnify pursuant to this Section 8 unless: (i) the Lessee shall have acknowledged its liability to such Indemnitee for an indemnity payment pursuant to this
Section 8 as a result of such claim if and to the extent such Indemnitee or the Lessee, as the case may be, shall not prevail in the contest of such claim; (ii) such Indemnitee shall have received from the Lessee (unless such requirement is waived by the Indemnitee) an opinion of a law firm selected by such Indemnitee and reasonably satisfactory to Lessee ("Lessor's Tax Counsel"), furnished at the Lessee's sole expense, to the effect that there is a more-likely-than-not likelihood of success for such contest; (iii) the Lessee shall have agreed to pay such Indemnitee on demand all reasonable costs and expenses that such Indemnitee may incur in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax); (iv) no Lease Event of Default shall have occurred and shall be continuing; (v) such Indemnitee shall have reasonably determined that the action to be taken will not result in any danger of sale, forfeiture or loss of, or the creation of any Lien on, the Facility, or the Site or any portion thereof or any interest therein; (vi) the amount of such claims alone, or, if the subject matter thereof shall be of a continuing or recurring nature, when aggregated with identical potential claims, shall be at least $50,000; and (vii) if such contest shall be conducted in a manner requiring the payment of the claim, the Lessee shall have paid the amount required. The Indemnitee shall appeal any adverse decision (but shall not appeal any decision to the Supreme Court of the United States) upon the request of the Lessee providing that the Lessee agrees to abide by the preconditions set forth in this paragraph and the Indemnitee receives an opinion by Lessor's Tax Counsel (at Lessee's sole expense) that there is a more-likely-than-not likelihood that such appeal will be successful. The Indemnitee shall not settle any contest pertaining to a tax indemnified hereunder without the consent of the Lessee except to the extent that the opinion of Lessor's Tax Counsel is no longer applicable. An Indemnitee may decline to contest the imposition of any tax pursuant to this Section 8 by notifying the Lessee of its intent and by relieving Lessee of its duty to indemnify the Indemnitee with respect to such tax.

          8.4  Payments.  Any Tax indemnifiable under this
Section 8 shall be paid directly by the Lessee when due to the applicable taxing authority if permitted. Any amount payable to an Indemnitee pursuant to this Section 8 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable but not before the date such Tax is due. Any payments made pursuant to this Section 8 shall be made directly to the Indemnitee entitled thereto in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth in this Agreement. Any amount payable under this Section 8 that is not paid when due shall bear interest at the Overdue Rate.

          8.5 Reports. (i) If any report, statement or return relating to any Taxes imposed on or with respect to the Facility or the Site or any part thereof or any report, statement or return otherwise relating to the Facility or the Site or any part thereof is required to be filed by an Indemnitee or if the Lessee knows of any report, return or statement otherwise required to be filed by an Indemnitee, in each case, with respect to any Tax that is subject to indemnification under this Section 8, the Lessee will (1) notify the Indemnitee of such requirement not later than 30 days prior to the date and (2) unless notified by the Indemnitee that (even in the case of recurring or periodic reports, statements or returns) it will prepare and file such return, statement or report, either (x) if permitted by applicable law, prepare such report, statement or return for filing by the Lessee in such manner as will show the ownership of the Facility or the Site by the Lessor for federal, state or local income tax purposes, send a copy of such report, statement or return to the Indemnitee and timely file such report, statement or return with the appropriate taxing authority, or (y) if practicable and if the report, statement or return to be filed reflects only information in respect of the transactions contemplated in the Transaction Documents, prepare and furnish to such Indemnitee not later than 15 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) a proposed form of such report, statement or return for filing by the Indemnitee. If the Indemnitee shall notify the Lessee of its intention to prepare and file any return, statement or report subject to this Section 8.5, or in the case of any other return, statement or report subject to this Section 8.5 required to be prepared and filed by the Indemnitee, the Lessee, at its expense, shall make available or provide to such Indemnitee, upon request, such records and information as is within the Lessee's control or otherwise is reasonably available to the Lessee. If no report, statement or return is required to be filed with respect to a Tax subject to indemnification under this Section 8, the Lessee will promptly notify the Indemnitee of such Tax not later than 30 days prior to the due date for payment of such Tax.

          (ii) Subject to Section 8.4 above, not later than the date any Tax described in the preceding clause (i) is required to be paid by the Indemnitee, the Lessee will either (1) if permitted by applicable law, pay such Tax directly to the appropriate taxing authority or (2) pay the Indemnitee the amount of such Tax in immediately available funds.

          (iii) Each Indemnitee shall, to the extent permitted by Law, cause all billings for property taxes covered by this indemnity to be made to the Indemnitee in care of the Lessee. Each Indemnitee will furnish the Lessee, promptly after receipt thereof, copies of all requests for information from any taxing authority relating to any Taxes covered by this indemnity. The Indemnitee, at the Lessee's expense, will provide the Lessee with all other information in its possession and not otherwise available to the Lessee that the Lessee may reasonably require and request in writing to satisfy its obligations under this
Section 8.5, subject to a confidentiality agreement satisfactory to the Indemnitee.


          Section 9.  SUCCESSOR OWNER TRUSTEE

          9.1 Appointment of Successor Owner Trustee. (a) Resignation and Removal. The Owner Trustee or any successor Owner Trustee may resign or may be removed by the Owner Participant, and a successor Owner Trustee may be appointed and a Person may become Owner Trustee under the Trust Agreement only in accordance with the provisions of Section 9.1 of the Trust Agreement and the provisions of paragraphs (b) and (c) of this
Section 9.1; provided, however, that in no event shall any successor to Owner Trustee be substituted without the prior approval of Administrative Agent, which approval shall not be unreasonably withheld.

          (b) Condition to Appointment. The appointment in any manner of a successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement shall be subject to the following conditions:

          (i)       Such successor Owner Trustee shall be
     incorporated in the United States;

          (ii) Such successor Owner Trustee shall be a bank or a trust company having combined capital and surplus at least $75,000,000;

          (iii) Such successor Owner Trustee shall enter into an agreement or agreements, in form and substance reasonably satisfactory to the Lessee, the Owner Participant, the Loan Participants, Administrative Agent and the Indenture Trustee whereby such successor Owner Trustee confirms that it shall be deemed a party to this Agreement, the Trust Agreement, the Facility Lease, and any other Transaction Document to which the Owner Trustee is a party and agrees to be bound by all the terms of such documents applicable to the Owner Trustee and makes the representations and warranties contained in Section 4.3 hereof (except that it may be duly incorporated, validly existing and in good standing under the laws of the United States of America or any State hereof); and

          (iv) All filings of Uniform Commercial Code financing and continuation statements, and amendments thereto shall be made and all further actions taken in connection with such appointments as may be necessary in connection with maintaining the validity, perfection and priority of the Lien of the Indenture.


          Section 10.  LIABILITIES AND INTERESTS OF THE OWNER
                       PARTICIPANT AND THE LOAN PARTICIPANTS

          10.1 Liabilities of the Owner Participant and Loan Participants. The Owner Participant and each Loan Participant shall have no obligation or duty to the Lessee or to any other Loan Participant or the Owner Participant, as the case may be, with respect to the transactions contemplated by this Agreement, except those obligations or duties expressly set forth in this Agreement, the Indenture, the Trust Agreement, the Tax Indemnity Agreement, the Facility Lease or any other Transaction Document to which such Owner Participant or Loan Participant is a party and neither the Owner Participant nor any Loan Participant shall be liable for the performance by any party hereto of such other party's obligations or duties hereunder. Under no circumstances shall the Owner Participant or any Loan Participant as such be liable to the Lessee, nor shall the Owner Participant or any Loan Participant be liable to any other Loan Participant or the Owner Participant, for any action or inaction on the part of the Owner Trustee, the Administrative Agent or the Indenture Trustee in connection with the Agreement, the Indenture, the Facility Lease, the Trust Agreement, any other Transaction Document, the ownership of the Facility, the administration of the Lessor's Estate or the Trust Estate or otherwise, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Owner Trustee or the Indenture Trustee.

          10.2 Interest of Holders of Loan Certificates. A Holder of a Loan Certificate shall have no further interest in, or other right with respect to, the Trust Estate when and if the principal and interest on all Loan Certificates held by such Holder and all other sums payable to such Holder under this Agreement, under the Indenture or any other Financing Document and under such Loan Certificates shall have been paid in full.


          Section 11.  REFINANCING

          11.1 Refinancing. (a) The Owner Participant may refinance the Loan Certificates in whole (but not in part without the consent of the Required Loan Participants) prior to the end of the Basic Term (a "Refinancing"); provided that without the Partnership's consent no installment of Basic Rent shall be increased as a result of such Refinancing.

          (b) In the event the Owner Participant elects to consummate a Refinancing, the installments of Basic Rent shall be recalculated and reduced in the manner set forth in Schedule 9. Such adjustment shall be computed by the Owner Participant on the closing of the Refinancing consistent with the methodology set forth in Schedule 9, and the Owner Participant shall promptly certify, and, at the Partnership's request and expense, KPMG Peat Marwick or such other independent financial advisors expert in leasing transactions selected by the Owner Participant and reasonably satisfactory to the Partnership shall verify the same to the Partnership.

          (c) Upon the consummation of the Refinancing, the evidence of indebtedness issued pursuant to the Refinancing shall be considered "Loan Certificates" for purposes of this Agreement, the Lease and the Indenture.

          (d) Notwithstanding the foregoing, the Lessee shall have no obligation to proceed with any Refinancing transaction as contemplated by this Section 11.1 unless the Owner Participant indemnifies the Lessee for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Lessee in connection with such Refinancing; provided that such costs and expenses may be applied as set forth in Schedule 9.

          (e) Each party agrees to take or cause to be taken all requested action, including, without limitation, the execution and delivery of any documents and instruments, including, without limitation, amendments or supplements to the Transaction Documents, which may be reasonably necessary or desirable to effect such Refinancing. The Partnership will use all reasonable efforts to cooperate with the Owner Participant to address any reasonable concerns of any rating agency with respect to such Refinancing including, without limitation, concerns related to the bankruptcy remote nature of the Partnership.


          Section 12.  THE ADMINISTRATIVE AGENT

          12.1 Appointment of Administrative Agent, Etc. Each Loan Participant hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Transaction Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Transaction Documents together with such other powers as are reasonably incidental thereto.

          Each of the Loan Participants and the Administrative
Agent hereby agrees to the provisions of Schedule II hereto, which provisions are hereby incorporated herein by reference with the same effect as if set forth in their entirety in this
Section 12.


          Section 13.  MISCELLANEOUS

          13.1 Amendments and Waivers. Neither this Agreement nor any of its terms may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by the party against which the enforcement thereof is sought, and, to the extent required by Subsection 8.9(b) of the Power Purchase Agreement, is consented to by the Power Purchaser. No such change, waiver, discharge or termination shall be effective unless a signed copy shall have been delivered to and executed by the Owner Trustee and the Indenture Trustee. A copy of each such change, waiver, discharge, or termination shall also be delivered to each other party to this Agreement.

          13.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by telecopier or by telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, first class postage prepaid, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, or in the case of transmission by telecopier, when confirmation of receipt is obtained, or in the case of telex notice, when sent, answerback received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

     The Partnership:    Panda-Brandywine, L.P.
                         4100 Spring Valley
                         Suite 1001
                         Dallas, Texas 75244
                         Telephone: (972) 980-7159
                         Telecopy: (972) 980-6815
                                             Attention:  Chairman,
                              with a copy to the General Counsel

     The Owner
     Participant:        General Electric Capital Corporation
                         1600 Summer Street
                         Stamford, Connecticut  06905
                         Telecopy: (203) 357-6970
                         Attention:  Vice President,
                                     Energy Project Operations

     The Owner Trustee:  Fleet National Bank
                         777 Main St.
                         Hartford, Connecticut  06115
                         Telephone:
                         Telecopy:
                         Attention:  Corporate Trust Administration

     The Security Agent: Fleet National Bank
                         777 Main St.
                         Hartford, Connecticut  06115
                         Telephone:
                         Telecopy:
                         Attention:  Corporate Trust Administration

     The Administrative
         Agent:          Credit Suisse
                         11 Madison Avenue, 19th Floor
                         New York, New York  10010
                         Telephone:  (212) 325-9126
                         Telecopy:   (212) 325-8321
                         Attention:  Global Project Finance -
                                     Portfolio Management

     The Indenture
        Trustee: First Security Bank, National Association 79 South Main St., 3rd Floor
                         Salt Lake City, Utah 84111
                         Telephone: (801) 246-5630
                         Telecopy: (801) 246-5053
                         Attention:  Corporate Trust Services


and if to the Administrative Agent or a Loan Participant, to its respective office as set forth on Schedule I hereto.

          13.3  [Intentionally Left Blank.]

          13.4 Survival. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

          13.5 Transaction Costs. (a) Without limiting the provisions of Section 8 hereof, the Partnership shall pay all reasonable out-of-pocket expenses incurred by the Owner Participant, the Security Agent, the Owner Trustee, the Indenture Trustee and the Administrative Agent for the period prior to the Lease Closing Date with respect to the negotiation, preparation, execution and delivery of this Agreement, the Lease Documents and the other Transaction Documents, and the preparation of any document reasonably required hereunder or thereunder, including (without limiting the generality of the foregoing) all reasonable fees and expenses of counsel for the Owner Participant and the Administrative Agent, all reasonable fees and expenses of the Independent Engineer, environmental consultant, fuel consultant and each other professional consultant retained by the Owner Participant, all fees and expenses of the Owner Trustee, the Indenture Trustee and the Security Agent (including their reasonable legal fees and expenses), all title and conveyancing charges, recording and filing fees and taxes (including any such taxes imposed in the future relating to the filing of any document filed in connection with the Lease Closing Date), mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums, court costs, surveyors', appraisers', architects', engineers', consultants', accountants' and reasonable attorneys' fees and disbursements, and will reimburse to the Owner Participant, the Owner Trustee and the Security Agent, the Indenture Trustee and the Administrative Agent (excluding syndication expenses), but not the Loan Participants, all expenses paid by them of the nature described in this subsection 13.5 which have been or may be incurred by such party with respect thereto; provided that the portion of such costs directly attributable to the leveraging of the Facility Lease (including, without limitation, the fees and expenses, including legal fees and expenses, of the Administrative Agent), as reasonably determined by the Owner Participant, shall be applied as set forth in Schedule 9.

          (b) Without limiting the provisions of Section 8 hereof, the Partnership shall pay when due the ongoing fees and reasonable expenses (including wire charges) of the Owner Trustee and the Security Agent.

          (c) Except as otherwise provided in Section 6.7, the Owner Participant shall pay the fees and expenses of the Independent Engineer, not to exceed $100,000 in the aggregate, incurred in connection with periodic inspections by the Independent Engineer of the Facility.

          (d) Out-of-pocket expenses incurred after the Lease
Closing Date in connection with any Refinancing shall be allocated in accordance with Section 11.1(d).

          13.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Partnership, the Owner Participant (and any successor to the Owner Participant Interest), each Loan Participant, the Indenture Trustee (and any additional Indenture Trustee appointed), the Administrative Agent (and any successor thereof) the Owner Trustee (and any additional Owner Trustee appointed), the Security Agent (and any additional Security Agent appointed), and their respective successors and assigns, except that the Partnership may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Owner Participant and the Administrative Agent. Any assignment or transfer made by the Partnership without the prior written consent of the Owner Participant and the Administrative Agent (and to the extent required by the Power Purchase Agreement, the Power Purchaser) shall be void and of no effect.

          13.7 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

          13.8 Headings. The headings of the various sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

          13.9 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          13.10  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS
AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK.

          13.11  SUBMISSION TO JURISDICTION; WAIVERS.  (a)  EACH
OF THE PARTNERSHIP AND THE GENERAL PARTNER HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

          (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR ANY OTHER TRANSACTION DOCUMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID TO IT AT ITS ADDRESS SPECIFIED IN SUBSECTION 13.2 AND, IF APPLICABLE, TO ANY OTHER PARTY HERETO AT ITS ADDRESS SET FORTH IN SUBSECTION 13.2 HERETO OR AT SUCH OTHER ADDRESS OF WHICH SUCH PARTY OR THE PARTNERSHIP OR THE GENERAL PARTNER, IF APPLICABLE, SHALL HAVE BEEN NOTIFIED PURSUANT HERETO; AND

          (iv)      AGREES THAT NOTHING HEREIN OR THEREIN SHALL
     AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER
     MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN
     ANY OTHER JURISDICTION.

          (b) EACH OF THE PARTNERSHIP, THE GENERAL PARTNER AND EACH OTHER PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          13.12 Limitation of Liability. (a) There shall be full recourse to the Partnership and all of its assets for the liabilities of the Partnership under this Agreement and its other Lessee Obligations, but in no event shall any Partner, Affiliate of any Partner, or any officer, director or employee of the Partnership, any Partner or their Affiliates or any holder of any equity interest in any Partner be personally liable or obligated for such liabilities and Lessee Obligations of the Partnership, except as may be specifically provided herein or in any other Transaction Document to which such Partner is a party or in the event of fraudulent actions, knowing misrepresentations, gross negligence or willful misconduct by the Partnership, any Partner or any of their Affiliates in connection with the financing contemplated by this Agreement. Subject to the foregoing limitation on liability, each other party hereto may sue or commence any suit, action or proceeding against any Partner or any Affiliate thereof in order to obtain jurisdiction over the Partnership in order to enforce its rights and remedies hereunder. Nothing herein contained shall limit or be construed to limit the liabilities and obligations of any Partner or any Affiliate thereof in accordance with the terms of any other Transaction Document creating such liabilities and obligations to which such Partner or Affiliate is a party.

          (b)  Fleet National Bank (f/k/a Shawmut Bank
Connecticut, National Association) is entering into this Participation Agreement solely as Owner Trustee under the Trust Agreement and not in its individual capacity, except as expressly set forth herein. Accordingly, each of the representations, warranties, undertakings and agreements herein made on the part of the Owner Trustee, is made and intended not as a personal representation, warranty, undertaking or agreement by or for the purpose or with the intention of binding Fleet National Bank (f/k/a Shawmut Bank Connecticut, National Association) personally, but is made and intended for the purpose of binding only the Trust Estate. This Participation Agreement is executed and delivered by the Owner Trustee solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and no personal liability or responsibility is assumed hereunder by or shall at any time be enforceable against Fleet National Bank (f/k/a Shawmut Bank Connecticut, National Association) or any successor in trust on account of any action taken or omitted to be taken or any representation, warranty, undertaking or agreement hereunder of the Owner Trustee, either expressed or implied, all such personal liability, if any, being expressly waived by the parties hereto, except that the parties hereto, or any Person acting by, through or under them, making a claim hereunder, may look to the Trust Estate for satisfaction of the same and Fleet National Bank of Connecticut (f/k/a Shawmut Bank Connecticut, National Association) or its successor in trust, as applicable, shall be personally liable for its own gross negligence or willful misconduct in the performance of its duties as Owner Trustee or otherwise.

          13.13 Certain Limitations on Reorganization. The Holders of the Loan Certificates and the Indenture Trustee agree that, if (i) the Owner Participant or the Owner Trustee becomes, or all or any part of the Lessor's Estate or the trust created by the Trust Agreement becomes the property of, a debtor subject to the reorganization provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statutes, (ii) pursuant to such reorganization provision, the Owner Participant is held to have recourse liability to the Indenture Trustee or the Holder of any Loan Certificate directly or indirectly on account of any amount payable as principal, interest, or any other amount payable on any Loan Certificate that is provided in the Transaction Documents to be nonrecourse to the Owner Participant, and (iii) the Holder of any Loan Certificate or the Indenture Trustee actually receives any Recourse Amount which reflects any payment by the Owner Participant on account of (ii) above, then such Loan Certificate Holder or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Participant such Recourse Amount. For purposes of this Section 13.13, "Recourse Amount" means the amount by which the portion of such payment by the Owner Participant on account of clause (iii) above received by such Loan Certificate Holder or Indenture Trustee exceeds the amount which would have been received by such Loan Certificate Holder or the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section shall prevent any Loan Certificate Holder or the Indenture Trustee from enforcing any individual obligation (and retaining the proceeds thereof) of the Owner Participant under this Agreement or any other Transaction Documents to the extent herein or therein provided, for which the Owner Participant has expressly agreed by the terms of this Agreement to accept individual responsibility.

          13.14 Personal Property. It is the intention of the parties hereto that the Facility, each Modification and every portion thereof is severed, and shall be and remain severed, to the maximum extent permitted by Applicable Law, from the real estate constituting the Site and the Easements and even if physically attached thereto, shall retain the character of personal property, shall be treated as personal property with respect to the rights of all Persons, shall be removable (subject to the provisions of the Transaction Documents) and shall not be or become fixtures or part of the real estate constituting the Site and the Easements.

          13.15 Special Exculpation. No claim may be made by the Partnership, the General Partner or any other Person claiming by or through the Partnership or the General Partner against the Administrative Agent, the Owner Participant, the Loan Participants or any of their respective successors, assigns, Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Partnership hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          13.16 No Proceedings. Each of Credit Suisse, the Loan Participants, the Partnership and General Partner, the Owner Trustee, the Security Agent, the Owner Participant, the Indenture Trustee and the Administrative Agent hereby agree that it shall not institute against, or join any other person in instituting against, GFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar Law, for one year and a day after the latest maturing commercial paper note issued by GFC is paid. This Section 13.16 shall survive termination of this Agreement.

          13.17 Certain Rights of Power Purchaser. Nothing in this Participation Agreement shall be deemed to limit the provisions of the Consent of the Power Purchaser, which provisions are solely for the benefit of the Power Purchaser and not the Partnership. Without limiting the scope of the foregoing, the parties hereto agree, for the exclusive benefit of the Power Purchaser and not the Partnership, that the exercise of remedies or any similar action under this Participation Agreement is subject to, and shall be conducted in a manner consistent with, the Power Purchaser's rights under (i) the Consent of the Power Purchaser and (ii) the Power Purchase Agreement and the Transfer Agreement (to the extent such rights under the Power Purchase Agreement and the Transfer Agreement are not explicitly waived by the Power Purchaser in accordance with the terms of the Consent of the Power Purchaser).

          13.18 Rights of Owner Participant. In the event there shall be more than one Owner Participant hereunder, the Owner Participants shall appoint an agent among them (the "Owner Participant Agent") and all rights of the Owner Participant hereunder and under the other Financing Documents to take actions with respect to certificates, waivers, consents and other matters shall vest with the Owner Participant Agent, who shall act as liaison with the other parties hereto; provided that no Owner Participant shall be relieved of any obligations it may have hereunder (including Section 4.2(b) hereof) or under any other Financing Document by reason of this provision. Upon notice of the appointment of any Owner Participant Agent, the parties hereto agree to execute such documents as may be necessary to effectuate the intent of the foregoing.

          13.19 Adjustments. The adjustments to the Basic Rent Factors and Stipulated Loss Values in connection with the leveraging of the Facility Lease which have been computed by GE Capital at the closing of the Lease Debt financing are intended to be consistent with the methodology set forth in Schedule 9 to the Participation Agreement, and, at the Partnership's request and expense, KPMG Peat Marwick or such other independent financial advisors expert in leasing transactions selected by GE Capital and reasonably satisfactory to the Partnership shall verify the same to the Partnership. The costs of such verification shall be borne by the Lessee, unless the amount of the rent adjustment is changed by the greater of (i) five percent of the rent adjustment and (ii) one half percent of the rent as adjusted, in each case in present value terms following such audit, in which case such costs shall be borne by the Owner Participant.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              PANDA-BRANDYWINE, L.P., as the
                                Partnership and as Lessee


                              By:  Panda Brandywine Corporation,
                                   its General Partner


                              By:         /s/ William C. Nordlund
                                   Name:      William C. Nordlund
                                   Title:     Senior Vice President and
                                              General Counsel


                              PANDA BRANDYWINE CORPORATION, as
                              the General Partner


                              By:             /s/ William C. Nordlund
                                   Name:      William C. Nordlund
                                              Senior Vice President and
                                              General Counsel



                              GENERAL ELECTRIC CAPITAL
                              CORPORATION, as Owner Participant



                              By:              /s/ Michael J. Tzougrakis
                                   Name:       Michael J. Tzougrakis
                                   Title:      Manager of Operations


                              FLEET NATIONAL BANK, not in its
                              individual capacity, but solely as
                              Owner Trustee and as Security Agent



                              By:              /s/ Kathy A. Larimore
                                   Name:       Kathy A. Larimore
                                   Title:      Assistant Vice President



FIRST SECURITY BANK, NATIONAL
ASSOCIATION, not in its individual
capacity, but solely as Indenture
Trustee



By:           /s/ L. Scott Nielsen
     Name:    L. Scott Nielsen
     Title:   Vice Presient



CREDIT SUISSE, a bank organized and
existing under the laws of
Switzerland, acting by and through
its New York branch, as
Administrative Agent



By:          /s/ Guy R. Cirincione          /s/ Louis D. Iaconetti
     Name:   Guy R. Cirincione              Louis D. Iaconetti
     Title:  Member of Senior Management    Associate


GREENWICH FUNDING CORP., as Loan
Participant
By: Credit Suisse, New York Branch as Attorney-in-Fact

By:  /s/ Carin L. Okita
     Name:  Carin L. Okita
     Title: Associate

By:  /s/ Thomas Meier
     Name:  Thomas Meier
     Title: Associate



                          SCHEDULE I

                   LOAN PARTICIPANTS AND COMMITMENTS


Part A (Percentages of Purchase Price):

Loan Participant                       Percentage                 Amount

Greenwich Funding Corp.                   79.08%                $172,000,000



Owner Participant

General Electric Capital Corporation      20.92%                $ 45,488,645



Part B (Percentages of Loan Certificates Held):

Loan Participant                      Percentage

Greenwich Funding Corp                    100%
11 Madison Avenue
New York, New York  10010








                          SCHEDULE II

                    THE ADMINISTRATIVE AGENT


          Capitalized terms used herein and not otherwise defined herein are used herein as used or defined in the foregoing
Participation Agreement.

          1. Powers and Immunities. The Administrative Agent (which term as used in this sentence and in Section 5 below and the first sentence of Section 6 below shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in the Participation Agreement and the other Transaction Documents, and shall not by reason of the Participation Agreement or any other Transaction Documents be a trustee for any Loan Participant; (b) shall not be responsible to the Loan Participants for any recitals, statements, representations or warranties contained in the Participation Agreement or in any other Transaction Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, the Participation Agreement or any other Transfer Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Participation Agreement, any Loan Certificate or any other Transfer Document or any other document referred to or provided for herein or therein or for any failure by the Lessee, the Owner Trustee, the Owner Participant, the Indenture Trustee or any other Person to perform any of its obligations thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings under the Participation Agreement or under any other Transaction Document; and (d) shall not be responsible for any action taken or omitted to be taken by it under the Participation Agreement or under any other Transaction Documents or under any other document or instrument referred to or provided for therein or in connection therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Loan Certificate as the holder thereof for all purposes hereof and of the Participation Agreement unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

          2.  Reliance by Administrative Agent.  The
Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Transaction Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority in Interest of the Loan Certificate Holders or, if provided herein, in accordance with the instructions given by all of the Loan Certificate Holders as is required in such circumstance, and such instructions of such Loan Certificate Holders and any action taken or failure to act pursuant thereto shall be binding on all of the Loan Certificate Holders.

          3. Defaults, Etc. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default, Lease Event of Default, an Indenture Event of Default or an Indenture Default unless the Administrative Agent has received notice from a Participant, the Owner Trustee, the Indenture Trustee or the Lessee specifying such Lease Default, Lease Event of Default, Indenture Event of Default or Indenture Default and stating that such notice is a "Notice of Lease Default", "Notice of Lease Event of Default", "Notice of an Indenture Event of Default" or "Notice of an Indenture Default", as the case may be. In the event that the Administrative Agent receives such a notice of the occurrence of a Lease Default, Lease Event of Default, an Indenture Event of Default or an Indenture Default, the Administrative Agent shall give prompt notice thereof to the Loan Certificate Holders. The Administrative Agent shall (subject always to the provisions of the applicable Indenture and to
Section 7 below) take such action with respect to such Lease Default, Lease Event of Default, Indenture Event of Default or Indenture Default as shall be directed by the Majority in Interest of Loan Certificate Holders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Lease Default, Lease Event of Default, Indenture Event of Default or Indenture Default as it shall deem advisable in the best interest of the Loan Certificate Holders except to the extent that the Participation Agreement or the Indenture expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority in Interest of Loan Certificate Holders or all of the Loan Certificate Holders.

          4. Rights as a Loan Certificate Holder. With respect to the Loans made by it, the Administrative Agent (and any successor acting as Administrative Agent) in its capacity as a Loan Certificate Holder hereunder shall have the same rights and powers hereunder as any other Loan Certificate Holder and may exercise the same as though it were not acting as the Administrative Agent, and the terms "Loan Certificate Holder" or "Loan Certificate Holders" and "Loan Participant" or "Loan Participants" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Loan Certificate Holder) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Lessee, the Owner Participant and any of their respective subsidiaries or Affiliates as if it were not acting as the Administrative Agent, and the Administrative Agent and its Affiliates may accept fees and other consideration for services as provided in the Participation Agreement or otherwise without having to account for the same to the Loan Certificate Holders.

          5. Indemnification. The Loan Certificate Holders agree to indemnify the Administrative Agent (to the extent not reimbursed under the Participation Agreement, but without limiting the obligations of the Lessee and the Owner Participant under the Participation Agreement) ratably in accordance with their respective Loans at the time outstanding, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Loan Certificate Holder) arising out of or by reason of any investigation in or in any way relating to or arising out of the Participation Agreement or any other Transaction Document or any other documents contemplated hereby or herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Lessee and the Owner Participant are obligated to pay under the Participation Agreement, but excluding, unless a Lease Default or a Lease Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Loan Participant shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          6. Non-Reliance on Administrative Agent and Other Loan Participants. Each Loan Participant agrees that it has, independently and without reliance on the Administrative Agent or any other Loan Participant, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Lessee and the Owner Participant and decision to enter into the Participation Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Loan Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Participation Agreement and the other Transaction Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Lessee or any other party of the Participation Agreement or any of the other Transaction Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Lessee or any other party. Except for notices, reports and other documents and information expressly required to be furnished to the Loan Participants by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Loan Participant with any credit or other information concerning the affairs, financial condition or business of the Lessee or the Owner Participant or any of their respective subsidiaries (or any of their Affiliates) that may come into possession of the Administrative Agent or any of its Affiliates.

          7. Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the Transaction Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Loan Participants of their indemnification obligations under Section 5 hereof against any and all liability and expense that may be insured by it by reason of taking or continuing to take any such action.

          8. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Loan Participants, the Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee, and the Administrative Agent may be removed at any time with or without cause by the Majority in Interest of the Loan Certificate Holders. Upon any such resignation or removal, the Majority in Interest of the Loan Certificate Holders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority in Interest of the Loan Certificate Holders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority in Interest of the Loan Certificate Holders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Loan Participants, appoint a successor Administrative Agent, that shall be a bank which has an office in New York, New York. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, power, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Schedule II shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.





                                                       ANNEX A to
                                          Participation Agreement


                          DEFINITIONS


          Whenever used in (i) the Participation Agreement, dated as of December 18, 1996 among Panda-Brandywine, L.P., Panda Brandywine Corporation, General Electric Capital Corporation, as Owner Participant, Fleet National Bank, as Owner Trustee and Security Agent, First Security Bank, National Association, as Indenture Trustee, Credit Suisse, as Administrative Agent and the other entities listed on Schedule I thereto, as Loan Participants, (ii) the Amended and Restated Deed of Trust and Security Agreement, dated as of December 18, 1996 between Panda-Brandywine, L.P. and Chicago Title Insurance Company, as trustee,
(iii) the Amended and Restated Security Deposit Agreement, dated as of December 18, 1996, among Panda-Brandywine, L.P., Panda Brandywine Corporation, General Electric Capital Corporation, as Owner Participant, Fleet National Bank, as Owner Trustee and Security Agent, First Security Bank, National Association, as Indenture Trustee and Credit Suisse, as Administrative Agent,
(iv) the Trust Indenture and Security Agreement, dated as of December 18, 1996 by Fleet National Bank in favor of First Security Bank, National Association, as Indenture Trustee, or (v) any of the other Financing Documents referred to therein, the following terms shall have the following meanings, unless otherwise defined therein:

          "Accounts": the collective reference to the Operation and Maintenance Reserve Account, the Rent Reserve Account, the Insurance and Condemnation Proceeds Account, the Warranty Maintenance Reserve Account, the Revenue Account, the Special Payment Account, the Current Account, the Distribution Reserve Account, the Completion Account, the Interest Hedging Account, the LOC Fee Account and the Partnership Security Account and each other account established by the Security Agent pursuant to the terms of the Security Deposit Agreement.

          "Accretion Amount": as of any Payment Date during the Accretion Loan Availability Period, that portion of principal, interest and fees due and payable by the Owner Trustee to the Administrative Agent and the Loan Participants under the Loan Certificates and the Indenture that exceeds the amount of Basic Rent due and payable on such Payment Date.

          "Accretion Line of Credit Commitment": at any time with respect to each Loan Participant, such Loan
     Participant's Accretion Loan Proportionate Share of the
     Total Accretion Line of Credit Commitment at such time.

          "Accretion Line of Credit Commitment Fees": as defined in Section 2.20 of the Indenture.

          "Accretion Line of Credit Termination Date": the earlier to occur of (a) the eighth Payment Date after the Lease Closing Date and (b) the date on which the Accretion Line of Credit Commitments shall terminate under the Indenture.

          "Accretion Loan": as defined in Section 2.2(b)(i) of the Indenture.

          "Accretion Loan Availability Period": the period from and including the Lease Closing Date to and including the Accretion Line of Credit Termination Date.

          "Accretion Loan Proportionate Share": with respect to each Loan Participant, the percentage set forth opposite such Loan Participant's name on Part B to Schedule I of the Participation Agreement, as such Schedule I may be amended from time to time.

          "Accrued Maintenance Payment":  as defined in Section
     5(e) of the Lease.

          "Additional Construction Contract": direct order contracts for miscellaneous project facilities and additional construction contracts, other than the Construction Contract, entered into by the Partnership with the consent of the Owner Participant and the Administrative Agent for the provision of labor, services and/or material in connection with the design, engineering, construction, equipping and/or testing of the Project or any part thereof, including the Effluent Pipeline and the Transmission Facilities.

          "Additional Costs": has the meaning set forth in
     Section 2.12 to the Indenture.

          "Additional Project Documents": any contract, agreement or instrument (but excluding Governmental Actions) related to the development, ownership, construction, testing, maintenance, repair, operation or use of the Project entered into by the Partnership and any other Person subsequent to the Initial Loan Funding Date (including each Additional Construction Contract) and any consent and agreement which constitutes an Ancillary Document and is delivered in connection therewith, but excluding Non-Material Agreements.

          "Administrative Agent":  Credit Suisse, New York
     Branch, as the agent for the Loan Participants, and any successor Administrative Agent under the Participation
     Agreement.

          "Adverse Proceedings": any action, investigation, law or proceeding which seeks to revoke, suspend, delay or adversely modify any of the Governmental Actions.

          "Affiliate": of any designated Person, each Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise; provided that for purposes of Section 8(e) of the Stock Pledge Agreement "control" (and its correlative meanings), as used with respect to any Person, shall also mean the ownership, directly or indirectly, of any equity securities of or any interests in such Person, whether or not it has the power to direct or cause the direction of the management and policies of such Person.

          "After-Tax Basis": with respect to any payment to be received by any Person, the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes imposed by any Governmental Authority with respect to such payments (whether or not such Taxes are payable), the sum of such payments shall be equal to the original payment to be received by such Person.

          "Amended and Restated Agreements": the collective reference to the Amended and Restated Deed of Trust and Security Agreement, the Amended and Restated Trust Agreement, the Amended and Restated Site Lease, the Amended and Restated Site Sublease, the Amended and Restated General Partner Pledge Agreement, the Amendment and Restated Limited Partner Pledge Agreement, the Amended and Restated Security Agreement, the Amended and Restated Steam Lessee Security Agreement, the Amended and Restated Stock Pledge Agreement, the Amended and Restated Security Deposit Agreement and the Amended and Restated Ascending Letter of Credit Pledge Agreement.

          "Amended and Restated Ascending Letter of Credit Pledge Agreement": the Amended and Restated Ascending Letter of Credit Pledge Agreement, dated as of December 18, 1996 between the Partnership and the Security Agent, for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), substantially in the form of Exhibit R to the Participation Agreement, as amended, supplemented or otherwise modified from time to time.

          "Amended and Restated Deed of Trust and Security Agreement": the Amended and Restated Deed of Trust and Security Agreement, dated as of December 18, 1996, between the Partnership and Chicago Title Insurance Company, as trustee for the use and benefit of the Security Agent (for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee)), substantially in the form of Exhibit T to the Participation Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Amended and Restated General Partner Pledge
     Agreement": the Amended and Restated General Partner Pledge Agreement, dated as of December 18, 1996, between the General Partner and the Security Agent, for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), substantially in the form of Exhibit M to the Participation Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Amended and Restated Limited Partner Pledge
     Agreement": the Amended and Restated Limited Partner Pledge Agreement, dated as of December 18, 1996, between the Limited Partner and the Security Agent, for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), substantially in the form of Exhibit N to the Participation Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Amended and Restated Security Agreement": the Amended and Restated Security Agreement, dated as of December 18, 1996, between the Partnership and the Security Agent, for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), substantially in the form of Exhibit O to the Participation Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Amended and Restated Security Deposit Agreement": the Amended and Restated Security Deposit Agreement, dated as of December 18, 1996, among the Partnership, GE Capital, in its individual capacity and as Owner Participant, the General Partner, the Owner Trustee, the Administrative Agent and the Security Agent (and, by collateral assignment, the Indenture Trustee), substantially in the form of Exhibit S to the Participation Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Amended and Restated Site Lease": the Amended and Restated Site Lease, dated as of December 18, 1996, between the Partnership and the Owner Trustee, substantially in the form of Exhibit Y to the Participation Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Amended and Restated Site Sublease": the Amended and Restated Site Sublease, dated as of December 18, 1996, between the Owner Trustee and the Partnership, substantially in the form of Exhibit Z to the Participation Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Amended and Restated Steam Lessee Security Agreement": the Amended and Restated Lessee Security Agreement, dated as of December 18, 1996, between the Lessee (as steam lessor), the Steam Host and the Security Agent, for the benefit of GE Capital and the Owner Trustee (and by collateral assignment, the Indenture Trustee), in the form of Exhibit P to the Participation Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Amended and Restated Stock Pledge Agreement": the Amended and Restated Stock Pledge Agreement, dated as of December 18, 1996, by Holdings in favor of the Security Agent, for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), substantially in the form of Exhibit Q to the Participation Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Amended and Restated Trust Agreement": the Amended and Restated Trust Agreement, dated as of December 18, 1996, between the Owner Participant and the Owner Trustee, substantially in the form of Exhibit AA to the Participation Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement.

          "Ancillary Documents": with respect to each Additional Project Document, (i) an Assignment in substantially the form of Exhibit A to the Participation Agreement, together with any amendments to the Collateral Security Documents necessary or desirable to grant to the Security Agent, for the benefit of the Owner Participant and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), a first priority perfected Lien in such Additional Project Document and all property interests received by the Partnership in connection therewith, (ii) all recorded financing statements and other filings required to perfect such Liens, (iii) opinions of counsel for the Partnership and, to the extent reasonably required by the Owner Participant and the Administrative Agent (and to the extent available after diligent attempts to procure the same) the other parties to such Additional Project Document, (iv) a Consent to Assignment with respect to such Additional Project Document from such other parties substantially in the form of Exhibit B to the Participation Agreement or otherwise in form and substance reasonably satisfactory to the Owner Participant and the Administrative Agent, and (v) evidence of the Partnership's authorization of such Additional Project Document, all in form and substance satisfactory to the Owner Participant and the Administrative Agent.

          "Annual QF Status Certificate": a certificate of an Authorized Officer of the General Partner setting forth (a) the QF Minimum Steam Take for the period covered by such certificate, and (b) whether, during the period covered by such certificate, the Steam Host has purchased an amount of steam under the Steam Sales Agreement at least equal to such QF Minimum Steam Take.

          "Applicable Law" or "Law": with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, injunction, Governmental Action or requirement of such Governmental Authority along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof. Unless the context clearly requires otherwise, the term "Applicable Law" or "Law" shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements, or other modifications thereto or thereof, and whether or not in effect as of the Initial Loan Funding Date or the Lease Closing Date.

          "Applicable Lending Office":  for each Loan
     Participant, the "Lending Office" of such Loan Participant (or of an Affiliate of such Loan Participant) designated on
     Schedule I to the Participation Agreement or such other office of such Loan Participant (or of an Affiliate of such Loan Participant) as such Loan Participant may from time to time specify to the Administrative Agent, the Owner Trustee, the Owner Participant and the Lessee as the office by which its Loans are to be made and maintained.

          "Applicable Margin": (a) for each Type of Loan, the rate per annum set forth under the relevant column heading below:

            Period              Base Rate          Eurodollar
                                  Loans               Loans
     From (and including)        0.000%              1.000%
     the Lease Closing
     Date to (but excluding)
     the fourth anniversary
     thereof

     From (and including)        0.125%              1.125%
     the fourth anniversary
     of the Lease Closing
     Date to (but excluding)
     the eighth anniversary
     thereof

     From (and including)        0.250%              1.250%
     the eighth anniversary
     of the Lease Closing Date
     to (but excluding)the
     twelfth anniversary
     thereof

     From (and including)        0.375%              1.375%
     the twelfth anniversary
     of the Lease Closing Date
     to (but excluding)
     the fifteenth anniversary
     thereof

     Thereafter                  0.500%              1.500%

          "Appraisal Procedure": a procedure whereby two independent appraisers, one appointed by the Owner Participant and one by the Lessee, shall agree upon the value, period, amount or determination then the subject of an appraisal. If either the Owner Participant or the Lessee shall determine that a value, period, amount or determination to be determined under the Facility Lease or any other Transaction Document cannot timely be established by agreement, such party shall appoint its appraiser and give notice thereof to the other party, which shall appoint its appraiser within 30 days thereafter. If such other party does not appoint its appraiser within such thirty-day period, the determination of the first appraiser made within 60 days thereafter shall be conclusive and binding. If within 60 days after appointment of the second of the two appraisers, such appraisers are unable to agree upon the value, period, amount or determination in question, they jointly shall appoint a third appraiser within 10 days thereafter, or, if they do not do so, either the Owner Participant or the Lessee may request the American Arbitration Association, or any organization successor thereto, to appoint the third appraiser from a panel of arbitrators knowledgeable on the subject of natural gas-fired cogeneration plants and the equipment used or operated in connection therewith. The decision of the third appraiser shall be given within 60 days after the appointment thereof. If three appraisers shall be so appointed, the average of all three determinations shall be conclusive and binding on the Owner Participant and the Lessee unless the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the third determination is disparate from the middle determination, in which case the determination of the most disparate appraiser shall be excluded and the average of the remaining two determinations shall be conclusive and binding on the Owner Participant and the Lessee. The obligation to pay the fees and expenses of appraisers incurred in connection with any Appraisal Procedure relating to any transaction contemplated by any provision of the Facility Lease or any other Transaction Document shall be divided equally between the Owner Participant and the Lessee (except the obligation to pay such fees and expenses in connection with any Appraisal Procedure pursuant to Section 15 of the Facility Lease, which shall be solely that of the Lessee).

          "Approved Budget": the budget delivered pursuant to subsection 4.1(n) of the Construction Loan Agreement on the Initial Loan Funding Date, as such Approved Budget may have been amended from time to time with the prior written consent of the Owner Participant.

          "Ascending Letter of Credit": the letter of credit issued by Deutsche Bank pursuant to the terms of Section 3.14(a) of the Construction Contract as security for the performance by the Contractor of its obligations under the Construction Contract.

          "Ascending Letter of Credit Pledge Agreement": the Ascending Letter of Credit Pledge Agreement entered into on March 30, 1995 by the Partnership in favor of the Security Agent, for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), as amended and restated by the Amended and Restated Ascending Letter of Credit Pledge Agreement, substantially in the form of Exhibit R to the Participation Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.

          "Assigned Contracts": the collective reference to the Construction Contract, the Raytheon Parent Guaranty, the Power Purchase Agreement, the Gas Supply Contract, the Gas Supply Guaranty, the Fuel Management Agreement, the Fuel Management Guaranty, the Gas Transportation Contracts, the Effluent Water Agreement, the Steam Sales Agreement, the Steam Lease, the Steam Lessee Security Agreement, the Operation and Maintenance Agreement and, from and after the date any Additional Project Document is executed by the Partnership, such Additional Project Document.

          "Assignments": the collective reference to the Assignments of each of the Assigned Contracts, each substantially in the form of Exhibit A to the Participation Agreement, executed or to be executed by the Partnership in favor of the Security Agent for the benefit of the Owner Participant and the Owner Trustee (and, by collateral assignment, the Indenture Trustee).

          "Authorized Officer": shall mean (i) with respect to any Person that is a corporation, the president, any vice president, the treasurer, or the chief financial officer of such Person, (ii) with respect to any Person that is a partnership, the president, any vice president, the treasurer or the chief financial officer of a general partner of such Person, or (iii) with respect to the Owner Trustee, any officer in its Corporate Trust Administration department, or (iv) with respect to any Person, such other representative of such Person that is approved by the Owner Participant and the Administrative Agent in writing. No Person shall be deemed to be an Authorized Officer unless named on a certificate of incumbency of such Person delivered to the Owner Participant and the Administrative Agent on or after the Lease Closing Date.

          "Available Accretion Line of Credit Commitment": (i) at any time and from time to time during the Accretion Line of Credit Availability Period, the Total Accretion Line of Credit Commitment at such time minus the aggregate principal amount of all Accretion Loans theretofore made under the Indenture and (ii) at any time after the Accretion Line of Credit Availability Period, zero.

          "Available Cash Flow": for any period (including any Quarterly Measurement Period), the amount, if any, by which Project Revenues for such period exceed the sum of (i) Project Expenses of the Partnership for such period, plus
     (ii) payments of Rent for such period, plus (iii) payments of fees in respect of the Letter(s) of Credit for such period.

          "Bankruptcy Code": Title 11 of the United States Code titled "Bankruptcy," as amended from time to time, and any successor statute thereto.

          "Base Rate": with respect to any Base Rate Loan (or other amount owing under the Transaction Documents with respect to which interest is payable at the Base Rate), for any day, a rate per annum equal to the higher of (a) the base commercial lending rate announced from time to time by Credit Suisse, New York Branch, or (b) the rate quoted by Credit Suisse, New York Branch, at approximately 11:00 a.m., New York City time, to dealers in the New York Federal Funds Market for the overnight offering of dollars by Credit Suisse, New York Branch, for deposit, plus 1/2 of 1%. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans": the Loans that are made or maintained at an interest rate based on the Base Rate.

          "Basic Rent": as defined in Section 3(a) of the Facility Lease.

          "Basic Rent Factors":  as of any Basic Rent Payment
     Date, the percentages set forth in Schedule C to the Facility Lease as such percentages may be adjusted from time to time in accordance with the provisions of Section 3(d) of the Facility Lease.

          "Basic Rent Payment Dates":  initially, January 31,
     1997 and each April 30, July 31, October 31 and January 31 occurring thereafter during the Lease Term.

          "Basic Term" or "Basic Lease Term": the period from and including the Basic Term Commencement Date to and including October 31, 2016.

          "Basic Term Commencement Date":  the Lease Closing
     Date.

          "Beneficial Interest":  the interest of the Owner
     Participant under the Trust Agreement.

          "Bill of Sale":  the Bill of Sale and Severance
     Agreement, substantially in the form of Exhibit F to the Participation Agreement, to be executed on the Lease Closing
     Date.

          "Breakage Costs": amounts sufficient (in the reasonable opinion of the relevant Loan Participant) to compensate a Loan Participant for any loss, cost or expense (but not loss of profit) that such Loan Participant has sustained or incurred as a consequence of:

                    (i)  any payment or mandatory or optional
          prepayment or purchase or any conversion of a Eurodollar Loan evidenced by such Loan Participant's Loan Certificates for any reason (including, without limitation, the acceleration of the Loan Certificates pursuant to Section 6.2(a) of the Indenture), on a date other than the last day of an Interest Period; or

                    (ii)  Any failure by the Owner Trustee for
          any reason to borrow, pay, prepay, purchase or convert any Eurodollar Loan held by a Loan Participant on the date scheduled therefor in accordance with the Financing Documents.

          "Business Day": a day other than a Saturday, a Sunday or any other day on which commercial banks in New York City, Salt Lake City, Utah or Hartford, Connecticut are required or authorized by Law to be closed and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Lease": any lease of property, real or personal, which, in accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee thereof.

          "Cash Available for Distributions":  for any period
     (including any Quarterly Measurement Period), the amount, if any, by which Distributable Cash Flow for such period exceeds contributions to the Rent Reserve Account for such period.

          "Certificates":  Loan Certificates.

          "Change in Accounting Treatment": any amendment to or revision or official interpretation of the Statements of Financial Accounting Standards applicable to lease transactions by the Financial Accounting Standards Board that shall become effective subsequent to March 23, 1994 and on or prior to the Lease Closing Date.

          "Change in Tax Law": any amendment to the Code that shall be enacted into law, become effective or is promulgated (including any technical correction to any such effective amendment that subsequently shall be enacted into law) or any change in the Treasury Regulations (including any proposed or temporary Treasury Regulations) or any other administrative interpretation of the Code that shall be adopted or promulgated, as the case may be, subsequent to March 23, 1994 and through the end of the session of the United States Congress which is in office during and including the later of (a) the year in which the Facility is placed in service or (b) the year in which the Lease Closing Date occurs, that causes the Owner Participant to experience tax consequences more or less favorable than those assumed in the Tax Indemnity Agreement, provided, however, a Change in Tax Law shall not include any favorable change with respect to investment tax credits or allowances of any kind except to the extent that the Owner Participant actually realizes tax benefits therefrom, and in such case, only to the extent of such benefits actually realized (which, in both cases, shall be determined by the Owner Participant in its reasonable discretion).

          "Change Order": a change in the Construction Contract pursuant to Section 2.15 of the Construction Contract.

          "CLNG": Cove Point LNG Limited Partnership, a limited partnership organized under the laws of the State of Delaware.

          "CLNG Agreement": the FTS Service Agreement dated as of March 30, 1995 between the Partnership and CLNG, as supplemented by the letter dated as of March 30, 1995, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Closing Date":  the Initial Loan Funding Date.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": the collective reference to all real and personal property, tangible and intangible, and the proceeds thereof, subjected from time to time to the Liens intended to be created by the Collateral Security Documents.

          "Collateral Security Documents": the collective reference to the Indenture, the Lessee Security Documents and any other document pursuant to which a security interest is granted to secure the Lessee Obligations or the Lender
     Obligations.

          "Columbia":  the Columbia Gas Transmission
     Corporation, a corporation organized under the laws of the State of Delaware.

          "Columbia Bankruptcy Proceeding": the proceeding before the United States Bankruptcy Court for the District of Delaware captioned as In re: The Columbia
     Gas System Inc., and Columbia Gas Transmission
     Corporation, Case Nos. 91-803 and 91-804.

          "Columbia Facilities": the pipeline improvements and other facilities constructed by Columbia pursuant to the Columbia Precedent Agreement.

          "Columbia FTS Agreement":  the Amended and
     Restated FTS Service Agreement, dated as of March 23, 1995, between Columbia and the Partnership, as supplemented by a letter dated as of October 11, 1996, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Columbia Precedent Agreement": the Precedent Agreement between Columbia and the Partnership, dated as of February 25, 1994, as amended by the Amending Agreement, dated as of March 24, 1995 and supplemented by a letter dated as of March 30, 1995, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Commercial Operation Date":  the "Actual Commercial
     Operation Date", as defined in the Power Purchase Agreement.

          "Commitment": The respective amount of each Loan Participant's and the Owner Participant's participation in the Purchase Price required to be made available in part on the Lease Closing Date, as provided in Section 2.1 of the Participation Agreement.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Partnership within the meaning of Section 414(b) or (c) of the Code.

          "Completion Account": the special account designated by that name established by the Security Agent pursuant to subsection 2.2 of the Security Deposit Agreement.

          "Consent of the Power Purchaser": the Consent and Agreement, dated April 10, 1995, entered into by the Power Purchaser, the Partnership, GE Capital, the Security Agent and the Owner Trustee, as amended and restated by the Amended and Restated Consent of the Power Purchaser, dated as of December 30, 1996 entered into by the Power Purchaser, the Partnership, GE Capital, the Security Agent, the Owner Trustee, the Administrative Agent and the Indenture Trustee, and as the same may be further amended, supplemented or otherwise modified from time to time.

          "Consents to Assignment": the collective reference to each Consent, substantially in the form of Exhibit B to the Participation Agreement, which have been (or in the case of each Additional Project Document, will be) executed and delivered by each party (other than the Partnership) to each Assigned Contract in respect of the Assignments.

          "Construction Contract": the Amended and Restated Turnkey Cogeneration Facility Agreement, dated as of
     March 30, 1995 between the Contractor and the Partnership in the form (including all amendments and clarification letters relating thereto) delivered to GE Capital on the Initial Loan Funding Date, together with the Raytheon Parent Guaranty, as amended, supplemented or otherwise modified from time to time.

          "Construction Loan Agreement": the Construction Loan Agreement and Lease Commitment, dated as of March 30, 1995, among the Partnership, the General Partner and GE Capital. The Construction Loan Agreement is being terminated on the Lease Closing Date upon payment in full of all loans outstanding thereunder on such date.

          "Contest": with respect to any Tax, Lien, or claim, a contest pursued in good faith and by appropriate judicial or administrative proceedings diligently conducted, so long as
     (i) adequate cash reserves have been established with respect thereto, (ii) any Lien filed in connection therewith shall have been removed from the record by the bonding of such Lien by a reputable surety company satisfactory to the Owner Participant and the Administrative Agent, or security satisfactory to the Owner Participant and the Administrative Agent is otherwise provided to assure the discharge of the obligation thereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest, (iii) the failure to pay any such Tax, Lien or claim during the pendency of such contest would not otherwise have (nor could it reasonably be expected to have) a Material Adverse Effect and (iv) the Person subject to any such Tax, Lien or claim has no knowledge of any material actual or proposed deficiency or additional assessment that there is a substantial likelihood of being imposed if a contest is pursued (but which might otherwise be avoided if such contest were not pursued).

          "Contingent Obligation": with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

          "Contractor":  Raytheon Engineers & Constructors, Inc.
     (formerly known as United Engineers & Constructors Inc.
     d/b/a Raytheon Engineers & Constructors), a Delaware corporation.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "CPCN": the Certificate of Public Convenience and Necessity granted to the Partnership pursuant to Sections 54A and 54B of Article 78, Public Service Commission Law, of the Annotated Code of Maryland, by Order No. 71487 dated October 6, 1994 and by Order No. 71529 dated October 27, 1994, as amended by Order No. 71644 dated December 16, 1994, Order No. 72723 dated June 28, 1996, and Order No. 72880 dated September 12, 1996, each of the Maryland Commission, but excluding the portion of such Certificate of Public Convenience and Necessity transferred to PEPCO by Order No. 72880, dated September 12, 1996, of the Maryland Commission, and as such certificate may be further amended from time to time by the Maryland Commission.

          "Credit Suisse": Credit Suisse, a bank organized and existing under the laws of Switzerland, acting by and through its New York Branch.

          "Current Account": the special account designated by that name established by the Security Agent pursuant to subsection 2.2 of the Security Deposit Agreement.

          "Date of Final Completion":  the date on which:

                    (a)  the Facility has achieved final
          acceptance under the Construction Contract;

                    (b)  no defects and/or deficiencies exist
          that adversely affect the performance of the Facility under the performance standards set forth in the Construction Contract;

                    (c)  the Partnership has received all as-
          built drawings of the Facility, test data, and other technical information required for the Partnership or operator to operate and maintain the Facility;

                    (d) the Partnership has received all manuals and instruction books necessary to operate and maintain the Facility in a safe, efficient and effective manner;

                    (e)  all special tools to be supplied by any
          EPC Contractor or the Partnership have been delivered to the Site;

                    (f)  all EPC Contractors', contractors' and
          subcontractors' personnel, supplies, equipment, waste materials, rubbish and temporary facilities have been removed from the Site;

                    (g)  the Partnership has received from each
          EPC Contractor (i) any waivers of liens and claims relating to the Work which were not previously delivered by such EPC Contractor, and (ii) final waivers of all liens and claims by each subcontractor or materialman of such EPC Contractor relating to the Work;

                    (h)  there are no significant unresolved
          disputes, litigation or arbitration proceedings with respect to any of the EPC Contracts;

                    (i)  each EPC Contractor has performed all
          provisions of and delivered all items required by the relevant EPC Contract in a manner reasonably satisfactory to the Partnership;

                    (j)  The Owner Participant shall have
          received a Final Completion Certificate, and if requested by the Owner Participant, the Partnership and the Owner Participant have received from each EPC Contractor an executed copy of a completion certificate, such completion certificate to be in form and substance satisfactory to the Owner Participant and the Independent Engineer;

                    (k) all Project Costs incurred in connection with Final Completion of the Facility have been paid;
          and

                    (l)  the Commercial Operation Date has
          occurred under the Power Purchase Agreement.

          "Date of Substantial Completion": the date on which:

          (a) the Facility has achieved "Substantial Completion" under Section 6.04 of the Construction Contract;

          (b) no defects and/or deficiencies exist that materially adversely affect the performance of the Facility under the performance standards set forth in the Construction Contract;

          (c) the Partnership has received all manuals and instruction books necessary to operate and maintain the Facility in all material respects in a safe, efficient and effective manner;

          (d)  all special tools to be supplied by any EPC
     Contractor or the Partnership necessary to operate and maintain the Facility in all material respects have been delivered to the Site; and

          (e) there are no significant unresolved disputes, litigation or arbitration proceedings with respect to any of the EPC Contracts.

          "Debt Rate": the Eurodollar Rate or the Base Rate, as the case may be, plus the Applicable Margin, or any other interest rate applicable to the Loan Certificates from time to time.

          "Deed of Trust and Security Agreement": the Deed of Trust and Security Agreement, dated as of March 30, 1995, as amended by the two Partial Releases dated as of October 30, 1996 and as amended and restated by the Amended and Restated Deed of Trust and Security Agreement, dated as of December 18, 1996, between the Partnership and Chicago Title Insurance Company, as trustee for the use and benefit of the Security Agent (for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee)), substantially in the form of Exhibit T to the Participation Agreement, as the same may be further amended, supplemented or otherwise modified in accordance with its terms from time to time.

          "Default Rate": as to any Loans, the sum of (i) the interest rate otherwise applicable to such Loans plus (ii) two hundred basis points (2.0%) per annum.

          "Development Loan Agreement": the Development Loan Agreement, dated as of March 23, 1994, among the Partnership, the General Partner, GE Capital (as agent and as a lender) and the Contractor. The Development Loan Agreement was terminated on the Initial Loan Funding Date upon payment in full of the loans outstanding thereunder.

          "Development Loan Closing Date":  March 23, 1994.

          "Development Security Letter of Credit":  the Letter of
     Credit referred to by that name in the recitals to the Reimbursement Agreement.

          "Discount Rate":  the Treasury Index Rate.

          "Distilled Water Facility": the distilled water facility located on the Distilled Water Facility Premises which was constructed pursuant to the Construction Contract, as more particularly described in Schedule A to the Steam
     Lease.

          "Distilled Water Facility Business Plan":  the
     Distilled Water Facility Business Plan set forth in Schedule
     8 to the Participation Agreement.

          "Distilled Water Facility Premises": that portion of the Site described in Schedule B to the Steam Lease, on which the Distilled Water Facility is located.

          "Distributable Cash Flow": for any period (including any Quarterly Measurement Period), the amount, if any, by which Project Revenues of the Partnership for such period exceed the sum of (i) Project Expenses of the Partnership for such period, plus (ii) payments of Rent for such period plus (iii) payments of fees in respect of the Letter(s) of Credit for such period, plus (iv) contributions to the Operation and Maintenance Reserve Account for such period.

          "Distribution Reserve Account": the special account designated by that name established by the Security Agent pursuant to subsection 2.2 of the Security Deposit
     Agreement.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Easement Agreements":  each agreement set forth in
     Schedule 11 to the Participation Agreement entered into granting or assigning to the Partnership ownership of or other rights in respect of any easement, license, right-of-way or similar real property interest or right relating to the Facility or the Site or to the transportation and delivery of Fuel, water, electricity or steam to or from the Facility or the Site or to ingress or egress to or from the Facility or the Site.

          "Easements": any easement, license, right-of-way or similar real property interest or right that is the subject of an Easement Agreement.

          "Effluent Pipeline": the pipeline constructed pursuant to the terms of the Effluent Water Agreement to transport effluent water to the Facility.

          "Effluent Water Agreement": the Treated Effluent Water Purchase Agreement dated as of September 13, 1994 between the Partnership and the County Commissioners of Charles County, Maryland, together with the Water Easement Maintenance Agreement, in the form (including all amendments and clarification letters relating thereto) delivered to the Owner Participant and the Administrative Agent on the Lease Closing Date, as amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Environmental Audit": each report or audit relating to environmental conditions at the Site (including the environmental reports of (i) Environmental Consulting & Technology, Inc. ("ECT") dated September 23, 1993,
     October 18, 1993, January 3, 1994, March 21, 1994 and September 1994, (ii) International Engineers, Inc. dated July 13, 1992 and December 17, 1992, (iii) CSC, Inc. dated April 13, 1994 and October 10, 1994 and (iv) TPS Technologies dated April 14, 1994 and the audit thereof by ENVIRON Corporation dated January 11, 1995, as updated on December 13, 1996).

          "Environmental Law": as to any Person, any current or future law, treaty, rule, code, ordinance, regulation, permit, certificate, order, interpretation or license of any Governmental Authority or any determination of an arbitrator or a court or other Governmental Authority, relating to the presence, use, generation, handling, treatment, storage, transport, recycling, emission, spill, leak, seepage, discharge, release, threatened release or disposal of Hazardous Substances, the occurrence or remediation of any discharge of Hazardous Substances, environmental protection or any other environmental matter.

          "Environmental Proceeding":

          (a) any litigation, proceeding, consent order or agreement under any Environmental Law whether judicial or administrative (including receipt by the Partnership or General Partner of any document) relating to:

                         (i)       the happening of any event
          involving the use, recycling, emission, spill, leak, seepage, discharge, release, threatened release, clean-up or remediation of any Hazardous Substance in such quantities or under such conditions so as to require under any Environmental Law removal or other remedial actions which have not yet been taken; or

                         (ii)      any complaint, order, citation
          or notice filed or issued under any Environmental Law by any Person (including, without limitation, the United States Environmental Protection Agency) alleging violation of any Environmental Law; or

               (b)  any notice from any Person of:

                         (i)       any violation or alleged
          violation of any Environmental Law or any allegation that the Partnership may have any liability under any Environmental Law; or

                         (ii)      the commencement of any
          environmental remediation or other similar remedial or corrective activity pursuant to or in accordance with any Environmental Law.

          "EPA":  the United States Environmental Protection Agency.

          "EPC Contractor": the collective reference to the Contractor and each party (other than the Partnership) to an Additional Construction Contract.

          "EPC Contracts": the collective reference to the Construction Contract and each Additional Construction
     Contract.

          "Equity Collateral":  the Equity Rent Reserve Sub-
     Account, any funds, instruments, investments and securities on deposit therein, and all proceeds of the foregoing.

          "Equity Loan Facility": as such term is defined in the Equity Loan Facility Letter Agreement.

          "Equity Loan Facility Letter Agreement":  the Letter
     Agreement dated as of December 18, 1996 among GE Capital and the Partners.

          "Equity Loans":  the loans, if any, to be made by GE
     Capital to the Partners pursuant to the terms and conditions of the Equity Loan Facility Letter Agreement.

          "Equity Rent Reserve Sub-Account": the special sub-account of the Rent Reserve Account designated by that name established by the Security Agent pursuant to subsection 2.2 of the Security Deposit Agreement.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Loans" or "Eurodollar Rate Loans": Loans bearing interest at a rate based upon the Eurodollar Rate.

          "Eurodollar Rate": means, with respect to each Interest Period, a rate per annum (calculated on the basis of a 360-day year and actual days elapsed) equal to
     (a)(i) the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the offered rates which appear on the Telerate Page 3750, British Bankers Association Interest Settlement Rates (or such other system for the purpose of displaying rates of leading reference banks in the London interbank market, as mutually agreed by Credit Suisse and the Owner Participant) as of 11:00 a.m. (London time) for deposits in Dollars on the day two (2) London business days prior to the first day of such Interest Period, or (ii) if fewer than two such offered rates appear on such page which are relevant to such Interest Period or other period, the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates at which Credit Suisse at approximately 11:00 a.m. (London time) on the day that is two (2) London business days preceding such Interest Period is offered by prime banks in the London interbank market for deposits in Dollars for a period comparable to such Interest Period and in an amount approximately equal to the principal amount of the Loan scheduled to be outstanding during such Interest Period, divided by (b) 1 minus the Eurocurrency Reserve Requirements.

          "Event of Loss":  means any of the following events:
     (i) the actual or constructive total loss of all or substantially all of the Facility, or the condemnation, confiscation or seizure of, or requisition of title to, or requisition by any Governmental Authority (for a period exceeding the lesser of six months or the remainder of the Basic Term or any Renewal Term then in effect) of the use of all or substantially all of the Facility; (ii) the cessation or material impairment of the operation of the Facility as a result of damage to the Facility or (iii) the loss, theft, destruction or damage of, or condemnation, confiscation or seizure of, or requisition of title to, or requisition by any Governmental Authority of the use of, such portion of the Project as shall render the Facility unable to operate at the level of operation prior to the occurrence of such event or as a Qualifying Facility (in a situation in which clause (i) is not applicable).

          "Event of Regulation": The Owner Trustee, the Owner Participant or any of their respective Affiliates becoming a Public Utility solely by reason of the execution, delivery and performance of the Lease Documents or the ownership or leasing of the Facility by the Owner Trustee under the Lease Documents; provided, that no event resulting solely from a Special QF Loss Event shall be deemed an Event of Regulation.

          "Excepted Payments": collectively, (i) all payments of indemnities, costs and expenses to which the Owner Trustee in its individual capacity, the Owner Participant or any of their respective Affiliates (or the respective successors, assigns, agents, officers, directors or employees of any of the foregoing), is entitled under the Participation Agreement or any other Transaction Document; (ii) all indemnity payments to the Owner Trustee and the Owner Participant or any of their respective Affiliates (or the respective successors, assigns, agents, officers, directors or employees of any of the foregoing) pursuant to the Tax Indemnity Agreement; (iii) all amounts payable to the Owner Participant by any transferee of the Owner Participant as the purchase price for the Owner Participant Interest; (iv) all insurance proceeds under liability policies payable to the Owner Trustee in its individual capacity, the Owner Participant or any of their respective Affiliates, or any officer, director, employee or agent of any of the foregoing; (v) all insurance proceeds under policies maintained by the Owner Trustee or the Owner Participant and not required to be maintained by the Lessee under the Participation Agreement or any other Transaction Document;
     (vi) all amounts payable (whether or not constituting Supplemental Rent) (A) to the Owner Trustee in its individual capacity or to the Owner Participant or any of their respective Affiliates (or the respective successors, assigns, agents, officers, directors or employees of any of the foregoing) pursuant to Section 8 of the Participation Agreement, or (B) to the Owner Trustee in its individual or trust capacities, or to the Owner Participant, pursuant to
     Section 13.5 of the Participation Agreement; (vii) all amounts, whether or not constituting Supplemental Rent, payable under any Transaction Document to reimburse the Owner Trustee or the Owner Participant or any of their respective Affiliates (including the reasonable expenses incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee thereunder, to the extent such Person is permitted to perform or comply with any such obligations; (viii) that portion of any payment of Basic Rent attributable to any Adjustments pursuant to Section 3(d) of the Lease; (ix) where any amount payable to the Owner Participant or the Owner Trustee or any of their respective Affiliates (or the respective successors, assigns, agents, officers, directors or employees of any of the foregoing) is expressed to be payable on an "After-Tax Basis", the increment to the underlying payment obligation arising by virtue of the operation of the definition of "After-Tax Basis" and, where any amounts is payable to any other Person and it is provided in the Transaction Documents that such amount is to be paid on the basis of no after-tax cost to the Owner Participant or the Owner Trustee, the amount actually paid to the Owner Participant or the Owner Trustee pursuant to such provision; (x) any payments in respect of interest to the extent attributable to payments referred to in the preceding clauses (i) through (ix) above; (xi) the proceeds of enforcement of any Excepted Payment; (xii) all amounts properly distributed or paid to the Owner Participant, the Owner Trustee (either in its individual or trust capacity) or any of their respective Affiliates or the respective successors, assigns, agents, officers, directors or employees of any of the foregoing pursuant to and in accordance with the applicable provisions of the Security Deposit Agreement; and (xiii) all amounts constituting Equity Collateral. Excepted Payments shall also mean (x) with respect to any Excepted Payments owing to any Person, the right of such Person to make demand for and receive and retain payment of such Excepted Payments and to commence an action at law to obtain and enforce any judgment with respect to such Excepted Payment, provided that such Person shall not seek to obtain or enforce any Lien with respect thereto on any property of the Lessee or the Owner Trustee; and (y) all rights and privileges expressly reserved to the Owner Trustee or the Owner Participant exclusively or jointly with the Indenture Trustee pursuant to Section 3.10 of the Indenture.

          "Expenses": liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving liability in tort, strict or otherwise), actions, suits, judgments, out-of-pocket costs, expenses and disbursements (including reasonable legal and other professional fees and expenses and costs of investigation) of any kind and nature whatsoever.

          "Facility": the (a) gas-fired cogeneration facility having a net rating of approximately 230 megawatts (measured at the Site) located on the Site which was constructed pursuant to the Construction Contract, including all equipment and systems set forth in the Construction Contract, but excluding any property that has been transferred by the Partnership to the Power Purchaser and
     (b) the Distilled Water Facility, all as more particularly described in Schedule A to the Facility Lease.

          "Facility Lease": the Facility Lease, dated as of December 18, 1996, between the Lessor and the Lessee, substantially in the form of Exhibit J to the Participation Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Fair Market Rental Value": the value, which shall not in any event be less than zero, that would be obtained in an arm's-length transaction for cash between an informed and willing lessee and an informed and willing lessor, neither of whom is under any compulsion to lease, for the use of the Facility for the appropriate period. Except as required to be determined pursuant to Section 15 of the Facility Lease, Fair Market Rental Value shall be determined on the assumptions that: (i) the Facility is in at least the condition and state of repair required under Section 8(a) of the Facility Lease; (ii) the Partnership is in compliance with the requirements of the Transaction Documents; and
     (iii) during such lease period, Basic Rent will be payable in equal quarterly installments in arrears.

          "Fair Market Sales Value": the value, which shall not in any event be less than zero, that would be obtained in an arm's-length transaction for cash between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of the Facility. Except as required to be determined pursuant to Sections 9 and 15 of the Facility Lease, Fair Market Sales Value of the Facility shall be determined on the assumptions that: (i) the Facility is in at least the condition and state of repair required under Section 8(a) of the Facility Lease and
     (ii) the Partnership is in compliance with the requirements of the Transaction Documents.

          "Federal Power Act": the Federal Power Act of 1935, as amended from time to time.

          "FERC": the Federal Energy Regulatory Commission or any successor or analogous federal Governmental Authority.

          "Final Completion": final completion of the Facility, which shall be deemed to have occurred when the Date of Final Completion for the Facility shall have occurred and the conditions described in clauses (a) through (l) of the definition of "Date of Final Completion" shall have been satisfied.

          "Final Completion Certificate": a certificate substantially in the form of Exhibit E to the Participation
     Agreement, signed by the Partnership.

          "Final Maturity Date": with regard to the Lease Debt, shall mean the Payment Date occurring on October 31, 2014.

          "Financing Documents": the collective reference to the Lease Documents, the Collateral Security Documents, the
     Letters of Credit, the Reimbursement Agreement and the Trust
     Agreement.

          "Fixed Rate Renewal Basic Rent": for each three-month period during the Fixed Rate Renewal Term, if any, an amount equal to 50% of the average of the installments of Basic
     Rent payable by the Lessee during the Basic Term.

          "Fixed Rate Renewal Option":  as defined in
     Section 12(a) of the Facility Lease.

          "Fixed Rate Renewal Term": as defined in Section 12(a) of the Facility Lease.

          "Fuel": all fuel purchased or acquired by the Partnership, or on the Partnership's behalf, as fuel for the operation of the Facility, including without limitation all natural gas purchased, acquired or transported pursuant to the Gas Contracts.

          "Fuel Consultant":  C.C. Pace Resources, Inc.

          "Fuel Management Agreement": the Fuel Supply Management Agreement, dated as of March 30, 1995, between Cogen Development Company, a Michigan corporation, and the Partnership in the form (including all amendment and clarification letters relating thereto) delivered to the Owner Participant and the Administrative Agent on the Lease Closing Date, as amended, supplemented, or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Fuel Management Guaranty": the Guaranty of the Fuel Supply Management Agreement, dated as of March 30, 1995, by MCN Investment Corporation, a Michigan corporation, in favor of the Partnership, as amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Fuel Management Plan": the Fuel Management Plan set forth in Schedule 7 to the Participation Agreement.

          "GAAP": generally accepted accounting principles as in effect from time to time in the country under whose laws the relevant Person is organized.

          "Gas Contracts":  the collective reference to the Gas
     Supply Contract, the Fuel Management Agreement, the Gas
     Supply Guaranty, the Fuel Management Guaranty and the Gas
     Transportation Contracts.

          "Gas Supplier": Cogen Development Company, a Michigan corporation.

          "Gas Supply Contract": the Gas Sales Agreement, dated as of March 30, 1995, between the Gas Supplier and the Partnership, in the form (including all amendments and clarification letters relating thereto) delivered to the Owner Participant and the Administrative Agent on the Lease Closing Date and each other agreement entered into after the Lease Closing Date providing for the transportation of Fuel to the Facility, as amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Gas Supply Guaranty": the Guaranty of the Gas Sales Agreement, dated as of March 30, 1995, by MCN Corporation, a Michigan corporation, in favor of the Partnership, as amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Gas Transportation Contracts": the Columbia Precedent Agreement, the Columbia FTS Agreement, the CLNG Agreement and the Washington LDC Agreement and each other agreement entered into after the Lease Closing Date providing for the transportation of fuel to the Facility.

          "Gas Transporters": the collective reference to Columbia, CLNG and Washington.

          "GE Capital":  General Electric Capital Corporation, a
     New York corporation.

          "General Partner":  Panda Brandywine Corporation, a
     Delaware corporation.

          "General Partner Pledge Agreement": the General Partner Pledge Agreement, dated as of March 30, 1995, as amended and restated by the Amended and Restated General Partner Pledge Agreement, dated as of December 18, 1996, between the General Partner and the Security Agent, for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), substantially in the form of Exhibit M to the Participation Agreement, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "GFC": Greenwich Funding Corporation, a Delaware corporation.

          "GNP Deflator": as defined in the Power Purchase
     Agreement.

          "Governmental Action": all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, claims, orders, judgments and decrees, licenses, exemptions, publications (to the extent legally binding upon the Partnership, any other Participant or the Project), filings (other than filings of a purely ministerial nature), notices to and declarations of or with any Governmental Authority and shall include, without limitation, all siting, environmental, construction and operating permits and licenses that are required for the construction, use and operation of the Project.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Granting Clause Document": as defined in the Granting
     Clause of the Indenture.

          "Hazardous Substance": (a) any toxic, caustic or otherwise hazardous substance, including, without limitation, petroleum, its derivatives, by-products and
     other hydrocarbons, solid wastes, contaminants, polychlorinated biphenyls, paint containing lead, urea, formaldehyde foam insulation, asbestos and discharge of sewage or effluent, whether or not regulated under Federal, state or local environmental statutes, ordinance, rules, regulations or orders; (b) any "hazardous substance," "extremely hazardous substance," "hazardous waste," "solid waste," "pollutant," "toxic pollutant," "toxic substance," "oil" or "contaminant" as those terms are used in or defined pursuant to any Environmental Law of the United States, the State of Maryland, the District of Columbia or relevant local government, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Ss. 9601 et seq., the Safe Drinking Water Act, as amended, 42 U.S.C. Ss. 300f et seq., the Oil Pollution Act, as amended, 33 U.S.C. Ss. 2701 et seq., the Federal Clean Air Act, as amended, 42 U.S.C.
     Ss. 7401 et seq., the Solid Waste Disposal Act, as amended, 42 U.S.C. Ss. 6901 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. Ss. 2601 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Ss. 1251 et seq., the Emergency Planning and Community Right to-Know
     Act, as amended, 42 U.S.C. Ss. 11001 et seq., and any regulations promulgated pursuant to the foregoing statutes; and (c) any other substance, waste, pollutant, or material, the presence, use, handling, generation, treatment, storage, disposal, transport, recycling, emission, spill, leak, seepage, discharge, release or threatened release of which is regulated by, or could result in the imposition of liability under, any statute, ordinance, rule or regulation of the United States, the State of Maryland, the District of Columbia, relevant local government or other applicable Governmental Authority, including, but not limited to, the foregoing cited statutes and rules.

          "Highly Qualified Transferee":  a United States Person
     (a) rated at least (i) "AA" or its equivalent by Standard & Poor's Ratings Group or (ii) "Aa" or better by Moody's Investors Service, Inc., (b) having a minimum net worth of $1 billion and (c) who expressly assumes the obligations of the Owner Participant under Section 4.2(b) of the Participation Agreement.

          "Holders" or "Holders of the Loan Certificates": the Loan Participants.

          "Holding Company Act":  the Public Utility Holding
     Company Act of 1935, as amended from time to time.

          "Holdings": Panda Interholding Corporation, a Delaware corporation.

          "Indebtedness": as to any Person, (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than obligations under agreements for the purchase of goods and services in the normal course of business which are not more than 60 days past due); (b) obligations of such Person under Capital Leases; (c) Contingent Obligations of such Person, including obligations of such Person under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause
     (a) or (b) above (other than endorsements of negotiable instruments in the ordinary course of business); and (d) any obligation of such Person or a Commonly Controlled Entity to a MultiEmployer Plan.

          "Indemnitee":  Each of GE Capital (as Owner
     Participant, issuer of the Letters of Credit or otherwise), Fleet National Bank (formerly known as Shawmut Bank of Connecticut, National Association), in its individual capacity, as Owner Trustee and Lessor and as Security Agent, Credit Suisse, in its individual capacity and as Administrative Agent, First Security Bank, National Association, in its individual capacity and as Indenture Trustee, each of the Loan Participants and LOC Participants and any successor, Affiliate, assign, agent, officer, shareholder, director and employee of any of the foregoing, the Trust Estate and the Trust Indenture Estate.

          "Indenture": the Trust Indenture and Security Agreement, dated as of December 18, 1996, by Fleet National Bank, in its capacity as Owner Trustee, in favor of First Security Bank, National Association,, in its capacity as Indenture Trustee, substantially in the form of Exhibit I to the Participation Agreement, and as the same may be amended, supplemented or otherwise modified from time to time.

          "Indenture Default": any event or condition, which with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

          "Indenture Event of Default": each of the events specified in Section 6.1 of the Indenture.

          "Indenture Property": as defined in the Granting Clause of the Indenture.

          "Indenture Trustee":  First Security Bank, National
     Association, a national banking association, as indenture trustee under the Indenture, and any successor trustee thereunder.

          "Indenture Trustee's Liens": Any Lien on the Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Transaction Documents or is in violation of any of the terms of the Transaction Documents or (iii) Taxes imposed against the Indenture Trustee in its individual capacity in respect of which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

          "Initial Construction Completion Deposit":  $5,300,796.

          "Independent Engineer": as defined in subsection 6.7 of the Participation Agreement.

          "Initial Loan Funding Date":  April 10, 1995.

          "Initial Operation and Maintenance Reserve Deposit":
     $1,000,000.

          "Initial QF Standards Measurement Period": (a) the 12-month period beginning with the date the Facility first produces electricity or (b) any successor or analogous period specified under the PURPA Regulations for the purpose of determining whether the Facility is in compliance with the QF Operating Standard and the QF Efficiency Standard and that includes the date the Facility first produces electricity.

          "Initial Rent Reserve Deposit":  $2,400,000.

          "Insurance and Condemnation Proceeds": as such term is defined in the Security Deposit Agreement.

          "Insurance and Condemnation Proceeds Account": the special account designated by that name established by the Security Agent pursuant to subsection 2.2 of the Security
     Deposit Agreement.

          "Insurance and Condemnation Proceeds Deposits": as such term is defined in the Security Deposit Agreement.

          "Insurance Indemnitee": Each of GE Capital (as construction lender, Owner Participant, issuer of the Letters of Credit or otherwise), Fleet National Bank (formerly known as Shawmut Bank of Connecticut, National Association), in its individual capacity, as Owner Trustee and Lessor and as Security Agent, Credit Suisse, New York Branch, in its individual capacity and as Administrative Agent, First Security Bank, National Association, in its individual capacity and as Indenture Trustee, each of the Loan Participants and any successor of any of the foregoing, the Trust Estate and the Trust Indenture Estate.

          "Interconnection Letter of Credit":  the Letter of
     Credit referred to by that name in subsection 2.1(b) of the Reimbursement Agreement.

          "Interest Hedging Account": the special account designated by that name established by the Security Agent pursuant to subsection 2.2 of the Security Deposit
     Agreement.

          "Interest Hedging Agreement": shall mean the Master Agreement, dated as of December 18, 1996, entered into by the Owner Trustee and the Interest Hedging Counterparty, as amended, supplemented or otherwise modified from time to time to the extent permitted by the Transaction Documents and with the prior written consent of the Administrative Agent.

          "Interest Hedging Counterparty":  shall mean Credit
     Suisse, or, with the prior written consent of the Administrative Agent and the Owner Participant, any successor or assign thereof party to the Interest Hedging Agreement.

          "Interest Hedging Obligations": shall mean all indebtedness, liabilities and obligations of the Owner
     Trustee to the Interest Hedging Counterparty under the Interest Hedging Agreement.

          "Interest Payment Date":  Payment Date.

          "Interest Period": With respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the next succeeding Payment Date; provided that each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day) and any Interest Period which would otherwise extend beyond the Final Maturity Date of the Loan Certificates shall end on the Final Maturity Date.

          "Law":  see "Applicable Law".

          "Lease Closing Date":  the date set forth in the Lease
     Closing Notice as the date on which the Facility shall be conveyed and transferred to the Owner Trustee.

          "Lease Closing Notice": the notice of closing delivered pursuant to subsection 5.1 of the Construction
     Loan Agreement substantially in the form of Exhibit G to the Construction Loan Agreement.

          "Lease Debt":  the indebtedness evidenced by the Loan
     Certificates.

          "Lease Default":  any of the events specified in
     Section 14 of the Facility Lease, whether or not any requirement for the giving of notice, the lapse of time, or both, or for the happening of any other condition has been satisfied.

          "Lease Documents": the collective reference to the Participation Agreement, the Indenture, the Loan
     Certificates, the Tax Indemnity Agreement, the Bill of Sale, the Site Lease, the Site Sublease, the Present Assignment and the Facility Lease.

          "Lease Default": any event or condition, which with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

          "Lease Event of Default": as defined in Section 14 of the Facility Lease.

          "Lease Financing": the lease of the Facility pursuant to the Facility Lease and consummation of the transactions contemplated by the Lease Documents and the Financing
     Documents.

          "Lease Term":  the Basic Term and, if the Facility
     Lease is renewed pursuant to Sections 12 and 13 of the Facility Lease, each Renewal Term.

          "Lease Termination Date":  the last day of the Lease
     Term (whether occurring by reason of a termination or expiration of the Lease Term).

          "Lease Year": initially, the period commencing on the Lease Closing Date and ending on the first anniversary thereof and, thereafter, each yearly period commencing on the last day of the prior Lease Year and ending twelve months thereafter, until the Lease Termination Date.

          "Lender Obligations": as defined in the Granting Clause of the Indenture.

          "Lenders Title Company": Stewart Title Insurance
     Company, or such other title insurance company approved by the Administrative Agent, to insure the priority of the Lien of the Deed of Trust and Security Agreement for the benefit of the Loan Participants on (i) the Site and (ii) the Easements.

          "Lessee": the Partnership, as lessee under the Facility Lease.

          "Lessee Collateral": the collective reference to all real and personal property, tangible and intangible, and the proceeds thereof, subjected from time to time to the Liens intended to be created by the Lessee Security Documents to secure the Lessee Obligations.

          "Lessee Obligations": all the unpaid principal amount of, and accrued interest on (including, without limitation, interest accruing after the maturity of the LOC Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Partnership, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), the LOC Reimbursement Obligations, all Rent and other obligations payable by the Partnership under the Facility Lease and all other obligations and liabilities of the Partnership and the Partners to GE Capital, the Owner Trustee, the Security Agent, the Indenture Trustee, the Administrative Agent or any other Indemnitee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Reimbursement Agreement, the Facility Lease, the Collateral Security Documents or any other Financing Document and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnitees, costs, expenses (including, without limitation, fees and disbursements of counsel) or otherwise.

          "Lessee Security Documents": the collective reference to the Deed of Trust and Security Agreement, the Security Agreement, the Security Deposit Agreement, the Ascending Letter of Credit Pledge Agreement, the Steam Lessee Security Agreement, the Pledge Agreements, the Assignments, the Consents to Assignment, each assignment (or consent to assignment) of an Easement Agreement, and any other agreement or instrument now or hereafter entered into by the Partnership or any other Person which secures the payment of the Lessee Obligations.

          "Lessor": the Owner Trustee, as lessor under the Facility Lease.

          "Lessor Collateral": as defined in the recitals of the Security Deposit Agreement.

          "Lessor's Cost":  $217,488,645.

          "Lessor's Estate":  the Trust Estate.

          "Lessor's Liens": Liens against the Facility or the Site that result from acts of, or any failure to act by, or as a result of (a) claims against, the Lessor unrelated to the ownership of the Facility or any other part of the Project, its status as Lessor under the Facility Lease, its interest in the Site Lease or the transactions contemplated by the Transaction Documents, (b) Taxes imposed against the Owner Participant which are not indemnified against by the Lessee pursuant to the Tax Indemnity Agreement or any other Transaction Document, or (c) claims against the Owner Participant arising out of the transfer by the Owner Participant of its interest in the Project other than a transfer pursuant to Section 4.2(d) of the Participation Agreement.

          "Letter of Credit Commitment": $7,330,000, as the same may be reduced pursuant to subsection 2.1(d) of the Reimbursement Agreement.

          "Letter of Credit Commitment Period": the period from and including the date of the Construction Loan Agreement to and including the Letter of Credit Commitment Termination
     Date.

          "Letter of Credit Commitment Termination Date": the fifteenth anniversary of the Basic Term Commencement Date or such earlier date on which the Letter of Credit Commitment shall terminate.

          "Letter of Credit Issuance Termination Date": the date occurring ten days after the later of December 31, 2000 and the fourth anniversary of the Commercial Operation Date, or such earlier date on which the Letter of Credit Commitment shall terminate.

          "Letters of Credit":  the PEPCO Letters of Credit.

          "Lien": any mortgage, security interest, pledge, hypothecation, encumbrance or lien (statutory or other) of any kind or nature whatsoever (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any Maryland construction lien or any financing lease having substantially the same economic effect as any such agreement, the filing of any statement under the Uniform Commercial Code or comparable law of any jurisdiction and any right of first refusal or option to purchase granted to the Power Purchaser in the Power Purchase Agreement or the Transfer Agreement).

          "Limited Partner":  Panda Energy Corporation, a
     Delaware corporation.

          "Limited Partner Pledge Agreement": the Limited Partner Pledge Agreement, dated as of March 30, 1995, as amended and restated by the Amended and Restated Limited Partner Pledge Agreement, dated as of December 18, 1996, between the Limited Partner and the Security Agent, for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), substantially in the form of Exhibit N to the Participation Agreement, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "LNG":  liquified natural gas.

          "LNG Account": as defined in subsection 6.33 of the Participation Agreement.

          "Loan Certificate": a loan certificate substantially in the form set forth in Section 2.1 of the Indenture, issued by the Owner Trustee pursuant to and as provided in the Indenture, and including any loan certificate issued in exchange for or replacement of a Loan Certificate pursuant to the provisions of the Indenture.

          "Loan Participants":  the parties identified on
     Schedule I to the Participation Agreement as Loan
     Participants and their successors and permitted assigns and any other Person in whose name a Loan Certificate shall be registered as payee with the Indenture Trustee.

          "Loans": the non-recourse loans with respect to the Facility made by each Loan Participant to the Owner Trustee pursuant to Section 2.1(i) of the Participation Agreement (including any Accretion Amount capitalized and made a part of the principal amount of such loans pursuant to Section 2.2(b) of the Indenture.

          "LOC Beneficiary":  the Power Purchaser.

          "LOC Fee Account": the special account designated by that name established by the Security Agent pursuant to subsection 2.2 of the Security Deposit Agreement.

          "LOC Fee Payment Date":  as defined in subsection 2.3
     (b) of the Reimbursement Agreement.

          "LOC Participant": as defined in the preamble to the LOC Participation Agreement.

          "LOC Participation Agreement":  each Letter of Credit
     Participation Agreement between General Electric Capital
     Corporation and an LOC Participant party thereto.

          "LOC Reimbursement Obligations": as defined in subsection 2.2 of the Reimbursement Agreement.

          Majority Loan Participants" or "Majority in Interest of
     Loan Certificate Holders": as of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Loan Certificates outstanding as of such date.

          "Maryland Commission":  the Maryland Public Service
     Commission.

          "Maryland Commission Order":  Order No. 72723 dated
     June 28, 1996 of the Maryland Commission.

          "Material Adverse Effect": a material adverse effect upon (i) the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Partnership, any Partner or the Project, (ii) the value, validity, perfection and enforceability of the Liens granted to the Security Agent, for the benefit of the Owner Participant and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), under the Collateral Security Documents, (iii) the ability of GE Capital, the Owner Trustee, the Administrative Agent, the Indenture Trustee or the Security Agent to enforce any of the Lessee Obligations or Lender Obligations or any of their respective rights and remedies under the Transaction Documents or (iv) the ability of any Specified Participant to perform any of its material obligations under the Transaction Documents to which it is a party, including but not limited to the timely payment of Rent.

          "Modification": (a) any addition, alteration, improvement or modification to the Facility, other than original, substitute or replacement parts incorporated into the Facility, and (b) the addition, betterment or enlargement of any property constituting part of the Facility or the replacement of any such property with other property, irrespective of whether (i) such replacement property constitutes an enlargement or betterment of the property that it replaces, (ii) the cost of such addition, betterment, enlargement or replacement is or may be capitalized, or (iii) such addition, betterment or enlargement is or is not included or reflected in the plans and specifications for the Facility, as built.

          "Monthly QF Status Certificate": a certificate of an Authorized Officer of the General Partner stating whether the Facility met the QF Efficiency Standard and the QF
     Operating Standard for the period covered by such certificate.

          "Monthly Transfer Date": as defined in subsection 4.2 of the Security Deposit Agreement.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Economic Return": The Owner Participant's expected net after-tax return on investment and after-tax net income resulting from the transactions described in and contemplated by the Participation Agreement and the Lease Documents based on the amount of Basic Rent during the Basic Term equal to the percentages of Lessor's Cost set forth on
     Schedule 6 to the Participation Agreement and based on the assumptions set forth in Schedule 10 to the Participation Agreement and the Tax Indemnity Agreement; provided, however, that in determining the amount of increase or decrease required to preserve the Owner Participant's Net Economic Return, it is intended that the Owner Participant's net after-tax return on investment and after-tax net income shall each be maintained (or where one such component must be enhanced to preserve the other component, enhanced).

          "Non-Material Agreements": (i) short term agreements entered into in the ordinary course of business in accordance with the provisions of the Fuel Management Plan,
     (ii) agreements entered into by the Partnership in the ordinary course of business with environmental consultants, public relations consultants, financial consultants, engineering consultants and legal counsel for the Project, and (iii) agreements (other than those described in (i) and (ii)) entered into by the Partnership in the ordinary course of business under which the Partnership shall have obligations not in excess of $25,000 under any such agreement or $50,000 in the aggregate as to all such agreements in any fiscal year, excluding, however, any agreement providing for non-monetary obligations of the Partnership the performance of which could reasonably be expected to have a Material Adverse Effect. For purposes of this definition, indemnity obligations of the Partnership subject to a maximum dollar amount shall be computed at such amount, and all other indemnity obligations of the Partnership shall be computed at the amount thereof which could, at the time such agreement is entered into, reasonably be expected to become due and payable.

          "Non-Severable Modification": any Modification that is not a Severable Modification.

          "O&M Letter of Credit": the Letter of Credit referred to by that name in subsection 2.1(b) of the Reimbursement
     Agreement.

          "Operating Budget": as defined in subsection 6.9(e) of the Participation Agreement.

          "Operating Cash Flow": for any three month period (including any Quarterly Measurement Period), the amount by which Project Revenues for such period exceed the sum of (i) Project Expenses and (ii) fees payable pursuant to subsections 2.3(b) and (c) of the Reimbursement Agreement, for such period.

          "Operating Cash Flow Ratio": as of any date of determination, the quotient obtained by dividing Operating Cash Flow for the rolling three-month period ending on the last calendar day of the preceding month by the sum of the Basic Rent payable on the next succeeding Basic Rent Payment Date.

          "Operating Projections": the operating projections attached as Schedule 4 to the Participation Agreement.

          "Operation and Maintenance Agreement": the Operation and Maintenance Agreement, dated as of December 7, 1994 between the Operator and the Partnership, in the form (including all amendments and clarification letters relating thereto) delivered to the Owner Participant and the Administrative Agent on the Lease Closing Date, as amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement, the Participation Agreement and the Power Purchase Agreement.

          "Operation and Maintenance Reserve Account": the special account designated by that name established by the Security Agent pursuant to subsection 2.2 of the Security
     Deposit Agreement.

          "Operator": Ogden Brandywine Operations, Inc., a corporation organized under the laws of the State of Delaware or such other operator of the Facility engaged by Lessee in accordance with the terms of the Participation Agreement.

          "Overdue Rate": at any time, the highest of (i) 12.0% per annum, (ii) the rate of interest then applicable to the Lease Debt plus 200 basis points and (ii) the Base Rate plus
     750 basis points.

          "Owner Participant":  General Electric Capital
     Corporation, a New York corporation, and each other person or persons that may from time to time become a party to the Participation Agreement pursuant to the terms thereof, and their respective permitted successors and assignees.

          "Owner Participant Interest": the interest of the Owner Participant under the Trust Agreement.

          "Owner Trustee": Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association), a national banking association, not in its individual capacity, but solely as trustee under the Trust Agreement, and any permitted successor trustee thereunder.

          "Owner Trustee Obligations": as defined in the Granting
     Clause of the Indenture.

          "Panda": Panda Energy Corporation, a corporation organized under the laws of the State of Texas.

          "Participants": collectively, the Partnership, the Limited Partner, the General Partner, Panda, Holdings, the Contractor, the Power Purchaser, the Gas Supplier, the Gas Transporters and each other Person who is a party to a Project Document.

          "Participation Agreement": the Participation Agreement, dated as of December 18, 1996 among Panda-Brandywine, L.P., Panda Brandywine Corporation, General Electric Capital Corporation, as Owner Participant, Fleet National Bank, as Owner Trustee and Security Agent, First Security Bank, National Association, as Indenture Trustee, Credit Suisse, as Administrative Agent and the other entities listed on Schedule I thereto, as Loan Participants.

          "Partners": collectively, the General Partner and the Limited Partner.

          "Partnership": Panda-Brandywine L.P., a Delaware limited partnership.

          "Partnership Agreement": the Agreement of Limited Partnership of Panda-Brandywine L.P., dated as of March 25, 1991, between the General Partner and the Limited Partner, as amended by Amendment No. 1 thereto dated as of December 2, 1993 and Amendment No. 2 thereto dated as of December 2, 1994, in the form delivered to Owner Participant and Administrative Agent on the Lease Closing Date, as amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Partnership Security Account": the special account designated by that name established by the Security Agent pursuant to subsection 2.2 of the Security Deposit
     Agreement.

          "Partnership's Pro Rata Share":  30%.

          "Parts": appliances, parts, instruments, appurtenances, accessories and equipment of whatever nature, whether or not constituting Modifications.

          "Payment Date":  January 31, 1997 and each April 30,
     July 31, October 31, and January 31, thereafter until the
     Loan Certificates are paid in full.

          "PBGC":  the Pension Benefit Guaranty Corporation.

          "PEII": Panda Energy International Inc., a Texas corporation.

          "PEPCO Closing Certificate": the certificate, delivered by the Power Purchaser to the Partnership, the Owner Participant and the Administrative Agent on the Lease
     Closing Date.

          "PEPCO Letters of Credit": as defined in the recitals to the Reimbursement Agreement.

          "Performance Letter of Credit": the Letter of Credit referred to by that name in subsection 2.1(a) of the Reimbursement Agreement.

          "Permitted Investments": (i) obligations of, or guaranteed as to the interest and principal by, the United States Government or any agency thereof and having a maximum remaining maturity of one (1) year; (ii) open market commercial paper, with a maturity of not longer than ninety
     (90) days, of any corporation incorporated under the laws of the United States or any state thereof rated "prime-1" or its equivalent by Moody's Investors Services, Inc. or "A-1" or its equivalent by Standard & Poor's Ratings Group; (iii) bankers acceptances or certificates of deposit issued by any bank rated "Aa" or "AA" or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, and having a maximum maturity of one (1) year; (iv) any obligations of the Security Agent, the Indenture Trustee, the Administrative Agent, any bank rated "A" or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, in respect of the repurchase of obligations of the type described in clause (i) which obligation is secured by obligations of the type described in clause (i) or by any one or more certificates of deposit of the type described in clause (iii) hereof; (v) federally insured demand deposit accounts with the Security Agent and banks having capital, surplus and undivided profits of at least One Billion Dollars ($1,000,000,000) that are members of the Federal Reserve System of the United States; or (vi) a money market fund registered under the Investment Company Act of 1940, as amended from time to time, the portfolio of which is limited to United States government obligations and United States government agency obligations (bearing the full faith and credit of the United States government); provided, that with respect to the credit ratings specified above, if neither Moody's Investors Service, Inc. nor Standard & Poor's Ratings Group is in the business of rating the relevant Permitted Investment, such Permitted Investment shall have received a rating equivalent to that specified above for such Permitted Investment by another nationally recognized credit rating agency of similar standing.

          "Permitted Liens": (i) the Liens created by the Collateral Security Documents; (ii) Liens which arise in the ordinary course of business (including materialmen's, mechanics', workers', repairmen's and employees' Liens or similar Liens which arise in connection with any tax, assessment, governmental charge or levy) of the Partnership, but not in connection with any Indebtedness, and which are subject to a Contest; (iii) Liens arising out of judgments or awards and which are subject to a Contest, which are satisfactorily bonded or with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate cash reserves shall have been provided, (iv) Liens arising out of the rights of the Power Purchaser arising under the Power Purchase Agreement and the Transfer Agreement, (v) the subordinated Liens, if any, granted by the Partners in their interests in the Partnership in favor of GE Capital in order to secure the Partners' obligations under the Equity Loan Facility, (vi) the matters excepted on the title insurance policies issued by the Title Company on the Initial Loan Funding Date in favor of the Security Agent and (vii) the matters excepted on the title insurance policies issued by the Lender's Title Company on the Lease Closing Date in favor of the Loan Participants.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Pipeline Facilities":  collectively, the Columbia
     Facilities and the facilities constructed by the other Gas
     Transporters in order to furnish the gas transportation service to the Facility.

          "Plan": any pension plan which is covered by Title IV of ERISA and in respect of which the Partnership or a Commonly Controlled Entity is an "employer" as defined in
     Section 3(5) of ERISA.

          "Plans and Specifications": all plans and specifications for the construction, operation and maintenance of the Facility in accordance with the Construction Contract, any other EPC Contract, the Power
     Purchase Agreement, the Operation and Maintenance Agreement and any Governmental Action or any Law.

          "Pledge Agreements": the collective reference to the General Partner Pledge Agreement, the Limited Partner Pledge
     Agreement and the Stock Pledge Agreement.

          "Power Purchase Agreement": the Power Purchase Agreement, dated as of August 9, 1991, between the Power Purchaser and the Partnership, as amended as of March 30, 1995, in accordance with the First Amendment to the Power Purchase Agreement, dated as of September 16, 1994, in the form (including all amendments and clarification letters relating thereto) delivered to the Owner Participant and Administrative Agent on the Lease Closing Date, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Power Purchaser" or "PEPCO":  Potomac Electric Power
     Company, a corporation organized under the laws of the District of Columbia and the State of Virginia, or any successor or permitted assign thereof.

          "Present Assignment": the Present Assignment of Power Purchase Agreement to be entered into substantially in the form of Exhibit G to the Participation Agreement, as the same may be amended, supplemented or otherwise modified in accordance with its terms from time to time.

          "Principal Office": the principal office of the Administrative Agent, located on the date hereof at 11
     Madison Avenue, New York, New York 10010.

          "Project": the Facility, the Site, the Easements and all other easements, licenses, permits and other real property interests owned by the Partnership or in which the Partnership has any rights.

          "Project Costs": the following costs and expenses incurred by the Partnership in connection with the development, design, engineering, acquisition, construction, financing, testing, start-up and completion of the Project which are referred to on Schedule 4 to the Construction Loan
     Agreement: (a) the price payable by the Partnership pursuant to the Construction Contract and any Additional Construction Contract; (b) all costs and expenses payable by the Partnership in connection with the performance by it of its covenants in the Construction Contract, any Additional Construction Contract and all permitting costs associated with the Project; (c) the cost of site acquisition and improvement and the cost of the interconnection facilities and other items required for the Project which are not included within the work to be performed by the Contractor under the Construction Contract; (d) initial organizational expenses and other start-up, testing and training costs of the Partnership (including employees' salaries and benefits); (e) legal, accounting, engineering, development and financial fees and expenses; (f) cost of insurance and bonds; (g) financing fees and expenses, interest on the loans under the Construction Loan Agreement and fees in respect of the Letters of Credit accruing during construction; (h) ad valorem, property and sales and use taxes (including recordation and transfer taxes); (i) the construction management fee payable to Panda in the amount of $1,000,000 on the Initial Loan Funding Date and the monthly management fee payable to Panda in an amount equal to $111,000 per month but not to exceed an aggregate amount equal to $2,000,000; (j) third-party development costs;
     (k) an amount equal to $750,000 in respect of the initial deposit into the Warranty Maintenance Reserve Account, an amount equal to $1,000,000 in respect of the initial deposit into the Operation and Maintenance Reserve Account and an amount equal to $2,400,000 in respect of the initial deposit into the Rent Reserve Account; (l) after the payment of all other Project Costs and to the extent of funds remaining in the construction loan commitment, the Success Fee, if any, payable to Panda; (m) payments to the Power Purchaser in respect of the Partnership's interconnection security obligations pursuant to subsection 4.2 of the Power Purchase Agreement; (n) payments to Columbia as a "Contribution-in-aid-of Construction" as provided in the Columbia Precedent Agreement; (o) payments for such other reasonable costs and expenses associated with the Project as GE Capital has approved; and (p) principal and interest on the Development Loans and all other amounts which were payable under the Development Loan Agreement. There shall be excluded from the foregoing items set forth in clauses (a) through (o) any amounts which have been previously funded pursuant to the Development Loan Agreement. Final total Project Costs (including amounts on deposit in the Completion Account being held for the payment of Project Costs not yet due) through the Lease Closing Date equal $217,172,931.

          "Project Documents": the collective reference to the Power Purchase Agreement, the Construction Contract, the Raytheon Parent Guaranty, the Operation and Maintenance Agreement, the Steam Agreements, the Gas Contracts, the Effluent Water Agreement, the Partnership Agreement and each Additional Project Document.

          "Project Expenses": for any period, the sum (without duplication) of the following items for the Partnership to the extent that the same are due and owing or have actually been paid by the Partnership and are necessary or desirable for the standard operation and maintenance of the Project:
     (i) the sum of all salaries, employee benefits and other compensation, plus (ii) the cost of acquiring Fuel (including payments under Sections 3.3 and 7.1 of the Gas Supply Agreement and Section 6.1 of the Fuel Management Agreement) and the cost of other materials and utilities paid, including the transportation costs for Fuel and such other materials and utilities paid, plus (iii) insurance premiums, plus (iv) costs of operating and maintaining the Project, plus (v) property and other Taxes (except income taxes), plus (vi) fees for accounting, legal and other professional services, plus (vii) general and administrative expenses plus (viii) capital expenditures in the ordinary course of business and set forth in the current Operating Budget, plus (ix) all other cash expenditures approved by the Owner Participant and the Administrative Agent relating to operation, maintenance and administrative costs of the Project plus (x) the aggregate annual rental for leases of personal property other than Capital Leases. There shall be excluded from the foregoing clauses (i) through (x) payments with respect to federal, state and local income taxes, payments of Basic Rent, payments in respect of the Letters of Credit or the funding of the Reserve Accounts or payments in respect of any other Indebtedness of the Partnership or any Partner.

          "Project Revenues" or "Revenues": for any period the sum of (i) all revenues received by the Partnership under the Power Purchase Agreement, plus (ii) all other revenues received by the Partnership from the sale of electricity, heat or steam or from the sale of surplus fuel oil or surplus natural gas (including any payments received for "Banked Quantities" under the Washington LDC Agreement) or from releases of firm transportation capacity held by the Partnership under the Gas Transportation Agreements, and all amounts received by the Partnership as rent under the Steam Lease, plus (iii) the amount of earnings by the Partnership in respect of Permitted Investments during such period, to the extent such earnings have been deposited into the Revenue Account, plus (iv) any other revenues received by the Partnership.

          "Prudent Utility Practice": at a given time, any of the practices, methods and acts engaged in or approved by a majority of independent power producers prior to such time with respect to similar facilities owned and operated by such independent power producers. "Prudent Utility Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties, engineering and operating considerations and the requirements of Governmental Authorities and the requirements of the Power Purchase Agreement and the other Transaction Documents.

          "Public Utility":

                    (a)  any Person who has been deemed by any
          Governmental Authority having jurisdiction to be, for the purposes of the PURPA Regulations, (i) "primarily engaged in the generation or sale of electric power (other than electric power solely from cogeneration facilities or small power production facilities)" or
          (ii) an "electric utility" or an "electric utility holding company" or a wholly or partially-owned direct or indirect subsidiary of an "electric utility" or "electric utility holding company"; or

                    (b)  any Person who is, under any Law,
          regulated as a "public utility", a "public service corporation", an "electric utility", a "steam utility", a "public utility holding company", an "affiliate" or "subsidiary" of a "public utility" or "public utility holding company", or any other type of entity subject under any Law to regulation relating to public utilities, including, without limitation:

                                   (i)       a "public utility"
               under the Federal Power Act;

                                   (ii)      a "holding company",
               an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" under the Holding Company Act;

                                   (iii)     a "public service
               company", an "electric company" or a "steam heating company" under Article 78, Public Service
               Commission Law, of the Annotated Code of Maryland;
               or

                                   (iv)      a "public utility"
               or an "electric corporation" under Title 43, Public Utilities, of part V of the District of Columbia Code.

          "Purchase Price":  an amount equal to Lessor's Cost.

          "PURPA":  the Public Utility Regulatory Policies Act of
     1978, as amended from time to time.

          "PURPA Regulations":  FERC's Regulations under Sections
     201 and 210 of PURPA with regard to Small Power Production and Cogeneration, 18 C.F.R. Part 292, as such regulations may be amended or supplemented from time to time.

          "QF Certification Application": as defined in subsection 3.27 of the Participation Agreement.

          "QF Certification Order":  as defined in subsection
     3.27 of the Participation Agreement.

          "QF Efficiency Standard": the efficiency standard specified in Section 292.205(a)(2)(i) of the PURPA
     Regulations or any successor or analogous standard specified under the PURPA Regulations that the Facility must meet to be a Qualifying Facility.

          "QF Minimum Steam Take": for purposes of each Annual QF Status Certificate furnished pursuant to Section 6.30(b) or (d) of the Participation Agreement, an amount of steam purchased by the Steam Host under the Steam Sales Agreement during the period covered by such certificate such that the Facility would meet the QF Operating Standard for the Initial QF Standards Measurement Period or the QF Standards Measurement Period, as the case may be, even if both:

               (i)       the Steam Host were to purchase no more
          steam during the remaining portion of such period; and

               (ii)      the Power Purchaser were to
          dispatch the Facility under the Power Purchase Agreement such that the Facility's electric generating capacity would be fully loaded during every hour of the remaining portion of such period at a level for each such hour equal to the greater of (x) 230 megawatts and
          (y) the Facility's reasonably predicated "Available Capacity", as such term is defined under the Power Purchase Agreement, for each such hour.

          "QF Operating Standard": the operating standard specified in Section 292.205(a)(1) of the PURPA Regulations or any successor or analogous standard specified under the PURPA Regulations that the Facility must meet to be a Qualifying Facility.

          "QF Standards Measurement Period": (a) any calendar year other than the calendar year in which the first day of the Initial QF Standards Measurement Period occurred or (b) any successor or analogous period specified under the PURPA Regulations for the purpose of determining whether the Facility is in compliance with the QF Operating Standard and the QF Efficiency Standard and that does not include the date the Facility first produces electricity.

          "Qualifying Facility": a cogeneration facility that meets all the requirements set forth in the PURPA
     Regulations for such facility to be a "qualifying facility" under such regulations.

          "Quarterly Measurement Period": as of any Basic Rent Payment Date, the three-month period (or, in the case of the initial Quarterly Measurement Period, the two month period) ending one month prior to such Basic Rent Payment Date.

          "Raytheon Parent Guaranty": the Parent Guaranty dated as of March 30, 1995 executed by Raytheon Company in favor of the Partnership, in the form delivered to the Owner Participant and the Administrative Agent on the Lease Closing Date, as amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Reaffirmation": as defined in Section 6.39 of the Participation Agreement.

          "Refinancing": as defined in subsection 11.1 of the Participation Agreement.

          "Registry of Deeds":  the Office of Land Records for
     Prince George's County and Charles County, Maryland.

          "Regulatory Change": any change after the Lease Closing Date in federal, state, municipal or foreign law or regulations or the adoption or making after such date of any interpretation, directive, requirement or request applying to a class of financial institutions including any Certificate Holder of or under any federal, state, municipal or foreign law or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reimbursement Agreement": the Letter of Credit Reimbursement Agreement to be entered into among the Partnership, the General Partner and GE Capital, substantially in the form of Exhibit H to the Participation Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and with the prior written consent of the Administrative Agent.

          "Reimbursement Default": any of the events specified in Section 6 of the Reimbursement Agreement, whether or not any requirement for the giving of notice, the lapse of time, or both, or for the happening of any other condition, has been satisfied.

          "Reimbursement Event of Default": any of the events specified in Section 6 of the Reimbursement Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or for the happening of any other condition, has been satisfied.

          "Renewal Rent":  Fixed Rate Renewal Basic Rent.

          "Renewal Term":  Fixed Rate Renewal Term.

          "Rent": the collective reference to Basic Rent, Supplemental Rent and Renewal Rent.

          "Rent Payment Date":  a Basic Rent Payment Date.

          "Rent Reserve Account": the special account designated by that name established by the Security Agent pursuant to subsection 2.2 of the Security Deposit Agreement (and including all sub-accounts thereof).

          "Reportable Event":  any of the events set forth in
     Section 4043(b) of ERISA or the regulations thereunder.

          "Reportable Spill": a release, suspected or threatened release, or spill of a Hazardous Substance which gives rise to an obligation under applicable Law to give notice to any Governmental Authority.

          "Reporting Participant": each of the Partnership, the General Partner, the Limited Partner, Panda and Holdings.

          "Requested Specifications":  as defined in subsection
     6.33 of the Participation Agreement.

          "Required Loan Participants": as of a particular date of determination, the holders of more than 66_% of the aggregate unpaid principal amount of all Loan Certificates outstanding as of such date.

          "Required Operation and Maintenance Reserve Balance": from the Lease Closing Date until the fifth anniversary thereof, $5,000,000; and for each [calendar] year from and after the fifth anniversary of the Lease Closing Date, an amount equal to the sum of (x) the Required Operation and Maintenance Reserve Balance then in effect for the prior calendar year (the "Existing Balance") plus (y) the product of the GNP Deflator for the prior calendar year times the Existing Balance.

          "Required Rent Reserve Balance": at any time, the greater of (a) $2,400,000 and (b) an amount equal to the sum of the payments of Basic Rent scheduled to be due and owing on the next two succeeding Rent Payment Dates.

          "Required Warranty Maintenance Reserve Deposit":
     $750,000.

          "Reserve Accounts": the collective reference to the Operation and Maintenance Reserve Account, the Rent Reserve
     Account and the Warranty Maintenance Reserve Account.

          "Revenue Account": the special account designated by that name established by the Security Agent pursuant to subsection 2.2 of the Security Deposit Agreement.

          "Rosemary Project": the 180 megawatt, gas-fired, combined cycle cogeneration facility located in Roanoke
     Rapids, North Carolina owned by Panda-Rosemary, L.P.

          "Sale Proceeds": the gross proceeds of any sale of the Facility, or any part thereof, by the Lessor to any Person paid in cash, less all costs and expenses incurred by the Lessor in connection therewith.

          "Scheduled Commercial Operation Date": as defined in the Power Purchase Agreement.

          "Security Agent": Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association), a national banking association, or any bank acting as successor security agent under the Security Deposit
     Agreement.

          "Security Agreement": the Security Agreement, dated as of March 30, 1995, as amended by the First Amendment to the Security Agreement dated as of October 30, 1996, and as amended and restated by the Amended and Restated Security Agreement, dated as of December 18, 1996, between the Partnership and the Security Agent, for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), substantially in the form of Exhibit O to the Participation Agreement, and as the same may be further amended, supplemented or otherwise modified in accordance with its terms from time to time.

          "Security Deposit Agreement": the Amended and Restated Security Deposit Agreement, dated as of December 18, 1996, among the Partnership, GE Capital, in its individual capacity and as Owner Participant, the General Partner, the Owner Trustee, the Administrative Agent, the Indenture Trustee and the Security Agent, substantially in the form of Exhibit S to the Participation Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.

          "Severable Modification": any modification that can be removed from the Facility without damaging the Facility or diminishing the value, durability, performance characteristics, useful life or utility of the Facility.

          "Single Employer Plan": any Plan which is not a Multiemployer Plan.

          "Site": the land and easements located in Brandywine, Maryland described in Schedule 1 to the Facility Lease, on which the Facility is located.

          "Site Lease": the Site Lease dated as of March 30, 1995 between the Partnership, as lessor, and the Owner Trustee, as lessee, as amended by the First Amendment to Site Lease dated as of October 30, 1996, and amended and restated by the Amended and Restated Site Lease, and as the same may be further amended, supplemented or otherwise modified in accordance with its terms from time to time.

          "Site Sublease": the Site Sublease dated as of March 30, 1995 between the Owner Trustee, as sublessor, and the Partnership, as sublessee, as amended by the First Amendment to Site Sublease dated as of October 30, 1996, and amended and restated by the Amended and Restated Site Sublease, and as the same may be further amended, supplemented or otherwise modified in accordance with its terms from time to time.

          "Special Lessee Obligations": as defined in the Granting Clause of the Indenture.

          "Special Payment Account": the special account designated by that name established by the Security Agent pursuant to Section 2.2 of the Security Deposit Agreement.

          "Special Payments": the collective reference to (i) all "Contract Price Discounts" paid by the Contractor pursuant to Sections 5.02 and 5.04 of the Construction Contract and all "liquidated damage" or similar payments made by any other Contractor under any provision of any other EPC Contract, and (ii) all payments made by the Gas Supplier (or any guarantor of the Gas Supplier) in respect of the lump sum termination payment pursuant to Section 17.3 of the Gas Supply Agreement.

          "Special QF Loss Event": the loss of the Facility's Qualifying Facility status solely as a result of the Owner Participant's or the Owner Trustee's ownership of the Facility causing the Facility not to be in compliance with the ownership criteria of 18 C.F.R. Ss. 292.206.

          "Specified Participant": each of the Partnership, the Partners, Panda, the Steam Host, Holdings, the Contractor, the Gas Supplier, each Gas Transporter and the Power Purchaser, provided that after the date of expiration of the warranties under the Construction Contract, the Contractor shall cease to be a Specified Participant.

          "Steam Agreements":  the Steam Sales Agreement, the
     Steam Lease and the Steam Lessee Security Agreement.

          "Steam Host": Brandywine Water Company, a corporation organized under the laws of the State of Delaware.

          "Steam Lease": the Lease Agreement, dated as of December 18, 1996, between the Partnership, as lessor, and the Steam Host, as lessee, in the form of Exhibit L to the Participation Agreement (including all amendments and clarification letters relating thereto), as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Steam Lessee Security Agreement": the Lessee Security Agreement, dated as of March 30, 1995, as amended and restated by the Amended and Restated Lessee Security Agreement, dated as of December 18, 1996, between the Lessee (as steam lessor), the Steam Host and the Security Agent, for the benefit of GE Capital and the Owner Trustee (and by collateral assignment, the Indenture Trustee), in the form of Exhibit P to the Participation Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.

          "Steam Sales Agreement": the Steam Sales Agreement, dated as of March 30, 1995 between the Steam Host and the Partnership, in the form (including all amendments and clarification letters relating thereto) delivered to the Owner Participant and the Administrative Agent on the Lease Closing Date, as amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement, the Participation Agreement and the Power Purchase Agreement.

          "Stipulated Loss Value": as of the Basic Term Commencement Date or any Basic Rent Payment Date, as the case may be, the percentage of Lessor's Cost set forth opposite such date in Schedule D to the Facility Lease, as adjusted pursuant to Section 3(d) of the Facility Lease. Stipulated Loss Value as of any Basic Rent Payment Date during any Renewal Term shall mean an amount equal to the Fair Market Sales Value of the Facility as of the first day of such Renewal Term, after deducting from such amount depreciation to such Rent Payment Date calculated on a straight-line basis from the first day of such Renewal Term to the end of the estimated useful life of the Facility. Stipulated Loss Value in all cases shall be an amount not less than the principal amount of the Loan Certificates, together with accrued interest thereon and other amounts owing to the Loan Participants under the Transaction Documents.

          "Stock Pledge Agreement": the Stock Pledge Agreement, dated as of March 30, 1995, as amended by Amendment No. 1 dated as of October 27, 1995 and Amendment No. 2 dated as of July 31, 1996 and amended and restated by the Amended and Restated Stock Pledge Agreement, dated as of December 18, 1996, by Holdings in favor of the Security Agent, for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), substantially in the form of Exhibit Q to the Participation Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.

          "Subsidiary": as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

          "Substantial Completion": substantial completion of the Facility, which shall be deemed to have occurred when the Date of Substantial Completion for the Facility shall have occurred and the conditions described in clauses (a) through (e) of the definition of "Date of Substantial Completion" shall have been satisfied.

          "Substantial Completion Certificate": a certificate substantially in the form of Exhibit I-1 to the Construction
     Loan Agreement, signed by the Partnership.

          "Success Fee":  the amount equal to the unused
     Construction Loan commitment on the Lease Closing Date after the funding of all other Project Costs (including any amounts funded into the Reserve Accounts or into a completion account in respect of punch list or similar items) incurred in connection with the construction and start-up of the Project.

          "Supplemental Rent": as defined in Section 3(b) of the Facility Lease.

          "Swap Breakage Costs": as defined in Section 3(b)(iv) of the Facility Lease.

          "Tax" or "Taxes": any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, net income, franchise, value added, ad valorem, gross income, gross receipts, sales, use, rental, property (personal and real, tangible and intangible) and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, together with any and all penalties, fines, additions to tax and interest thereon.

          "Tax Indemnity Agreement": the Tax Indemnity Agreement to be entered into between the Partnership and the Owner
     Participant, substantially in the form of Exhibit K to the Participation Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Termination":  as such term is defined in the Security
     Deposit Agreement.

          "Title Company": Chicago Title Insurance Company and First American Title Insurance Company as co-insurers, or such other title insurance company approved by the Owner Participant, to insure the priority of the Lien of the Deed of Trust and Security Agreement on (i) the Site and (ii) the Easements.

          "Total Accretion Line of Credit Commitment":
     $8,000,000, as such amount may be reduced in accordance with the terms of the Indenture.

          "Transaction Documents": the collective reference to the Project Documents and the Financing Documents.

          "Transfer": the transfer, by bill of sale or otherwise, by the Lessor of all the Lessor's right, title and interest in and to the Facility, the Site and the Partnership's interest in the Easements, on an "as is, where is with all faults" basis, free and clear of all Lessor's Liens but otherwise without recourse, representation or warranty, together with the due assumption by the transferee of, and the due release of the Lessor and the Owner Participant's from, all the Lessor's and the Owner Participant's obligations under the Transaction Documents by an instrument or instruments satisfactory in form and substance to the Owner Participant.

          "Transfer Agreement": The Agreement With Respect To Transfers Of Interest in Panda-Brandywine, L.P., dated as of August 8, 1991, between the Power Purchaser, the General Partner and the Limited Partner, as the same may be amended, supplemented or otherwise modified in accordance with the terms of such agreement and the Participation Agreement.

          "Transmission Facilities":  as defined in the Power
     Purchase Agreement.

          "Transmission Facilities Site": as defined in the Power Purchase Agreement.

          "Treasury Index Rate": the rate per annum equal to the sum of the average of the interpolated rates for United States Treasury Notes with constant maturities equal to the weighted average life of the Facility Lease (not counting any renewals) (as published in Federal Reserve Statistical Release H.15(519) Selected Interest Rates) for the four week period ending on the most recent Friday which is at least 15 days prior to the Lease Closing Date.

          "Trust Agreement": the Trust Agreement dated as of March 30, 1995 between the Owner Participant and Fleet National Bank, as amended and restated by the Amended and Restated Trust Agreement, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Trust Estate":  as defined in the Trust Agreement.

          "Trust Indenture Estate": all estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

          "Turbine Contract": the contract between the Contractor and the Turbine Manufacturer providing for the supply of the combustion and steam turbine generators and associated parts and equipment to the Project.

          "Turbine Manufacturer": the General Electric Company, a corporation organized under the laws of the State of New
     York, acting through its General Electric Power Systems division.

          "Turbine Warranty Termination Date":  the date the
     General Electric turbine warranty expires, as certified by the Partnership to the Owner Participant and the Administrative Agent, but no later than the second anniversary of the Date of Final Completion.

          "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

          "Value":  as such term is defined in the Security
     Deposit Agreement.

          "Warranty Maintenance Reserve Account": the special account designated by that name established by the Security
     Agent pursuant to subsection 2.2 of the Security Deposit
     Agreement.

          "Washington": Washington Gas Light Company, a corporation organized under the laws of the Commonwealth of Virginia and the District of Columbia.

          "Washington LDC Agreement": the Gas Transportation and Supply Agreement, dated as of November 10, 1994, between Washington and the Partnership, in the form (including all amendments and clarification letters relating thereto) delivered to the Owner Participant and the Administrative Agent on the Lease Closing Date, as amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Water Easement Maintenance Agreement": the Agreement dated April 4, 1995 between the Partnership and Prince George's County, as amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Participation Agreement.

          "Winter Heating Period": as defined in Section 6.35 of the Participation Agreement.

          "Withholding Taxes": as defined in subsection 2.8 of the Reimbursement Agreement.

          "Work": any and all services, functions, duties, responsibilities or other obligations to be undertaken and performed by any EPC Contractor pursuant to any EPC Contract, including, but not limited, to all "Work", as defined in the Construction Contract, and the provision of all labor, material and services utilized in the design, construction, engineering, equipping and testing of the Facility.






                           Schedule 5

                        LOCATION OF SITE
                               AND
                      ENVIRONMENTAL MATTERS

Ss. 3.24  Location of Site

          1.  A portion of the Site along Timothy Branch
          Creek in the northwest corner of the Site, lies within an area of "special flood hazard."

          2. Portions of the Easements cross areas of "special flood hazard."

Ss. 3.25  Environmental Matters

          1. Environmental matters are described in the Environmental Audits.

          2. The Site has an old septic tank and pipes in the ground from the former residence.



Schedule 6 to
Participation Agreement
Basic Rent Factors


Basic Rent Payment Dates      Basic Rent Factors
                              (expressed as a
                              percentage of
                              Lessor's Cost)

1                             0.00000000
2-5                           1.20029675
6-9                           1.19683328
10-13                         2.29620246
14-17                         2.37488883
18-21                         3.13407979
22-25                         3.21146101
26-29                         3.20786720
30-33                         3.15604880
34-37                         3.17283124
38-41                         3.24021670
42-45                         3.45664779
46-49                         3.50922174
50-53                         3.59615670
54-57                         3.81771181
58-61                         4.12919795
62-65                         4.64822566
66-69                         4.81119481
70-73                         4.91283292
74-77                         4.73222658
78-80                         4.33548907


                     Stipulated Loss Values
              (Does not include accrued Basic Rent)

                              Percentage of
Settlement Date               Lessor's Cost

December 31, 1996             102.6940868
January 31, 1997              103.5835176
April 30, 1997                105.0818708
July 31, 1997                 106.5606003
October 31, 1997              108.0346849
January 31, 1998              109.5404455
April 30, 1998                111.0243886
July 31, 1998                 112.4934824
October 31, 1998              113.9614550
January 31, 1999              115.4647321
April 30, 1999                115.8413064
July 31, 1999                 116.2133821
October 31, 1999              116.5829078
January 31, 2000              116.9952710
April 30, 2000                117.2887505
July 31, 2000                 117.5774056
October 31, 2000              117.8649491
January 31, 2001              118.2133382
April 30, 2001                117.7702829
July 31, 2001                 117.3125097
October 31, 2001              116.8374231
January 31, 2002              116.3819144
April 30, 2002                115.7923177
July 31, 2002                 115.1885155
October 31, 2002              114.5659027
January 31, 2003              113.9599963
April 30, 2003                113.3091352
July 31, 2003                 112.6349848
October 31, 2003              111.9418678
January 31, 2004              111.2799687
April 30, 2004                110.6219010
July 31, 2004                 109.9648015
October 31, 2004              109.3029443
January 31, 2005              108.6934086
April 30, 2005                108.0206457
July 31, 2005                 107.3485249
October 31, 2005              106.6706979
January 31, 2006              106.0337316
April 30, 2006                105.2782399
July 31, 2006                 104.5285936
October 31, 2006              103.7773433
January 31, 2007              103.0616258
April 30, 2007                102.0837241
July 31, 2007                 101.1065038
October 31, 2007              100.1201405
January 31, 2008              99.1615295
April 30, 2008                98.1009635
July 31, 2008                 97.0465823
October 31, 2008              95.9873911
January 31, 2009              94.9837308
April 30, 2009                93.8307069
July 31, 2009                 92.6818851
October 31, 2009              91.5247731
January 31, 2010              90.3961988
April 30, 2010                88.9881069
July 31, 2010                 87.5781092
October 31, 2010              86.1514123
January 31, 2011              84 7442992
April 30, 2011                82.9562116
July 31, 2011                 81.1571049
October 31, 2011              79.3285664
January 31, 2012              77.5251655
April 30, 2012                75.1059818
July 31, 2012                 72.6594327
October 31, 2012              70.1621122
January 31, 2013              67.6494783
April 30, 2013                64.8607552
July 31, 2013                 62.0489710
October 31, 2013              59.1883544
January 31, 2014              56.3142524
April 30, 2014                53.2247758
July 31, 2014                 50.1048472
October 31, 2014              46.9265093
January 31, 2015              43.7313060
April 30, 2015                40.5506215
July 31, 2015                 37.2706782
October 31, 2015              33.8626356
January 31, 2016              30.3223928
April 30, 2016                27.0167931
July 31, 2016                 23.5831704
October 31, 2016              20.0000000



Schedule 9 to
Participation Agreement

             Refinancing/Leverage Option Adjustment

Pursuant to Section 5.8 of the Construction Loan Agreement and Lease Commitment dated as of March 30, 1995, GE Capital exercised its option to fund the Facility Lease with non-recourse debt as a leveraged lease rather than a single investor lease. Such funding occurred on the Lease Closing Date.

Schedule 13 to Construction Loan Agreement and Lease Commitment set forth a methodology by which Basic Rent would be adjusted to reflect a sharing of any economic benefit of leveraging the Facility Lease. The methodology set forth therein is as follows: Basic Rent is recalculated and reduced to reflect the economic benefit of 30 percent of the interest rate savings between a "Target Interest Rate" (applicable treasury index rate associated with the average life of the Lease Debt at the time of leveraging plus 250 basis points) and the actual interest rate ("Actual Interest Rate") of the Lease Debt actually obtained by the Lessor (inclusive of fees). The methodology utilized to recalculate Basic Rent is as follows:

Determine  GE  Capital's  after-tax  yield  (the   "Target
Yield")  if Basic Rent were held constant while the  Lease
is  levered with Lease Debt priced at the Target  Interest
Rate.  Then  reduce the Basic Rent payments such  that  GE
Capital  obtains  the Target Yield assuming  the  Facility
Lease  is  levered with Lease Debt priced  at  the  Target
Interest  Rate  less 30 percent of the  excess  of  Target
Interest Rate over the Actual Interest Rate, including  30
percent of the Fees.

Based on the financing assumptions set forth in Schedule 10 of the Participation Agreement, the annual Basic Rents on a single investor lease basis would be as follows (in $000):


                            Table I

Year    1       2     3       4       5       6       7       8       9       10
Rent   7,885  10,491  17,705  20,629  25,789  27,960  28,106  27,757  27,754  28,234

Year   11      12      13      14      15      16      17      18      19      20
Rent  29,803  30,622  31,309  32,954  35,486  39,577  41,785  42,809  41,845  38,844

Leverage Scenario:

Facility Lease is levered with $172MM (79.08 percent of Lessor's Cost of $217,488,645) of non-recourse debt with an average life of approximately 12 years. The Lease Debt is initially funded with $172MM on the Lease Closing Date and accretes to approximately $182MM by the second anniversary of the Lease Closing Date. The Lease Debt fully amortizes on October 3l, 2014. Applicable treasury index rate associated with the Lease Debt at time of leveraging is 6.31 percent. The Fees involved and pricing of the Lease Debt are as set forth below:

LIBOR Pricing Matrix:              Applicable Margin
                    Years 1-4      + 1.000 percent
                    Years 5-8      + 1.l25 percent
                    Years 9-12     + 1.250 percent
                    Years 13-15    + 1.375 percent
                    Years 16-18    + 1.500 percent

LIBOR was swapped to a fixed rate of 6.69 percent as of January 2, 1997. From the Lease Closing Date through and including January l, 1997, the Lease Debt is priced at a Base Rate of 8.25 percent. The equivalent fixed rates for the Lease Debt are as follows:

Swap Basis:                        Equivalent Fixed Rates
                    Years 1-4      7.690 percent
                    Years 5-8      7.815 percent
                    Years 9-12     7.940 percent
                    Years 13-15    8.065 percent
                    Years 16-18    8.190 percent

Fees: The fees related to leveraging the lease are as follows: (i) $3,009,968 of closing related fees paid on the Lease Closing Date;
                    (ii) annual agency fees of $78,000
                    commencing on the Lease Closing Date and payable annually on October 31, (iii) independent engineers fee of $15,000 ($1996), initially payable, on January 31, 1999 and every three years thereafter as adjusted by inflation of 3 percent per annum; and (iv) commitment fee of 0.375 percent payable quarterly, in advance, on the Accretion Line of Credit, currently $10MM (collectively, the "Fees").

Methodology: The Target Interest Rate is 6.31 percent + 2.50 percent = 8.81 percent. The leveraged lease s precede using the Basic Rent payments given in Table I above and the Target Interest Rate of 8.81 percent (excluding Fees) to arrive at the Target Yield. The Facility Lease is then repriced using 30 percent of the Fees and a debt rate of:

12/30/96 - 1/1/97   8.810 % - (0.30 x (8.810 % - 8.250 %)) = 8.6420 %
Years 1-4   8.810 % - (0.30 x (8.810 % - 7.690 %)) = 8.4740 %
Years 5-8   8.810 % - (0.30 x (8.810 % - 7.815 %)) = 8.5115 %
Years 9-12  8.810 % - (0.30 x (8.810 % - 7.940 %)) = 8.5490 %
Years 13-15 8.810 % - (0.30 x (8.810 % - 8.065 %)) = 8.5865 %
Years 16-18 8.810 % - (0.30 x (8.810 % - 8.190 %)) = 8.6240 %

The Basic Rent payments are adjuster] subject to the maximum values set forth in Table I above so that the after tax yield remains constant, equal to the Target Yield. The resulting annual Basic Rent Payments are as follows (in $000):

                           Table II

Year    1       2       3       4       5       6       7       8       9       10
Rent   7,832  10,419  17,785  20,489  25,614  27,770  27,915  27,569  27,566  28,042

Year    11      12      13      14      15      16      17      18      19      20
Rent  29,601  30,414  31,096  32,731  35,245  39,309  41,501  42,518  41,561  38,580

The methodology set forth above for the leverage option adjustments will also apply to any subsequent refinancing of the Lease Debt (the "New Lease Debt") taking into account the remaining life of the Lease and the average life of the New Lease Debt as follows:

Determine  GE  Capital's after-tax yield (the  "New  Target
Yield")  of the remaining Basic Rent payments as calculated
on  the  Lease  Closing Date. Then reduce  the  Basic  Rent
payments,  only  to  the extent they  can  be  collectively
reduced to benefit the Lessee, such that GE Capital obtains
the New Target Yield assuming the Facility Lease is levered
with  New Lease Debt priced at the New Target Interest Rate
(applicable treasury index rate associated with the average
life  of the New Lease Debt at the time of refinancing plus
250  basis points) less 30 percent of the excess of the New
Target  Interest Rate over the Actual Interest Rate of  the
New  Lease  Debt at the time of refinancing  (including  30
percent of financing fees and related expenses).


                                                  Schedule 10 to
                                          Participation Agreement


                          Assumptions



          1. The Facility Lease is a "true lease" for purposes of the Code.

          2.  GE Capital is entitled to the following
          depreciation deductions:

           Category          % of Lessor's Cost   Depreciation

     Machinery & Equipment        96.57%          20 year MACRS

     Land Improvements              .89%          15 year MACRS

     Buildings                      .28%          39 year Straight Line

     Land                          2.26%          None


          3. All items of income and expense related to the Facility and the Facility Lease and the transactions contemplated by the Lease Documents or the Financing
          Documents are U.S. source.

          4. GE Capital will not be required for Federal income tax purposes to include in its gross income during the Basic Term or any Renewal Term any amount with respect to the transactions provided for or contemplated by the Lease Documents other than (i) each payment of Basic Rent and Supplemental Rent (other than any payment made pursuant to Section 7(d)(ii) and 7(e) of the Facility Lease), in the amount and at the time specified in the Facility Lease, accrued ratably over the period with respect to which such payment is required to be made,
          (ii) any payment made pursuant to Section 7(d)(ii) and 7(e) of the Facility Lease, (iii) the amount of any payment of Stipulated Loss Value, (iv) any amounts paid to GE Capital, the calculation of which is specifically determined under the Lease Documents with regard to the income tax consequences as to GE Capital of the receipt or accrual of such amounts, (v) any payments pursuant to the Lessee's exercise or its option to purchase the Facility pursuant to the Facility Lease, and (vi) any other amount to the extent offset by a corresponding deduction in the taxable period of GE Capital in which such amount is included in income.

          5.  The Treasury Index Rate is 6.34%.

          6.  The Lease Closing Date is December 30, 1996.

          7.  The Basic Rent Payment Dates are each January 31,
          April 30, July 31 and October 31, commencing January
          31, 1997.

          8. The Basic Term is approximately 19 years and 10 and one-half months commencing on December 23, 1996 and ending on October 31, 2016.

          9.  The Federal Income Tax Rate is thirty-five percent.

          10. The federal rate of tax on the taxable income of GE Capital will be 35% and the effective combined rate of tax imposed by all state and local taxing authorities on the taxable income of GE Capital will be 5%, for a combined federal, state and local effective rate of 40%.

          11.  Lessor's Cost is $217,488,645.

          12.  Basic Rent Payments are paid quarterly in arrears.

          13.  The last Basic Rent Payment Date is October 31, 2016.

          14. Fees related to leveraging the lease: (i) initial $3,009,968 (on the Lease Closing Date); (ii) annual agency fees of $78,000 commencing on the Lease Closing Date and payable annually on October 31; (iii) independent engineers fee of $15,000 (1996), initially payable, on January 31, 1999 and every three years thereafter as adjusted by inflation of 3% per annum; and (iv) commitment fee of 0.375% payable quaarterly, in advance, on the Accretion Line of Credit.



                                            Schedule 11 to
                                            Participation Agr.




                The  Site

Being a parcel of land hereinafter described, said parcel of land having been acquired by Panda-Brandywine, L.P., by deed dated March 30, 1995 and recorded April 12, 1995 among the Land Records of Prince George's County, Maryland in Liber 10100 at Folio 185, said parcel of land being more particularly described as follows:

Beginning for the said parcel of land at a point on the northerly Right of Way line of Cedarville Road, (30 feet Right of Way), and the westerly Right of Way line of the Penn-Central Railroad, running thence with the said northerly Right of Way line of Cedarvllle Roada;

      1.. South 85 degrees 33' 38" West, 249 52 feet to a point, thence;

     2. North 05 degrees 03' 51" East, 1,482.70 feet to a point at a common corner of the lands formerly of Jerry W. Jasper, surviving joint tenant of Jones D. Jasper, and Part of Parcel 'A', Montgomery Ward Brandywine Subdivision as recorded in Plat Book V.U. 157 at Plat No. 4l, thence running with the division line between said former Jasper parcel and Part of Parcel 'A';

      3. North 51 degrees 57' 01" West, 380.94 to an iron pipe found at the common corner of the former Jerry W. Jasper parcel, Part of Parcel 'A', and the lands of Brandywine Auto Sales, Inc., Liber 4530 at Folio 728, thence running with the division line between said former Jasper parcel and Brandywine Auto Sales, Inc.;

      4. North 14 degrees 49' 35" East, 806.46 feet to an Iron pipe found at the common corner of the former Jerry W. Jasper parcel, Brandywine Auto Sales, Inc., and the lands of Dee Vee Associates Joint Venture, Liber 6970 at Folio 539, thence running with the division line between salt former Jasper parcel and Dee Vee Associates Joint Venture;

     5. South 38 degrees 00' 02" East, 1,074.65 feet to a stone found at the common corner of the former Jerry W. Jasper parcel, Dee Vee Associates Joint Venture, and Lot 32, "TOWSEN TERRACE" Subdivision, as recorded in Plat Book 3 as Plat No. 75, thence running with the division line between said former Jasper parcel and Lot 32 and Lot 31, "TOWSEN TERRACE";

     6. South 10 degrees 52' 16" West, 1,187.98 feet to a point on the said westerly Right of Way line of the Penn-Central
Railroad, thence running with said line;

     7. South 26 degrees 00' 11" West, 514.98 feet to the point of beginning, containing 1,125,013 square feet or 25.8268 acres of land more or less.

Together with:

Being a parcel of land hereinafter described, said parcel of land having been acquired by PandaBrandywine, L.P. by deed dated December 28, 1994 and recorded on April 12, 1995 among the Land Records of Prince George's County, Maryland in Liber 10100 at Folio 190, said parcel of land being more particularly described as follows:

Beginning for the said parcel of Land at a point on the westerly Right of Way Line of the PennCentral Railroad, said point lying on and distant North 26 degrees 00' 11" East, 514.98 feet from the northerly Right of Way line of Cedarville Road, thence running with the division line between Lots 31 and 32 of the "TOWSEN TERRACE" Subdivision and the property formerly of Jerry
W. Jasper, Liber 4222 at Folio 97;

      1. North 10 degree 52' 16" East, 1,187.98 feet to a stone found at the common corner of Lot 32, Towsen Terrace, the property formerly of Jerry W. Jasper, and the property of Dee Vee Associates Joint Venture, Liber 6970 at Folio 539, thence running with the division between said Dee Vee Associates Joint Venture and the northerly line of Lot 32, Towsen Terrace;

      2. South 74 degrees 05' 26" East, 314.99 feet to a point on the westerly Right of Way line of the Penn Central Railroad, thence running with said line;

      3.    South 26 degrees 00' 11" West, 1,202.00 feet  to  the
point  of  beginning, containing 186,377 square  feet  or  4.2786 acres of land

Together with:

Being a parcel of Land hereinafter described as Lot 22, and shown on a Plat of Subdivision entitled "Towsen Terrace" as recorded among the Land Records of Prince George's County, Maryland in Plat Book 3 as P1at No. 75, said Lot 22 having been acquired by Panda-Brandywine, L.P. by deed dated December 28, 1994 and recorded on April 12, 1995 among the Land Records of Prince
George's County, Maryland in Liber 10100 at Folio 193, said parcel Lot 22 being more particularly described as follows:

Beginning for the said Lot 22 at a point of intersection of Cedarville Road, 30 feet wide and formerly called Horse Head Road, and Indian Head Road 30 feet wide, as shown on the aforementioned plat, running thence with the centerline of Indian Head Road;

      l. North 49 degrees 02' 00" East, 384.80 feet to a point, thence;

      2. North 52 degrees 54' 00" West, 110.97 feet to a point, thence leaving said Indian Head Road and running with the division lines between said Lot 22 and Lots 23 and 16 of Towsen
Terrace Subdivision;

      3. South 58 degrees 53' 15" East, 120.06 feet to a point, thence;

      4. South 31 degrees 06' 45" West, 351.26 feet to a point in the centerline of the aforementioned Cedarville Road, thence running with said centerline;

     5. North 82 degrees 21' 00" West, 307.11 feet to the point of beginning, containing 70,131 square feet or 1.16 acres of Land more or less.




                                                     EXHIBIT A to
                                          Participation Agreement


                       FORM OF ASSIGNMENT


         COLLATERAL ASSIGNMENT OF [          ] CONTRACT

          KNOW ALL MEN BY THESE PRESENTS, that PANDA-BRANDYWINE, L.P. (the "Partnership"), for a valuable consideration, receipt of which is hereby acknowledged, has, as of this ___ day of __________, 1996, sold, assigned, transferred, conveyed and set over and does hereby sell, assign, transfer, convey and set over unto FLEET NATIONAL BANK, as Security Agent (the "Security Agent") under the Amended and Restated Security Deposit Agreement dated as of December 18, 1996 among the Partnership, the Owner Trustee (as hereinafter defined), General Electric Capital Corporation individually ("GE Capital") and as owner participant (in such capacity, the "Owner Participant"), Panda Brandywine Corporation (the "General Partner"), Credit Suisse as administrative agent (in such capacity, the "Administrative Agent") for the Loan Participants (as hereinafter defined), First Security Bank, National Association as the indenture trustee (in such capacity, the "Indenture Trustee") and the Security Agent, and its successors and assigns, in connection with the transactions contemplated by the Participation Agreement, dated as of December 18, 1996, among the Partnership, the Owner Trustee, GE Capital, the Owner Participant, the General Partner, the Administrative Agent, the Indenture Trustee, the Security Agent and the entities listed on Schedule I to the Participation Agreement (the "Loan Participants") (as amended, supplemented or otherwise modified from time to time, the "Participation Agreement"; capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Participation Agreement), all the right, title and interest of the Partnership in, to and under (including all moneys due and to become due to the Partnership under), and does hereby grant to the Security Agent, for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), a
first priority security interest in the [            ] Contract
between [            ] ("Contract Party") and the Partnership (as
the same may from time to time be amended, supplemented or otherwise modified, the "Assigned Agreement").

          This Assignment is made as collateral security for all obligations of the Partnership to GE Capital and the Owner Trustee under the Reimbursement Agreement, the Site Sublease, the Facility Lease and the other Transaction Documents and is subject to all of the terms and conditions of (i) the Amended and Restated Deed of Trust and Security Agreement and (ii) the Amended and Restated Security Agreement. All the right, title and interest of the Partnership in, to and under the Assigned Agreement shall from the date hereof constitute part of the "Trust Property" as defined in the Amended and Restated Deed of Trust and Security Agreement and the "Collateral" as defined in the Amended and Restated Security Agreement, for all purposes of such agreements.

          The Partnership hereby irrevocably authorizes and directs Contract Party to pay all moneys, if any, due and to become due under or by reason of the Assigned Agreement directly to the Security Agent at its address at 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Administration, for deposit in the Revenue Account, or to such other person or in such other manner as the Security Agent, GE Capital or the Indenture Trustee may hereafter from time to time specify to Contract Party in writing, until such time as the Security Agent, GE Capital or the Indenture Trustee shall notify Contract Party that this Assignment has been terminated and released.

          This Assignment shall not cause the Security Agent, the Owner Trustee, GE Capital, the Indenture Trustee or the
Administrative Agent to be under any obligation to the Partnership or to Contract Party for the performance or observance of any of the representations, warranties, terms or conditions of the Assigned Agreement.

          Notwithstanding this Assignment, the Partnership shall be and remain obligated to Contract Party to perform all of the Partnership's obligations and agreements under the Assigned Agreement, and Contract Party shall be and remain obligated to the Partnership to perform all of Contract Party's obligations and agreements under the Assigned Agreement.

          The Partnership does hereby irrevocably constitute and appoint the Security Agent its true and lawful attorney-in-fact with full and irrevocable power and authority in the place and stead of the Partnership and in the name of the Partnership or in the name of the Security Agent, for the purpose of carrying out the terms of this Assignment, the Amended and Restated Deed of Trust and Security Agreement and the Amended and Restated Security Agreement, to take any and all action and to execute any and all instruments which may be necessary to accomplish the purposes of this Assignment. This power-of-attorney is a power coupled with an interest and shall be irrevocable.

          The Partnership hereby represents and warrants that it has not heretofore assigned or otherwise disposed of or encumbered any right, title or interest of the Partnership in, to or under the Assigned Agreement or any moneys due or to become due to the Partnership under or by reason thereof, and that the Partnership has the right and power to transfer to the Security Agent, on behalf of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), absolute title to the Partnership's right, title and interest in, to and under the Assigned Agreement and in and to all the moneys due and to become due to the Partnership under the Assigned Agreement.

          This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the Partnership has caused this Assignment to be duly executed and delivered as of the date first above written.


                              PANDA-BRANDYWINE, L.P.

                              By:  PANDA BRANDYWINE CORPORATION,
                                     its General Partner



                                   By:
                                        Title:







                                                     EXHIBIT B to
                                          Participation Agreement

                        FORM OF CONSENT

          CONSENT AND AGREEMENT (the "Consent"), dated as of _________ __, 1996, among ____________________________________, a
________ corporation ("Contract Party"), PANDA-BRANDYWINE, L.P., a Delaware limited partnership (the "Partnership"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Indenture Trustee under the Indenture (the "Indenture Trustee") and FLEET NATIONAL BANK, in its capacity as Security Agent (the "Security Agent") under the Amended and Restated Security Deposit Agreement (as defined in the Participation Agreement referred to below).

          All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Participation Agreement, as defined below.

                     W I T N E S S E T H :


          WHEREAS, Contract Party and the Partnership have entered into the ___________________ (as amended, supplemented or otherwise modified from time to time, the "Assigned Agreement"), providing for, among other things, ______________;

          WHEREAS, the Partnership entered into a Construction Loan Agreement and Lease Commitment, dated as of March 30, 1995, with GE Capital (as amended, supplemented or otherwise modified from time to time, the "Construction Loan Agreement") pursuant to which GE Capital (i) provided construction financing for the Project and (ii) issued the Letters of Credit as collateral security for certain obligations of the Partnership under the Power Purchase Agreement;

          WHEREAS, as contemplated by the Construction Loan Agreement and pursuant to the terms and conditions of the Participation Agreement, dated as of December 18, 1996 among the Partnership, GE Capital, Fleet National Bank, in its capacity as Security Agent and as Owner Trustee, the Indenture Trustee, Credit Suisse (as Administrative Agent) and the Loan Participants named therein (the "Participation Agreement"), the Owner Participant caused the Owner Trustee to purchase the Facility from the Partnership and the Partnership and the Owner Trustee entered into the Facility Lease and the other Lease Documents pursuant to which, among other things, the Owner Trustee leased the Facility to the Partnership;

          WHEREAS, the Owner Participant has elected to fund the Facility Lease with non-recourse indebtedness as a leveraged lease pursuant to Section 5.8 of the Construction Loan Agreement and, in connection therewith, on the Lease Closing Date (i) each Loan Participant participated in the debt financing of a portion of the Owner Trustee's payment of the Purchase Price for the Facility, (ii) the Owner Participant participated in the Owner Trustee's payment of the Purchase Price by making an equity investment in the Owner Trustee, (iii) the Partnership directed that the Purchase Price for the Facility be paid to GE Capital as repayment for the loans made by it under the Construction Loan Agreement and (iv) the Construction Loan Agreement was terminated;

          WHEREAS, as security for the payment and performance by the Partnership of all of its obligations to GE Capital and the Owner Trustee, the Partnership has assigned all of its right, title and interest in, to and under, and granted a security interest in, the Assigned Agreement to the Security Agent, for the benefit of the Owner Trustee and GE Capital (and by collateral assignment, the Indenture Trustee), pursuant to (i) the Collateral Assignment of ___________ Contract, dated as of , 199 (the "Assignment", a copy of which is attached as Exhibit
A), (ii) the Amended and Restated Deed of Trust and Security Agreement, dated as of December 18, 1996, between the Partnership and Chicago Title Insurance Company, as trustee for the benefit of the Security Agent, as the same may be amended, supplemented or otherwise modified from time to time (the "Deed of Trust"), and (iii) the Amended and Restated Security Agreement, dated as of December 18, 1996, between the Partnership and the Security Agent, as amended, supplemented or otherwise modified from time to time (together with the Assignment and the Deed of Trust, the "Security Agreement");

          NOW THEREFORE, in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, Contract Party, the Partnership, GE Capital and the Security Agent hereby agree as follows, anything in the Assigned Agreement to the contrary notwithstanding:


     SECTION 1.  CONSENT TO ASSIGNMENT, SALE AND LEASE, ETC.

          1.1 Consent to Assignment. Contract Party (a) consents to the pledge and assignment to the Security Agent, for the benefit of the Owner Trustee (and, by collateral assignment, the Indenture Trustee) and GE Capital, of all of the Partnership's right, title and interest in, to and under the Assigned Agreement pursuant to the Security Agreement (the "Assigned Interest"), and (b) acknowledges the right of the Security Agent in the exercise of its rights and remedies under the Security Agreement to make all demands, give all notices, take all actions and exercise all rights of the Partnership under the Assigned Agreement; provided that, insofar as the Security Agent exercises any of its rights under the Assigned Agreement or makes any claims with respect to payments or other obligations under the Assigned Agreement, the terms and conditions of the Assigned Agreement applicable to such exercise of rights or claims shall apply to the Security Agent to the same extent as to the Partnership. Contract Party further acknowledges and agrees that the Indenture Trustee shall, until the Lender Obligations are fully satisfied, enjoy jointly with (or, upon notice by the Indenture Trustee to the Contract Party that it has foreclosed the Lien of the Indenture, to the exclusion of) GE Capital and the Security Agent, all rights of GE Capital and the Security Agent under the Existing Consent and this Consent for the benefit of the Loan Participants.

          1.2 Substitute Owner. Contract Party agrees that, if GE Capital, the Owner Trustee or the Security Agent shall notify Contract Party that a Reimbursement Event of Default under the Reimbursement Agreement, a Lease Event of Default under the Facility Lease or an Indenture Event of Default under the Indenture has occurred and is continuing or if the Indenture Trustee shall notify the Contract Party that it has foreclosed the Lien of the Indenture and that the Security Agent or the Indenture Trustee, as the case may be, has elected to exercise its rights and remedies pursuant to the Security Agreement or the Indenture, as appropriate, then the Security Agent or the Indenture Trustee, as the case may be, or the Security Agent's or the Indenture Trustee's transferee or any purchaser of the Assigned Interest, in each case, which party has elected to assume the rights and obligations of the Partnership under the Assigned Agreement (the "Substitute Owner"), shall be substituted for the Partnership under the Assigned Agreement.

          1.3 Right to Cure. In the event of a default by the Partnership in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable Contract Party to terminate or suspend its obligations under the Assigned Agreement (hereinafter a "default"), Contract Party will not terminate the Assigned Agreement until it first gives prompt written notice of such default to GE Capital, the Indenture Trustee and the Security Agent and affords GE Capital, the Indenture Trustee and the Security Agent a period of at least 60 days (or if such default is a nonmonetary default, such longer period as is required so long as GE Capital, the Indenture Trustee or the Security Agent has commenced and is diligently pursuing appropriate action to cure such default) from receipt of such notice to cure such default; provided, however, that if GE Capital, the Indenture Trustee or the Security Agent is prohibited by any process, stay or injunction issued by any governmental authority or by any bankruptcy or insolvency proceeding involving the Partnership from curing any such default, the time periods specified herein for curing a default shall be extended for the period of such prohibition.

          1.4 No Amendments. Contract Party will not, without the prior written consent of the Security Agent, the Indenture Trustee or GE Capital, enter into any amendment, supplement, assignment, transfer or other modification of the Assigned Agreement, or enter into any consensual cancellation or termination of the Assigned Agreement, or assign or otherwise transfer (or consent to any such assignment or transfer by the Partnership of) any of its right, title and interest thereunder.

          1.5 Replacement Agreement. In the event that the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding affecting the Partnership, Contract Party will, at the option of the Security Agent, enter into a new agreement with the Security Agent or its transferee or nominee having terms substantially the same (except for economic terms, which shall be exactly the same) as the terms of such Assigned Agreement.

          1.6 No Liability. Contract Party acknowledges and agrees that the Security Agent, the Indenture Trustee, the Owner Trustee and GE Capital (and each transferee of the Security Agent, the Indenture Trustee, the Owner Trustee and GE Capital) shall not have any liability or obligation under the Assigned Agreement as a result of this Consent, the Security Agreement or otherwise, nor shall the Security Agent, the Owner Trustee, the Indenture Trustee nor GE Capital nor any transferee of such person, except during any period in which such person has elected to become a Substitute Owner pursuant to subsection 1.2, be obligated or required to perform any of the Partnership's obligations under the Assigned Agreement or to take any action to collect or enforce any claim for payment assigned under the Security Agreement; provided that under no circumstances shall the Security Agent, the Indenture Trustee, the Owner Trustee or GE Capital (or any transferee) have any liability or obligation respecting events which occurred prior to the date of its becoming a Substitute Owner. Notwithstanding anything to the contrary contained in this Consent, in the event that the Security Agent, the Indenture Trustee, the Owner Trustee, GE Capital, any transferee, or another purchaser succeeds to the Partnership's interest, then liability in respect of any and all obligations of such successor under the Assigned Agreement shall be limited solely to such successor's interest in the Project and the sole recourse of Contract Party in seeking enforcement of such obligations shall be to such successor's interest in the Project (and no officer, director, employee, shareholder, agent or affiliate or subsidiary of such successor shall have any liability with respect thereto).

          1.7 Performance under Assigned Agreement. Contract Party shall perform and comply with all terms and provisions of the Assigned Agreement to be performed or complied with by it and shall maintain the Assigned Agreement in full force and effect in accordance with its terms.

          1.8 Delivery of Notices. Contract Party shall deliver to GE Capital, the Indenture Trustee and the Security Agent, concurrently with the delivery thereof to the Partnership, a copy of each notice, request or demand given by Contract Party pursuant to the Assigned Agreement.

                      SECTION 2.  PAYMENTS

          Contract Party will pay all moneys due and to become due to the Partnership under the Assigned Agreement directly to Fleet National Bank, as Security Agent, 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Administration, for deposit in the Revenue Account, or to such other person or in such other manner as GE Capital, the Indenture Trustee or the Security Agent may from time to time specify in writing to Contract Party, without offset, abatement, withholding or reduction except as provided or permitted by the Assigned Agreement.


  SECTION 3.  REPRESENTATIONS AND WARRANTIES OF CONTRACT PARTY

          Contract Party makes the following representations and warranties for the benefit of GE Capital, the Indenture Trustee and the Security Agent, which shall survive the execution and delivery of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby.

          3.1 Organization of the Contract Party. The Contract Party is a corporation duly organized, validly existing and in good standing under the laws of the State of _____________ and is duly qualified and authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, and has all requisite power and authority, corporate and otherwise, to enter into and to perform its obligations hereunder and under the Assigned Agreements, and to carry out the terms hereof and thereof and the transactions contemplated hereby and thereby.

          3.2 Approval. The execution, delivery and performance by Contract Party of this Consent and the Assigned Agreement do not require any approval or consent of any holder (or any trustee for any holder) of any indebtedness or other obligation Contract Party or of any other person or entity, except approvals or consents which have been obtained or which are otherwise required as described in Section 3.7 hereof.

          3.3 Execution, Delivery; Binding Agreements. Each of this Consent and the Assigned Agreement is in full force and effect, has been duly executed and delivered by Contract Party, and constitutes the legal, valid and binding obligation of Contract Party, enforceable against Contract Party in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

          3.4 Litigation. There is no legislation, litigation, action, suit, adverse proceeding or investigation pending or (to the best of Contract Party's knowledge after due inquiry) threatened, against Contract Party before or by any court, administrative agency, arbitrator or governmental authority, body or agency which, if adversely determined, individually or in the aggregate, (i) could adversely affect the performance by Contract Party of its obligations hereunder or under the Assigned Agreement or (ii) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement, any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby.

          3.5 Compliance with Other Instruments, etc. The execution, delivery and performance by Contract Party of this Consent and the Assigned Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of any term of any contract or agreement to which it is a party or by which it or its property is bound, or of any license, permit, franchise, judgment, writ, injunction, decree, order, charter, law, ordinance, rule or regulation applicable to it.

          3.6 No Default or Amendment. Neither the Contract Party nor, to the best of Contract Party's knowledge after due inquiry, any other party to the Assigned Agreement is in default of any of its obligations thereunder. Contract Party and, to best of Contract Party's knowledge after due inquiry, each other party to the Assigned Agreement have complied with all conditions and agreements contained in the Assigned Agreement required to be performed or complied with by such party prior to the date hereof. To the best of Contract Party's knowledge after due inquiry, no event or condition exists which would, either immediately or with the passage of any applicable grace period or giving of notice, or both, enable either Contract Party or the Partnership to terminate or suspend its obligations under the Assigned Agreement. The Assigned Agreement has not been amended, modified or supplemented in any manner.

          3.7 Governmental Approval. No consent, order, authorization, waiver, approval or any other action by, or registration, declaration or filing with, any Governmental Authority (collectively the "Approvals") is required to be obtained by the Contract Party in connection with the execution, delivery or performance of the Assigned Agreement or this Consent or the consummation of the transactions contemplated hereunder or thereunder, except as listed on Schedule A hereto. The Approvals set forth on Schedule A are Final (as hereinafter defined). An approval shall be "Final" if it has been validly issued, is in full force and effect, is not subject to any condition (other than compliance with the terms of the Assigned Agreement), and is final and not subject to any appeal.

          3.8 No Previous Assignments. Contract Party has no notice of, and has not consented to, any previous assignment by the Partnership of all or any part of its rights under the Assigned Agreement.

          3.9  Representations and Warranties.  All
representations, warranties and other statements made by Contract
Party to the Partnership in the Assigned Agreement were true and correct as of the date when made and are true and correct as of the date of this Consent.


                    SECTION 4.  MISCELLANEOUS

          4.1 Notices. All notices and other communications hereunder shall be in writing, shall refer on their face to the Assigned Agreement (although failure to so refer shall not render any such notice or communication ineffective), shall be sent by first class mail, by personal delivery or by a nationally recognized courier service, and shall be directed (a) if to Contract Party, in accordance with the Assigned Agreement, (b) if to GE Capital, at 1600 Summer Street, Stamford, Connecticut 06927, attention Vice President, Energy Project Operations and Transportation and Industrial Financing Division, (c) if to the Partnership, at 4100 Spring Valley, Suite 1001, Dallas, Texas 75244, or (d) if to the Security Agent, at 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Administration, (e) if to the Indenture Trustee, to First Security Bank, National Association, 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Services, or
(f) to such other address or addressee as any party may designate by notice given pursuant hereto.

          4.2  Governing Law.  THIS CONSENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN
ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK.

          4.3 Counterparts. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          4.4  Headings Descriptive.  The headings of the several
Sections and subsections of this Consent are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Consent.

          4.5 Severability. In case any provision in or obligation under this Consent shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          4.6 Amendment, Waiver. Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by Contract Party, the Indenture Trustee, the Security Agent and GE Capital.

          4.7 Successors and Assigns. This Consent shall be binding upon Contract Party and its permitted successors and assigns and shall inure to the benefit of the Security Agent, the Owner Trustee, the Indenture Trustee, GE Capital and their respective successors and assigns.

          4.8 Further Assurances. Each of Contract Party and the Partnership hereby agrees to execute and deliver all such instruments and take all such action as may be necessary to effectuate fully the purposes of this Consent, including to confirm the rights of any permitted successor or assignee of GE Capital, the Indenture Trustee or the Owner Trustee (including any lender referred to in subsection 1.9) under this Consent.

          IN WITNESS WHEREOF, the parties have duly executed and delivered this Consent, or have caused this Consent to be duly executed and delivered by their Authorized Officers, as of the date first above written.


                         [Contract Party]



                         By:
                              Name:
                              Title:


                         PANDA-BRANDYWINE, L.P.

                         By:  Panda Brandywine Corporation,
                                its general partner



                         By:
                              Name:
                              Title:


                         FLEET NATIONAL BANK, as Security Agent



                         By:
                              Name:
                              Title:


                         GENERAL ELECTRIC CAPITAL CORPORATION



                         By:
                              Name:
                              Title:


                         FIRST SECURITY BANK, NATIONAL
                           ASSOCIATION



                         By:
                              Name:
                              Title:







                                                     Exhibit C to
                                          Participation Agreement


                 [FORM OF LEASE CLOSING NOTICE]


General Electric Capital Corporation
1600 Summer Street
Stamford, Connecticut 06905
Fleet National Bank, as
Owner Trustee
777 Main Street
Hartford, Connecticut 06115

Pursuant to subsection 5.1(b) of the Participation Agreement dated as of December 18, 1996 (the 'participation Agreement") among Panda-Brandywine, L.P., a Delaware limited partnership (the "Partnership"), Panda Brandywine Corporation, a Delaware corporation, and the sole general partner of the Partnership (the "General Partner"), General Electric Capital Corporation, a New York corporation in its individual capacity and as Owner Participant, Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association), a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement and as security agent under the Security Deposit Agreement, First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, Credit Suisse, a bank organized and existing under the laws of Switzerland, acting by and through its New York branch as Administrative Agent for the entities listed on
Schedule I to the Participation Agreement (all capitalized terms used herein having the respective meanings set forth in the Participation Agreement) the Partnership hereby gives notice on behalf of the Partnership that the Lease Closing Date for the conveyance and transfer of the Facility to Fleet National Bank, as Owner Trustee, shall occur on __________, 19__ /1 at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017.

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date set forth below.

                       PANDA-BRANDYWINE, L.P.

                       By: PANDA BRANDYWINE CORPORATION, its
                           General Partner

                       By:

                           Name:
                           Title:

Date:

     1/ The Lease Closing Date shall not be earlier than fifteen
     (15) Business Days from the date of this Lease Closing
     Notice (and, to the extent possible, shall be on the last day of a calendar month).






                                                     EXHIBIT D to
                                          Participation Agreement

          [FORM OF CERTIFICATE OF LESSOR'S CERTIFICATE]

         CERTIFICATE OF LESSOR'S COST
                                       December 18, 1996

Pursuant to subsection 5.1(v) of the Participation Agreement dated as of December 18, 1996 (the "Participation Agreement") among Panda-Brandywine, L.P., a Delaware limited partnership (the "Partnership"), Panda Brandywine Corporation, a Delaware corporation, and the sole general partner of the Partnership (the "General Partner"), General Electric Capital Corporation, a New York corporation in its individual capacity and as Owner Participant, Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association), a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement and as security agent under the Security Deposit Agreement, First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, Credit Suisse, a bank organized and existing under the laws of Switzerland, acting by and through its New York branch as Administrative Agent for the entities listed on
Schedule I to the Participation Agreement (all capitalized terms used herein having the respective meanings set forth in the Participation Agreement), the General Partner hereby certifies on behalf of the Partnership that Lessor's Cost is $_________

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date set forth below.

                      PANDA-BRANDYWINE, L.P.

                      By: PANDA BRANDYWINE CORPORATION, its
                          General Partner

                      By:            /S/ Bryan
                      Urban
                          Name:   Bryan Urban
                          Title:  Vice President

Accepted:

GENERAL ELECTRIC
CAPITAL
 CORPORATION

By:
    Title:

Dated: December , 1996

FLEET NATIONAL BANK, as Owner Trustee under the
     Amended and Restated Trust Agreement dated as of December 18, 1996 between General Electric
     Capital Corporation and Fleet National Bank

By:
    Title:

Date: December  , 1 9 9 6






                                 Exhibit E to
                                 Participation Agreement

             [ FORM OF FINAL COMPLETION CERTIFICATE]

The undersigned, PANDA-BRANDYWINE, L. P. , a Delaware limited partnership (the "Partnership"), refers to the Participation Agreement dated as of December 18, 1996 (the "Participation Agreement") between the Partnership, Panda Brandywine Corporation, the sole general partner of the Partnership (the "General Partner"), General Electric Capital Corporation, in its individual capacity ("GE Capital") and as Owner Participant, Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association), a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement and as security agent under the Security Deposit Agreement, First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, Credit Suisse, a bank organized and existing under the laws of Switzerland, acting by and through its New York branch as Administrative Agent and the entities listed on
Schedule I to the Participation Agreement (all capitalized terms used herein having the respective meanings set forth in the Participation Agreement), and hereby certifies to GE Capital that it has made or caused to be made such examination or investigation as is necessary to enable it to deliver this certificate, and that:

     (a) the Facility has achieved final acceptance under the Construction Contract;

     (b) no defects and/or deficiencies exist that adversely affect the performance of the Facility under the performance standards set forth in the Construction Contract;

     (c) the Partnership has received all as-buiTt drawings of the Facility, test data, and other technical information required for the Partnership or operator to operate and maintain the Facility;

     (d) the Partnership has received all manuals and instruction books necessary to operate and maintain the Facility in a safe, efficient and effective manner;

     (e) all special tools to be supplied by any EPC
     Contractor or the Partnership have been delivered to the Site;

     (f) all EPC Contractors', contractors' and subcontractors' personnel, supplies, equipment, waste materials, rubbish and temporary facilities have been removed from the Site;

     (g) the Partnership has received from each EPC
     Contractor (i) any waivers of liens and claims relating to the Work which were not previously delivered by such
     EPC Contractor, and (ii) final waivers of all liens and claims by each subcontractor or materialman of such EPC
     Contractor relating to the Work;

     (h) there are no significant unresolved disputes, litigation or arbitration proceedings with respect to any of the EPC Contracts;

     (i) each EPC Contractor has performed all provisions of and delivered aT1 items required by the relevant
     EPC Contract in a manner reasonably satisfactory to the Partnership;

     (j) GE Capital has received from each EPC Contractor an executed copy of a completion certificate, in form and substance satisfactory to GE Capital;

     (k) all Project Costs incurred in connection with Final
     Completion of the Facility have been paid; and

     (1) the Commercial Operation Date has occurred under the Power Purchase Agreement.

  IN WITNESS WHEREOF, we have signed this certificate
this     day of             , 199_.

                      PANDA-BRANDYWINE, L.P.

                     By: PANDA BRANDYWINE CORPORATION, its
                             General Partner

                     By:
                          Name:
                          Title:



                                                     EXHIBIT F to
                                          Participation Agreement



          FORM OF BILL OF SALE AND SEVERANCE AGREEMENT

       [See Exhibit 10.25 to this Registration Agreement]







                                                     EXHIBIT G to
                                          Participation Agreement



                   FORM OF PRESENT ASSIGNMENT

      [See Exhibit 10.62.1 to this Registration Agreement]











                                                     EXHIBIT H to
                                          Participation Agreement



                 FORM OF REIMBURSEMENT AGREEMENT

      [See Exhibit 10.24.2 to this Registration Agreement]




                                                          EXHIBIT I
                                                 to Participation Agreement


                           FORM OF

             TRUST INDENTURE AND SECURITY AGREEMENT

                 Dated as of December 18, 1996


                               by

                      FLEET NATIONAL BANK,
                       as Owner Trustee

                          in favor of

           FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                      as Indenture Trustee






                       TABLE OF CONTENTS



                                                             Page

                           ARTICLE 1

                          Definitions                          10
         1.1  Defined Terms                                    10
         1.2  Other Definitional Provisions                    10


                         ARTICLE 2

                       Loan Certificates                       10
         2.1  Form of Loan Certificates                        10
         2.2  Issuance and Terms of Loan Certificates          20
         2.3  Payments from Trust Indenture Estate Only        21
         2.4  Method of Payment                                22
         2.5  Application of Payments                          23
         2.6  Termination of Interest in Trust Indenture
                 Estate or Lessor's Estate                     23
         2.7  Transfer and Exchange of Loan Certificates       24
         2.8  Mutilated, Destroyed, Lost or Stolen Loan
                 Certificates                                  25
         2.9  Costs and Expenses of Issuance of New Loan
                 Certificates                                  26
         2.10  Prepayment of Loan Certificates                 26
         2.11  Taxes; Withholding                              27
         2.12  Additional Costs                                28
         2.13  Limitation on Types of Loans                    31
         2.14  Illegality                                      32
         2.15  Treatment of Affected Loans                     32
         2.16  ERISA Plan Prohibition                          33
         2.17  Administrative Agent Fee                        34
         2.18  Total Accretion Loan Commitment                 34
         2.19  Accretion Loan Funding Procedure and
                  Conditions                                   34
         2.20  Accretion Line of Credit Commitment Fees        35


                           ARTICLE 3

                 General Covenants and Provisions               35
         3.1   Payment of Loan Certificates and Accretion
                  Loan Certificates                             35
         3.2   Indenture Trustee Assumes No Obligations         35
         3.3   Further Assurances                               36
         3.4   Acts of Owner Trustee                            36
         3.5   After-Acquired Property                          36
         3.6   Actions with Respect to Indenture Property       37
         3.7   The Site                                         37
         3.8   Power of Attorney                                40
         3.9   Notice of Default or Event of Loss               41
         3.10  Certain Rights of Owner Trustee and Owner
                  Participant                                   41
         3.11  Certain Agreements of Owner Trustee              44
         3.12  Covenants of Fleet National Bank and the
                  Owner Trustee                                 44
         3.13  Covenant to Pay                                  45


                           ARTICLE 4

                 Release of Indenture Property                 45
         4.1  Release of Parts                                 45


                           ARTICLE 5

                 Application of Assigned Moneys
               Received by the Indenture Trustee               46
         5.1  Application of Payments                          46
         5.2  Basic Rent Payments                              46
         5.3  Application of Prepayments                       47
         5.4  Payments After Indenture Event of Default,
         etc.                                                  48
         5.5  Application of Certain Other Payments            50
         5.6  Excepted Payments and Indemnities                50

                           ARTICLE 6

            Indenture Event of Default and Remedies             50
         6.1   Indenture Events of Default                      50
         6.2   Rights and Remedies of the Indenture Trustee     52
         6.3   Appointment of Receiver                          56
         6.4   Application of Proceeds; Effect of Sale          57
         6.5   Abandonment of Sale                              57
         6.6   Non-Extinguishment of Lien                       57
         6.7   Right to Purchase                                57
         6.8   Waiver of Marshalling, etc.                      58
         6.9   Remedies not Exclusive                           58
         6.10  Physical Possession                              58
         6.11  Enforcement of Remedies Under Lease              58
         6.12  Discontinuance of Proceedings                    59
         6.13  Waiver of Past Defaults                          59

                          ARTICLE 7

          Rights of Owner Trustee and Owner Participant         59
         7.1  Owner Trustee's and Owner Participant's
                 Right to Cure Certain Events of Default        59
         7.2  Owner Trustee's and Owner Participant's
                 Right to Purchase Loan Certificates            61

                          ARTICLE 8

              Payments from Indenture Property Only             62

                          ARTICLE 9

                   Concerning the Owner Trustee                 63
         9.1   Limitation on Liability of Owner Trustee         63
         9.2   Successor Owner Trustee                          63

                         ARTICLE 10

                 Concerning the Indenture Trustee               63
         10.1  Appointment                                      63
         10.2  Action Upon Instructions                         64
         10.3  Exculpatory Provisions                           64
         10.4  Indemnification                                  65
         10.5  No Duties Except as Specified                    66
         10.6  Resignation or Removal of the Indenture
                  Trustee                                       66

                        ARTICLE 11

                            General                            67
         11.1  Discharge                                       67
         11.2  Investment of Funds                             68
         11.3  No Waiver                                       68
         11.4  Forcible Detainer                               68
         11.5  Waiver of Stay or Extension                     68
         11.6  Notices                                         69
         11.7  Severability                                    69
         11.8  Application of Payments                         69
         11.9  Other Instruments                               69
         11.10  GOVERNING LAW                                  70
         11.11  Amendments                                     70
         11.12  Successors and Assigns                         70
         11.13  Renewal, Etc.                                  70
         11.14  Assignment of Rents                            70
         11.15  Certain Rights of Power Purchaser              71

Schedule 1 - Description of Site



          TRUST INDENTURE AND SECURITY AGREEMENT, dated as of December 18, 1996 (this "Indenture") by FLEET NATIONAL BANK (formerly known as Shawmut Bank Connecticut, National Association), a national banking association ("Fleet National Bank"), not in its individual capacity (except as expressly provided herein) but solely as Owner Trustee (in such capacity, the "Owner Trustee") under the Amended and Restated Trust Agreement (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Trust Agreement") dated as of December 18, 1996, with General Electric Capital Corporation ("GE Capital" or the "Owner Participant"), in favor of FIRST SECURITY BANK, NATIONAL ASSOCIATION, in its capacity as Indenture Trustee (the "Indenture Trustee"), for the equal and ratable benefit of the Loan Participants (as defined herein) and for the benefit of the Interest Hedging Counterparty (as defined herein).


                     W I T N E S S E T H :

          WHEREAS, as provided in Article 1 hereof, the capitalized terms used in this Indenture and not otherwise defined herein shall have the meanings assigned to them in Annex A to the Participation Agreement (as amended, supplemented or otherwise modified from time to time, the "Participation Agreement"), dated as of December 18, 1996 among Panda-Brandywine, L.P. (the "Partnership"), as Lessee, Panda Brandywine Corporation (the "General Partner"), as General Partner, GE Capital, as Owner Participant, Fleet National Bank, not in its individual capacity (except as expressly set forth therein) but solely as Owner Trustee and Security Agent, First Security Bank, National Association, as Indenture Trustee, Credit Suisse, as Administrative Agent and the other entities listed on Schedule I thereto, as Loan Participants; and

          WHEREAS, the Partnership, the General Partner and GE Capital entered into the Construction Loan Agreement and Lease Commitment dated as of March 30, 1995 (the "Construction Loan Agreement") pursuant to which GE Capital (i) provided construction financing for the Project and (ii) issued the Letters of Credit as collateral security for certain obligations of the Partnership under the Power Purchase Agreement;

          WHEREAS, the construction of the Facility has been substantially completed and the Date of Substantial Completion has occurred;

          WHEREAS, Owner Participant and Owner Trustee have entered into a Trust Agreement whereby, among other things, a certain Trust is declared for the use and benefit of Owner Participant, subject, however, to the Lien created pursuant hereto for the use and with the priority of payment to the Holders of the Loan Certificates and the Interest Hedging Counterparty;

          WHEREAS, the Partnership has requested that GE Capital cause the Owner Trustee to purchase the Facility from the Partnership and lease the same back to the Partnership as provided in the Participation Agreement, and the Owner Trustee intends to do the same pursuant to the terms of the Participation
Agreement;

          WHEREAS, in furtherance thereof, the Partnership and the Owner Trustee are entering into the Facility Lease and the other Lease Documents pursuant to which, among other things, the Owner Trustee will lease the Facility to the Partnership;

          WHEREAS, the Owner Participant wishes to fund the Facility Lease with non-recourse indebtedness as a leveraged lease and, in connection therewith, on the Lease Closing Date (i) each Loan Participant will participate in the debt financing of a portion of the Owner Trustee's payment of the Purchase Price for the Facility, as described in the Participation Agreement and
(ii) the Owner Participant will participate in the Owner Trustee's payment of the Purchase Price by making an equity investment in the Owner Trustee, as described in the Participation Agreement and (iii) the Partnership has directed that the Purchase Price for the Facility be paid to GE Capital as repayment for the Loans made by it under the Construction Loan Agreement;

          WHEREAS, the Owner Trustee desires by this Indenture, among other things, (i) to provide for the issuance by the Owner Trustee to the Loan Participants of the Loan Certificates evidencing the Loans made by the Loan Participants to the Owner Trustee to finance in part the Owner Trustee's purchase of the Facility, as provided in the Participation Agreement and (ii) to provide, to the extent provided herein, for the assignment, mortgage and grant of a security interest in and pledge by the Owner Trustee to the Indenture Trustee, as part of the Trust Indenture Estate, among other things, of all of the Owner Trustee's right, title and interest in and to the Facility, the Facility Lease and payments and other amounts received under this Indenture or the Facility Lease (other than Excepted Payments) in accordance with the terms of this Indenture as security for the Interest Hedging Obligations and the Owner Trustee's obligations to the holders from time to time of the Loan Certificates and for the benefit and security of the Interest Hedging Counterparty and such Holders;

          WHEREAS, all things have been done to make the Loan
Certificates, when executed by the Owner Trustee, authenticated and delivered under this Indenture and issued, the legal, valid and binding obligations of the Owner Trustee; and

          WHEREAS, all things necessary to make this Indenture the legal, valid and binding obligation of the Owner Trustee, for the uses and purposes set forth in this Indenture, in accordance with its terms, have been done and performed and have happened;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH, that to secure (i)(A) payment when due of the principal amount of, premium, if any, and interest on the Loan Certificates from time to time outstanding and all other amounts (including, without limitation, interest accruing after the maturity of the Loan Certificates and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Owner Trustee, the Owner Participant or the Lessee, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, all indemnities, all Breakage Costs, all Interest Hedging Obligations, and all expenses, costs and fees), from time to time payable by the Owner Trustee to or on behalf of any holder of the Loan Certificates or any Interest Hedging Counterparty under this Indenture, any Interest Hedging Agreement or the Participation Agreement and all other obligations and liabilities from time to time payable by the Owner Trustee to any Loan Participant, the Administrative Agent or the Indenture Trustee pursuant to the Transaction Documents, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, (B) all fees and expenses of the Indenture Trustee, from time to time payable by the Owner Trustee under this Indenture and the Participation Agreement, and (C) the principal of and interest and other amounts owing on any indebtedness incurred in connection with any refinancing permitted by this Indenture and the Participation Agreement of any indebtedness referred to in clause (A) above (all of the foregoing in clauses (A) through (C) above being herein collectively called the "Owner Trustee Obligations"), (ii) payment when due of all amounts from time to time owing by the Lessee to or for the benefit of the Loan Participants pursuant to the Participation Agreement, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (herein collectively called the "Special Lessee Obligations"; the Owner Trustee Obligations and the Special Lessee Obligations being herein collectively called the "Lender Obligations"), (iii) the performance and observance by the Owner Trustee of all agreements contained herein and in the Participation Agreement and (iv) the performance and observance by the Owner Participant of its covenants and agreements contained in the Participation Agreement and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained and of the acceptance of the Loan Certificates by the Holders, the Owner Trustee, intending to be legally bound, does hereby grant, bargain, sell, convey, warrant, assign, transfer, mortgage, pledge, grant a security interest in and under the Uniform Commercial Code, set over and confirm unto the Indenture Trustee and its successors and assigns, for the benefit of the Holders and the Interest Hedging Counterparty, all of the Owner Trustee's estate, right, title, interest, property, claim and demand, now or hereafter arising, in and to the following property and rights, excluding Excepted Payments (herein collectively called the "Indenture Property"):

          (a) the Facility and all buildings, structures, fixtures and other improvements now or hereafter erected on the Site (collectively, the "Improvements");

          (b) all machinery, apparatus, equipment, fittings, fixtures and other articles of personal property, including all goods and all goods which become fixtures, now owned or hereafter acquired by the Owner Trustee or the Partnership and now or hereafter located on, attached to or used in the operation of or in connection with the Leased Premises and/or the Improvements, including items constituting part of the Facility and all replacements thereof, additions thereto and substitutions therefor (all of the foregoing being hereinafter collectively called the "Equipment");

          (c) all inventory, raw materials, work in process and other materials used or consumed in the operation of the Facility and now or hereafter located on or used in connection with the Site, the Improvements and/or the Equipment, and all replacements thereof, additions thereto and substitutions therefor;

          (d) all rights, powers, privileges and other benefits of the Owner Trustee in Governmental Actions now or hereafter obtained by the Owner Trustee, the Partnership or the General Partner (or any Affiliates thereof) from any Governmental Authority, including, without limitation, Governmental Actions relating to the ownership, operation, management and use of the Site, the development and financing of the Project, the Improvements and the Equipment, the construction and operation of the Facility and any improvements, modifications or additions thereto;

          (e) the Facility Lease, all Rent due and to become due thereunder and all rights, powers, privileges, options and other benefits of the Owner Trustee as lessor under the Facility Lease, including, without limitation, (i) all rights of the Owner Trustee to receive Basic Rent and Supplemental Rent and any other moneys due and to become due under or pursuant to the Facility Lease, (ii) all rights of the Owner Trustee to receive proceeds of any insurance (other than any insurance maintained by or for the benefit of the Owner Trustee and not required to be maintained by the Lessee pursuant to Section 6.6 of the Participation Agreement), indemnity, warranty or guaranty with respect to the Facility, (iii) all claims of the Owner Trustee for damages arising out of or for breach of or default under the Facility Lease (including, without limitation, all rights to receive payments under Section 15 of the Facility Lease),
     (iv) all rights of the Owner Trustee to any security now or hereafter payable to or receivable by the Owner Trustee with respect to the Facility or the Facility Lease, (v) the right of the Owner Trustee to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any action under the Facility Lease and (vi) the right of the Owner Trustee to terminate, amend, supplement or otherwise modify the Facility Lease and to compel performance and otherwise exercise all remedies thereunder;

          (f) the Bill of Sale and all rights, powers, privileges, options and other benefits of the Owner Trustee under the Bill of Sale, including, without limitation, (i) all rights of the Owner Trustee to receive moneys due and to become due under or pursuant to the Bill of Sale, (ii) all rights of the Owner Trustee to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Bill of Sale, (iii) all claims of the Owner Trustee for damages arising out of or for breach of or default under the Bill of Sale, (iv) all rights of the Owner Trustee to any security now or hereafter payable to or receivable by the Owner Trustee under the Bill of Sale, (v) all rights of the Owner Trustee to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any action under the Bill of Sale and (vi) the right of the Owner Trustee to terminate, amend, supplement or otherwise modify the Bill of Sale and to compel performance and otherwise exercise all remedies thereunder;

          (g) the Deed of Trust and Security Agreement and the Security Agreement and all rights, powers, privileges and benefits of the Owner Trustee thereunder, including, without limitation, (i) all rights of the Owner Trustee to receive moneys due and to become due under or pursuant to the Deed of Trust and Security Agreement and the Security Agreement,
     (ii) all rights of the Owner Trustee to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Deed of Trust and Security Agreement and the Security Agreement, (iii) all claims of the Owner Trustee for damages arising out of or for breach of or default under the Deed of Trust and Security Agreement and the Security Agreement,
     (iv) all rights of the Owner Trustee to any security now or hereafter payable to or receivable by the Owner Trustee under the Deed of Trust and Security Agreement and the Security Agreement, (v) all rights of the Owner Trustee to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any action under the Deed of Trust and Security Agreement and the Security Agreement, and
     (vi) the right of the Owner Trustee to terminate, amend, supplement or otherwise modify the Deed of Trust and Security Agreement and the Security Agreement and to compel performance and otherwise exercise all remedies thereunder;

          (h) the General Partner Pledge Agreement, the Limited Partner Pledge Agreement and the Stock Pledge Agreement (collectively, the "Pledge Agreements") and the shares of stock of the General Partner and of the Limited Partner (collectively, the "Pledged Stock") pledged to the Security Agent for the benefit of the Owner Trustee pursuant thereto and all rights, powers, privileges and other benefits of the Owner Trustee thereunder, including, without limitation, (i) all rights of the Owner Trustee to receive moneys due and to become due under or pursuant to the Pledge Agreements, (ii) all claims of the Owner Trustee for damages arising out of or for breach of or default under the Pledge Agreements,
     (iii) all rights of the Owner Trustee to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, request, direction, waiver or approval or to take any action under the Pledge Agreements and (iv) the right of the Owner Trustee to terminate, amend, supplement or otherwise modify the Pledge Agreements and to compel performance thereunder and otherwise exercise all remedies thereunder;

          (i) the accounts established and maintained pursuant to the Security Deposit Agreement, all Project Revenues and all cash, cash equivalents, instruments, investments and other securities deposited or required to be deposited with the Security Agent pursuant to any provision of the Security Deposit Agreement and any other Transaction Document;

          (j) all accounts, chattel paper, general intangibles, documents, instruments and securities now owned or hereafter acquired by the Owner Trustee;

          (k)  the Lessee Collateral;

          (l) the Site Lease and the Site Sublease, and all rights, powers, privileges, options and other benefits of the Owner Trustee as lessee under the Site Lease and as lessor under the Site Sublease, including, without limitation, (i) all rights of the Owner Trustee to receive rent and any other moneys due and to become due under or pursuant to the Site Sublease, (ii) all rights of the Owner Trustee to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Site Lease or the Site Sublease, (iii) all claims of the Owner Trustee for damages arising out of or for breach of or default under the Site Lease or the Site Sublease, (iv) all rights of the Owner Trustee to any security now or hereafter payable to or receivable by the Owner Trustee under the Site Lease or the Site Sublease, (v) the right of the Owner Trustee to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any action under the Site Lease or the Site Sublease and (vi) the right of the Owner Trustee to terminate, amend, supplement or otherwise modify the Site Lease and the Site Sublease and to compel performance and otherwise exercise all remedies thereunder;

          (m) all rights of the Owner Trustee to exercise any election or option or to make any determination or to give any notice, consent, waiver or approval or to take any other action under the Site Lease or the Site Sublease; any right of the Owner Trustee to elect to terminate the Site Sublease or to remain in possession of the Site pursuant to 11 USC Ss. 365(h)(1) or any similar provision of Applicable Law and any possessory rights of the Owner Trustee in the Site pursuant to 11 USC Ss. 365(h)(2) or any similar provision of Applicable Law;

          (n) all the lands and interests in lands, tenements and hereditaments hereafter acquired by the Owner Trustee, including (without limitation) all interests of the Owner Trustee, whether as lessor or lessee, in any leases of land hereafter made and all rights of the Owner Trustee thereunder;

          (o) each Project Document and each Assignment, and all rights, powers, privileges and other benefits of the Owner Trustee thereunder, including without limitation, (i) all rights of Owner Trustee to receive moneys due and to become due under or pursuant to the Project Documents and the Assignments, (ii) all claims of the Owner Trustee for damages arising out of or for breach of or default under any Project Document or any Assignment, (iii) all rights of the Owner Trustee to any security now or hereafter payable to or receivable by the Owner Trustee under any Project Document or Assignment, (v) all rights of the Owner Trustee to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any action under any Project Document and any Assignment, and (vi) the right of the Owner Trustee to terminate, amend, supplement or otherwise modify any Project Document or Assignment and to compel performance and otherwise exercise all remedies thereunder;

          (p) any and all other property that may from time to time, by delivery or by writing of any kind, be subjected to the lien hereof by the Owner Trustee or by anyone with its consent, or which may come into the possession or be subject to the control of the Indenture Trustee pursuant to this Indenture, including, without limitation, all proceeds of any sales or other dispositions of all or part of the Indenture Property, any such property being hereby assigned to the Indenture Trustee and subjected or added to the lien or estate created by this Indenture forthwith upon the acquisition thereof by the Owner Trustee, as fully as if such property were now owned by the Owner Trustee and were specifically described in this Indenture and subjected to the lien and security interest hereof; and the Indenture Trustee is hereby authorized to receive any and all such property as and for additional security hereunder;

          (q) all the remainder or remainders, reversion or reversions, rents, revenues, issues, profits, royalties, income and other benefits derived from any of the foregoing, all of which are hereby assigned to the Indenture Trustee, who hereby authorizes the Security Agent, on its behalf, to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same to the payment of the Loan Certificates in accordance with the provisions of this Indenture and the Security Deposit Agreement;

          (r) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including all proceeds of the insurance required to be maintained by or on behalf the Lessee pursuant to the Participation Agreement (but not any insurance maintained by or on behalf of the Owner Trustee and not required to be maintained by the Lessee under the Participation Agreement) and all awards or other compensation heretofore or hereafter made to the Owner Trustee as the result of any Event of Loss, including any awards for changes of the grades of streets and any awards for severance damages, all of which are hereby assigned to the Indenture Trustee, who hereby authorizes the Security Agent, on its behalf, to collect and receive the proceeds thereof, to give proper receipts and acquittances therefor and to apply the same to the payment of the Loan Certificates in accordance with the provisions of this Indenture and the Security Deposit Agreement;

          (s) all rights of the Owner Trustee to amounts paid or payable by the Lessee to the Owner Trustee under the Participation Agreement and all rights of the Owner Trustee to enforce payments of any such amounts thereunder; and

          (t) any right to restitution from the Lessee, the General Partner, or any other Person in respect of any determination of invalidity of any of the Facility Lease, the Lessee Security Documents, the Bill of Sale, the Site Lease, the Site Sublease, the Assigned Contracts, the Pledge Agreements, the Assignments and the Security Deposit Agreement (collectively, the "Granting Clause Documents");

          EXCLUDING, HOWEVER, from the Indenture Property any and all Excepted Payments now existing or hereafter arising and SUBJECT to the rights of the Owner Trustee and the Owner
Participant set forth in Section 3.10 hereof and Article 7 hereof.

          PROVIDED, that with respect to (a) all rights of the Owner Trustee to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any of the Granting Clause Documents as well as all the rights, powers, privileges, options, remedies and other benefits of the Owner Trustee under any Granting Clause Document, by Applicable Law or otherwise arising out of any Lease Event of Default and (b) any right to restitution from the Lessee, the General Partner, the other Reporting Participants or any other Person in respect of any determination of invalidity of any Granting Clause Document, it is understood that such rights, powers, privileges, options, remedies and other benefits (other than Excepted Payments) are, subject to Section 3.10 hereof, presently assigned and transferred to the Indenture Trustee and may be exercised by the Indenture Trustee without the necessity of proceeding to exercise remedies under Section 6.2 hereof.

          TO HAVE AND TO HOLD the said Indenture Property, whether now owned or held or hereafter acquired, unto the Indenture Trustee, its successors and assigns, in trust for the equal and ratable benefit and security of the holders from time to time of the Loan Certificates, without any priority of any one Loan Certificate over any other and for the benefit of the Interest Hedging Counterparty and for the uses and purposes and subject to the terms and conditions set forth in this Indenture and the rights of the Owner Trustee and the Owner Participant hereunder, forever.

          IT IS HEREBY COVENANTED, DECLARED AND AGREED that the lien, security interest or estate created by this Indenture to secure the payment of the Loan Certificates, and the Interest Hedging Obligations, both present and future, shall be first, prior and superior to any Lien (subject to any Permitted Lien), security interest, reservation of title or other interest heretofore, contemporaneously or subsequently suffered or granted by the Owner Trustee, its legal representatives, successors or assigns, except only those, if any, expressly hereinafter referred to and that the Indenture Property is to be held, dealt with and disposed of by the Indenture Trustee, upon and subject to the terms, covenants, conditions, uses, agreements and trusts set forth in this Indenture.

          PROVIDED ALWAYS, that upon payment in full of the Loan Certificates and the Interest Hedging Obligations in accordance with the terms and provisions hereof and thereof and the observance and performance by the Owner Trustee of its covenants and agreements set forth herein and therein and in the Interest Hedging Agreement, then this Indenture and the estate hereby and therein granted shall cease, determine and be void.

          CONCURRENTLY with the delivery of this Indenture, the Owner Trustee is delivering to the Indenture Trustee the Original of the Facility Lease which the Indenture Trustee will at all times maintain in its possession and control until the Loan Certificates and the Interest Hedging Obligations have been paid in full and the Owner Trustee shall have observed and performed its covenants and agreements set forth herein.


                           ARTICLE 1

                          Definitions

          1.1 Defined Terms. Capitalized terms used in this Indenture and not otherwise defined herein shall have the meanings assigned to them in Annex A to the Participation Agreement (such definitions to be equally applicable to both the singular and the plural forms of the terms defined). Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such document is in effect.

          1.2 Other Definitional Provisions. (a) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Annex A to the Participation Agreement shall have the respective meanings given to them under GAAP.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture. Article, section, paragraph, clause, Schedule, Annex and Exhibit references are to this Indenture unless otherwise specified.


                           ARTICLE 2

                       Loan Certificates

          2.1 Form of Loan Certificates. The Loan Certificates and the Indenture Trustee's forms of certificate of authentication to appear on the Loan Certificates shall each be substantially in the forms set forth below:

                   [FORM OF LOAN CERTIFICATE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT OR LAWS OR UNLESS AN EXEMPTION IS AVAILABLE UNDER SAID ACT OR LAWS.

                       FLEET NATIONAL BANK
   AS OWNER TRUSTEE UNDER AMENDED AND RESTATED TRUST AGREEMENT
                  DATED AS OF DECEMBER 18, 1996

                LOAN CERTIFICATE DUE [__________]


No._____                                     ___________ __, 1996

$______________________



          FLEET NATIONAL BANK, a national banking association, not in its individual capacity, but solely as Owner Trustee (in such capacity, "Owner Trustee") under the Amended and Restated Trust Agreement dated as of December 18, 1996, as from time to time supplemented and amended (the "Trust Agreement"), between the Owner Participant named therein (the "Owner Participant"), and Fleet National Bank, hereby promises to pay to ______________, or its registered assigns, the principal sum of
_______________ DOLLARS, or, if less, the unpaid principal amount of this Loan Certificate, together with interest on the amount of said principal sum remaining unpaid from time to time from and including the date of this Loan Certificate until paid at the rates of interest per annum set forth in the Indenture (as defined below). Accrued interest on this Loan Certificate shall be payable in arrears on each Payment Date and on the date this Loan Certificate is paid in full, except as otherwise provided in the next succeeding paragraph. The Loan Certificates shall bear interest on the unpaid principal amount thereof at the Debt Rate. For each Interest Period occurring prior to or on the Accretion Line of Credit Termination Date, the Holder of this Loan Certificate's Accretion Loan Proportionate Share of the Accretion Amount, if any, in respect of the Payment Date for such Interest Period may be borrowed to pay interest and fees and added to the principal balance outstanding under this Loan Certificate on such Payment Date, subject to Section 2.19 of the Indenture, and such amount shall thereafter be considered principal owing under such Loan Certificate for all purposes thereunder and hereunder. Principal on this Loan Certificate is to be payable in consecutive quarterly installments, each such installment to be in an amount equal to the amount set forth in Annex A attached hereto and payable on the dates set forth in said Annex A (subject to modification as provided in Section 2.2(e) of the Indenture), except that in any event, the last such installment shall be in an amount sufficient to discharge the accrued interest on, and unpaid principal amount of, and any other unpaid amounts due under this Loan Certificate.

          This Loan Certificate shall bear interest, payable on demand, at the Default Rate on any part of the principal, Breakage Costs, if any, and, to the extent permitted by Applicable Law, interest due under this Loan Certificate not paid when due for any period during which the same shall be overdue.

          Capitalized terms used herein and not otherwise herein defined have the meanings specified in Annex A to the Participation Agreement.

          All payments of principal, Breakage Costs, if any, and interest to be made by the Owner Trustee under this Loan Certificate or under the Trust Indenture and Security Agreement, dated as of December 18, 1996, as from time to time supplemented and amended (the "Indenture"), between the Owner Trustee and First Security Bank, National Association as Indenture Trustee thereunder (the "Indenture Trustee"), shall be made only from the income or proceeds from the Trust Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Trust Indenture Estate to make such payments in accordance with the terms of the Indenture. Each Holder of this Loan Certificate, by its acceptance of this Loan Certificate, agrees that, except as otherwise provided in Section 2.3 of the Indenture, it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Holder as above provided and that except as provided in said Section 2.3, neither the Owner Participant, the Owner Trustee nor the Indenture Trustee is personally or individually liable to the holder of this Loan Certificate for any amounts payable under this Loan Certificate or for any liability under the Indenture, this Loan Certificate or the Participation Agreement.

          All principal, Breakage Costs, if any, and interest due under this Loan Certificate shall be payable in U.S. dollars in immediately available funds at the office of the Security Agent acting on behalf of the Indenture Trustee under the terms of the Security Deposit Agreement or at such other place as the Indenture Trustee shall have designated to the Owner Trustee pursuant to Section 2.4 of the Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Loan Certificate. Whenever the date scheduled for any payment to be made hereunder or under the Indenture shall not be a Business Day, then such payment need not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day; provided, however, that if at any time when the Debt Rate is calculated by reference to the Eurodollar Rate such next succeeding Business Day falls in another calendar month, payment shall be due on the next preceding Business Day.

          Each holder of this Loan Certificate, by its acceptance of this Loan Certificate, agrees that all amounts received by it in payment of this Loan Certificate shall be applied as provided in Article 5 of the Indenture.

          This Loan Certificate is one of the Loan Certificates referred to in the Indenture which have been or are to be issued by the Owner Trustee pursuant to the terms of the Indenture. The Trust Indenture Estate is held by the Indenture Trustee as security for the Loan Certificates. Reference is hereby made to the Indenture for a statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Loan Certificate and of the rights and obligations of the holders of, and the nature and extent of the security for, the other Loan Certificates under the Indenture, as well as for a statement of the terms and conditions of the trusts created by the Indenture, to all of which terms and conditions in the Indenture each holder of this Loan Certificate agrees by its acceptance of this Loan Certificate.

          As provided in the Indenture and subject to certain limitations set forth in the Indenture, the Loan Certificates are exchangeable for a like aggregate principal amount of Loan
Certificates of a different denomination, as requested by the holder of such Loan Certificates surrendering the same.

          This Loan Certificate is a registered Loan Certificate and is transferable, as provided in the Indenture, only upon surrender of this Loan Certificate for registration of transfer duly endorsed by, or accompanied by a written statement of transfer duly executed by, the registered holder hereof or such holder's attorney duly authorized in writing. Prior to due presentment for registration of transfer of this Loan Certificate, the Owner Trustee and the Indenture Trustee shall deem and treat the Person in whose name this Loan Certificate is registered as the owner of this Loan Certificate for all purposes whether or not this Loan Certificate shall be overdue, and neither the Owner Trustee nor the Indenture Trustee shall be affected by notice to the contrary.

          This Loan Certificate is subject to optional and mandatory prepayment as provided in Section 2.10 of the Indenture and is subject to purchase by the Owner Participant as provided in Section 7.2 of the Indenture. By acceptance hereof, each holder of this Loan Certificate acknowledges and agrees to be bound by all of the terms and conditions of the Indenture, including without limitation such Section 7.2 thereof regarding the rights of the Owner Participant to purchase this Loan Certificate under the circumstances specified in said Section 7.2.

          Upon the occurrence of any one or more Indenture Events of Default, all amounts then remaining unpaid on this Loan
Certificate may become or be declared to be immediately due and payable as provided in the Indenture and other Financing
Documents.

          No Person may acquire or hold any of the Loan Certificates (or any participating interest therein) using, directly or indirectly, the assets of any employee benefit plan subject to Title I of ERISA or individual retirement account or plan subject to Section 4975 of the Code, or any trust established under any such plan or account (hereinafter collectively referred to as an "ERISA Plan") unless such acquisition or holding will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. The acquiring by any Person of any Loan Certificates (or participation interest therein) shall be deemed to constitute a representation by such Person to the Owner Trustee, the Lessee, the Owner Participant and the Indenture Trustee that such Person is not an ERISA Plan and that such Person is not acquiring, and has not acquired, directly or indirectly, such Loan Certificate (or participation interest therein) with assets of an ERISA Plan or that, if such acquisition and holding is being done directly or indirectly on behalf of the assets of an ERISA Plan, such acquisition or holding of the Loan Certificates (or participating interest therein) will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

          By acceptance hereof, the holder of this Loan Certificate shall be entitled to the rights and benefits of the Loan Participants under the Participation Agreement and subject to the burdens and limitations contained therein, including, without limitation, the restrictions of Sections 4.1 and 4.5 thereof.

          THIS LOAN CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK.

          IN WITNESS WHEREOF, the Owner Trustee has caused this
Loan Certificate to be executed by its duly authorized officer as of the date hereof.

                              FLEET NATIONAL BANK,
                              not in its individual capacity,
                              but solely as Owner Trustee


                              By:
                              Name:
                              Title:



  [FORM OF INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


          This is one of the Loan Certificates referred to in the within mentioned Indenture.

                              First Security Bank, National
                              Association, not in its individual
                              capacity, but solely as Indenture
                              Trustee


                              By:
                              Name:
                              Title:




                             ANNEX A
                               TO
                        LOAN CERTIFICATE


                 SCHEDULE OF PRINCIPAL PAYMENTS


                                          Percentage of Aggregate
                                  Principal Amount Outstanding as
                                  of the Accretion Line of Credit
Payment Date                          Termination Date to be Paid

January 31, 1997

April 30, 1997

July 31, 1997

October 31, 1997

January 31, 1998

April 30, 1998

July 31, 1998

October 31, 1998

January 31, 1999

April 30, 1999

July 31, 1999

October 31, 1999

January 31, 2000

April 30, 2000

July 31, 2000

October 31, 2000

January 31, 2001

April 30, 2001

July 31, 2001

October 31, 2001



                                          Percentage of Aggregate
                                  Principal Amount Outstanding as
                                  of the Accretion Line of Credit
Payment Date                          Termination Date to be Paid

January 31, 2002

April 30, 2002

July 31, 2002

October 31, 2002

January 31, 2003

April 30, 2003

July 31, 2003

October 31, 2003

January 31, 2004

April 30, 2004

July 31, 2004

October 31, 2004

January 31, 2005

April 30, 2005

July 31, 2005

October 31, 2005

January 31, 2006

April 30, 2006

July 31, 2006

October 31, 2006

January 31, 2007

April 30, 2007

July 31, 2007

October 31, 2007

January 31, 2008


                                          Percentage of Aggregate
                                  Principal Amount Outstanding as
                                  of the Accretion Line of Credit
Payment Date                          Termination Date to be Paid

April 30, 2008

July 31, 2008

October 31, 2008

January 31, 2009

April 30, 2009

July 31, 2009

October 31, 2009

January 31, 2010

April 30, 2010

July 31, 2010

October 31, 2010

January 31, 2011

April 30, 2011

July 31, 2011

October 31, 2011

January 31, 2012

April 30, 2012

July 31, 2012

October 31, 2012

January 31, 2013

April 30, 2013

July 31, 2013

October 31, 2013

January 31, 2014

April 30, 2014


                                          Percentage of Aggregate
                                  Principal Amount Outstanding as
                                  of the Accretion Line of Credit
Payment Date                          Termination Date to be Paid

July 31, 2014

October 31, 2014

          2.2  Issuance and Terms of Loan Certificates. (a)
There shall be issued to each of the Loan Participants in connection with its participation in the payment of the Purchase Price, as provided in the Participation Agreement, a Loan Certificate or Loan Certificates dated the Lease Closing Date, designated as having been issued in connection with the purchase of the Facility, and registered in the name of such Loan Participant in a principal amount equal to the sum of (i) the loan made by such Loan Participant pursuant to Section 2.1 of the Participation Agreement as such Loan Participant's participation in the payment of the Purchase Price for the Facility and (ii) the commitment made by such Loan Participant to provide its Accretion Loan Proportionate Share of the Total Accretion Line of Credit Commitment.

          (b) (i) Each Loan Certificate shall bear interest on the unpaid principal amount thereof from time to time outstanding from and including the date thereof until such principal amount is paid in full, for each Interest Period relating thereto, at the sum of the Eurodollar Rate (or with the prior written consent of the Administrative Agent in its sole discretion, the Base Rate, as the Owner Trustee may select), plus the Applicable Margin. Accrued interest on each Loan Certificate shall be payable in arrears on each Payment Date and on the date such Loan Certificate is paid in full. Each Loan Certificate shall be payable as to principal as provided in the form of Loan Certificate set forth in Section 2.1 hereof, provided that in any event the last payment made on such Loan Certificate shall be in an amount sufficient to discharge the accrued interest on and unpaid principal amount of and any other unpaid amounts due under such Loan Certificate. The Owner Trustee may (with the prior written consent of the Administrative Agent which consent may be granted or withheld in its sole discretion) convert Eurodollar Loans to Base Rate Loans as of the last day of any Interest Period, provided the Owner Trustee provides notice of such conversion to the Administrative Agent and the Indenture Trustee no later than three Business Days prior to the last day of such Interest Period. For each Interest Period occurring prior to or on the Accretion Line of Credit Termination Date, each Loan Participant's Accretion Loan Proportionate share of the Accretion Amount, if any (such amount, an "Accretion Loan"), in respect of the Payment Date for such Interest Period, may be borrowed to pay interest and fees and added to the principal balance outstanding under its Loan Certificate on such Payment Date, subject to
Section 2.19 hereof, and such amount shall thereafter be considered principal owing under such Loan Certificate for all purposes hereunder and thereunder. The Owner Trustee may, at any time, on not less than three (3) Business Days' prior notice to the Administrative Agent and the Indenture Trustee convert a Base Rate Loan into a Eurodollar Loan.

               (ii)  Interest on Eurodollar Loans shall be
computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day of the Interest Period) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day of the Interest Period) in the period for which interest is payable.

          (c) Each Loan Certificate shall bear interest at the applicable Default Rate on any part of the principal, any Breakage Costs and, to the extent permitted by Applicable Law, interest on such Loan Certificate not paid when due for any period during which the same shall be overdue.

          (d) The Loan Certificates shall be executed on behalf of the Owner Trustee by an authorized officer of the Owner Trustee. Loan Certificates bearing the manual signature of an individual who was at any time the proper officer of the Owner Trustee shall bind the Owner Trustee, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Loan Certificates or did not hold such office at the respective dates of such Loan Certificates. The Owner Trustee may from time to time execute and deliver Loan Certificates to the Indenture Trustee for authentication upon original issue, and such Loan Certificates shall promptly be authenticated and delivered by the Indenture Trustee upon the written request of the Owner Trustee signed by an authorized officer of the Owner Trustee. Each Loan Certificate issued under this Indenture shall be dated the Lease Closing Date. No Loan Certificate shall be secured or entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Loan Certificate a certificate of authentication in the form provided for in Section
2.1 hereof, executed by the Indenture Trustee by the manual signature of one of its authorized officers, and such certificate of authentication upon any Loan Certificate shall be conclusive evidence, and the only evidence, that such Loan Certificate has been duly authenticated and delivered under this Indenture.

          (e) Whenever any payment to be made under this Indenture or under the Loan Certificates shall be stated to be due on a day which is not a Business Day such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day; provided, however, that if at any time when the Debt Rate is calculated by reference to the Eurodollar Rate such next succeeding Business Day falls in another calendar month, payment shall be due on the next preceding Business Day.

          2.3 Payments from Trust Indenture Estate Only. Except as otherwise expressly provided in the next succeeding sentence of this Section 2.3, all payments to be made by the Owner Trustee under this Indenture and under the Loan Certificates shall be made only from the income and the proceeds from the Trust Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Trust Indenture Estate to make such payments in accordance with the terms of this Indenture. Each holder of a Loan Certificate by its acceptance of such Loan Certificate and the Indenture Trustee each agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to it as herein provided and that none of the Owner Participant, the Owner Trustee or the Indenture Trustee is personally liable or individually liable to any such holder of a Loan Certificate or to the Indenture Trustee for any amounts payable or liability under any Loan Certificate or this Indenture or for the failure to perform any of its covenants or agreements in the Transaction Documents, except (in the case of the Indenture Trustee) as expressly provided herein, or (in the case of the Owner Trustee) for any liability for damages that may result from the inaccuracy or breach by the Owner Trustee, when given in its individual capacity, of any of its representations, warranties, covenants or agreements in Section 4.3 of the Participation Agreement, or (in the case of the Owner Participant) for any liability for damages that may result from the inaccuracy or breach by the Owner Participant of its representations, warranties and covenants in
Section 4.2 of the Participation Agreement. The foregoing shall not be construed as a waiver by the Indenture Trustee or any holder of a Loan Certificate of any rights which it may otherwise have against the Owner Trustee as a result of any gross negligence or willful misconduct on the part of the Owner Trustee.

          2.4 Method of Payment. (a) The principal of and any Breakage Costs and interest on each Loan Certificate and all other amounts due hereunder or under the Loan Certificates, will be payable at the times and in the manner specified in the Security Deposit Agreement or at such other place as the Indenture Trustee (with the consent of the Owner Participant) shall have designated to the Owner Trustee in writing. The Indenture Trustee will pay promptly (and in no event later than 1:00 p.m. (New York City Time) on the same day in the case of any amount so received by the Indenture Trustee by 11:00 a.m. (New York City Time)) from amounts so received by it all amounts payable by the Indenture Trustee under this Indenture to the holder of each Loan Certificate as such holder shall direct in writing which, in the case of the Loan Participants, shall be deemed to be given by reference to the payment instructions given in Schedule I to the Participation Agreement for such Loan Participant, by:

          (i) crediting on a same day basis (or on the next succeeding Business Day if the funds to be so distributed shall not have been received by the Indenture Trustee prior to 1:00 p.m. (New York City Time)) the amount (if such amount is received by the Indenture Trustee on or prior to 1:00 p.m. (New York City Time)) to be distributed to such holder to the account maintained by the holder of such Loan Certificates with the Indenture Trustee; or

          (ii) transferring by wire on the day received (or on the next succeeding Business Day if the funds to be so distributed shall not have been received by the Indenture Trustee prior to 1:00 p.m. (New York City Time)) such amount (if such amount is received by the Indenture Trustee on or prior to 1:00 p.m. (New York City Time)) to such other bank in the United States, including a Federal Reserve Bank, as shall have been specified in such direction, for credit to the account of the holder of such Loan Certificates and maintained at such bank;

in either case without any presentment or surrender of any Loan Certificate, except that, in the case of the payment in full in respect of any Loan Certificate, such Loan Certificate shall be surrendered to the Indenture Trustee within 15 days following a written request from the Owner Trustee for such fully paid Loan Certificate. In the event the Indenture Trustee shall fail to make any payment as provided above after its receipt of funds at the place and prior to the time specified above, the Indenture Trustee, in its individual capacity and not as trustee, agrees to compensate the Loan Participants for loss of use of funds (but not for consequential damages).

          (b) Prior to the due presentment for registration of transfer of any Loan Certificate, the Owner Trustee and the Indenture Trustee shall deem and treat the Person in whose name any Loan Certificate is registered on the Loan Certificate register as the absolute owner and holder of such Loan Certificate for the purpose of receiving payment of all amounts payable with respect to such Loan Certificate and for all other purposes, and neither the Owner Trustee nor the Indenture Trustee shall be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, any payments for the benefit of GFC and Credit Suisse shall be paid to Credit Suisse for itself and as administrative agent for GFC.

          2.5 Application of Payments. In the case of each Loan Certificate, except as otherwise provided in Article 5, all amounts paid shall be applied, first, to the payment of accrued interest (including interest on overdue principal and interest) on such Loan Certificate to the date of such payment, second, to the payment of the principal amount of such Loan Certificate then due under such Loan Certificate, third, to the payment of any Breakage Costs due on such Loan Certificate and fourth, to the payment of the principal amount of such Loan Certificate remaining unpaid.

          2.6 Termination of Interest in Trust Indenture Estate or Lessor's Estate. A holder of a Loan Certificate shall have no further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal of and any Breakage Costs and interest on all Loan Certificates held by such holder and all other sums payable to such holder under this Indenture, the Participation Agreement and the Facility Lease (to the extent secured by the Lien of this Indenture) and under such Loan Certificates shall have been paid in full, and upon such payment in full such holder shall surrender such Loan Certificates to the Indenture Trustee for cancellation.

          2.7 Transfer and Exchange of Loan Certificates. (a) The Indenture Trustee shall keep at its principal office a register of Loan Certificates issued from time to time and the holders thereof. A holder of a Loan Certificate intending to transfer such Loan Certificate to a new payee, or to exchange such Loan Certificate for new Loan Certificates of authorized denominations, shall endorse such outstanding Loan Certificate and surrender such outstanding Loan Certificate at the principal office of the Indenture Trustee, together with a written instrument of transfer, duly executed by the holder of such Loan Certificates for the issuance of a new Loan Certificate or Loan Certificates, specifying the name and address of the new payee or payees. Promptly upon receipt of such documents, subject to satisfaction of Section 2.9 hereof, the Owner Trustee shall execute and the Indenture Trustee will authenticate and deliver a new Loan Certificate or Loan Certificates, in the same aggregate original face amount and dated the same date as the Loan Certificate surrendered, and in such denomination or denominations and registered in the name of such payee or payees as the holder of such Loan Certificates may specify by written request; provided, however, that if more than one new Loan Certificate is to be issued upon a transfer or exchange of an outstanding Loan Certificate, the denomination of each such new Loan Certificate shall be not less than $5,000,000 (except for any required balance remaining payable). The Indenture Trustee shall make a notation on each new Loan Certificate of the amount of all payments of principal previously made on the old Loan Certificate with respect to which such new Loan Certificate is issued and the date to which interest on such old Loan Certificate has been paid. In addition, upon presentation to the Indenture Trustee of appropriate documentation by any registered holder of a Loan Certificate indicating the pledge or other transfer of such Loan Certificate for security purposes, the Indenture Trustee will execute an acknowledgment of such pledge or other transfer and the provisions thereof in respect of transfers of registration and/or payment instructions consistent with the provisions of this Indenture. The Indenture Trustee shall not be required to transfer or exchange any surrendered Loan Certificate as above provided during the period of thirty
(30) days preceding the due date of any payment on such Loan Certificate. The Indenture Trustee will promptly notify the Owner Trustee, the Owner Participant and the Lessee of each request for a registration of transfer of a Loan Certificate.

          (b) A Loan Participant may sell or agree to sell to one or more other Persons a participation in all or any part of any Loan Certificates held by it, provided that each purchaser of a participation (a "Participant Party") shall not by reason of such participation have any rights or benefits under this Indenture or any Loan Certificate or any other Transaction Document (such Participant Party's rights against such Loan Participant in respect of such participation to be those set forth in the agreements executed by such Loan Participant in favor of such Participant Party), and in no event shall the Owner Trustee have any increased liabilities or additional costs in connection with or as a result of any such participation. In no event shall a Loan Participant that sells a participation agree with the Participant Party to take or refrain from taking any action hereunder or under any other Transaction Document that would (i) reduce the amount or extend the time of payment of any amount owing or payable, or modify the basis for, or manner of calculating interest, under any Loan Certificate, reduce the interest or Breakage Costs, if any, payable in connection with the prepayment of any Loan Certificate, or alter or modify the provisions of the Security Deposit Agreement and Article 5 with respect to the order of priorities in which distributions shall be made or with respect to the amount or time of payment of any such distribution; (ii) except as provided in Section 3(d) of the Facility Lease, reduce the amount or extend the time of payment of Basic Rent, Stipulated Loss Value or Supplemental Rent as set forth in the Facility Lease; or (iii) modify, amend or supplement the Facility Lease or consent to any assignment of the Facility Lease, in either case releasing the Lessee from its obligations in respect of the payment of Basic Rent, Stipulated Loss Value, or Supplemental Rent or alter the absolute and unconditional character of the obligations of Lessee to pay Rent as set forth in Section 4 of the Facility Lease; provided that in no event shall the Owner Trustee, the Owner Participant or the Lessee have any obligation by reason of such agreement by a Loan Participant and a Participant Party to inquire into whether such Loan Participant has complied with the provisions thereof in connection with any action taken by such Loan Participant under or pursuant to this Indenture or any other Transaction Document.

          2.8 Mutilated, Destroyed, Lost or Stolen Loan Certificates. (a) If any Loan Certificate shall become mutilated, destroyed, lost or stolen, upon the written request of the holder of such Loan Certificate (a copy of which request shall be sent by such holder to the Indenture Trustee), and subject to satisfaction of Section 2.9 hereof, the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver as replacement a new Loan Certificate, payable in the same original principal amount and dated the same date as the Loan Certificate so mutilated, destroyed, lost or stolen.

          (b) If the Loan Certificate being replaced has become mutilated, such Loan Certificate shall be surrendered to the Indenture Trustee and a photocopy shall be furnished to the Owner Trustee by the Indenture Trustee. If the Loan Certificate being replaced has been destroyed, lost or stolen, the holder of such Loan Certificate shall furnish to the Owner Trustee and the Indenture Trustee such security or indemnity as may be required by them to save the Owner Trustee and the Indenture Trustee harmless and evidence satisfactory to the Owner Trustee and the Indenture Trustee of the destruction, loss or theft of such Loan Certificate and of the ownership of such Loan Certificate; provided, however, that if the holder of such Loan Certificate is a bank or other institutional investor (or an Affiliate thereof) having a tangible net worth or capital and surplus of at least $50,000,000, the written undertaking of such Loan Participant (or recognized institutional investor or Affiliate) delivered to the Owner Trustee and the Indenture Trustee shall be sufficient security and indemnity under this Section 2.8.

          2.9 Costs and Expenses of Issuance of New Loan Certificates. Upon the issuance of a new Loan Certificate pursuant to Section 2.7 or 2.8 hereof, the Indenture Trustee and/or the Owner Trustee may require from the party requesting such new Loan Certificate payment of a sum to reimburse the Owner Trustee and the Indenture Trustee for, or to provide funds for the payment of, any tax or other governmental charge in connection with the issuance of such new Loan Certificate or any charges and expenses connected with such tax or governmental charge paid or payable by the Owner Trustee or the Indenture Trustee. No service charge shall be levied for such transaction.

          2.10  Prepayment of Loan Certificates.  Every
prepayment of Loan Certificates shall be made in accordance with the provisions of this Section 2.10.

          (a) Mandatory Prepayments. (i) On the date of payment by the Lessee pursuant to Section 9(c) of the Facility Lease for an Event of Loss (or, if earlier, on the date specified for payment with respect to such Event of Loss in Section 9(c) of the Facility Lease), all, but not less than all, of the Loan Certificates shall become due and payable at 100% of the unpaid principal amount thereof, together with all accrued interest thereon to the date of prepayment and any Breakage Costs, together with all other amounts due thereunder and hereunder and under the other Transaction Documents to the Holders of the Loan Certificates.

          (ii) On the date of payment by the Lessee pursuant to Section 9(d) of the Facility Lease for an Event of Regulation (or, if earlier, on the date specified for payment with respect to such Event of Regulation in Section 9(d) of the Facility Lease), all, but not less than all, of the Loan Certificates shall become due and payable at 100% of the unpaid principal amount thereof, together with all accrued interest thereon to the date of payment and any Breakage Costs, together with all other amounts due thereunder and hereunder and under the other Transaction Documents to the Holders of the Loan Certificates.

          (b) Optional Prepayment. The Owner Trustee may at any time prepay all or a portion, of the outstanding Loan Certificates and at the date of such prepayment all of the Loan Certificates (or the portion thereof designated by the Owner Trustee) shall become due and payable at 100% of the unpaid principal amount thereof, together with all accrued interest thereon to the date of prepayment and any Breakage Costs and all other amounts due thereunder and hereunder and under the other Transaction Documents to the Holders of such Loan Certificates. Partial prepayments shall be in minimum increments of $5,000,000.

          (c) Notice of Prepayment. The Owner Trustee will give notice of prepayment under this Section 2.10 promptly after receipt of the Lessee's notice of payment under Section 9(c) or 9(d) of the Facility Lease to the extent the same shall not have been furnished to the Indenture Trustee pursuant to the Facility Lease.

          2.11 Taxes; Withholding. The Indenture Trustee agrees, to the extent required by Applicable Law, to withhold from each payment received by it due hereunder or under any Loan Certificate, United States withholding taxes at the appropriate rate, and, on a timely basis, to deposit such amounts with an authorized depository and make such returns, filings and other reports in connection therewith, and in the manner, required under Applicable Law. The Indenture Trustee shall promptly furnish to each Loan Participant (but in no event later than the date 30 days after the due date thereof) a U.S. Treasury Form 1042S and Form 1099-INT (or similar forms as at any relevant time in effect), if applicable, indicating payment in full of any Taxes withheld from any payments by the Indenture Trustee to such Loan Participant together with all such other information and documents reasonably requested by such Loan Participant and necessary or appropriate to enable such Loan Participant to substantiate a claim for credit or deduction with respect thereto for income tax purposes of the country where such Loan Participant is located. In the event that a Loan Participant which is a Non-U.S. Person has furnished to the Indenture Trustee a properly completed and currently effective U.S. Treasury Form 1001 (or such successor Form or Forms as may be required by the United States Treasury Department) during the calendar year in which a payment hereunder or under the Loan Certificate(s) held by such Loan Participant is made (but prior to the making of such payment), or in either of the two preceding calendar years, and has not notified the Indenture Trustee of the withdrawal or inaccuracy of such Form prior to the date of such payment, only the amount, if any, required by Applicable Law or treaty shall be withheld from such payment in respect of United States federal income tax. In the event that a Loan Participant (x) which is a Non-U.S. Person has furnished to the Indenture Trustee a properly completed and currently effective (1) certificate in substantially the form of Exhibit B hereto and a U.S. Treasury Form W-8 (or such successor certificate or Forms or Forms as may be required by the United States Treasury Department as necessary in order to avoid withholding of United States federal income tax), during the calendar year in which a payment hereunder or under the Loan Certificate(s) held by such Loan Participant is made (but prior to the making of such payment), or in either of the two preceding calendar years (2) U.S. Treasury Forms 4224 in duplicate (or such successor Form or Forms as may be required by the United States Treasury Department as necessary in order to avoid withholding of United States Federal income tax) during the taxable year of the Loan Participant in which a payment hereunder or under the Loan Certificate(s) held by such Loan Participant is made (but prior to the making of such payment in such taxable year), and has not notified the Indenture Trustee of the withdrawal or inaccuracy of such certificate or Form prior to the date of such payment or (y) which is a U.S. Person not described in Section 6049(b)(4) of the Code and has furnished to the Indenture Trustee a properly completed and currently effective U.S. Treasury Form W-9 prior to a payment hereunder or under the Loan Certificates held by such Loan Participant certifying that such Loan Participant is not subject to backup withholding, no amount shall be withheld from such payment in respect of United States federal income tax. No tax shall be withheld in respect of any U.S. Person described in Section 6049(b)(4) of the Code. If any Loan Participant has notified the Indenture Trustee that any of the foregoing Forms or certificates is withdrawn or inaccurate, or if the Code or the regulations thereunder or the administrative interpretation thereof are at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Loan Certificates held by such Loan Participant, or if such withholding is otherwise required, the Indenture Trustee agrees to withhold from each payment due to the relevant Loan Participant withholding taxes at the appropriate rate under Applicable Law, and will, as more fully provided above, on a timely basis, deposit such amounts with an authorized depository and make such returns, filings and other reports in connection therewith, and in the manner required under Applicable Law. Each Loan Participant shall reimburse the Indenture Trustee or the Lessee, at the direction of the Lessee, for any United States withholding taxes paid by the Indenture Trustee but not withheld from payments to such Loan Participant, which taxes were legally required to be withheld from such payments and that were not subject to indemnification by the Lessee pursuant to the Transaction Documents. The amount payable hereunder shall be paid within 30 days after receipt by a Loan Participant of a written demand therefor.

          2.12 Additional Costs. (a) The Owner Trustee shall pay directly to each Loan Participant from time to time such amounts as such Loan Participant may determine to be necessary to compensate such Loan Participant for any costs that such Loan Participant determines are attributable to its funding or maintaining of any Loan Certificates or any loan evidenced thereby or any reduction in any amount receivable by such Loan Participant hereunder or under such Loan Certificates in respect thereof or any such loan (such increases in costs and reductions in amount receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

               (1) changes the basis of taxation of any amounts payable to such Loan Participant hereunder or under the Loan Certificates or any loan evidenced thereby (other than (A) taxes imposed on the net income of such Loan Participant or its Applicable Lending Office(s) for any of such Loan Certificates or any such Loan evidenced thereby by the jurisdiction in which such Loan Participant has its principal office or such Applicable Lending Office is located and (B) withholding taxes, the sole indemnification for which is contained in Section 8 of the Participation Agreement) or that is a tax imposed by Maryland or any taxing authority therein or thereof on such Loan Participant the measure of which is interest on such Loan Participant's portion of the Loan or fees paid to such Loan Participant with respect to such portion of the Loan;

               (2) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Loan Participant (including, without limitation, the Loan or any deposits referred to in the definition of "Eurodollar Rate"); or

               (3) imposes any other condition affecting this Indenture or the Loan Certificates or any Loan evidenced thereby (or any of such extensions of credit or liabilities), provided such Loan Participant's actions with respect to such Additional Costs are consistent with its actions with respect to similar additional costs under similar financings.

          (b) Without limiting the effect of the provisions of subsection (a) of this Section 2.12, in the event that, by reason of any Regulatory Change, any Loan Participant either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Loan Participant that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or a category of extensions of credit or other assets of such Loan Participant that includes Eurodollar Loans, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Loan Participant so elects by notice to the Owner Trustee (with a copy to the Administrative Agent and the Indenture Trustee), the obligation of such Loan Participant to make or continue such Eurodollar Loan shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section
2.15 hereof shall be applicable).

          (c) Without limiting the effect of the foregoing provisions of this Section 2.12 (but without duplication), in the event that a Loan Participant determines that (i) compliance with any Regulatory Change or other judicial, administrative or other governmental interpretation of any Applicable Law made after the date hereof or (ii) compliance by such Loan Participant or any corporation controlling such Loan Participant with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made after the date hereof has the effect of reducing the rate of return on assets or equity of such Loan Participant (or any Applicable Lending Office or such bank holding company) as a consequence of its obligations hereunder to a level below that which such Loan Participant (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request), the Owner Trustee shall pay to such Loan Participant, as appropriate, such additional amount as shall be certified by such Loan Participant to be the amount which will compensate such Loan Participant for such reduction.

          (d) Each Loan Participant shall notify the Owner Trustee, the Lessee and the Indenture Trustee of any event occurring after the date hereof entitling such Loan Participant to compensation under subsection (a) or (c) of this Section 2.12 as promptly as practicable, but in any event within 30 days, after such Loan Participant obtains actual knowledge thereof; provided that (i) if any Loan Participant fails to give such notice within 30 days after it obtains actual knowledge of such an event, such Loan Participant shall, with respect to compensation payable pursuant to this Section 2.12 in respect of any costs resulting from such event, only be entitled to payment under this Section 2.12 for costs incurred from and after the date 30 days prior to the date that such Loan Participant does give such notice and (ii) such Loan Participant will designate a different Applicable Lending Office for holding the Loan Certificates or any loan evidenced thereby of such Loan Participant affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Loan Participant, be materially disadvantageous to such Loan Participant. Each Loan Participant will furnish to the Owner Trustee, the Lessee and the Indenture Trustee a certificate setting forth the basis and amount of each request by such Loan Participant for compensation under subsection (a) or (c) of this Section 2.12. Determinations and allocations by any Loan Participant for purposes of this Section
2.12 of the effect of any Regulatory Change pursuant to subsection (a) or (c) of this Section 2.12, or of the effect of capital maintained pursuant to subsection (c) of this Section 2.12, on its costs or rate of return of making or maintaining its Loan Certificates or any loan evidenced thereby or on amounts receivable by it in respect of its Loan Certificates or any loan evidenced thereby, and of the amounts required to compensate such Loan Participant under this Section 2.12, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

          (e) If the Owner Trustee elects or is required to prepay or purchase any Loan Certificate under any provision of this Indenture and such prepayment or purchase is not consummated on the date originally scheduled therefor (unless, following the Lessee's or the Lessor's election to refinance the Loan Certificates as provided in Section 11.1 of the Participation Agreement, the Owner Trustee provides written notice to the Indenture Trustee and each Loan Participant no later than three Business Days prior to such originally scheduled prepayment or purchase date to the effect that such termination or purchase will not occur and accordingly it will not be prepaying the Loan Certificates on such date), the Owner Trustee shall, not later than three Business Days after receipt of demand by such Loan Participant (accompanied in any such case by a certificate of the type specified in the next succeeding sentence), pay to such Loan Participant an amount equal to Breakage Costs incurred by such Loan Participant as a result of the above specified prepayment or purchase not being made on the date scheduled therefor. In connection therewith, the Administrative Agent shall furnish to the Owner Trustee and the Lessee a certificate setting forth, in reasonable detail, the calculation of the amounts of such losses, costs, expenses and liabilities, which calculations shall be made by the Administrative Agent (upon consultation with such Loan Participants) on a reasonable basis.

          2.13 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest
Period:

               (a) the Administrative Agent determines, which determination shall be conclusive, the quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any Eurodollar Loan as provided herein; or

               (b) if the Majority Loan Participants determine, which determination shall be conclusive, and notify the Administrative Agent and the Indenture Trustee that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Loan Participants of making or maintaining such Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Owner Trustee, the Lessee, the Indenture Trustee and each Loan Participant prompt notice thereof and, so long as such condition remains in effect, the Loan Participants shall be under no obligation to make or continue Eurodollar Loans, and on the last day of the then current Interest Period for the outstanding Eurodollar Loan, such Eurodollar Loan shall be automatically converted into a Base Rate Loan.

          2.14 Illegality. Notwithstanding any other provision in this Indenture, if a Loan Participant determines that any Applicable Law or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Loan Participant (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall make it unlawful or impossible for such Loan Participant (or its Applicable Lending Office) to (a) maintain its Commitment or Accretion Line of Credit Commitment, then upon notice to the Owner Trustee (with a copy to the Lessee, the Administrative Agent and the Indenture Trustee) by such Loan Participant, the Commitment and Accretion Line of Credit Commitment of such Loan Participant shall terminate; or (b) maintain or fund its Eurodollar Loans, then upon notice to the Owner Trustee (with a copy to the Lessee, the Administrative Agent and the Indenture Trustee) by such Loan Participant, as appropriate, such Loan Participant's obligation to make or continue Eurodollar Loans shall be suspended (in which case the provisions of Section 2.15 hereof shall be applicable) until such time as such Loan Participant may again fund and maintain Eurodollar Loans.

          2.15 Treatment of Affected Loans. If the obligation of any Loan Participant to make or continue a Eurodollar Loan is suspended pursuant to Section 2.12, 2.13 or 2.14 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), or, in the case of clause (a) below, if the Owner Trustee shall be required to compensate any Loan Participant pursuant to Section 2.12 hereof (and such Loan Participant shall not have waived its right to such compensation) then, (a) at the request of the Owner Trustee, such Loan Participant will assign its Affected Loans and the Loan Certificates evidencing the same, without recourse or warranty, to any financial institution designated by the Owner Trustee, provided that concurrently with such assignment, such Loan Participant receives from such financial institution and/or the Owner Trustee an amount in immediately available funds equal to the unpaid principal amount of such Loan Certificates at the time outstanding, plus all accrued and unpaid interest thereon, whether or not then due, and all other sums then owing to such Loan Participant in respect of such Loan Certificates or any of the Transaction Documents relating thereto, including without limitation, any amounts owing to such Loan Participant pursuant to Section 2.12 hereof and any Breakage Costs (determined for such purposes as if such assignment were a prepayment in full of the principal amount of such Loan Certificates), and if such Loan Participant shall fail to so assign such Affected Loans and the Loan Certificates evidencing the same in accordance with the foregoing provisions after such request by the Owner Trustee, such Loan Participant shall not be entitled to any compensation otherwise payable to it pursuant to Section 2.12 hereof to the extent (but only to the extent) such assignment would have avoided the need for, or reduced the amount of, such compensation, and (b) if no such assignment shall be requested and consummated, or if the Affected Loans are not prepaid in the case of any such suspension pursuant to Section 2.13 hereof, or if the Affected Loans are otherwise to be converted into Base Rate Loans pursuant to the provisions of Section 2.12, 2.13 or
2.14 hereof, then such Loan Participant's Affected Loan shall be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Affected Loan (or, in the case of a conversion required by Section 2.12(b), 2.13 or
2.14 hereof, on such earlier date as such Loan Participant may specify to the Owner Trustee with a copy to the Administrative Agent and the Indenture Trustee) and, unless and until such Loan Participant gives notice as provided below that the circumstances specified in Section 2.12, 2.13 or 2.14 hereof that gave rise to such conversion no longer exist, all Loans that would otherwise be made or continued by such Loan Participant as Loans of the Affected Type hereunder shall be made or continued instead as Base Rate Loans, and all Loans of such Loan Participant that would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Base Rate Loans. Each Loan Participant shall give notice to the Owner Trustee with a copy to the Administrative Agent and the Indenture Trustee that the circumstances specified in Section 2.12, 2.13 or
2.14 hereof that gave rise to the conversion of such Loan Participant's Affected Loans pursuant to this Section 2.15 no longer exist (which such Loan Participant agrees to do promptly upon such circumstances ceasing to exist). Five Business Days after the date of receipt of such notice by the Administrative Agent, the Affected Loans shall automatically be converted into Eurodollar Loans unless the Administrative Agent, at least three Business Days prior to the date such conversion would otherwise have occurred, shall have received notice from the Owner Trustee that the Owner Trustee elected (with the consent of the Administrative Agent) to continue such Loans as Base Rate Loans.

          2.16 ERISA Plan Prohibition. No Person may acquire or hold any of the Loan Certificates (or participating interest therein) using, directly or indirectly, the assets of any employee benefit plan subject to Title I of ERISA, or individual retirement account or plan subject to Section 4975 of the Code, or any trust established under any such plan or account (hereinafter collectively referred to as an "ERISA Plan"), unless such acquisition or holding will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of ERISA. The purchase by any Person of any Loan Certificate (or participation interest therein) constitutes a representation by such Person to the Owner Trustee, the Lessee, the Owner Participant and the Indenture Trustee that such Person is not an ERISA Plan and that such Person is not acquiring, and has not acquired, directly or indirectly, such Loan Certificate (or participation interest therein) with assets of an ERISA Plan or that, if such acquisition or holding is being done, directly or indirectly, on behalf of the assets of an ERISA Plan, such acquisition or holding of the Loan Certificates (or participating interest therein) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

          2.17 Administrative Agent Fee. The Owner Trustee agrees to pay to the Administrative Agent, on the Lease Closing Date and on each Basic Rent Payment Date occurring on October 31 thereafter (until the Loan Certificates are paid in full), an administrative fee in the amount of $75,000.

          2.18 Total Accretion Loan Commitment. The Owner Trustee may, from time to time upon five (5) Business Days written notice to the Administrative Agent, permanently reduce, by an amount of One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof or cancel in its entirety, the Total Accretion Line of Credit Commitment; provided, that (i) the Owner Trustee may not reduce or cancel the Total Accretion Line of Credit Commitment if, after giving effect to such reduction or cancellation, (A) the aggregate principal amount of all Accretion Loans then outstanding would exceed the Total Accretion Line of Credit Commitment as so reduced or (B) the Available Accretion Line of Credit Commitment would not, in the Administrative Agent's reasonable judgment, be equal to or exceed the aggregate Accretion Amount for the remainder of the Accretion Loan Availability Period, and (ii) the Owner Trustee shall pay to the Administrative Agent an amount equal to the Accretion Line of Credit Commitment Fees in respect of the portion of the Accretion Line of Credit Commitment terminated in accordance with this
Section 2.18. From the effective date of any such reduction, the Accretion Line of Credit Commitment Fees shall be computed on the basis of the Total Accretion Line of Credit Commitment as so reduced. Once reduced or cancelled, the Total Accretion Line of Credit Commitment may not be increased or reinstated. Any reductions pursuant to this Section 2.18 shall be allocated among the Loan Participants pro rata according to their respective Accretion Loan Proportionate Shares.

          2.19 Accretion Loan Funding Procedure and Conditions. On each Payment Date during the Accretion Loan Availability Period, each Loan Participant's Accretion Loan Proportionate Share of the Accretion Amount in respect of such Payment Date (as set forth in a notice from the Owner Participant or the Owner Trustee to the Administrative Agent five Business Days prior to such Payment Date) shall be funded and made a part of the principal amount of such Loan Participant's Loan Certificate; provided that as of such Payment Date, (i) each representation and warranty of the Owner Trustee set forth in Section 4.3 of the Participation Agreement is true and correct as if made on such date, (ii) no Lease Default under Section 14(a) of the Facility Lease or Lease Event of Default shall have occurred and be continuing and (iii) no Indenture Default or Indenture Event of Default shall have occurred and be continuing (it being understood that a Lease Default (other than under Section 14(a) of the Facility Lease) shall not be deemed to constitute an Indenture Default for purposes of this Section 2.19).

          2.20 Accretion Line of Credit Commitment Fees. On each Payment Date during the Accretion Loan Availability Period, the Owner Trustee shall pay to the Administrative Agent, for the benefit of the Loan Participants, accruing from the first day of such Interest Period a facility commitment fee (the "Accretion Line of Credit Commitment Fee") for such Interest Period equal to the product of (A) 0.375% times (B) the daily average Available Accretion Line of Credit Commitment for such Interest Period times (C) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is the number of days in that calendar year (365 or 366, as the case may be). Each payment of Accretion Line of Credit Commitment Fees shall be shared among the Loan Participants pro rata according to (A) their respective Accretion Loan Proportionate Shares and (B) in the case of each a Loan Participant which becomes Loan Participant hereunder after the date hereof, the date upon which such Loan Participant so became a Loan Participant.


                           ARTICLE 3

                General Covenants and Provisions

          3.1 Payment of Loan Certificates and Accretion Loan Certificates. The Owner Trustee will duly and punctually pay or cause to be paid all of the Loan Certificates and other amounts due and payable hereunder to the Holders at the times and the places and in the manner specified herein and in the Security Deposit Agreement.

          3.2 Indenture Trustee Assumes No Obligations. It is expressly agreed that, anything herein contained to the contrary notwithstanding, the Owner Trustee (or the Lessee, as the case may be) shall remain obligated to perform its obligations under the agreements that constitute Indenture Property in accordance with the provisions thereof, and neither the Indenture Trustee nor any of the Loan Participants shall have any obligation or liability with respect to such obligations of the Owner Trustee (or the Lessee), nor shall the Indenture Trustee or any of the Loan Participants be required or obligated in any manner to perform or fulfill any obligations or duties of the Owner Trustee (or the Lessee, as the case may be) under such agreements, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any amounts which have been assigned to the Indenture Trustee hereunder or to which the Indenture Trustee or the Loan Participants may be entitled at any time or times.

          3.3 Further Assurances. The Owner Trustee shall, from time to time, at the expense of the Lessee, promptly execute and deliver all further instruments and documents, and take all further action, that the Indenture Trustee may reasonably request, in order to perfect (except to the extent discussed in the opinions of counsel delivered in connection herewith), continue and protect the liens and security interests granted or purported to be granted hereby and to enable the Indenture Trustee to obtain the full benefits of the liens and security interests granted or intended to be granted hereby. The Owner Trustee shall keep the Indenture Property free and clear of all Lessor's Liens. Without limiting the generality of the foregoing, the Owner Trustee shall: (a) if any Indenture Property shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Indenture Trustee (or the Security Agent acting on its behalf) such note, instrument or chattel paper duly endorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Indenture Trustee (and in such case, the Indenture Trustee (or the Security Agent, as the case may be) shall hold such promissory note or other instrument or chattel paper as agent for the Indenture Trustee and the Loan Participants); and (b) execute and record such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices specified in Schedule 3 to the Participation Agreement in order to perfect (except to the extent discussed in the opinions of counsel delivered in connection herewith) and preserve the lien and security interest granted or purported to be granted hereby.

          3.4 Acts of Owner Trustee. The Owner Trustee hereby represents and warrants that it has not mortgaged, hypothecated, assigned or pledged and hereby covenants that it will not mortgage, hypothecate, assign or pledge, so long as this Indenture shall remain in effect, any of its right, title or interest in and to the Indenture Property, to anyone other than the Indenture Trustee. The Owner Trustee also agrees in its individual capacity that it will, at its own cost and expense, without regard to the provisions of Section 9.1 hereof, promptly take such action as may be necessary to duly discharge any Lessor's Liens attributable to it in its individual capacity.

          3.5 After-Acquired Property. Any and all of the Indenture Property which is hereafter acquired shall immediately, and without any further conveyance, assignment or act on the part of the Owner Trustee or the Indenture Trustee, become and be subject to the lien and security interest of this Indenture as fully and completely as though specifically described herein, but nothing in this Section 3.5 contained shall be deemed to modify or change the obligation of the Owner Trustee under Section 3.3 hereof.

          3.6 Actions with Respect to Indenture Property. The Owner Trustee will not, without the prior written consent of the Indenture Trustee, sell, mortgage, transfer (except to a successor Owner Trustee in accordance with Article IX of the Trust Agreement and Section 9 of the Participation Agreement), pledge, assign, hypothecate or otherwise alienate or encumber (other than to the Indenture Trustee hereunder) its interest in the Project or any part thereof or in any other part of the Indenture Property except pursuant to this Indenture and pursuant to the Security Deposit Agreement and the Consent of the Power Purchaser.

          3.7 The Site. (a) The Owner Trustee shall pay or cause to be paid all rent and other charges required under the Site Lease as and when the same are due and shall promptly and faithfully perform or cause to be performed all other material terms, obligations, covenants, conditions, agreements, indemnities, representations, warranties and liabilities of the lessee under the Site Lease.

          (b) The Owner Trustee shall do, or cause to be done, all things necessary to preserve and keep unimpaired all material rights of the Owner Trustee as lessee or lessor, as the case may be, under the Site Lease and the Site Sublease and to prevent any default under the Site Lease and the Site Sublease, or any termination, surrender, cancellation, forfeiture, subordination or impairment thereof. The Owner Trustee does hereby authorize and irrevocably appoint and constitute the Indenture Trustee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to take any and all actions deemed necessary or desirable by the Indenture Trustee to perform and comply with all the obligations of the Owner Trustee under the Site Lease and the Site Sublease, and to do and take, but without any obligation so to do, any action which the Indenture Trustee deems necessary or desirable to prevent or cure any default by the Owner Trustee under the Site Lease or the Site Sublease, to enter into and upon the Site or any part thereof to such extent and as often as the Indenture Trustee, in its sole discretion, deems necessary or desirable in order to prevent or cure any default of the Owner Trustee pursuant thereto, to the end that the rights of the Owner Trustee in and to the leasehold estates created by the Site Lease and the Site Sublease shall be kept unimpaired and free from default.

          (c) The Owner Trustee shall enforce the obligations of the lessor under the Site Lease.

          (d) The Owner Trustee shall not surrender its leasehold estate and interest under the Site Lease, or modify, change, supplement, alter or amend the Site Lease or the Site Sublease, or waive any provisions thereof, either orally or in writing, and any attempt on the part of the Owner Trustee to exercise such right without the written consent of the Indenture Trustee shall be null and void.

          (e) If any action or proceeding shall be instituted to evict the Owner Trustee or to recover possession of the Site from the Owner Trustee or any part thereof or interest therein or any action or proceeding otherwise affecting the Site or this Indenture shall be instituted, then the Owner Trustee shall, immediately after receipt, deliver to the Indenture Trustee a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and all other pleadings and papers, however designated, served in any such action or proceeding. The Owner Trustee shall not, as lessor under the Site Sublease, commence any action or proceeding to evict the Partnership or to recover possession of the Site or any part thereof or interest therein or any action or proceeding otherwise affecting the Site without the written consent of the Indenture Trustee.

          (f) No release or forbearance of any of the Owner Trustee's obligations under the Site Lease, pursuant to the Site Lease or the Site Sublease or otherwise, shall release the Owner Trustee from any of its obligations under this Indenture, including its obligations to pay rent and to perform all of the terms, provisions, covenants, conditions and agreements of the lessee under the Site Lease.

          (g) The Owner Trustee shall, within ten days after written demand from the Indenture Trustee, deliver to the Indenture Trustee proof of payment of all items that are required to be paid by the Owner Trustee under the Site Lease, including, without limitation, rent, taxes, operating expenses and other charges.

          (h) (i) The lien of this Indenture shall attach to all of the Owner Trustee's rights and remedies (other than Excepted Payments) at any time arising under or pursuant to subsection 365(h) of the Bankruptcy Code, including, without limitation, all of the Owner Trustee's rights as Lessor under the Site Sublease and its rights to remain in possession of the Site. The Owner Trustee shall not elect to treat the Site Lease or the Site Sublease as terminated under Subsection 365(h)(1) of the Bankruptcy Code, and any such election shall be void.

          (ii) If pursuant to Subsection 365(h)(2) of the Bankruptcy Code, the Owner Trustee shall seek to offset against the rent reserved in the Site Lease or the Site Sublease the amount of any damages caused by the nonperformance by the lessor, the lessee or any other party of any of their respective obligations thereunder after the rejection by the lessor, the lessee or such other party of the Site Lease or the Site Sublease under the Bankruptcy Code, then the Owner Trustee shall, prior to effecting such offset, notify the Indenture Trustee of its intent to do so, setting forth the amount proposed to be so offset and the basis therefor. The Indenture Trustee shall have the right to object to all or any part of such offset that, in the reasonable judgment of the Indenture Trustee, would constitute a breach of the Site Lease or the Site Sublease, and in the event of such objection, the Owner Trustee shall not effect any offset of the amounts found objectionable by the Indenture Trustee. Neither the Indenture Trustee's failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by the Indenture Trustee.

          (iii) If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor, the lessee or any other party under the Site Lease or the Site Sublease or in respect of the Site Lease or the Site Sublease in connection with any case under the Bankruptcy Code, then the Indenture Trustee shall have the option, exercisable upon notice from the Indenture Trustee to the Owner Trustee, to conduct and control any such litigation with counsel of the Indenture Trustee's choice. The Indenture Trustee may proceed in its own name or in the name of the Owner Trustee in connection with any such litigation, and the Owner Trustee agrees to execute any and all powers, authorizations, consents or other documents required by the Indenture Trustee in connection therewith. The Owner Trustee shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Site Lease or the Site Sublease in any such case under the Bankruptcy Code without the prior written consent of the Indenture Trustee.

          (iv) The Owner Trustee shall, after obtaining knowledge thereof, promptly notify the Indenture Trustee of any filing by or against the lessor, the lessee or other party with an interest in the Site of a petition under the Bankruptcy Code. The Owner Trustee shall promptly deliver to the Indenture Trustee, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by the Owner Trustee in connection with any such petition and any proceedings relating thereto.

          (v) If there shall be filed by or against the Owner Trustee a petition under the Bankruptcy Code and the Owner Trustee, as lessee under the Site Lease, shall determine to reject the Site Lease pursuant to Section 365(a) of the Bankruptcy Code, then the Owner Trustee shall give the Indenture Trustee not less than twenty days' prior notice of the date on which the Owner Trustee shall apply to the Bankruptcy Court for authority to reject the Site Lease.
     The Indenture Trustee shall have the right, but not the obligation, to serve upon the Owner Trustee within such twenty day period a notice stating that the Indenture Trustee demands that the Owner Trustee assume and assign the Site Lease to the Indenture Trustee pursuant to Section 365 of the Bankruptcy Code. If the Indenture Trustee shall serve upon the Owner Trustee the notice described in the preceding sentence, the Owner Trustee shall not seek to reject such lease and shall comply with the demand provided for in the preceding sentence. In addition, effective upon the entry of an order for relief with respect to the Owner Trustee under the Bankruptcy Code, the Owner Trustee hereby assigns and transfers to the Indenture Trustee a non-exclusive right to apply to the Bankruptcy Court under subsection 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Site Lease may be rejected or assumed; and the Owner Trustee shall (i) promptly notify the Indenture Trustee of any default by the Owner Trustee in the performance or observance of any of the terms, covenants or conditions on the part of the Owner Trustee to be performed or observed under the Site Lease and of the giving of any written notice by the lessor thereunder to the Owner Trustee of any such default, and (ii) promptly cause a copy of each written notice given to the Owner Trustee by the lessor under the Site Lease to be delivered to the Indenture Trustee. The Indenture Trustee may rely on any notice received by it from any such lessor of any default by the Owner Trustee under the Site Lease and may take action to cure such default even though the existence of such default or the nature thereof shall be questioned or denied by the Owner Trustee or by any Person on its behalf.

          3.8 Power of Attorney. Subject to Section 3.10, the Owner Trustee does hereby irrevocably constitute and appoint the Indenture Trustee its true and lawful attorney (which appointment is coupled with an interest), with full power of substitution, for the Owner Trustee and in the name, place and stead of the Owner Trustee or in the Indenture Trustee's own name, for so long as any of the Loan Certificates are outstanding, to ask, demand, collect, receive, receipt for and sue for any and all rents, income and other sums which are assigned hereunder (including, without limitation, all Basic Rent, Stipulated Loss Value and Supplemental Rent payments and all other amounts payable by the Lessee under or pursuant to the Facility Lease or the Participation Agreement, but excluding all Excepted Payments), with full power to endorse the name of the Owner Trustee on all instruments given in payment or in part payment thereof, to settle, adjust or compromise any claims thereunder as fully as the Owner Trustee itself could do and in its discretion to file any claim or take any action or proceeding, either in its own name or in the name of the Owner Trustee or otherwise, which the Indenture Trustee may deem necessary or appropriate to protect and preserve the right, title and interest of the Indenture Trustee in and to such rents, income and other sums and the security intended to be afforded hereby.

          3.9 Notice of Default or Event of Loss. In the event the Owner Trustee shall have knowledge of a Lease Default, a Lease Event of Default, an Indenture Default, an Indenture Event of Default, an Event of Loss or an Event of Regulation, the Owner Trustee shall give prompt written notice thereof to the Owner Participant and the Indenture Trustee. Upon receipt of any such notice, the Indenture Trustee shall give prompt written notice thereof to the other Loan Participants. For all purposes of this Indenture, in the absence of actual knowledge of an officer in its corporate trust department, the Owner Trustee shall not be deemed to have knowledge of a Lease Default, a Lease Event of Default, an Indenture Default, an Indenture Event of Default, an Event of Loss or an Event of Regulation unless it has received written notice thereof from the Owner Participant, the Lessee, the Indenture Trustee, any Loan Participant or the Administrative Agent.

          3.10  Certain Rights of Owner Trustee and Owner
Participant. Anything contained in this Indenture to the contrary notwithstanding (and without limiting the rights of the Owner Trustee and the Owner Participant specified in the last sentence of the definition of Excepted Payments):

          (a) at all times the Owner Trustee shall have the right, but not to the exclusion of the Indenture Trustee,
     (i) to receive from the Lessee all notices, financial statements, certificates, opinions of counsel and other documents and all information which the Lessee is permitted or required to give or furnish to the "Lessor" or the "Owner Trustee" pursuant to the Facility Lease or any other Granting Clause Document, to receive the benefits of, and to exercise the rights conferred upon the "Lessor" under, Sections 8(b), 8(c), 8(i) and 18 of the Facility Lease, to apply for specific performance of such Sections, and, subject to the provisions of the second proviso at the end of this Section 3.10, to seek payments (as damages, reimbursement or otherwise) from the Lessee for noncompliance with such sections, but not to take any action to enforce remedies in respect thereof under Section 15 of the Facility Lease (other than declaring the Facility Lease in default), (ii) to receive the benefits of and insist upon compliance with the covenants of the Lessee under the Participation Agreement and, subject to the provisions of the second proviso at the end of this Section 3.10, to seek payments (as damages, reimbursement or otherwise) from the Lessee for the breach of such covenants, but not to enforce remedies in respect thereof under Section 15 of the Facility Lease (other than declaring the Facility Lease in default), and (iii) to receive the benefits of the covenants of any Person (other than the Lessee) under any Granting Clause Document to which the Owner Trustee is a party or under which it has rights to seek enforcement (as a third party beneficiary, through the Security Agent, or otherwise) and, so long as no Indenture Event of Default (other than an Indenture Event of Default that is or arises out of a Lease Event of Default) shall have occurred and be continuing, to insist upon compliance with such covenants and to apply for specific performance of such covenants;

          (b) (i) the Owner Participant and the Owner Trustee shall retain, to the exclusion of the Indenture Trustee, all rights (including, without limitation, all rights to enter into, execute and deliver amendments, modifications, waivers or consents thereto or thereunder) in respect of the Tax Indemnity Agreement and, subject to the provisions of
     Section 9.13(b) of the Security Deposit Agreement, the Letters of Credit, and (ii) so long as the Indenture Trustee shall not have foreclosed the Lien of this Indenture against the Indenture Property, the Owner Participant shall retain, to the exclusion of the Indenture Trustee, the right to calculate adjustments to Basic Rent Factors and Stipulated Loss Value pursuant to Section 3(d) of the Facility Lease, but subject to Section 3(h) of the Facility Lease.

          (c) so long as no Indenture Event of Default (other than an Indenture Event of Default that is or arises out of a Lease Event of Default) shall have occurred and be continuing, the Owner Trustee shall have the right, but not to the exclusion of the Indenture Trustee, (i) to give to the Lessee notice of any failure to perform any covenant, condition or agreement under any Granting Clause Document (and, subject to the provisions of the second proviso at the end of this Section 3.10, to seek payments (as damages, reimbursement or otherwise) from the Lessee for the breach of any such covenant, condition or agreement) and to declare the Facility Lease to be in default, but not to take any other action to enforce remedies in respect thereof under
     Section 15 of the Facility Lease, (ii) to seek specific performance of the covenants of the Lessee under the Participation Agreement and the Facility Lease relating to the protection, insurance, maintenance, possession and use of the Project and to maintain separate insurance for its own account with respect to the Facility, and (iii) to enforce any warranty contained in any Construction Contract;

          (d) until the earlier to occur of (i) the acceleration of the Loan Certificates following the occurrence of an Indenture Event of Default (other than an Indenture Event of Default that is or arises out of a Lease Event of Default) provided that such acceleration has not been rescinded, and
     (ii) the foreclosure of the Lien of this Indenture against the Indenture Property, the Owner Trustee shall have the right, to be exercised jointly with the Indenture Trustee (the approval of both being required), to amend, modify or supplement, or to give any waiver, consent or approval (or direct the Security Agent to do the same) with respect to, any Granting Clause Document if and to the extent such Granting Clause Document confers such right on the Owner Trustee (or the Security Agent, as the case may be);

          (e) if the Lessee shall fail to pay any amount which shall constitute an Excepted Payment, the Owner Trustee and the Owner Participant at all times shall have the right, to the exclusion of the Indenture Trustee, to institute suit against the Lessee for breach of any covenants of the Lessee to pay such amount directly to the Owner Trustee or the Owner Participant, as the case may be, and, subject to the provisions of the second proviso at the end of this Section 3.10, to seek payments (as damages, reimbursement or otherwise) from the Lessee for any such breach and to declare the Facility Lease to be in default, but not to take any other action to enforce remedies in respect thereof under Section 15 of the Facility Lease; and

          (f) the Owner Participant shall have the right: (i) to the exclusion of the Indenture Trustee, to receive the benefits of, and to exercise the rights conferred upon the "Owner Participant" under, Section 9(d) of the Facility Lease and to apply for specific performance of such Section and, subject to the provisions of the second proviso at the end of this Section 3.10, to seek payments from the Lessee thereunder, and to give a notice of default, but not to enforce any other remedies in respect thereof under Section 15 of the Facility Lease; (ii) so long as no Indenture Event of Default (other than an Indenture Event of Default that is or arises out of a Lease Event of Default) shall have occurred and be continuing, to the exclusion of the Indenture Trustee, the rights of the Lessor under Sections 5, 12 and 13 of the Facility Lease; (iii) not to the exclusion of the Indenture Trustee, to receive the benefits of, and to exercise the rights conferred upon the "Lessor" or the "Owner Participant" under, Section 18 of the Facility Lease and, subject to the provisions of the second proviso at the end of this Section 3.10, to seek payments (as Supplemental Rent, damages, reimbursement or otherwise) from the Lessee in respect thereof and to give a notice of default, but not to enforce any other remedies in respect thereof under Section 15 of the Facility Lease; and (iv) not to the exclusion of the Indenture Trustee, to apply for specific performance of Section 19 of the Facility Lease and, subject to the provisions of the second proviso at the end of this Section 3.10, to seek payments (as damages, reimbursement or otherwise) from the Lessee for the breach thereof and to give a notice of default, but not to take any other action to enforce remedies in respect thereof under
     Section 15 of the Facility Lease;

provided, however, that nothing in this Section 3.10 or elsewhere in this Indenture shall be deemed to limit the exclusive right of the Indenture Trustee (as assignee of the Owner Trustee), as between the Indenture Trustee and the Owner Trustee, to terminate the Facility Lease or to take any other action to exercise or enforce any other rights or remedies (other than declaring the Facility Lease in default) (i) pursuant to Section 15 of the Facility Lease or (ii) pursuant to the provisions of any other Collateral Security Document (or to direct the Security Agent to take such action or exercise or enforce such rights or remedies), in each case, upon the occurrence of a Lease Event of Default; and

provided, further that neither the Owner Trustee nor the Owner
Participant shall seek to obtain or enforce any judgment or other lien with respect to any Excepted Payments on any property of the Lessee or the Owner Trustee.

          If any of the rights enumerated above are exercisable under any Granting Clause Documents by the Security Agent, acting on behalf of the "Owner Trustee" or "Lessor", then the right of the Owner Trustee, the Owner Participant or the Indenture Trustee, as the case may be, granted pursuant to this Section
3.10 to exercise any such right of the "Owner Trustee" or "Lessor" under such Granting Clause Documents shall include the right to direct the Security Agent to take such action on its behalf under such Granting Clause Documents.

          3.11 Certain Agreements of Owner Trustee. The Owner Trustee will not directly or indirectly (a) engage in any business or activity other than the carrying out of the transactions contemplated by this Indenture, the Participation Agreement and the other Transaction Documents, (b) create, incur, assume, guarantee, agree to purchase or repurchase or provide funds in respect of any indebtedness, liability or obligations other than as expressly permitted or contemplated by this Indenture, the Participation Agreement and the other Transaction Documents, (c) purchase or agree to purchase any property or asset except as expressly permitted or contemplated by the Participation Agreement and the other Transaction Documents.

          3.12 Covenants of Fleet National Bank and the Owner Trustee. (a) Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association) in its individual capacity hereby covenants and agrees that it will not directly or indirectly create, incur or suffer to exist any Lessor's Lien attributable to it and shall, at its own cost and expense, promptly take such action as may be necessary duly to discharge any such Lessor's Lien.

          (b) The Owner Trustee hereby covenants and agrees as follows:

            (i)  the Owner Trustee will not directly or
     indirectly create, incur or suffer to exist any Lessor's
     Lien and shall, at its own cost and expense, promptly take such action as may be necessary duly to discharge any such Lessor's Lien;

           (ii)  the Owner Trustee will not incur any
     indebtedness for borrowed money;

          (iii) the Owner Trustee will perform all of its obligations hereunder and will duly and punctually pay the principal of and interest and Breakage Costs, if any, on, and any and all other amounts payable under, the Loan Certificates in accordance with the terms of the Loan Certificates and this Indenture and all amounts payable by it to the Holders of the Loan Certificates and the Indenture Trustee pursuant to the Participation Agreement; and

           (iv) the Owner Trustee will furnish to the Indenture Trustee and the Administrative Agent, promptly upon its receipt, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Facility Lease or any other Transaction Document, except to the extent any such instrument is required to be provided to the Indenture Trustee or the Administrative Agent by any other party to any Transaction Document.

          (v) the Owner Trustee will not amend, modify, assign or transfer the Power Purchase Agreement without the express written consent of the Owner Participant and the Administrative Agent.

          3.13 Covenant to Pay. If the Owner Trustee shall fail to make any payment or fail to perform any of the agreements, covenants or obligations required to be performed or observed by it under this Indenture, or the Lessee shall fail to make any payment or fail to perform any of the agreements, covenants or obligations under the Facility Lease or any of the other agreements constituting the Indenture Property to which the Lessee is a party, then the Indenture Trustee shall, without limiting the provisions of Article 6 hereof, have the right, but not the obligation, to itself perform or pay the same. All sums, including reasonable attorneys' fees, so expended to sustain the lien or estate of this Indenture or its priority, or to protect or enforce any of the rights of the Indenture Trustee hereunder, shall constitute additional indebtedness secured by this Indenture, and shall be paid by the Owner Trustee within 10 days after demand therefor, together with interest thereon at the Default Rate.


                           ARTICLE 4

                 Release of Indenture Property

          4.1 Release of Parts. Provided no Lease Default or Lease Event of Default shall have occurred and be continuing, the Indenture Trustee shall, upon request of the Lessee, execute a release in respect of any Part or Parts of the Project which are removed and replaced in accordance with the provisions of
Section 8(f) of the Facility Lease.


                           ARTICLE 5

                 Application of Assigned Moneys
               Received by the Indenture Trustee

          5.1 Application of Payments. Except as otherwise provided in Sections 5.2, 5.3 and 5.4 hereof, any payment received by the Indenture Trustee the application of which is provided for in the Facility Lease, the Trust Agreement, the Participation Agreement or in any other Transaction Document but not elsewhere in this Indenture shall be applied forthwith to the purpose for which such payment was made and in accordance with any applicable provisions of the Security Deposit Agreement. All monies, investments and securities at any time on deposit in the Accounts (other than the Equity Rent Reserve Sub-Account) shall constitute part of the Indenture Property, and shall be subject to the Lien of this Indenture.

          5.2 Basic Rent Payments. Except as otherwise provided in Section 5.4 hereof, each payment of Basic Rent and any payment of interest on overdue installments of Basic Rent received by the Indenture Trustee under the Security Deposit Agreement, and any payment received by the Indenture Trustee as contemplated by
Section 7.1 hereof, shall be distributed by the Indenture Trustee on the date such payment is due (or as soon thereafter as such payment shall be received by the Indenture Trustee) in the following order of priority:

          (a) First, so much of such payment as shall be required to pay the Administrative Agent's Fee pursuant to
     Section 2.17 hereof and the Indenture Trustee's fees payable hereunder;

          (b) Second, so much of such payment as shall be required to pay in full (pro rata, if there are not sufficient amounts available to pay all amounts specified in clauses (i) and (ii)) (i) any Interest Hedging Obligations (excluding Swap Breakage Costs) due and owing and (ii) the accrued and unpaid interest (including interest on all overdue principal and, to the extent permitted by Applicable Law, interest), Accretion Line of Credit Commitment Fees and Additional Costs on all outstanding Loan Certificates shall be distributed to the Interest Hedging Counterparty and the Holders of the Loan Certificates, respectively, and in the case of such Holders, ratably, without priority of one over the other, in the proportion that the interest then due on each such Loan Certificate bears to the aggregate amount of interest then due on all such Loan Certificates;

          (c) Third, so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of principal then due under all Loan Certificates shall be distributed to the Holders of the Loan Certificates ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each such Loan Certificate bears to the aggregate amount of the payments then due under all such Loan Certificates; and

          (d) Fourth, the balance, if any, of such payment remaining shall be distributed to the Owner Trustee for distribution to the Owner Participant.

          5.3 Application of Prepayments. (a) Except as otherwise provided in Section 5.4 hereof, any payment received pursuant to Section 9(c) of the Facility Lease as a result of the occurrence of an Event of Loss or Section 9(d) of the Facility Lease as a result of the occurrence of an Event of Regulation, and any payment received pursuant to Section 2.10 hereof as a result of a prepayment of the Loan Certificates, shall subject to
Section 2.11 hereof and paragraph (b) below, in each case be distributed by the Indenture Trustee promptly upon receipt in the following order of priority:

          (i) First, so much of such payment as shall be required to reimburse (A) the Indenture Trustee for any expenses not reimbursed in connection with the collection or distribution of such payment shall be applied in reimbursement of such expenses; and (B) the Administrative Agent for any unpaid fees, taxes, expenses or costs incurred in connection with its duties as Administrative Agent and not previously reimbursed.

          (ii) Second, so much of such payments or amounts as shall be required to reimburse the Loan Participants for payments made by them to the Indenture Trustee pursuant to
     Section 10.4 hereof (to the extent not previously reimbursed) shall be distributed to the Loan Participants in proportion to the amount of such payments made by each such Loan Participant pursuant to Section 10.4 hereof;

          (iii) Third, so much of such payment as shall be required to pay in full the accrued and unpaid interest (including interest on all overdue principal and, to the extent permitted by Applicable Law, interest) and all Additional Costs on all outstanding Loan Certificates at the interest rate therein provided shall be distributed to the Holders of such Loan Certificates ratably, without priority of one over the other, in the proportion that the amount of interest then accrued and unpaid on each such Loan Certificate bears to the aggregate amount of interest then accrued and unpaid on all such Loan Certificates;

          (iv) Fourth, so much of such payment as shall be required to pay any Breakage Costs due in connection therewith shall be distributed to the Holders of the Loan Certificates ratably, without priority of one over the other, in the proportion that the Breakage Costs of each Holder bear to the aggregate Breakage Costs of all such Holders;

          (v) Fifth, so much of such payment remaining as shall be required to pay in full (pro rata if insufficient amounts remain to pay all amounts set forth in clauses (A) and (B) in full) (A) any Interest Hedging Obligations due and owing shall be distributed to the Interest Hedging Counterparty and (B) the aggregate unpaid principal amount of all Loan Certificates shall be distributed to the Holders of the Loan Certificates, and in case the aggregate amount so to be distributed under this sub-clause (B) shall be insufficient to pay in full as stated above, then, ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all such Loan Certificates held by each Holder bears to the aggregate unpaid principal amount of all such Loan Certificates;

          (vi) Sixth, so much of such payment, as shall be required to pay all other amounts then due and payable to Holders of the Loan Certificates under this Indenture and, to the extent secured by the lien of this Indenture, under the Participation Agreement shall be distributed to the Holders of the Loan Certificates ratably, without priority of one over the other, in the proportion that the aggregate of such amounts due to each Holder of a Loan Certificate bears to the aggregate of all such amounts due to all Holders of Loan Certificates;

 and

          (vii)     Seventh, the balance, if any, shall be
     distributed to the Owner Trustee for distribution to the Owner Participant.

          (b) Any payments received pursuant to Section 2.10 hereof as a result of a partial prepayment of the Loan Certificates shall be distributed by the Indenture Trustee in the order of priority described in paragraph (a) above, but only to the extent of the portion of the Loan Certificates to be prepaid.

          5.4 Payments After Indenture Event of Default, etc. All payments received and all amounts held or realized by the Indenture Trustee after an Indenture Event of Default shall have occurred and shall be continuing and after the Loan Certificates shall have become due and payable as provided in Section 6.2(a), as well as any other payments or amounts then held by the Indenture Trustee as part of the Trust Indenture Estate, shall be promptly distributed by the Indenture Trustee in the following order of priority, subject to Section 2.11 hereof:

          (i) First, so much of such payment as shall be required to reimburse (A) the Indenture Trustee for any expenses not reimbursed in connection with the collection or distribution of such payment shall be applied in reimbursement of such expenses and (B) the Administrative Agent for any unpaid fees, taxes, expenses or costs incurred in connection with its duties as Administrative Agent and not previously reimbursed;

          (ii) Second, so much of such payment as shall be required to pay in full the accrued and unpaid interest (including interest on all overdue principal and, to the extent permitted by Applicable Law, interest) and all Additional Costs (other than any Breakage Costs provided for in clause (iii) below) on all outstanding Loan Certificates at the interest rate therein provided shall be distributed to the holders of such Loan Certificates ratably, without priority of one over the other, in the proportion that the amount of interest then accrued and unpaid on each such Loan Certificate bears to the aggregate amount of interest then accrued and unpaid on all such Loan Certificates;

          (iii) Third, so much of such payment as shall be required to pay any Breakage Costs due in connection therewith shall be distributed to the holders of the Loan Certificates ratably, without priority of one over the other, in the proportion that the Breakage Costs of each Loan Participant bear to the aggregate Breakage Costs of all such Loan Participants;

          (iv) Fourth, so much of such payment remaining as shall be required to pay in full (pro rata if insufficient amounts remain to pay all amounts set forth in clauses (A) and
(B) in full) (A) any Interest Hedging Obligations due any owing shall be distributed to the Interest Hedging Counterparty and (B) the aggregate unpaid principal amount of all Loan Certificates shall be distributed to the Loan Participants, and in case the aggregate amount so to be distributed pursuant to this clause
(B) shall be insufficient to pay in full as stated above, then, ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all such Loan Certificates held by each Loan Participant bears to the aggregate unpaid principal amount of all such Loan Certificates;

          (v) Fifth, so much of such payment, as shall be required to pay all other amounts (other than principal) then due and payable to Loan Participants under this Indenture and, to the extent secured by the lien of this Indenture, under the Participation Agreement shall be distributed to Loan Participants ratably, without priority of one over the other, in the proportion that the aggregate of such amounts due to each Loan Participant bears to the aggregate of all such amounts due to all Loan Participants; and

          (vi)      Sixth, any balance thereof shall be
distributed to the Owner Trustee for distribution to the Owner
Participant.

          5.5 Application of Certain Other Payments. Except as otherwise provided herein or in the Security Deposit Agreement, any payment received by the Indenture Trustee for which no provision as to the application thereof is made in the Participation Agreement, the Facility Lease or any other Transaction Document shall be delivered by the Indenture Trustee to the Security Agent for deposit in the Revenue Account.

          5.6 Excepted Payments and Indemnities. All Excepted Payments, if received by the Indenture Trustee at any time, shall be promptly paid by the Indenture Trustee to, or upon the order of, the Owner Trustee, and any other payments received by the Indenture Trustee from or on behalf of the Lessee with respect to the Lessee's indemnity or expense obligations under Section 8 or
Section 13.5 of the Participation Agreement shall be paid by the Indenture Trustee to the Indemnitee or Tax Indemnitee entitled to such payment.


                           ARTICLE 6

            Indenture Event of Default and Remedies

          6.1 Indenture Events of Default. The term "Indenture Event of Default", wherever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any Applicable Law or Governmental Action):

          (a) other than by reason of a Lease Default or a Lease Event of Default (i) the failure of the Owner Trustee to pay when due any payment of principal of or interest on any Loan Certificate or any Breakage Costs and such failure shall have continued unremedied for 3 Business Days after the date when due, or (ii) the failure of the Owner Trustee to pay when due any other amount due and payable hereunder, and such failure shall have continued unremedied for 10 days after the Owner Trustee and the Owner Participant shall receive written demand therefor from the Indenture Trustee or the Administrative Agent; or

          (b) a Lease Event of Default shall occur and be continuing (other than any Lease Event of Default arising out (i) of any failure of the Lessee to make an Excepted Payment, or (ii) a misrepresentation or breach of warranty made by the Partnership in the Tax Indemnity Agreement unless the Owner Participant shall acquiesce in the treatment of such failure, misrepresentation or breach as an Event of Default); or

          (c) a default on the part of the Owner Trustee or the Owner Participant in the observance or performance of any covenant or agreement (other than those referred to in paragraph (a) above) to be observed or performed by it under this Indenture or the Participation Agreement and any such default shall continue unremedied for a period of 30 days after the Owner Trustee and the Owner Participant have received written notice thereof; or

          (d) any representation or warranty made by the Owner Trustee or the Owner Participant in this Indenture or the Participation Agreement or in any certificate or other document delivered by or on behalf of the Owner Trustee or the Owner Participant pursuant hereto or thereto shall prove to have been incorrect in any material respect when such representation or warranty was made and was and remains in any respect material to the rights and remedies of the Holders of the Loan Certificates under this Indenture, the Loan Certificates or the Participation Agreement, and if such misrepresentation is capable of being corrected as of a subsequent date and if such correction is being sought diligently, such misrepresentation shall not have been corrected within 30 days following notice thereof identified as a "Notice of Indenture Event of Default" being given to the Owner Trustee and the Owner Participant by the Indenture Trustee or the Administrative Agent; or

          (e) the Trust, the Owner Trustee or the Owner Participant shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate, partnership or other action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against the Trust, the Owner Trustee or the Owner Participant seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days;

          (f) the lien and security interest of this Indenture shall cease to constitute a valid and perfected lien on and security interest in any part (other than an immaterial portion) of the Indenture Property as to which a valid and perfected lien was granted to the Indenture Trustee on the Lease Closing Date, prior to all other Liens except Permitted Liens which are not Lessor's Liens; or

          (g)  other than by reason of a Lease Default or Lease
     Event of Default, an Event of Default shall have occurred and be continuing under the Interest Hedging Agreement; or

          For the avoidance of doubt, it is understood that upon the occurrence of an Indenture Event of Default, certain rights of the Owner Trustee and the Indenture Trustee under the provisions of this Indenture (such as under Sections 3.10, 6.11, 7.1 and 7.2) are affected by, or determined with reference to, whether such Indenture Event Default is or arises of out a Lease Event of Default, and the Owner Trustee and the Indenture Trustee acknowledge and agree that any Indenture Event of Default under clause (a), (c), (d), (f) or (g) above may, depending upon the facts and circumstances of such Indenture Event of Default, arise out of or constitute a Lease Event of Default. The Owner Trustee and the Indenture Trustee further acknowledge and agree that any Indenture Event of Default under clause (a), (c), (d), (f) or (g) above that is or arises out of a Lease Default that has not yet matured into a Lease Event of Default shall, unless otherwise indicated, be deemed for purposes of this Indenture to arise out of a Lease Event of Default. The Owner Trustee and the Indenture Trustee further acknowledge and agree that a Reimbursement Event of Default (which constitutes a Lease Event of Default under the Lease) shall be deemed to be a Lease Event of Default hereunder and treated the same as a Lease Event of Default for all purposes of this Agreement.

The Indenture Trustee shall give the Holders of the Loan Certificates, the Owner Participant and the Owner Trustee written notice of any Indenture Event of Default within one Business Day of Indenture Trustee's receiving actual knowledge thereof specifying a date which is not less than fifteen (15) Business Days thereafter (the "Enforcement Date"), after which the Indenture Trustee may, so long as such Indenture Event of Default shall be continuing, commence and consummate the exercise of any remedy or remedies described in Section 6.2 hereof, or the remedy of terminating the Lease pursuant to the provisions of Article 15 thereof.

          6.2  Rights and Remedies of the Indenture Trustee.
When any Indenture Event of Default has occurred and is continuing, the Indenture Trustee may, without limitation of all other rights and remedies available at law or in equity in such event, but subject to the provisions of Article 7 and Section
6.11 hereof, exercise any one or more or all, and in any order, of the remedies hereinafter set forth (and in the event such Indenture Event of Default is an Indenture Event of Default referred to in Section 6.1(b), any and all of the remedies pursuant to Section 15 of the Facility Lease), it being expressly understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute:

          (a) If an Indenture Event of Default under Section 6.1(e) hereof shall occur and be continuing, the unpaid principal of all Loan Certificates then outstanding, together with accrued interest thereon, any Breakage Costs and all other Owner Trustee Obligations, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived, and the Accretion Line of Credit Commitment shall terminate, and in the case of any other Indenture Event of Default, the Indenture Trustee may at any time, and upon the written instructions of a Majority in Interest of Loan Certificate Holders forthwith shall, by written notice to the Owner Trustee and the Owner Participant, declare all the Loan Certificates to be due and payable, whereupon the unpaid principal amount of all Loan Certificates then outstanding, together with accrued interest thereon, any Breakage Costs and all other Owner Trustee Obligations shall immediately become due and payable without presentment, demand, protest or other notice, all of which are hereby waived, and the Accretion Line of Credit Commitment shall terminate;

          (b) Subject to the then existing rights, if any, of the Lessee under the Facility Lease, the Indenture Trustee personally, or by agents or attorneys (including the Security Agent), shall have the right to enter into and upon and take possession of the Indenture Property, and, having and holding the same, may, use, operate, manage and control the Indenture Property and conduct the business thereof and collect and receive all earnings, revenues, rents, issues, proceeds and income of the Indenture Property and every part thereof and may maintain, repair and renew the Indenture Property and make replacements, alterations, additions and improvements thereto or remove and dispose of any portion of the Indenture Property and may otherwise exercise any and all of the rights and powers of the Owner Trustee in respect thereof. The Owner Trustee hereby constitutes and appoints the Indenture Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Owner Trustee and in the name of the Owner Trustee or in its own name, from time to time in the Indenture Trustee's discretion, for the purpose of carrying out the terms of this Indenture, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to exercise the rights of the Owner Trustee in any statutory or nonstatutory proceeding to make any election pursuant to 11 USC Ss. 365(h)(1) or any similar provision of Applicable Law to remain in possession of the Site if the Site Lease is rejected as provided in 11 USC Ss. 365(h)(1) or any similar provision of Applicable Law. Upon demand of the Indenture Trustee, the Owner Trustee shall pay all costs and expenses advanced or expended by the Indenture Trustee in connection with the exercise by the Indenture Trustee of the foregoing rights, including, without limitation, costs of evidence of title, court costs, appraisals, surveys and reasonable attorneys' fees and expenses and insurance premiums, together with interest thereon at the Default Rate from the date of such advance or expenditure until paid;

          (c) Subject to the then existing rights, if any, of the Lessee under the Facility Lease, the Indenture Trustee may personally, or by agents or attorneys (including the Security Agent), to the extent permitted by Applicable Law,
     (i) institute and maintain an action of mortgage foreclosure against all or any part of the Indenture Property or (ii) either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered or certified mail to the Owner Trustee and the Owner Participant with a copy to the Lessee at least 30 days prior to the date of such sale, and any other notice which may be required by Applicable Law, sell or otherwise dispose of the Indenture Property, or any part thereof, or interest therein, at public auction to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Indenture Trustee may determine, and at any place (whether or not it be the location of the Indenture Property or any part thereof) designated in the notice referred to above. After deducting all costs, fees and expenses of the Indenture Trustee (and, to the extent foreclosure remedies are being pursued under the Facility Lease, the trustee under the Deed of Trust), the Indenture Trustee shall apply the proceeds of sale to payment in accordance with the provisions of Section 5.4 hereof. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales or for any such adjourned sale or sales, without further notice, and the Indenture Trustee or any Loan Participant or the Owner Participant may bid and become the purchaser at any such sale;

          (d) Subject to the then existing rights, if any, of the Lessee under the Facility Lease, the Indenture Trustee may proceed to exercise all rights, privileges and remedies (other than rights of the Owner Trustee with respect to Excepted Payments) of the Owner Trustee under the Facility Lease (including, without limitation, all remedies under Section 15 of the Facility Lease) and may exercise all such rights and remedies either in the name of the Indenture Trustee or in the name of the Owner Trustee for the use and benefit of the Indenture Trustee and the Loan Participants. The Indenture Trustee may also proceed to exercise all rights, privileges and remedies (other than rights of the Owner Trustee with respect to Excepted Payments) of the Owner Trustee and the Indenture Trustee under each Granting Clause Document (including any right to direct the Security Agent), subject to the then existing rights, if any, of the other party to such Granting Clause Document, and the Collateral Security Documents, either in the name of the Indenture Trustee or in the name of the Owner Trustee for the use and benefit of the Indenture Trustee and the Loan Participants;

          (e) Subject to the then existing rights, if any, of the Lessee under the Facility Lease, the Indenture Trustee, personally or by agents or attorneys (including the Security Agent), may exercise any or all of the remedies available to a secured party under the Uniform Commercial Code as in effect in the applicable jurisdiction in which the Indenture Property or the portion thereof in question is located or by which this Indenture is governed, including:

                         (i)       either personally or by means
          of a court appointed receiver, take possession of all or any of the Indenture Property and exclude therefrom the Owner Trustee and all others claiming under the Owner Trustee, and thereafter hold, store, operate, use, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of the Owner Trustee in respect of all or any of the Indenture Property or any part thereof, or cause the same to be operated by a Person selected by the Indenture Trustee; and in the event the Indenture Trustee demands or attempts to take possession of the Indenture Property in the exercise of any rights hereunder, the Owner Trustee shall promptly turn over and deliver complete possession thereof to the Indenture Trustee;

                         (ii)      without notice to or demand
          upon the Owner Trustee, make such payments and do such acts as the Indenture Trustee may deem necessary to protect the security interest granted hereby in the Indenture Property (but, as to perfection, only to the extent the same was perfected on the Lease Closing Date unless, at such time, the Owner Participant is unwilling to reaffirm its obligations under the last sentence of Section 4.2(b) of the Participation Agreement or the Owner Participant no longer satisfies the requirements of a Highly Qualified Transferee), including paying, purchasing, contesting or compromising any encumbrance, charge or Lien which is prior or superior thereto, and in exercising any such powers or authority to pay all expenses incurred in connection therewith;

                         (iii)     sell, lease or otherwise
          dispose of all or any of the Indenture Property at public or private sale, with or without having the Indenture Property at the place of sale, and upon such terms and in such manner as the Indenture Trustee may determine, and the Indenture Trustee or any Loan Participant may be a purchaser at any such sale; and

                         (iv)      unless any of the Indenture
          Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, give the Owner Trustee and the Owner Participant at least 30 days' prior notice of the time and place of any public sale of the Indenture Property or other intended disposition thereof.

     As to any personal property subject to Article 9 of the Uniform Commercial Code included in the Indenture Property, including accounts, contract rights and general intangibles, the Indenture Trustee may proceed under the Uniform Commercial Code or proceed as to both real and personal property in accordance with the provisions of this Indenture and the rights and remedies that the Indenture Trustee may have, at law or in equity, in respect of real property, and treat both the real and personal property included in the Indenture Property as one parcel or package of security.

          (f) The Indenture Trustee may proceed to protect and enforce its rights under this Indenture by suit for specific performance of any covenant herein contained, or in aid of the execution of any power herein granted, or for the foreclosure of this Indenture and the sale of the Indenture Property under the judgment or decree of a court of competent jurisdiction, or for the enforcement of any other right as the Indenture Trustee shall deem most effectual for such purposes.

          In case of any sale of the Indenture Property, or of any part thereof, pursuant to any judgment or decree of any court or power of sale or otherwise in connection with the enforcement of any of the terms of this Indenture, all of the Lender Obligations, if not previously due and payable pursuant to the provisions of this Indenture, shall at once become and be immediately due and payable.

          6.3 Appointment of Receiver. If any Indenture Event of Default shall occur and be continuing, the Indenture Trustee shall have the right, but subject to the provisions of Article 7 and Section 6.11 hereof, forthwith and without notice, to the appointment by a court of competent jurisdiction of a receiver who shall be entitled (subject to the then existing rights, if any, of the Lessee under the Facility Lease) to enter into and upon the Indenture Property, to take possession of the Indenture Property, whether the same shall be then occupied as a homestead or not, and to collect all rent, issues, revenues, proceeds, income and profits (other than, in each case, Excepted Payments), regardless of the adequacy of the security for the payment of the Loan Certificates and other sums secured hereby or the solvency of the Owner Trustee, the Owner Participant or the Lessee. The Owner Trustee hereby covenants that the appointment of such a receiver by a court of competent jurisdiction, regardless of the adequacy of the security or the solvency of the Owner Trustee, the Owner Participant or the Lessee, shall be a matter of right to the Indenture Trustee. Any such receiver shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of the Indenture Trustee in case of entry as provided in Section 6.2(b). All net income (other than Excepted Payments), after payment of any collection, management and attorneys' fees, shall be applied in the manner set forth in the Security Deposit Agreement and Article 5 hereof.

          6.4 Application of Proceeds; Effect of Sale. The Indenture Trustee shall pay, distribute and apply the proceeds of any sale made either under the power of sale hereby given or under a judgment, order or decree made in any action to foreclose or to enforce this Indenture in the order of priority set forth in Section 5.4 hereof. Said sale or foreclosure shall operate to divert all right, title, interest, claim and demand whatever, either at law or in equity, of the Owner Trustee in and to the property said and shall forever be a bar against the Owner Trustee, its legal representatives, successors and assigns, and all other Persons claiming under any of them. It is expressly agreed that the recitals in each conveyance to the purchaser shall be full evidence of the truth of the matters therein stated, and all lawful prerequisites to said sale shall be conclusively presumed to have been performed.

          6.5 Abandonment of Sale. If foreclosure should be commenced by the Indenture Trustee, the Indenture Trustee may at any time before the sale abandon the sale, and may at any time or times thereafter again commence foreclosure; and, irrespective of whether foreclosure is commenced by the Indenture Trustee, the Indenture Trustee may institute suit for collection of all amounts owing under the Loan Certificates.

          6.6 Non-Extinguishment of Lien. No single sale or series of sales by the Indenture Trustee under this Indenture and no judicial foreclosure shall extinguish the lien and security interest created by, or exhaust the power of sale under, this Indenture except with respect to the items of property sold, but such lien, security interest and power shall exist for so long as, and may be exercised in any manner by law or in this Indenture provided as often as, the circumstances require to give the Indenture Trustee full relief hereunder.

          6.7 Right to Purchase. The Indenture Trustee or any Loan Participant or the Owner Participant shall have the right to become the purchaser at any sale made hereunder, by being the highest bidder, and credit upon all or any part of the Lender Obligations shall be deemed cash paid for the purposes of this Article.

          6.8 Waiver of Marshalling, etc. All rights of marshalling of assets or sale in inverse order of alienation, including any such rights with respect to the Indenture Property in the event of foreclosure of any lien or security interest at any time securing the Lender Obligations or any part thereof (including, without limitation, the lien and security interests hereby created), are hereby waived.

          6.9 Remedies not Exclusive. No delay or omission of Indenture Trustee or any Loan Participant to exercise any right or power arising from any Indenture Default or Indenture Event of Default shall exhaust or impair any such right or power or prevent its exercise during the continuance of such Indenture Default or Indenture Event of Default. No waiver by the Indenture Trustee of any such Indenture Default or Indenture Event of Default, whether such waiver be full or partial, shall extend to or be taken into effect upon any subsequent Indenture Default or Indenture Event of Default, or impair the rights resulting therefrom. No lien, security interest, right, remedy or power in favor of the Indenture Trustee or the Loan Participants granted in or secured by this Indenture shall be considered as exclusive, but all liens, security interests, rights, remedies and powers under this Indenture or existing at law or in equity or by statute or otherwise shall be cumulative, and any exercise of rights, remedies or powers by the Indenture Trustee or any of the Loan Participants shall not preclude the simultaneous or later exercise by the Indenture Trustee or any of the Loan Participants of any or all such other rights, remedies or powers.

          6.10 Physical Possession. Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceeding, no necessity shall exist for the Indenture Trustee, or any public officer acting under execution or order of court, to have physically present or constructively in his possession any of the Indenture Property.

          6.11 Enforcement of Remedies Under Lease. The Indenture Trustee shall not, as a result of an Indenture Event of Default which is or arises out of a Lease Default or a Lease Event of Default, foreclose the Lien of this Indenture or otherwise exercise remedies hereunder which would result in the exclusion of the Owner Trustee from the Indenture Property unless the Indenture Trustee has terminated the Facility Lease and has taken action to dispossess the Lessee from the Facility and is concurrently exercising remedies under the Lessee Security Documents; provided, however, if the Indenture Trustee is then stayed or otherwise prevented from exercising such remedies by operation of law or by order of a court for a continuous period expiring on the earlier of (a) 270 days from the date such stay or operation of law becomes effective and (b) the date such stay or operation of law shall no longer be in effect and such remedies are being exercised, the Indenture Trustee may proceed to foreclose the Lien of this Indenture.

          6.12 Discontinuance of Proceedings. In case the Indenture Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case the Owner Trustee, the Indenture Trustee and the Lessee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Indenture Property, and all rights, remedies and powers of the Indenture Trustee shall continue as if no such proceedings had been instituted.

          6.13  Waiver of Past Defaults.  Upon written
instructions from the Majority Loan Participants, the Indenture Trustee shall waive any past Indenture Default or Indenture Event of Default and its consequences and upon any such waiver such Indenture Default or Indenture Event of Default, as the case may be, shall cease to exist and shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or Indenture Event of Default or impair any right consequent thereon; provided, however, that in the absence of written instructions from each affected Loan Participant, the Indenture Trustee shall not waive any default in the payment of any of the Loan Certificates; and provided, further, that in the event of any waiver of a Lease Default or Lease Event of Default by the Indenture Trustee (or any other Person authorized to do so under the Facility Lease) in accordance with the terms hereof and the Facility Lease, the Indenture Default or Indenture Event of Default which is or arises out of such Lease Default or Lease Event of Default shall also be deemed waived and any acceleration of the Loan Certificates in connection with such Indenture Event of Default shall be deemed automatically rescinded.


                           ARTICLE 7

         Rights of Owner Trustee and Owner Participant

          7.1 Owner Trustee's and Owner Participant's Right to Cure Certain Events of Default. (a) If the Lessee shall fail to make any payment of Basic Rent under the Facility Lease, then, so long as no Indenture Event of Default which is not or does not arise out of a Lease Default or Lease Event of Default shall have occurred and be continuing, the Owner Trustee or the Owner Participant may (but need not) pay, at any time prior to the later of (i) the expiration of 15 Business Days after the date on which the Indenture Trustee gives notice to the Owner Participant of the failure of the Lessee to make such payment of Basic Rent and (ii) the date upon which the Indenture Trustee gives notice to the Owner Participant that it intends to commence the exercise of any significant remedy under the Facility Lease, an amount equal to such overdue Basic Rent (together with interest thereon, calculated at the Default Rate from the date such payment was due). Payment by the Owner Trustee or the Owner Participant in accordance with the provisions of the preceding sentence shall be deemed to cure the Indenture Event of Default which arose or would have arisen from such failure of the Lessee to pay such Basic Rent (but not the related Lease Event of Default); provided, however, that the right of the Owner Trustee and the Owner Participant under this Section 7.1(a) to cure defaults in the payment of Basic Rent may not be exercised (i) with respect to more than four (4) consecutive payments of Basic Rent, or (ii) with respect to more than a total of eight (8) payments of Basic Rent throughout the Basic Lease Term.

          (b) If (i) there shall occur a Lease Event of Default for any reason other than the Lessee's failure to make any payment of an installment of Basic Rent and (ii) the Owner Trustee shall have taken or caused to be taken such action necessary to cure and shall have cured such Lease Event of Default prior to the later of the date on which the Indenture Trustee has commenced any significant remedy under the Facility Lease and 15 Business Days after the Owner Participant's receipt of notice of such Lease Event of Default, then the failure of the Lessee to perform such covenant, condition or agreement, the observance or performance of which was accomplished by the Owner Trustee hereunder shall not constitute an Indenture Event of Default under this Indenture and any declaration based solely on the same shall be deemed to be automatically rescinded.

          (c) The Owner Trustee or the Owner Participant, as the case may be, shall be subrogated to the right of the Loan Participants, to the extent hereinafter provided, to receive from the Lessee an amount equal to the Basic Rent as to which any payment by the Owner Trustee or the Owner Participant, as the case may be, pursuant to paragraph (a) of this Section 7.1 was made or an amount equal to the amounts paid by the Owner Trustee or the Owner Participant pursuant to paragraph (b) of this
Section 7.1, provided that (i) such right shall not be exercisable if an Indenture Default or an Indenture Event of Default has occurred and is continuing and (ii) neither the Owner Trustee nor the Owner Participant shall obtain or enforce any Lien of any kind on any of the Indenture Property for or on account of any payment made by the Owner Trustee or the Owner Participant, as the case may be, in connection with the exercise of any such right, nor shall any claims of the Owner Trustee or the Owner Participant against the Lessee or any other Person for the repayment of such payments impair the prior right and interest of the Indenture Trustee on the Indenture Property.

          (d) During the period in which the Owner Trustee or the Owner Participant shall have the right to make any payment on account of overdue Basic Rent pursuant to Section 7.1(a) or any other payment pursuant to Section 7.1(b), the Indenture Trustee shall not, without the prior written consent of the Owner Participant, exercise any remedies under the Facility Lease or this Indenture solely as a result of the failure by the Lessee to make such payment.

          7.2 Owner Trustee's and Owner Participant's Right to Purchase Loan Certificates. The Owner Trustee or the Owner Participant may, at any time during the 15 Business Day period commencing on the date on which the Indenture Trustee gives notice (an "Enforcement Notice") to the Owner Participant of the occurrence of a Indenture Event of Default and its intention to commence foreclosure proceedings on the Lien of this Indenture or of its intention to otherwise exercise remedies hereunder which would result in the exclusion of the Owner Trustee from the Indenture Property, purchase all, but not less than all, of the Loan Certificates then outstanding for the purchase price set forth in this Section 7.2. Each Loan Participant agrees that it will, upon deposit by the Owner Participant with the Indenture Trustee within 20 Business Days after the notice of election thereunder shall have been given to the Indenture Trustee (during which time the Indenture Trustee shall not exercise any of the remedies available to it hereunder or under the Facility Lease, as the case may be), of cash in an amount equal to the aggregate unpaid principal amount of all Loan Certificates then held by all such Loan Participants, together with Breakage Costs, if any, and accrued interest on such amount to the date of purchase and plus all other sums due to such Holders hereunder and under the other Financing Documents to the extent secured hereby, be deemed, whether or not such Loan Certificates shall have been delivered to the Indenture Trustee on such date, to have thereupon sold, assigned, transferred and conveyed (and shall promptly take such actions as the Owner Participant shall reasonably request to evidence such sale, assignment, transfer and conveyance) to the Owner Participant (without recourse or warranty of any kind except for its own acts) other than of title to the Loan Certificates so conveyed, all of the right, title and interest of such Holder in and to the Trust Indenture Estate, this Indenture, the Participation Agreement and the other Transaction Documents, and the Owner Participant shall be deemed to have assumed (and shall promptly take such actions as any Loan Participant shall reasonably request to evidence such assumption) all of such Loan Participant's obligations under the Participation Agreement and this Indenture arising subsequent to such sale; provided, however, that no Holder shall convey the Certificates held by it unless all other Certificates at the time outstanding shall be simultaneously purchased by the Owner Participant or the Owner Trustee, and such conveyance shall not be in violation of Applicable Law. If the Owner Trustee shall so request, such Holder will comply with all the provisions of Section 2.7 of this Indenture to enable new Loan Certificates to be issued to the Owner Participant in such authorized denominations as the Owner Participant shall request. All charges and expenses required pursuant to Section 2.9 hereof in connection with the issuance of any such new Loan Certificates shall be borne by the Owner Participant. Any election to purchase the Loan Certificates under this Section 7.2 shall be irrevocable, provided that if on the specified payment date the Indenture Event of Default giving rise to such election shall no longer be continuing such election shall be deemed to be automatically withdrawn. The Indenture Trustee agrees that (i) it shall not give an Enforcement Notice during the 15 Business Day period in which the Owner Trustee and the Owner Participant may exercise their rights pursuant to
Section 7.1 hereof, and (ii) it shall not, without the prior written consent of the Owner Participant, exercise its remedies under the Facility Lease or this Indenture during any period in which the Owner Trustee or the Owner Participant shall have the purchase right set forth in this Section 7.2.


                           ARTICLE 8

             Payments from Indenture Property Only

          Without limiting the rights and interests of the Holders, except as otherwise specifically set forth in this Indenture or the Participation Agreement, all payments of the Owner Trustee Obligations shall be made only from the Indenture Property and the income and proceeds thereof. Except as so provided, the Indenture Trustee and the Loan Participants shall look solely to the Indenture Property and the income and proceeds thereof to the extent available for distribution as provided herein and in the Security Deposit Agreement. Neither the Owner Trustee in its individual capacity nor the Owner Participant shall be personally liable for any amounts payable on the Loan Certificates or, except as specifically provided herein or in the Participation Agreement, for any other Owner Trustee Obligation. These provisions are not intended as any release or discharge of the indebtedness represented by or payable pursuant to the provisions of the certificates or this Indenture, and the indebtedness represented by or payable pursuant to the provisions of the Indenture and the Loan Certificates shall remain in full force. The Owner Trustee acknowledges that the Holders have expressly reserved all their legal rights and remedies against the Indenture Property and the Trust Estate, including the right upon the occurrence and continuation of an Indenture Event of Default, to foreclose on this Indenture in accordance with the terms hereof and to enforce any other right under this Indenture.


                           ARTICLE 9

                  Concerning the Owner Trustee

          9.1 Limitation on Liability of Owner Trustee. Fleet National Bank is entering into this Indenture solely as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly provided herein), and in no event whatsoever shall it (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable on, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Trustee hereunder, as to all of which the Indenture Trustee and the Loan Participants agree to look solely to the Trust Indenture Estate, provided that the Owner Trustee shall be liable, in its individual capacity, (a) for its own wilful misconduct or gross negligence (other than with respect to the handling of funds, in which case the Owner Trustee shall be accountable for its simple negligence), and (b) in the case of a breach of its covenant contained in the second sentence of
Section 3.4 hereof.

          9.2 Successor Owner Trustee. If any bank or trust company becomes a successor Owner Trustee in accordance with the provisions of Article IX of the Trust Agreement and the Participation Agreement, such successor Owner Trustee shall, without any further act, succeed to all the rights, duties, immunities and obligations of the Owner Trustee hereunder and its predecessor Owner Trustee shall be released from all further duties and obligations hereunder. In the case of any appointment of a successor to the Owner Trustee pursuant to the Trust Agreement or any merger, conversion, consolidation or transfer of substantially all of the corporate trust business of the Owner Trustee pursuant to Section 9.1(d) of the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Indenture Trustee and each Loan Participant.


                           ARTICLE 10

                Concerning the Indenture Trustee

          10.1 Appointment. First Security Bank, National Association is hereby appointed as Indenture Trustee hereunder and in its individual capacity hereby accepts the trusts and duties hereby created and applicable to it for the benefit of the Loan Participants and the Interest Hedging Counterparty and agrees to perform the same but only upon the terms of this Indenture, and agrees to receive and disburse all monies constituting part of the Trust Indenture Estate in accordance with the terms hereof. The Indenture Trustee shall not be answerable or accountable under any circumstances, except for (a) ordinary negligence in the receipt and disbursement of money, (b) its obligations specified in Section 10.5(b) hereof and (c) its own willful misconduct or gross negligence (except as otherwise provided in the last sentence of Section 2.4(a) hereof and except as otherwise provided with respect to liabilities that may result from the inaccuracy of any of its representations or warranties in its individual capacity or as Indenture Trustee set forth in the Participation Agreement). The Indenture Trustee shall not be liable for any action or inaction of the Owner Trustee and the Owner Trustee shall not be liable for any action or inaction of the Indenture Trustee. Unless otherwise expressly provided in this Indenture or in the Participation Agreement, the Indenture Trustee shall have no obligation to advance its individual funds for any purpose and shall have no obligation to distribute to the Loan Participants, the Owner Trustee, the Lessee or any third party any amounts to be paid to the Indenture Trustee until such amounts are collected by the Indenture Trustee.

          10.2 Action Upon Instructions. Subject to the terms of Sections 10.4 hereof, upon the written instructions at any time and from time to time of the Administrative Agent (which instructions shall specify that the Administrative Agent is authorized to give such directions on behalf of the Loan Participants) the Indenture Trustee shall take such of the following actions as may be specified in such instructions: (i) exercise such election or option, or make such decision or determination, or give such notice, consent, waiver or approval or exercise such right, remedy or power or take such other action hereunder or under any other Transaction Document or in respect of any part or all of the Indenture Property as shall be specified in such instructions; (ii) take such action with respect to, or to preserve or protect, the Indenture Property (including the discharge of Liens) as shall be specified in such instructions and as are consistent with this Indenture; and (iii) take such other action in respect of the subject matter of this Indenture as is consistent with the terms hereof and the other Transaction Documents. The Indenture Trustee will execute and file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Indenture Property as may be specified from time to time in written instructions of the Administrative Agent (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the execution form of such continuation statements so to be filed). The Interest Hedging Counterparty shall have no right to independently direct the actions of the Indenture Trustee and shall be bound by the directions of the Administrative Agent.

          10.3  Exculpatory Provisions.  (a)  The Indenture
Trustee may exercise any of its duties under this Indenture by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

          (b) Without limiting the provisions of Section 10.1, the Indenture Trustee shall not be responsible in any manner to any of the Loan Participants for the value, validity, due execution, genuineness, effectiveness, legality, enforceability or sufficiency of this Indenture, any Collateral Security Document or the Indenture Property or any part thereof, or of any of the certificates, documents or instruments at any time delivered to it pursuant hereto, or for the failure of the Owner Trustee to perform its obligations hereunder or for the value, sufficiency, title or condition of all or any part of the Indenture Property. The Indenture Trustee shall not be under any obligation to any of the Loan Participants to ascertain or inquire as to the performance or observance on the part of the Owner Trustee or the Lessee of any of the terms, covenants or conditions of this Indenture, the Facility Lease or any other Transaction Document, to see to any recording or filing of this Indenture (or any financing or continuation statements with respect thereto), to inspect the properties, books or records of the Owner Trustee or to ascertain or to inquire as to the financial condition of the Owner Trustee or the Lessee.

          (c) The Indenture Trustee shall be entitled to rely, and shall be fully protected in relying, upon any note, notice, consent, certificate, affidavit, letter, telegram, telex, statement, order, instruction or other document in good faith believed by it to be genuine, and to have been signed, sent or made by the proper Person or Persons and upon advice and statements in respect of legal matters of legal counsel (including counsel to the Owner Trustee or the Lessee), independent accountants and other experts selected by the Indenture Trustee. The Indenture Trustee shall be fully justified in failing or refusing to take any action under this Indenture unless it shall first receive (i) directions of the Administrative Agent and (ii) such indemnification, including reasonable advances, as it deems appropriate. The Indenture Trustee shall in all cases be fully protected in, and shall not be responsible to the Loan Participants for, acting or refraining from acting under this Indenture or any other Transaction Document in accordance with a request of the Required Loan Participants and such request and any action taken or failure to act pursuant to such request shall be binding upon all the Loan Participants.

          10.4 Indemnification. The Indenture Trustee shall not be required to take any action or refrain from taking any action requested by the Loan Certificate Holders under Section 6 unless it shall have been indemnified by the Loan Participants to the extent permitted by law against any liability, cost or expense including reasonable counsel fees and expenses) which may be incurred in connection with such action or unless in the good faith judgment of the Indenture Trustee, the indemnities of the Lessee under the Participation Agreement shall be adequate for such purpose; provided, however, that a written undertaking to indemnify shall be sufficient indemnity for purposes of this
Section 10.4. The Indenture Trustee shall not be under any obligation to take any action under this Indenture and nothing in this Indenture contained shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Indenture Trustee shall not be required to take any action pursuant to Article 6 hereof, nor shall any other provision of this Indenture be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised by counsel that such action is contrary to the terms hereof or of the Facility Lease or is otherwise contrary to law.

          10.5 No Duties Except as Specified. (a) The Indenture Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Facility or any other party of the Trust Indenture Estate or otherwise to take or refrain from taking any action under or in connection with this Indenture or the Facility Lease, except as expressly provided by the terms of this Indenture or as expressly provided in written instructions received pursuant to the terms of Section 6.13 or 10.2 hereof. No implied duties or obligations shall be read into this Indenture against the Indenture Trustee.

          (b) Notwithstanding the provisions of paragraph (a) of this Section 10.5, the Indenture Trustee agrees that it will, in its individual capacity and at its own cost and expense, promptly take such action as may be necessary to discharge duly any Indenture Trustee's Liens; provided, however, that the Indenture Trustee shall be deemed to be in compliance with such obligation so long as the Indenture Trustee contests in good faith the validity of any such Lien by appropriate proceedings promptly initiated and diligently prosecuted and of which the Indenture Trustee shall have given notice to each Loan Certificate Holder; provided, further, that no such contest shall be permitted if, in the opinion of a Majority in Interest of Loan Certificate Holders (after consultation with counsel), such contest might result in any material danger of the sale, forfeiture, loss or impairment of all or any portion of the Trust Indenture Estate.

          10.6  Resignation or Removal of the Indenture Trustee.
(a) The Indenture Trustee may resign as Indenture Trustee hereunder and under the Security Deposit Agreement and the other Collateral Security Documents by delivering written notice thereof to the Owner Trustee, the Loan Participants, the Owner Participant and the Lessee. The Required Loan Participants may at any time remove the Indenture Trustee as Indenture Trustee hereunder and under the other Collateral Documents without cause by delivering written notice thereof to the Indenture Trustee, the Owner Trustee, the Owner Participant, the Lessee and the Loan Participants. Such resignation or removal shall take effect immediately upon the appointment of a successor Indenture Trustee pursuant to paragraph (b) of this Section 10.6.

          (b) If the Indenture Trustee shall resign or be removed as Indenture Trustee hereunder and under the other Collateral Security Documents, a successor Indenture Trustee may be appointed by the Administrative Agent by an instrument or instruments in writing executed by the Administrative Agent and filed with such successor Indenture Trustee, the Owner Trustee, the Owner Participant, the Loan Participants and the Lessee. If a successor Indenture Trustee shall not be appointed pursuant to this Section 10.6(b) within 30 days after the resignation or removal of the Indenture Trustee, any Loan Participant or such resigning or removed Indenture Trustee may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee, and such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Indenture Trustee complying with the provisions of Section 10.6(c) below. Any successor Indenture Trustee so appointed by such court shall immediately and without further action be superseded by a successor Indenture Trustee appointed by the Required Loan Participants as hereinabove provided in this Section 10.6(b). Any successor trustee shall execute the Consent of the Power Purchaser.

          (c) The Indenture Trustee shall be a bank or trust company organized under the laws of the United States or any State thereof having a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Indenture Trustee hereunder and under the other Loan Documents.

          (d) Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Indenture Trustee may be transferred, shall, subject to such Person's qualification pursuant to the provisions of paragraph (c) of this Section 10.6, be the Indenture Trustee under this Indenture without further act.


                           ARTICLE 11

                            General

          11.1 Discharge. When all of the Owner Trustee Obligations shall have been paid in full, then this Indenture and the lien and security interest created hereby shall be of no further force and effect, the Owner Trustee shall be released from the covenants, agreements and obligations of the Owner Trustee contained in this Indenture, and the Indenture Trustee, at the request and the expense of the Owner Trustee, shall execute such documents as may be reasonably requested by the Owner Trustee to evidence the discharge and satisfaction of this Indenture and the release of the Owner Trustee from its obligations hereunder. Otherwise, this Indenture shall remain and continue in full force and effect.

          11.2 Investment of Funds. The Indenture Trustee will invest and reinvest the moneys deposited with or held by the Indenture Trustee pursuant to the provisions of this Indenture in Permitted Investments. The proceeds received from the sale or at maturity of any Permitted Investment and any interest received on any Permitted Investment shall be held and applied by the Indenture Trustee in the same manner as moneys used to make such Permitted Investment, and any Permitted Investment may be sold (without regard to maturity date) by the Indenture Trustee whenever necessary to make any payment, prepayment or distribution required to be made by the Indenture Trustee under this Indenture. Except as specifically provided above, any moneys received by the Indenture Trustee hereunder need not be segregated in any manner except to the extent required by law, and such moneys may be deposited, under such general conditions as may be prescribed by law, in the general banking department of the Indenture Trustee, and the Indenture Trustee shall not be liable for any interest thereon.

          11.3 No Waiver. The exercise of the privileges granted in this Indenture to perform the Owner Trustee's obligations under the agreements which constitute the Indenture Property shall in no event be considered or constitute a waiver of any right which the Indenture Trustee may have at any time, after an Indenture Event of Default shall have occurred and be continuing, to declare the Owner Trustee Obligations to be immediately due and payable. No delay or omission to exercise any right, remedy or power accruing upon any default shall impair any such right, remedy or power or shall be construed to be a waiver of any such default or acquiescence therein; and every such right, remedy and power may be exercised from time to time and as often as may be deemed expedient.

          11.4 Forcible Detainer. The Owner Trustee agrees for itself and all Persons claiming by, through or under it, that subsequent to foreclosure hereunder if the Owner Trustee shall hold possession of the Indenture Property or any part thereof, the Owner Trustee or the Persons so holding possession shall be guilty of trespass; and any such tenant failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to such purchasers for reasonable rental on said premises, and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, all damages which may be sustained by any such tenant as a result thereof being hereby expressly waived.

          11.5 Waiver of Stay or Extension. To the extent permitted to be waived by law, the Owner Trustee shall not at any time insist upon or plead or in any manner whatever claim the benefit or advantage of any stay, extension or moratorium law now or at any time hereafter in force in any locality where the Indenture Property or any part thereof may or shall be situated, nor shall the Owner Trustee claim any benefit or advantage from any law now or hereafter in force providing for the valuation or appraisement of the Indenture Property or any part thereof prior to any sale thereof to be made pursuant to any provision of this Indenture or to a decree of any court of competent jurisdiction, nor after any such sale shall the Owner Trustee claim or exercise any right conferred by any law now or at any time hereafter in force to redeem the Indenture Property so sold or any part thereof; and the Owner Trustee hereby expressly waives all benefit or advantage of any such law or laws and the appraisement of the Indenture Property or any part thereof, and covenants that the Owner Trustee shall not hinder or delay the execution of any power herein granted and delegated to the Indenture Trustee but that the Owner Trustee shall permit the execution of every such power as though no such law had been made.

          11.6 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing and shall be given in compliance with Section 13.2 of the Participation Agreement.

          11.7 Severability. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any Applicable Law, and are intended to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under any Applicable Law. In the event any term or provision contained in this Indenture is in conflict, or may hereafter be held to be in conflict, with the laws of the State of New York or Maryland or of the United States of America, this Indenture shall be affected only as to such particular term or provision, and shall in all other respects remain in full force and effect.

          11.8 Application of Payments. In the event that any part of the Loan Certificates cannot lawfully be secured hereby, or in the event that the lien and security interest hereof cannot be lawfully enforced to pay any part of the Owner Trustee Obligations, or in the event that the lien or security interest created by this Indenture shall be invalid or unenforceable as to any part of the Owner Trustee Obligations, then all payments on the Owner Trustee Obligations shall be deemed to have been first applied to the complete payment and liquidation of that part of the Owner Trustee Obligations which is not secured by this Indenture and the unsecured portion of the Owner Trustee Obligations shall be completely paid and liquidated prior to the payment and liquidation of the remaining secured portion of the Owner Trustee Obligations.

          11.9 Other Instruments. This Indenture shall be deemed to be and may be enforced from time to time as an Assignment, Contract, Security Agreement, Financing Statement or Lien on Machinery Situated on Realty, and from time to time as any one or more thereof, and shall constitute a "fixture filing" for purposes of Article 9 of the Maryland Uniform Commercial Code. This Indenture secures indebtedness incurred or to be incurred in connection with the construction of improvements on land, including the cost of land.

          11.10 GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY, IN ALL RESPECTS INCLUDING VALIDITY, INTERPRETATION AND EFFECT, AND SHALL BE ENFORCEABLE IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, ARE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          11.11 Amendments. This Indenture may be amended, supplemented or otherwise modified only by an instrument in writing signed by the Owner Trustee and the Indenture Trustee (and the Interest Hedging Counterparty, as to any amendment which would adversely affect its interests), acting in accordance with the provisions of subsection 13.1 of the Participation Agreement.

          11.12 Successors and Assigns. All terms of this Indenture shall bind each of the Owner Trustee and the Indenture Trustee and their respective successors and assigns, and all Persons claiming under or through the Owner Trustee or the Indenture Trustee, as the case may be, or any such successor or assign, and shall inure to the benefit of the Indenture Trustee and the Owner Trustee, and their respective successors and assigns.

          11.13 Renewal, Etc. The Indenture Trustee may at any time and from time to time renew or extend this Indenture, or alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof in whole or in part and may release any portion of the Indenture Property or any other security, and grant such extensions and indulgences in relation to the Owner Trustee Obligations as the Indenture Trustee may determine, without the consent of any subordinated lienor or encumbrancer and without any obligation to give notice of any kind thereto and without in any manner affecting the priority of the lien and security interest hereof on any part of the Indenture Property.

          11.14 Assignment of Rents. The Owner Trustee hereby assigns to the Indenture Trustee the Rent (other than the portion thereof constituting Excepted Payments) as further security for the payment of the Owner Trustee Obligations, and the Owner Trustee grants to the Indenture Trustee the right to enter the Indenture Property for the purpose of collecting the same and to let the Indenture Property or any part thereof, and to apply the Rent on account of the Owner Trustee Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Owner Trustee Obligations are paid in full.

          11.15 Certain Rights of Power Purchaser. Nothing in this Indenture shall be deemed to limit the provisions of the Consent of the Power Purchaser, which provisions are solely for the benefit of the Power Purchaser and not the Lessee. Without limiting the scope of the foregoing, the Indenture Trustee agrees, for the exclusive benefit of the Power Purchaser and not the Owner Trustee, that the exercise of remedies or any similar action under this Indenture is subject to, and shall be conducted in a manner consistent with, the Power Purchaser's rights under
(i) the Consent of the Power Purchaser and (ii) the Power Purchase Agreement and the Transfer Agreement (to the extent such rights under the Power Purchase Agreement and the Transfer Agreement are not explicitly waived by the Power Purchaser in accordance with the terms of the Consent of the Power Purchaser).
          IN WITNESS WHEREOF, the Owner Trustee has caused this Indenture to be executed by its duly authorized officer as of the date first set forth above.

                           FLEET NATIONAL BANK,
                           not in its individual
                           capacity but solely as Owner
                           Trustee under the Trust Agreement
                           referred to above


                           By____________________________
                             Title:

                           Address for Notices:

                           777 Main Street
                           Hartford, Connecticut  06115
                           Attention:  Corporate Trust
                                         Administration


                           FIRST SECURITY BANK, NATIONAL
                           ASSOCIATION, not in its individual
                           capacity, but solely as Indenture
                           Trustee


                           By:________________________


                           Address for Notices:



The undersigned consents to the
execution of this Indenture by the
Owner Trustee.

PANDA-BRANDYWINE, L.P.,
as Lessee


By:  Panda Brandywine Corporation,
     as general partner


By:______________________________
   Name:
   Title:




                                                     EXHIBIT J to
                                          Participation Agreement



                     FORM OF FACILITY LEASE

       [See Exhibit 10.26 to this Registration Agreement]





                                                     EXHIBIT L to
                                          Participation Agreement



                       FORM OF STEAM LEASE
       [See Exhibit 10.27 to this Registration Agreement]





                                                     EXHIBIT M to
                                          Participation Agreement



                  FORM OF AMENDED AND RESTATED
                GENERAL PARTNER PLEDGE AGREEMENT

       [See Exhibit 10.33 to this Registration Agreement]






                                                     EXHIBIT N to
                                          Participation Agreement



                  FORM OF AMENDED AND RESTATED
                LIMITED PARTNER PLEDGE AGREEMENT

       [See Exhibit 10.34 to this Registration Agreement]




                                                     EXHIBIT O to
                                          Participation Agreement



         FORM OF AMENDED AND RESTATED SECURITY AGREEMENT

       [See Exhibit 10.31 to this Registration Agreement]






                                                     EXHIBIT P to
                                          Participation Agreement



  FORM OF AMENDED AND RESTATED STEAM LESSEE SECURITY AGREEMENT

       [See Exhibit 10.30 to this Registration Agreement]







                                                     EXHIBIT Q to
                                          Participation Agreement



       FORM OF AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

       [See Exhibit 10.35 to this Registration Agreement]






                                                     EXHIBIT S to
                                          Participation Agreement



     FORM OF AMENDED AND RESTATED SECURITY DEPOSIT AGREEMENT

       [See Exhibit 10.28 to this Registration Agreement]





                                                     EXHIBIT T to
                                          Participation Agreement



                  FORM OF AMENDED AND RESTATED
              DEED OF TRUST AND SECURITY AGREEMENT

       [See Exhibit 10.29 to this Registration Agreement]








                                                     EXHIBIT Y to
                                          Participation Agreement



             FORM OF AMENDED AND RESTATED SITE LEASE

       [See Exhibit 10.72 to this Registration Agreement]







                                                     EXHIBIT Z to
                                          Participation Agreement



           FORM OF AMENDED AND RESTATED SITE SUBLEASE

       [See Exhibit 10.73 to this Registration Agreement]







                                                    EXHIBIT AA to
                                          Participation Agreement


          FORM OF AMENDED AND RESTATED TRUST AGREEMENT

       [See Exhibit 10.32 to this Registration Agreement]






                                                   EXHIBIT BB
                                           to Participation Agreement



                      FORM OF REAFFIRMATION

     This  REAFFIRMATION OF CONSENT  OF  [                      ]
(this  "Reaffirmation"),  dated  as  of  December  18,  1996,  is
executed by and among [                                     ],  a
[                                    ]  (the  "Contract  Party"),
Panda-Brandywine, L.P., a Delaware limited partnership (the "Partnership"), General Electric Capital Corporation, a New York corporation ("GE Capital" or the "Owner Participant"), Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association), a national banking association, in its capacity as Security Agent (the "Security Agent" or the "Owner Trustee"), and First Security Bank, National Association, a national banking association, in its capacity as Indenture Trustee under the Indenture (the "Indenture Trustee").


                       W I T N E S S E T H

      WHEREAS,   Contract Party and the Partnership have  entered
into   the  [                                    ]  (as  amended,
supplemented or otherwise modified from time-to-time, the "Assigned Agreement"), providing for, among other things, the [ ];

      WHEREAS, in order to finance the construction of the Project, the Partnership entered into a Construction Loan Agreement and Lease Commitment, dated as of March 30, 1995, with GE Capital (as amended, supplemented or otherwise modified from time-to-time, the "Construction Loan Agreement") pursuant to which GE Capital (i) provided construction financing for the Project and (ii) issued the Letters of Credit as collateral security for certain obligations of the Partnership under the Power Purchase Agreement;

      WHEREAS, the Owner Trustee leased the Site from the Partnership pursuant to the Site Lease and subleased the Site back to the Partnership pursuant to the Site Sublease;

       WHEREAS, as partial security for the repayment and performance of all of its obligations to GE Capital and the Owner Trustee, the Partnership assigned all of its right, title and interest in, to and under, and granted a security interest in, the Assigned Agreement to the Security Agent, for the benefit of the Owner Trustee and GE Capital pursuant to (i) the Collateral
Assignment   of  the   [                                 ]   (the
"Assignment"), (ii) the Deed of Trust, and (iii) the Security Agreement, dated as of March 30, 1995, between the Partnership and the Security Agent, as amended, supplemented or otherwise modified from time-to-time (together with the Assignment and the Deed of Trust, the "Security Agreement");

     WHEREAS, as a condition precedent to GE Capital's obligation to enter into the Construction Loan Agreement, the Contract Party consented to the assignment described in the foregoing paragraph by executing and delivering the Consent of [
], dated as of [                   ], between Contract Party, the
Partnership, GE Capital and the Security Agent, (the "Consent" and, together with the Assigned Agreement, the "Documents");

       WHEREAS,  the  construction  of  the  Facility  has   been
substantially completed and the Date of Substantial Completion has occurred;

      WHEREAS,  the  Partnership has  requested  that  the  Owner
Participant cause the Owner Trustee to purchase the Facility from the Partnership and lease the same to the Partnership as provided in the Construction Loan Agreement;

      WHEREAS, the Partnership and the Owner Trustee are entering into the Facility Lease and the other Lease Documents pursuant to which, among other things, the Owner Trustee will lease the Facility to the Partnership;

      WHEREAS, the Partnership and GE Capital are entering into the Reimbursement Agreement to provide for the continued issuance by GE Capital to the Power Purchaser of the Letters of Credit;

      WHEREAS, the Owner Participant has elected to fund the Facility Lease as a leveraged lease pursuant to Section 5.8 of the Construction Loan Agreement and, in the connection therewith, on the Lease Closing Date (i) each Loan Participant will participate in the debt financing portion of the Owner Trustee's payment of the Purchase Price for the Facility, (ii) the Owner Participant will participate in the Owner Trustee, and (iii) the Partnership has directed that the Purchase Price for the Facility be paid to GE Capital as repayment for the loans made by it under the Construction Loan Agreement;

     WHEREAS, in order to set forth the rights and obligations of the Owner Participant, the Owner Trustee, the Partnership, the Administrative Agent, the Indenture Trustee and the Loan Participants in connection with the foregoing transactions and to describe and provide for the transactions contemplated thereby,
(i) the foregoing entities are entering into the Participation Agreement, (ii) the Owner Trustee and the Indenture Trustee are entering into the Indenture, (iii) certain of the Lessee Security Documents are being amended and restated (including, without limitation, the Security Deposit Agreement) and (iv) the Construction Loan is being terminated;

      WHEREAS, the obligations of the Partnership under the Reimbursement Agreement to GE Capital and under the Site Sublease and the Facility Lease to the Owner Trustee, including its obligation to repay the LOC Reimbursement Obligations and to make payments of Rent, are secured by a first assignment of and prior perfected security interest in all rights and property of the Partnership, including all of the revenues of the Partnership, to the Security Agent, as agent for GE Capital and the Owner Trustee pursuant to the terms and provisions of the Security Agreement;

      WHEREAS, the obligations of the Owner Trustee under the Indenture to the Indenture Trustee, the Administrative Agent and the Loan Participants, including the Owner Trustee's obligations to repay the Loan Certificates with interest thereon, are secured by, a first assignment of and prior perfected security interest in all rights and property of the Owner Trustee, including an assignment by the Owner Trustee of all of its right, title and interest under the Facility Lease, the Security Agreement, the Pledge Agreements, the Deed of Trust, the Lessee Security Agreements and the Collateral to the Indenture Trustee;

      WHEREAS, the parties hereto desire that the Contract Party acknowledge the transactions described above and confirm and reaffirm the rights of the Indenture Trustee in respect of the Documents;

     NOW THEREFORE, the parties hereto hereby agree as follows:

      1. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Annex A to the Participation Agreement (referenced above).

      2. Contract Party hereby confirms and reaffirms the provisions of the Consent in their entirety. Contract Party hereby acknowledges and agrees that the Indenture Trustee shall be deemed to be a "lender" as referred to in Section [ ] of the Consent and that the Indenture Trustee shall, until the Lender Obligations are fully satisfied, enjoy jointly with (or, upon notice by the Indenture Trustee to the Contract Party that it has foreclosed the Lien of the Indenture, to the exclusion of) GE Capital and Security Agent, all rights of "GE Capital" and "Security Agent" under the Consent for the benefit of the Loan Participants.

     3.   Contract Party hereby represents and warrants that:

            a. The execution, delivery and performance by Contract Party of the Documents and this Reaffirmation have been duly authorized by all necessary corporate action, and do not and will not require any further consents or approvals which have not been obtained, or violate any provision of law, regulation, order, judgment, injunction or similar matters or breach any agreement presently in effect with respect to or binding on Contract Party;

           b. The Documents and this Reaffirmation are legal, valid and binding obligations of Contract Party enforceable against Contract Party in accordance with their respective terms;

            c. All government approvals necessary for the execution, delivery and performance by Contract Party on its obligations under the Documents have been obtained and are in full force and effect;

           d. As of the date hereof, the Documents are in full force and effect and have not been amended, supplemented or modified;

           e. To the best of Contract Party's knowledge after reasonable inquiry, the Partnership has fulfilled all of its obligations under the Documents, and there are no breaches or unsatisfied conditions presently existing (or which would exist after the passage of time and/or giving of notice) that would allow Contract Party to terminate the Assigned Agreement; and

            f. All representations, warranties and other statements made by Contract Party in the Documents, including, without limitation, those set forth in Article XI of the Assigned
Agreement  and  Section [       ] of the Consent, were  true  and
correct as of the date when made and are true and correct as of the date hereof.

      4. Contract Party shall on or before the Lease Closing Date cause its counsel to deliver to the Indenture Trustee and the Administrative Agent a reliance letter (or other instrument), in form and substance reasonably satisfactory to the Indenture Trustee and the Administrative Agent, stating that the Indenture Trustee and the Administrative Agent may rely on the opinion previously provided by such counsel in respect of the Documents to the same extent as if such opinion were originally addressed and delivered to the Indenture Trustee and the Administrative Agent.

      5.    In  accordance with Section [       ] of the Consent,
all notices and other communications required or permitted hereunder or under the Documents shall be in writing and shall be sent by first class mail, by personal delivery or by a nationally recognized courier service and shall be directed, if to the Indenture Trustee, to First Security Bank, National Association, at the following address: 79 South Main Street, Salt Lake City, Utah 84111; Attn: Corporate Trust Services.

      6. This Reaffirmation shall be binding upon and inure to the benefit of the parties and their respective successors, transferees and assigns. Contract Party agrees to confirm such continuing obligation in writing upon the reasonable request of the Indenture Trustee or any of its successors, transferees or assigns. No termination, amendment, variation or waiver of any provision of this Reaffirmation shall be effective unless in writing and signed by Contract Party and the Indenture Trustee. This Reaffirmation shall be governed by the laws of the State of New York.

      7. In the event of any conflict between the terms and conditions of the Documents and those of this Reaffirmation, the terms and conditions of this Reaffirmation shall prevail.

     8. This Reaffirmation may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.

     IN WITNESS WHEREOF, the parties by their respective officers thereunto duly authorized, have duly executed this Reaffirmation as of the day and year first above-written.

[CONTRACT PARTY]


By:
Name:
Title:

PANDA-BRANDYWINE, L.P.,
a Delaware limited partnership

By:  Panda Brandywine Corporation,
     its General Partner


By:
Name:
Title:


GENERAL ELECTRIC CAPITAL CORPORATION,
a New York corporation


By:
Name:
Title:


FLEET NATIONAL BANK,
a national banking association, as Security Agent


By:
Name:
Title:


FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee


By:
Name:
Title: